UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 4
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLINT TELECOM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	3669	36-3574355
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7500 College Blvd., Suite 500
Overland Park, Kansas 66210
(913) 815-1570
(Address, including zip code, and telephone number,
 including area code, of registrant’s principal executive offices)

InCorp Services, Inc.
ll2360 Corporate Circle, Suite 400
Henderson, NV 89074-7722
(702) 866-2500
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Lucosky Brookman LLP
33 Wood Avenue South, 6th Floor
Iselin, New Jersey 08830
(732) 395-4400

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common stock, $0.01 par value per share	36,000,000	$0.0064	$230,400	$26.73

Total	36,000,000	$0.0064	$230,400	$26.73

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of additional consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.

(2)
In accordance with Rule 457(c), the aggregate offering price of the common stock is estimated solely for the calculating of the registration fees due for this filing. For the initial filing of this Registration Statement, this estimate was based on the closing price of our stock reported by Over-the-Counter Bulletin Board (the “OTCBB”) on April 29, 2011, which was $0.0064.

(3)    Such fee has already been paid by the Company.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

May 3, 2011

FLINT TELECOM GROUP, INC.

36,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 36,000,000 shares of our common stock, par value $0.01 per share, by Kodiak Capital Group, LLC (“Kodiak”), the selling shareholder identified in this prospectus.  The shares of common stock offered under this prospectus by Kodiak are issuable to Kodiak pursuant to the Investment Agreement (“IA”) entered into by and between Kodiak and the Flint Telecom Group, Inc., dated November 26, 2010, as amended and restated on January 19, 2011. The Company will not receive any proceeds from the sale of these shares by Kodiak.  This registration statement covers only a portion of the shares of common stock that may be issuable pursuant to the IA. The Company may file subsequent registration statements covering the resale of additional shares of common stock issuable pursuant to the IA with Kodiak.  The Company will bear all costs associated with this registration statement.

Kodiak may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. The Company provides further information about how Kodiak may sell its shares of common stock in the section entitled “Plan of Distribution.” Kodiak is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of the Company’s common stock under the IA.

The Company’s shares of common stock are quoted on the OTCBB under the symbol “FLTT.OB.” On April 29, 2011, the closing sale price of the Company’s common stock was $0.0064 per share.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss.   See “Risk Factors” beginning on page 8.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2011

You should rely only on the information contained or incorporated by reference into this prospectus. We have not, and the selling shareholder has not, authorized anyone to provide you with additional or different information. These securities are not being offered in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our common stock. Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Flint Telecom Group, Inc., a Nevada corporation.  If you have any questions regarding the information in this prospectus please contact Vincent Browne, our Chief Executive Officer, at Flint Telecom Group, Inc., 7500 College Blvd., Suite 500, Overland Park, Kansas, 66210 or by telephone at (913) 815-1570.

PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus.  You should read the entire prospectus carefully, including the risk factors, the financial statements and the notes to the financial statements included herein. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” included herein.

The Company

Flint Telecom Group, Inc. (“Flint”, “we” or the “Company”) is a Nevada Corporation.  We were originally formed in 2005 as Flint Telecom, Inc., a Delaware Corporation, and started operations in April 2006 as a wholly owned subsidiary of Flint Telecom Limited, headquartered in Dublin, Ireland. Flint Telecom Limited is a holding company whose sole operating business in the United States was Flint Telecom, Inc.  Flint Telecom Limited was a vehicle for the initial funding of Flint and for the development of proprietary intellectual property.

On October 1, 2008, Semotus Solutions, Inc. (“Semotus”) acquired substantially all of the assets and liabilities of Flint Telecom, Inc. in exchange for 28,460,094 (1,423,005 after 1:20 split effective January 14, 2011) shares of restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008. Although Semotus is the legal acquirer, for accounting purposes Flint is the accounting acquirer. The name was changed to Flint Telecom Group, Inc. The existing Semotus operations became a division of Flint, and were subsequently sold in January 2009.

We are headquartered at 7500 College Blvd., Suite 500, Overland Park, Kansas 66210, and our telephone number is 913-815-1570.  The address of our website is www.flinttelecomgroup.com.  Information on our website is not part of this prospectus.

We operate our business through six wholly-owned subsidiaries, Cable and Voice Corporation, Phone House, Inc., Flint Prepaid, Inc. (previously named Wize Communications, Inc.), Digital Phone Solutions, Inc., Ingedigit International, Inc. and Gotham Ingedigit Financial Processing Corp. (dba Power2Process), as further described below.  We provide next generation turnkey voice, data and wireless services through partner channels primarily in the United States.  We distribute telecommunications services and products through our distribution channels.

The subsidiaries provide the following telecom services and / or distribute the following telecom products:

(1)
Cable and Voice Corporation – Cable and Voice Corporation was established on June 1, 2008, and is located in Tampa, Florida. Through Cable and Voice, the Company is a leading value-added master distributor of advanced broadband products and services to cable, telecommunications, enterprise and service provider customers throughout the United States. Through Cable and Voice, the Company offers a wide range of products and services which include cable modems, cables, UPS units, AV Powerline and Homeplug adapters, Wi-Fi and cellular wireless hardware and software applications, Intelligent Telephone Adapters (ITA) and IP Telephones for VoIP services and other customer premise equipment.

(2)
Phone House, Inc. – Phone House, Inc. was established on June 12, 2001, and is located in Artesia, California. Phone House is a master distributor for discount calling products that enable users who purchase cards in the United States to call China, India, Mexico, Africa, South America, Brazil, Bangladesh, and other countries throughout the world at significant savings. The international calling cards may be used to call from the United States to other countries, to call from other countries to the United States, or to call between countries outside the United States. These products are currently sold through a network of over 90 private distributors. Through this network, the Company estimates that its calling products are sold through over 10,000 retail outlets in the United States, of which more than 5,000 retail outlets are located in Southern California.

(3)
Digital Phone Solutions, Inc. – Digital Phone Solutions, Inc. was established on January 29, 2009, and is located in Overland Park, Kansas. Through Digital Phone Solutions, the Company provides a suite of enhanced IP telephonic solutions aimed primarily at small and medium sized enterprises in the United States. Digital Phone delivers all the value added services that manage the entire value-chain including billing, customer care, call routing, service provisioning. Advanced features such as voicemail-delivered-to-email, free inter-office calling, and virtual phone numbers provide additional revenue opportunities. Digital Phone Solutions enables its customers to establish reliable, feature rich and cost effective digital phone services very quickly with zero capital investment.

(4)
Flint Prepaid, Inc. – Flint Prepaid, Inc. (previously Wize Communications, Inc.) was incorporated on March 30, 2009, and is located in Overland Park, Kansas. Flint Prepaid is a retail focused company selling directly to end-users through master distributors and retailers. Flint Prepaid provides pre-paid calling services primarily to immigrant customers wanting to make inexpensive quality calls to their home countries. These value-based calling cards are regionalized and selectively marketed depending on the geographical area and user community.

(5)
Ingedigit International Inc. (“III”) – a U.S. based international pre-paid debit card company, partnered with both U.S. banks and international banks to offer debit cards to their customers. Included with the debit card services are additional services, allowing the partnering banks to add new customers, share funds between existing card holders and perform international fund remittance. All transactions are fully compliant with U.S. and international money laundering laws, as well as counter-terrorism regulations. Transactions are practically instantaneous, available to the card-holder on a 24/7, 365-day basis. The Company’s current markets include the United States, Canada, Mexico, India, Central and South America, Gulf Coast Countries, and the Philippines. The Company intends to expand into the U.K., Africa, Sri Lanka, Bangladesh and the Pacific Rim markets in the near future. As of December 31, 2010, this company has not yet generated any revenue.

(6)
Gotham Ingedigit Financial Processing Corp. dba Power2Process (“P2P”) – a U.S. based advanced financial transaction processing and technology company, working with banking clients and other program sponsors globally. Using P2P solutions, clients can deliver ‘own brand’ financial transaction processing services, such as pre-paid products, virtual accounts, money remittances and other stored value services. Both MasterCard and fully PCI Certified, as well as being SAS-70 compliant, P2P is in the unique position of having complete control of all its services from applications development and processing to marketing and support for a full array of back office processing, including ATM and POS network integration and management. As of December 31, 2010, this company has not yet generated any revenue.

As part of our ongoing emphasis on streamlining our operations and reaching sustainable profitability, during the fiscal year ended June 30, 2010 we shut down and disposed of four of our other wholly owned subsidiaries which were originally acquired in January of 2009: CVC Int’l, Phone House Inc. of Florida, Dial-Tone Communications and Starcom Alliance.  Consequently, we recognized a loss in the form of a one-time impairment charge of goodwill and other intangibles in the amount of $12,215,200.

Following the corporate restructuring during the fiscal year ended June 30, 2010, the Company’s management decided to structure the business into three separate operating segments. These segments are (1) the sale of third-party telecoms and networking equipment and software services (collectively referred to as equipment as “telecom software, services & equipment”), (2) the sale of Company produced and third-party prepaid calling products (collectively referred to as “prepaid telecom services”), (3) the delivery of wholesale and VoIP telecom services to other operators and direct to end users (collectively referred to as “telecom services”).  Following the acquisition of III and P2P in October 2010, the Company’s management elected to report these units under a new segment for the sale of financial processing services, debit card programs and mobile payment & remittance services (collectively referred to as “financial processing services”). These have been included for the current reporting period and for each period thereafter.  Selling, general and administrative expenses, primarily consisting of compensation of corporate employees, professional fees and overhead costs not directly related to a specific operating segment are reflected in the table below as “corporate activities”.

We have not yet achieved profitability and have sustained losses.  Our financial statements have been prepared on a going concern basis.  We have recorded a net loss for each year since our current business started through our fiscal year ended June 30, 2010. As of December 31, 2010, we had an accumulated deficit of $54,944,759.   Also, as of December 31, 2010, we had limited liquidity and capital resources.  Consequently, our operations carry a high degree of risk, as further described in the Risk Factors on page 11.

Flint’s Products and Services

Through our existing operating companies, we operate in 4 key business areas:

Telecom Software, Services & Equipment: Wireless IP and telecom expense management applications to large multinational enterprises and telecom operators worldwide. Modem, cable and other telecom equipment supplies to leading cable and rural telecom operators in the United States. This area of the business focuses on the development, acquisition or licensing of Voice over Internet Protocol (VoIP) technologies in both land-line and wireless environments to address the growing global market. This technology is aimed at end customers, other operators and program operators and focuses on specific applications that address convergent wireless IP and cellular products and services. Technology developed, acquired or licensed by this segment of the organization also supplies the rest of the business with innovative retail products, for distribution through our large network of distributors, and cost-saving expense management services provided directly to operators.

Prepaid Telecom Services: Provision and distribution of prepaid calling cards and cellular products in the United States. These calling products enable users who purchase cards in the United States to call China, India, Mexico, Africa, South America, Brazil, Bangladesh, and other countries throughout the world at significant savings. The International calling cards may be used to call from the United States to other countries, to call from other countries to the United States, or to call between countries outside the United States. Flint operates a wireless phone service as an MVNO (Mobile Virtual Network Operator) in the United States that provides prepaid voice, texting and data services nationwide under the ‘Flint Mobile’ brand.

Subscriber Based Telecom Services: The provision of VoIP and cellular services aimed primarily at the Small and Medium Enterprises in the United States and internationally. Flint delivers the value added services that manage the entire value-chain including billing, customer care, call routing, service provisioning. Advanced features such as voicemail-delivered-to-email, free inter-office calling, and virtual phone numbers provide additional revenue opportunities. Flint enables its customers to establish reliable, feature rich and cost effective digital phone services very quickly with zero capital investment.

Financial Processing Services:
The provision of stored value card and remittance services to a growing number of U.S. domestic and international partners globally. Using Flint solutions, clients can deliver ‘own brand’ financial transaction processing services, such as pre-paid products, virtual accounts, money remittances and other stored value services. Both MasterCard and fully PCI Certified, as well as being SAS-70 compliant, Flint is in the unique position of having complete control of all aspects of the financial services from applications development and processing to marketing and support for a full array of back office processing, including ATM and POS network integration and web management. Included with the debit card services are additional services, allowing the partners to add new customers, share funds between existing card holders and perform international fund remittance. All transactions are fully compliant with U.S. and international money laundering laws, as well as counter-terrorism regulations. Transactions are practically instantaneous, available to the cardholder 24/7/365.

Equity Financing Facility with Kodiak Capital Group, LLC

On November 26, 2010, we entered into an investment agreement (“IA”) with Kodiak, pursuant to which Kodiak committed to purchase, from time to time, over a period of two years, shares of our common stock for cash considerations of up to $15,000,000, subject to certain conditions and limitations discussed below.  In connection with the IA, we also entered into a registration rights agreement with Kodiak, dated November 26, 2010. On January 19, 2011 we subsequently amended and restated the IA.  The Amended and Restated Investment Agreement was attached as Exhibit 10.20 to our registration statement filed on January 19, 2011.

The shares of common stock that may be issued to Kodiak under the IA will be issued pursuant to an exemption from registration under the Securities Act. Pursuant to the registration rights agreement, we have filed a registration statement, of which this prospectus is a part, covering the possible resale by Kodiak of a portion of the shares that we may issue to Kodiak under the IA. Through this prospectus, the selling shareholder may offer to the public for resale shares of our common stock that we may issue to Kodiak pursuant to the IA.

This registration statement covers only a portion of the shares of our common stock issuable pursuant to the IA with Kodiak. We may file subsequent registration statements covering the resale of additional shares of our common stock issuable pursuant to the IA with Kodiak.

For a period of 24 months from the effectiveness of a registration statement filed pursuant to the registration rights agreement, we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the IA by selling shares of our common stock to Kodiak, up to an aggregate of $15,000,000, subject to various limitations that may reduce the total amount available to us. The purchase price of these shares will be 95% of the lowest closing best bid price “LCBBP” of the common stock during the pricing period (the “Pricing Period”), which is the five consecutive trading days after we give Kodiak a notice of an advance of funds (a “Put”) under the IA.

Our ability to require Kodiak to purchase our common stock is subject to various conditions and limitations. The maximum amount of each Put is equal to, at Kodiak’s discretion, $500,000 or 500% of the average daily trading volume for the five trading days immediately preceding the delivery of the Put Notice multiplied by the average of the five (5) daily closing bid prices immediately preceding the Put date.  In addition, we shall not be entitled to submit a Put until after the previous Closing has been completed.

Before Kodiak is obligated to buy any shares of our common stock pursuant to a Put, the following conditions, none of which are in Kodiak’s control, must be met:

•
a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the 36,000,000 shares of common stock at all times with respect to the subject Put;

•
at all times during the period beginning on the related Put date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and we shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of our common stock;

•
we have complied with our obligations and are otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to delivery of the Put;

•
no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the common stock; and

•	the issuance of the common stock will not violate any shareholder approval requirements of the Principal Market.

•
The Common Stock shall be authorized for quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than one (1) Trading Day resulting from business announcements by the Company, provided that such suspensions occur prior to our delivery of the Put).

•
Our representations and warranties shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time and we shall have performed, satisfied and complied with the covenants, agreements and conditions required to be performed, satisfied or complied with by us on or before such Closing Date.

•
We shall have executed and delivered to Kodiak the certificates representing, or have executed electronic book-entry transfer of, the common stock (in such denominations as Kodiak shall request) being purchased by Kodiak at such Closing.

•
The Board of Directors of the Company shall have adopted resolutions consistent with Section 4(B)(II) above (the “Resolutions”) and such Resolutions shall not have been amended or rescinded prior to such Closing Date.

•
No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

•
The Registration Statement shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration statement shall be in effect or to our knowledge shall be pending or threatened. Furthermore, on each Closing Date (I) neither we nor Kodiak shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (II) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

•
At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.

•
If applicable, our shareholders shall have approved the issuance of any common stock in excess of the Maximum Common Stock Issuance or we shall have obtained appropriate approval pursuant to the requirements of the State of Nevada and our Articles of Incorporation and By-laws.

•	We shall have certified to Kodiak the number of Shares of Common Stock outstanding when a Put is given to Kodiak.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the IA or that we will be able to draw down any portion of the amounts available under the IA.

The Registration Statement covers 36,000,000 shares of common stock under the IA.  The entire common share requirement for the entire $15,000,000 under the IA would be approximately 2,467,105,263 , based on an assumed LCBBP of $0.0061, representing 95% of the closing price of our common stock on April 29, 2011.  However, we have decided to limit ourselves to 36,000,000 shares available, or $230,400, based on the closing price of our common stock as of April 29, 2011.  If our share price rises, we will be able to draw down in excess of $244,000 and if it falls we will be able to draw less than $244,000. If we decide to issue more than 36,000,000 shares, we will need to file one or more additional registration statements with the SEC covering those additional shares.

Kodiak agreed that during the term of the IA, neither Kodiak nor any of its affiliates, nor any entity managed or controlled by it, will, or cause or assist any person to, enter into or execute any short sale of any shares of our common stock as defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The IA obligates us to indemnify Kodiak for certain losses resulting from a misrepresentation or breach of any representation or warranty made by us or breach of any obligation of ours. Kodiak also indemnifies the Company for similar matters.

We are obligated to pay a due diligence fee of $20,000 to Kodiak, to be drawn from the first Put Amount. In the event that we do not deliver a Put Notice to Kodiak within six months from the date of the IA, then we shall issue an additional 500,000 shares of restricted common stock. We also issued 1,500,000 shares of restricted common stock (not included in this prospectus) to Kodiak as part of our obligations under the IA, 500,000 of which were assigned to a third party by Kodiak.  We have also previously issued to Kodiak 520,000 shares of restricted common stock under a separate consulting agreement.

We may terminate the IA upon written notice to Kodiak, provided that (a) there are no Advances outstanding, and (b) we have paid all amounts owed to Kodiak pursuant to the IA. The obligation of Kodiak to make an Advance to us pursuant to the IA shall be suspended if (a) the trading of our common stock is suspended by the SEC, the OTCBB or the NASB for a period of two consecutive days, or (b) the common stock ceases to be registered under the SEC 1934 Act or listed on the OTCBB, and shall remain suspended until the situation is rectified.   Either we or Kodiak may terminate the IA should the other (i) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (ii) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (iii) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization, or (iv) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or in insolvency covering all or substantially all of such party’s property or providing for the liquidation of such party’s property or business affairs.

The issuance of our shares of common stock under the IA will have no effect on the rights or privileges of existing holders of common stock except that the economic and voting interests of each stockholder will be diluted as a result of the issuance of our shares.  Although the number of shares of common stock that stockholders presently own will not decrease, these shares will represent a smaller percentage of our total shares that will be outstanding after any issuances of shares of common stock to Kodiak.  If we draw down amounts under the IA when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher.  Such issuances will have a dilutive effect and may further decrease our stock price. An example of the effect of issuing shares when our stock price is comparatively low is set forth below.

Under the IA, the purchase price of the shares to be sold to Kodiak will be at a discount of 5% from the LCBBP during the five trading days following our election to sell shares to Kodiak depending on the market price at the time. The table below illustrates an issuance of shares of common stock to Kodiak under the IA for a hypothetical draw down amount of $50,000 at an assumed LCBBP of $0.0064, which is the closing price of our common stock on April 29, 2011.

Draw Down Amount	LCBBP	% Discount	Price to be Paid by Kodiak	Number of Shares to be Issued
$50,000	$0.0064	5%	$0.0061	8,223,684

By comparison, if the LCBBP of our common stock was higher than $0.0115, the number of shares that we would be required to issue in order to have the same draw down amount of $50,000 would be smaller, as shown by the following table:

Draw Down Amount	LCBBP	% Discount	Price to be Paid by Kodiak	Number of Shares to be Issued
$50,000	$0.015	5%	$0.01425	3,508,771

Accordingly, the effect of the first example outlined above from the second example outlined above, would be dilution of an additional 4,714,913 shares issued due to the lower stock price. In effect, a lower price per share of our common stock means a higher number of shares to be issued to Kodiak, which equates to greater dilution of existing stockholders. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Kodiak, and because our existing stockholders may disagree with a decision to sell shares to Kodiak at a time when our stock price is low, and may in response decide to sell additional numbers of shares, further decreasing our stock price

The following table shows the effect on the number of shares required for a Put for the value of the full $15,000,000 IA, in the event the common stock price is below the current share price, at the current closing price, and higher than the current share price in the IA.

	As At 04/29/2011	Lower	Higher	Higher	Higher	Higher
LCBBP during the Purchase Period (as defined above)	$0.0064	0.0040	$0.0125	$0.0200	$0.0500	$0.1000
Purchase Price (defined above as 95% of the LCBBP)	$0.0061	0.0038	$0.0119	$0.019	$0.0475	$0.0950
Number Subject to the IA if 100% of the IA is Executed.	2,467,105,263	3,947,368,421	1,010,526,316	789,473,684	315,789,473	157,894,736

The Company entered into the IA with the intention to grow our business, which in turn should increase our value. In addition, as reflected above, if our share price declines significantly and we still desire to draw down on the IA, in addition to having to file one or more additional registration statements, we would also need to amend our articles of incorporation to increase our authorized shares of common stock, which is currently 900,000,000 shares, or effect a reverse split, either of which would require shareholder approval.

The Offering

Common stock offered:	Up to 36,000,000 shares of common stock, $0.01 par value, to be offered for resale by Kodiak.
Common stock outstanding prior to this offering:	119,581,848
Common stock to be outstanding after this offering:	155,581,848 shares, assuming all shares offered for resale are sold.

Use of proceeds:	We will not receive any proceeds from the sale of the shares of common stock offered by Kodiak. See “Use of Proceeds.”
Risk factors:	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus.
OTC Bulletin Board symbol:	“FLTT.OB”

RISK FACTORS

Investing in our shares of common stock is very risky.  Before making an investment decision, you should carefully consider all of the risks described in this prospectus.  If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected, the price of our shares could decline significantly, and you might lose all or a part of your investment.  The risk factors described below are not the only ones that may affect us.  Our forward-looking statements in this prospectus are also subject to the following risks and uncertainties.  In deciding whether to purchase our shares, you should carefully consider the following factors, among others, as well as information contained in this prospectus.

Risks Relating to Our Company

WE NEED ADDITIONAL CAPITAL TO CONTINUE OPERATIONS AND FUND OTHER LIQUIDITY NEEDS; IF WE DO NOT RAISE ADDITIONAL CAPITAL, WE WILL NEED TO CURTAIL OR CEASE OPERATIONS.

Since our inception, we have financed our operations primarily through the sale of our common stock and convertible notes and loans.  On June 30, 2010, we had $19,419 in cash; on December 31, 2010 we had $86,311 in cash.  To execute on our business plan successfully, we will need to raise additional money in the future.  We cannot assure you that our business will generate sufficient cash flow from operations in the future, or that our currently anticipated growth in revenues and cash flow will be realized on schedule or that future borrowings will be available to us in an amount sufficient to enable the repayment of any indebtedness or to fund our other liquidity needs.  Additional financing may not be available on favorable terms, or at all.  The exact amount of funds raised, if any, will determine whether we will be able to repay our indebtedness and how quickly we can grow our business.  No assurance can be given that we will be able to raise capital when needed or at all, or that such capital, if available, will be on terms acceptable to us.  If we are not able to raise additional capital, we will likely need to curtail or cease operations.  Although we have entered into the IA with Kodiak, there can be no assurance that we will be successful in raising any capital pursuant to the IS. Other than the IA, we currently rely on issuing convertible debt to provide working capital to the Company that are made available from time to time.  If adequate funds are not available when required, we will need to curtail or cease operations.

OUR BUSINESS HAS HISTORICALLY INCURRED LOSSES AND THESE LOSSES ARE EXPECTED TO CONTINUE IN THE FUTURE.

We recorded a net loss for each year since our current business began through our fiscal year ended June 30, 2010. As of June 30, 2010, we had an accumulated deficit of $50,088,548. As of December 31, 2010 we had an accumulated deficit of $54,944,759

We have not achieved profitability and we expect to continue to incur operating losses in the future. These losses may be higher than our current losses from operations. Many of our operating expenses are fixed in the short term. We have incurred (and may incur in the future) losses from the impairment of goodwill or other intangible assets, or from the impairment of the value of companies that we acquired. We must therefore generate revenues sufficient to offset these expenses in order for us to become profitable. If we do achieve profitability, we may not be able to sustain it.

Because we expect to continue to incur significant sales and marketing, systems development and administrative expenses, we will need to generate significant revenue to become profitable and sustain profitability on a quarterly or annual basis. We may not achieve or sustain our revenue or profit goals and our losses may continue or grow in the future. As a result, we may not be able to increase revenue or achieve profitability on a quarterly or annual basis.

OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS HAVE RAISED DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

For the year ended June 30, 2010, our independent auditor issued a report relating to our audited financial statements which contains a qualification with respect to our ability to continue as a going concern because, among other things, our ability to continue as a going concern is dependent upon our ability to generate profits from operations in the future or to obtain the necessary financing to meet our obligations and repay our liabilities when they come due. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

As reflected in our most recent audited financial statements, we have incurred a net loss for the year ended June 30, 2010 of $28,865,778, a working capital deficiency of $10,630,231, a stockholder deficiency of $15,906,274 and cash used in operations of $2,204,283.  Flint had a net loss of $4,311,246 for the six months ended December 31, 2010, negative cash flow from operating activities of $589,215 for the six months ended December 31, 2010, a stockholder’s deficit of $12,428,606 and a working capital deficit of $14,741,401 as of December 31, 2010. This raises substantial doubt about our ability to continue as a going concern.

RISKS OF BORROWING; LOAN DEFAULTS.

We have incurred indebtedness and may incur additional indebtedness in the future, and a portion of our cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Such loan agreements provide for default under certain circumstances. As of December 31, 2010 we are currently in default on a number of notes payable and other debt repayment plans. As of the date of the filing of this report, we have a total of approximately $2.8 million of loan principal that is past due from a total principal balance of approximately $6.7 million, representing 11 individual parties. Under the terms of the loan agreements the $6.7 million principal is payable in the event of default. In addition, approximately $2.1 million of accumulated interest, preferred share dividends and related penalties is past due on these loans. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of owners of common stock of the Company. A judgment creditor would have the right to foreclose on any of our assets that may result in a material adverse effect on our business, operating results or financial condition. Upon default, we are required to pay interest in cash to the note holder, payable on demand, on the outstanding principal balance of the note from the date of the default until the default is cured at the rate range of 0% - 18%. Upon default, the note holders may, at any time at their option, declare the entire unpaid principal balance of the note, together with all interest accrued hereon, immediately due and payable.

OUR SUCCESS DEPENDS ON THIRD PARTIES IN OUR DISTRIBUTION CHANNELS.

We currently sell our services through partners only and not directly to customers, and are focusing efforts on diversifying and increasing our distribution channels. Our future revenue growth will depend, in large part, on sales of our products and services through these resellers, partners and other distribution relationships. We may not be successful in developing additional distribution relationships. Entities that distribute our products may compete with us. In addition, distributors and resellers may not dedicate sufficient resources or give sufficient priority to selling our products. Our failure to develop new distribution channels, the loss of a distribution relationship or a decline in the efforts of a material reseller or distributor could have a material adverse effect on our business, financial condition or operating results.

DECREASING TELECOMMUNICATIONS RATES AND INCREASING REGULATORY CHARGES MAY DIMINISH OR ELIMINATE OUR COMPETITIVE PRICING ADVANTAGE.

Decreasing telecommunications rates may diminish or eliminate the competitive pricing advantage of our services. Increased regulation and the imposition of additional regulatory funding obligations at the federal, state and local level could require us to either increase the retail price for our services, thus making us less competitive or absorb such costs, thus decreasing our profit margins. International and domestic telecommunications rates have decreased significantly over the last few years in most of the markets in which we operate, and we anticipate these rates will continue to decline in all of the markets in which we do business or expect to do business. Users who select our services to take advantage of the current pricing differential between traditional telecommunications rates and our rates may switch to traditional telecommunications carriers if such pricing differentials diminish or disappear, and we will be unable to use such pricing differentials to attract new customers in the future. In addition, our ability to market our services to other service providers depends upon the existence of spreads between the rates offered by us and the rates offered by traditional telecommunications carriers, as well as a spread between the retail and wholesale rates charged by the carriers from which we obtain wholesale services. Continued rate decreases would require us to lower our rates to remain competitive and will reduce or possibly eliminate any gross profit from our services. Furthermore, if telecommunications rates continue to decline, we may lose subscribers for our services.

WE RELY ON THIRD PARTY NETWORK SERVICE PROVIDERS TO ORIGINATE AND TERMINATE SUBSTANTIALLY ALL OF OUR PUBLIC SWITCHED TELEPHONE NETWORK CALLS.

We leverage the infrastructure of third party network service providers to provide telephone numbers, public switched telephone network call termination and origination services and local number portability for our customers rather than deploying our own network throughout the United States. This decision has resulted in lower operating costs for our business in the short term but has reduced our operating flexibility and ability to make timely service changes. If any of these network service providers cease operations or otherwise terminate the services that we depend on, the delay in switching our technology to another network service provider, if available, and qualifying this new service could have a material adverse effect on our business, financial condition or operating results.

There can be no assurance that our current service providers will be able or willing to supply cost-effective services to us in the future or that we will be successful in signing up alternative or additional providers. Our ability to provide service to our subscribers would be impacted during this timeframe, and this could have an adverse effect on our business, financial condition or results of operations. The loss of access to, or requirement to change, the telephone numbers we provide to our customers also could have a material adverse effect on our business, financial condition or operating results.

INTENSE COMPETITION IN THE TELECOMMUNICATIONS INDUSTRY IN WHICH WE COMPETE COULD PREVENT US FROM INCREASING OR SUSTAINING OUR REVENUE AND INCREASING OR MAINTAINING PROFITABILITY.

The telecommunications industry is highly competitive. We face intense competition from traditional telephone companies, wireless companies, cable companies, competitive local exchange carriers, alternative voice communication providers and independent VoIP providers.

Most traditional wireline and wireless telephone service providers and cable companies are substantially larger and better capitalized than we are and have the advantage of a large, existing customer base. Because most of our target customers are already purchasing communications services from one or more of these providers, our success is dependent upon our ability to attract target customers away from their existing providers. Until recently, our target market has been composed largely of early adopters, or people who tend to seek out new technologies and services. Attracting customers away from their existing providers will become more difficult as the early adopter market becomes saturated and mainstream customers make up more of our target market. In addition, these competitors could focus their substantial financial resources to develop competing technology that may be more attractive to potential customers than what we offer. Our competitors’ financial resources may allow them to offer services at prices below cost or even free in order to maintain and gain market share or otherwise improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain partners and customers or could cause us to lower our prices in order to compete and reduce our market share and revenues.

We also are subject to the risk that new technologies may be developed that are able to deliver competing voice services at lower prices, better or more conveniently. Future competition from new technologies could have a material adverse effect on our growth and operating results.

Given the significant price competition in the markets for our products, we are at a significant disadvantage compared to our competitors, many of whom have substantially greater resources, and therefore may be better able to withstand an extended period of downward pricing pressure. The adverse impact of a shortfall in our revenues may be magnified by our inability to adjust spending to compensate for such shortfall. Announcements by our competitors or us of new products and technologies could cause customers to defer purchases of our existing products, which also could have a material adverse effect on our business, financial condition or operating results.

Most of our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors may have greater credibility with our existing and potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion and sale of their products than we can to ours. Our competitors may also offer bundled service arrangements offering a more complete product despite the technical merits or advantages of our products. Competition could decrease our prices, reduce our sales, lower our gross profits or decrease our market share.

IF WE SUBSTANTIALLY UNDERESTIMATE OR OVERESTIMATE THE DEMANDS FOR OUR SERVICES, OUR COST OF PROVIDING THESE SERVICES COULD INCREASE.

We expect to continue to enter into resale agreements for a portion of our services. In connection with these agreements, we must estimate future demand for our services. If we overestimate this demand, we may be forced to pay for services we do not need, and if we underestimate this demand, we may need to lease additional capacity on a short-term basis at unfavorable prices, assuming additional capacity is available. If additional capacity is not available, we will not be able to meet this demand.

WE MAY HAVE DIFFICULTY IDENTIFYING THE SOURCE OF THE PROBLEM WHEN THERE IS A PROBLEM IN A NETWORK.

Our services must successfully integrate with products from other vendors. As a result, when problems occur in a network, it may be difficult to identify the source of the problem. The occurrence of hardware and software errors, whether caused by our services or another vendor’s products, may result in the delay or loss of market acceptance of our products and any necessary revisions may force us to incur significant expenses. The occurrence of some of these types of problems may seriously harm our business, financial condition or operating results.

WE ARE SUBJECT TO SIGNIFICANT REGULATION THAT COULD CHANGE IN AN ADVERSE MANNER.

Communications services are subject to significant regulation at the federal, state, local and international levels. These regulations affect our business and our existing and potential competitors. Delays in receiving required regulatory approvals (including approvals relating to acquisitions or financing activities), completing interconnection agreements with incumbent local exchange carriers, or the enactment of new and adverse regulations or regulatory requirements may have a material adverse effect on our business. In addition, future legislative, judicial and regulatory agency actions could have a material adverse effect on our business.

Federal legislation provides for a significant deregulation of the U.S. telecommunications industry, including the local exchange, long distance and cable television industries. This legislation remains subject to judicial review and additional Federal Communications Commission, or FCC, rulemaking. As a result, we cannot predict the legislation’s effect on our future operations. Many regulatory actions are under way or are being contemplated by federal and state authorities regarding important issues. These actions could have a material adverse effect on our business. The failure of our products and services to comply, or delays in compliance, with various existing and evolving standards could delay or interrupt volume production of our VoIP telephony products, subject us to fines or other imposed penalties, or harm the perception and adoption rates of our service, any of which would have a material adverse effect on our business, financial condition or operating results.

OUR NETWORK CAPACITY AND CUSTOMER SERVICE SYSTEM MAY NOT BE ADEQUATE AND MAY NOT EXPAND QUICKLY ENOUGH TO SUPPORT OUR ANTICIPATED CUSTOMER GROWTH.

Our financial and operational success depends on ensuring that we have adequate network capacity, sufficient infrastructure equipment and a sufficient customer support system to accommodate anticipated new customers and the related increase in usage of our network. Our failure to expand and upgrade our networks type to meet the demands and preferences of our customers and obtaining additional spectrum, if required, to meet the increased usage could have a material adverse effect on our business.

WE COULD BE LIABLE FOR BREACHES OF SECURITY ON OUR WEB SITE, FRAUDULENT ACTIVITIES OF OUR USERS, OR THE FAILURE OF THIRD-PARTY VENDORS TO DELIVER CREDIT CARD TRANSACTION PROCESSING SERVICES.

A fundamental requirement for operating an Internet-based, worldwide voice communications service and electronically billing customers is the secure transmission of confidential information and media over public networks. Our developed systems and processes that are designed to protect consumer information and prevent fraudulent credit card transactions and other security breaches may fail to mitigate such fraud or breaches may adversely affect our operating results. The law relating to the liability of providers of online payment services is currently unsettled and states may enact their own rules with which we may not comply.

We rely on third party providers to process and guarantee payments made by Flint subscribers up to certain limits, and we may be unable to prevent our customers from fraudulently receiving goods and services. Our liability risk will increase if a larger fraction of our Flint transactions involve fraudulent or disputed credit card transactions. Any costs we incur as a result of fraudulent or disputed transactions could harm our business. In addition, the functionality of our current billing system relies on certain third-party vendors delivering services. If these vendors are unable or unwilling to provide services, we will not be able to charge for our Flint services in a timely or scalable fashion, which could significantly decrease our revenue and have a material adverse effect on our business, financial condition and operating results.

WE HAVE EXPERIENCED LOSSES DUE TO SUBSCRIBER FRAUD AND THEFT OF SERVICE.

Subscribers have obtained access to the Flint service without paying for monthly service and international toll calls by unlawfully using our authorization codes or by submitting fraudulent credit card information. To date, such losses from unauthorized credit card transactions and theft of service have not been significant. We have implemented anti-fraud procedures in order to control losses relating to these practices, but these procedures may not be adequate to effectively limit all of our exposure in the future from fraud. If our procedures are not effective, consumer fraud and theft of service could significantly decrease our revenue and have a material adverse effect on our business, financial condition and operating results.

THIRD PARTIES MAY ALLEGE THAT WE INFRINGED ON THEIR PROPERTY RIGHTS, WHICH WOULD DISRUPT OUR BUSINESS.

There has been substantial litigation in the telecommunications industry regarding intellectual property rights and, from time to time, third parties may claim infringement by us of their intellectual property rights. Our broad range of technology, including IP telephony systems, digital circuits, software, and semiconductors, increases the likelihood that third parties may claim infringement by us of their intellectual property rights. If we were found to be infringing on the intellectual property rights of any third party, we could be subject to liabilities for such infringement, which could be material. We could also be required to refrain from using, manufacturing or selling certain products or using certain processes, either of which could have a material adverse effect on our business and operating results. We may receive notices of claims of infringement, misappropriation or misuse of other parties’ proprietary rights at some point in the future, although we have not received any such notices to date. There can be no assurance that we will prevail in these discussions and actions or that other actions alleging infringement by us of third party patents will not be asserted or prosecuted against us.

Certain technology necessary for us to provide our services may, in fact, be patented by other parties either now or in the future. If such technology were held under patent by another person, we would have to negotiate a license for the use of that certain technology. We may not be able to negotiate such a license at a price that is acceptable. The existence of such a patent, or our inability to negotiate a license for any such technology on acceptable terms, could force us to cease using such technology and offering products and services incorporating such technology.

We rely upon certain technology, including hardware and software, licensed from third parties. There can be no assurance that the technology licensed by us will continue to provide competitive features and functionality or that licenses for technology currently utilized by us or other technology which we may seek to license in the future, will be available to us on commercially reasonable terms or at all. The loss of, or inability to maintain, existing licenses could result in shipment delays or reductions until equivalent technology or suitable alternative products could be developed, identified, licensed and integrated, and could harm our business. These licenses are on standard commercial terms made generally available by the companies providing the licenses. The cost and terms of these licenses individually are not material to our business.

WE MAY NOT BE ABLE TO MANAGE OUR INVENTORY LEVELS EFFECTIVELY, WHICH MAY LEAD TO INVENTORY OBSOLESCENCE THAT WOULD FORCE US TO INCUR INVENTORY WRITE-DOWNS.

Our products have lead times of up to several months and are built to forecasts that are necessarily imprecise. Because of our practice of building our products to necessarily imprecise forecasts, it is likely that, from time to time, we will have either excess or insufficient product inventory. In addition, because we rely on third party vendors for the supply of components and contract manufacturers to assemble our products, our inventory levels are subject to the conditions regarding the timing of purchase orders and delivery dates that are not within our control. Excess inventory levels would subject us to the risk of inventory obsolescence, while insufficient levels of inventory may negatively affect relations with customers. For instance, our customers rely upon our ability to meet committed delivery dates, and any disruption in the supply of our products could result in legal action from our customers, loss of customers or harm to our ability to attract new customers. Any of these factors could have a material adverse effect on our business, financial condition or operating results.

WE DEPEND ON CONTRACT MANUFACTURERS TO MANUFACTURE SUBSTANTIALLY ALL OF OUR PRODUCTS, AND ANY DELAY OR INTERRUPTION IN MANUFACTURING BY THESE CONTRACT MANUFACTURERS WOULD RESULT IN DELAYED OR REDUCED SHIPMENTS TO OUR CUSTOMERS AND MAY HARM OUR BUSINESS.

We do not have long-term purchase agreements with our contract manufacturers and we depend on a concentrated group of contract manufacturers for a substantial portion of manufacturing our products. There can be no assurance that our contract manufacturers will be able or willing to reliably manufacture our products, in volumes, on a cost-effective basis or in a timely manner. If we cannot compete effectively for the business of these contract manufacturers, or if any of the contract manufacturers experience financial or other difficulties in their businesses, our revenue and our business could be adversely affected. In particular, if one of our contract manufacturers becomes subject to bankruptcy proceedings, we may not be able to obtain any of our products held by the contract manufacturer.

We also rely on third party component suppliers to provide semiconductor circuit packages for our products. In some instances, these components are provided by a single supplier. Our reliance on these suppliers involves a number of risks, including reduced control over delivery schedules, quality assurance and costs. We currently do not have long-term supply contracts with any of these component vendors. As a result, most of these third party vendors are not obligated to provide products or perform services to us for any specific period, in any specific quantities or at any specific price, except as may be provided in a particular purchase order. The inability of these third party vendors to deliver components of acceptable quality and in a timely manner, particularly the sole source vendors, could adversely affect our operating results or cause them to fluctuate more than anticipated. Additionally, some of our products may require specialized or high-performance component parts that may not be available in quantities or in time frames that meet our requirements.

WE DEPEND ON THIRD-PARTY VENDORS FOR INFORMATION SYSTEMS. IF THESE VENDORS DISCONTINUE SUPPORT FOR THE SYSTEMS WE USE OR FAIL TO MAINTAIN QUALITY IN FUTURE SOFTWARE RELEASES, WE COULD SUSTAIN A NEGATIVE IMPACT ON THE QUALITY OF OUR SERVICES TO CUSTOMERS, THE DEVELOPMENT OF NEW SERVICES AND FEATURES AND THE QUALITY OF INFORMATION NEEDED TO MANAGE OUR BUSINESS.

We have entered into agreements with vendors that provide for the development and operation of back office systems, such as ordering, provisioning and billing systems. We also rely on vendors to provide the systems for monitoring the performance and condition of our network. The failure of those vendors to perform their services in a timely and effective manner at acceptable costs could materially harm our growth and our ability to monitor costs, bill customers, customer order provisions, maintain the network and achieve operating efficiencies. Such a failure could also negatively impact our ability to retain existing customers or to attract new customers.

SYSTEM DISRUPTIONS COULD CAUSE DELAYS OR INTERRUPTIONS OF OUR SERVICE, WHICH COULD CAUSE US TO LOSE CUSTOMERS OR INCUR ADDITIONAL EXPENSES.

Our success depends on our ability to provide reliable service. Although we have designed our network service to minimize the possibility of service disruptions or other outages, our service may be disrupted by problems on our system, such as malfunctions in our software or other facilities, overloading of our network and problems with the systems of competitors with which we interconnect, such as physical damage to telephone lines and power surges and outages. Any significant disruption in our network could cause us to lose customers and incur additional expenses.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers, Vincent Browne and Bernard A. Fried.  The loss of the services of our executive officers could have a material adverse effect on our business, operations, revenues or prospects.  We do not maintain key man life insurance on the lives of these individuals.

CURRENCY EXCHANGE FLUCTUATIONS MAY AFFECT THE RESULTS OF OUR OPERATIONS.

We transact our business in U.S. dollars and European currencies.  Our results of operations thus will be affected by fluctuations in currency exchange rates.  Although we may in the future enter into foreign currency exchange forward contracts from time to time to reduce our risk related to currency exchange fluctuation, our results of operations might still be impacted by foreign currency exchange rates.  Because we do not anticipate that we will hedge against all of our foreign currency exposure, our business will continue to be susceptible to foreign currency fluctuations.

PUBLIC COMPANY COMPLIANCE MAY MAKE IT MORE DIFFICULT TO ATTRACT AND RETAIN OFFICERS AND DIRECTORS.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public entity, we expect these rules and regulations to increase compliance costs and to make certain activities more time consuming and costly.  These new rules and regulations have made it more difficult and expensive for us to obtain director and officer liability insurance and we have been required to accept reduced policy limits and coverage and incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve as directors or as executive officers.

Risks Related to the IA and our common stock

WE ARE REGISTERING AN AGGREGATE OF 36,000,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE IA. THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 36,000,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the IA. It is likely that the sale of these shares into the public market by Kodiak will depress the market price of our common stock.  As of April 29, 2011, there were 119,581,848 shares of our common stock issued and outstanding.

ASSUMING WE ARE ABLE TO UTILIZE THE MAXIMUM AMOUNT AVAILABLE UNDER THE IA, EXISTING SHAREHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION UPON THE ISSUANCE OF COMMON STOCK.

Our IA contemplates the potential future issuance and sale of up to $15,000,000 of our common stock to Kodiak subject to certain conditions and limitations.  Although the number of shares of common stock that stockholders presently own will not decrease, these shares will represent a smaller percentage of our total shares that will be outstanding after any issuances of shares of common stock to Kodiak.  If we draw down amounts under the IA when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher.  Such issuances will have a dilutive effect and may further decrease our stock price. An example of the effect of issuing shares when our stock price is comparatively low is set forth below. A lower price per share of our common stock means a higher number of shares to be issued to Kodiak, which equates to greater dilution of existing stockholders. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Kodiak, and because our existing stockholders may disagree with a decision to sell shares to Kodiak at a time when our stock price is low, and may in response decide to sell additional numbers of shares, further decreasing our stock price.

WE MAY NOT HAVE ACCESS TO THE FULL AMOUNT UNDER THE IA.

The IA provides that the dollar value that we will be permitted to raise from Kodiak (subject to the conditions and limitations described elsewhere in this prospectus) for each draw down will be $500,000 or 500% of the average daily trading volume for the five trading days immediately preceding the delivery of the Put Notice multiplied by the average of the five (5) daily closing bid prices immediately preceding the Put date.  During the year ended June 30, 2010, the average market price of our common stock was $2.97 and the average trading volume per day was 5,399. During the six months ended December 31, 2010 the average market price of our common stock was $0.0724 and our average trading volume per day was 676,923.  There is no assurance that the market price and/or trading volume of our common stock will be maintained or will increase substantially in the near future.  Assuming we will maintain the market price of our common stock at $0.0064 after the 5% discount we will need to issue

2,467,105,263 shares of common stock to Kodiak in order to have access to the full amount under the IA, which would require an increase in our authorized common stock that would require shareholder approval.

KODIAK WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to Kodiak pursuant to the IA will be purchased at a discount of 5% of the LCBBP of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to sell shares pursuant to the IA. Kodiak has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Kodiak sells the shares, the price of our common stock could decrease. If our stock price decreases, Kodiak may have a further incentive to sell the shares of our common stock that it holds. These sales may put further downward pressure on our stock price.

OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE; THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES NOW OR IN THE FUTURE.

We have a trading symbol for our common stock (“FLTT”), which permits our shares to be quoted on the OTCBB, which is a quotation medium for subscribing members, not an issuer listing service.  However, our shares of common stock are very thinly traded, and the price, if traded, may not reflect our value.  There can be no assurance that there will be an active market for our shares of common stock either now or in the future.  The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors.  There can be no assurances that there will be any awareness generated.  Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business.  If a more active market should develop, the price may be highly volatile.  Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities.  Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

THE MARKET FOR PENNY STOCKS HAS EXPERIENCED NUMEROUS FRAUDS AND ABUSES, WHICH COULD ADVERSELY AFFECT INVESTORS IN OUR STOCK.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse.  Such patterns include:

•	control of the market for the security by one or a few broker-dealers;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading statements made by parties unrelated to the issuer;

•	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As a penny stock, we are susceptible to such manipulation, which would have a material adverse effect on our trading price.

THE MARKET PRICE FOR OUR COMMON STOCK IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE.  THE PRICE AT WHICH YOU PURCHASE OUR COMMON STOCK MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  During the period from April 1, 2011 until April 29, 2011, the high and low bid prices of a share of our common stock were $0.0089 and $0.0052~~3~~ respectively. The volatility in our share price is attributable to a number of factors.  First, as noted above, the shares of our common stock are sporadically and/or thinly traded.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a more seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of meaningful revenues and profits to date, debt defaults and uncertainty of future market acceptance for our products and services.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

YOU MAY BE UNABLE TO SELL YOUR COMMON STOCK AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The following factors may add to the volatility in the price of our common stock: uncertainty regarding the amount and price of sales of our common stock to Kodiak under the IA; actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT SHAREHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had a limited trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under SEC Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

We entered into the IA on November 26, 2010, with Kodiak. The perceived risk of dilution from sales of our common stock to or by Kodiak in connection with the IA may cause holders of our common stock to sell their shares, or it may encourage short selling by market participants, which could contribute to a decline in our stock price. The registration rights agreement entered into in connection with the IA requires that we use commercially reasonable efforts to ensure that the registration statement in connection with the IA remains effective for the term of such agreement.  As of the date hereof, we have not drawn down funds and have not issued shares of our common stock under our IA. Our ability to draw down funds and sell shares under the IA requires the continued effectiveness of and the ability to use the registration statement that we filed registering the resale of any shares issuable to Kodiak under the IA.

OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF SHARES OF OUR PREFERRED STOCK AND ADDITIONAL SHARES OF OUR COMMON STOCK.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our shareholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  While we have no intention of issuing shares of preferred stock at the present time, we continue to seek to raise capital through the sale of our securities and may issue shares of preferred stock in connection with a particular investment.  Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.  No investor has or will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF SHAREHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTCBB, such as Flint, must be reporting issuers under Sections 13 or 15(d) of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCBB.  If we fail to remain current on our reporting requirements, we could be removed from the OTCBB.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC, AND THE TRADING MARKET IN OUR COMMON STOCK IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE INVESTMENT VALUE OF OUR STOCK.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require, among other things:

•	That a broker or dealer approve a person’s account for transactions in penny stocks;

•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased; and

•
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements.  All statements, other than statements of historical fact, contained in this prospectus constitute forward-looking statements.  In some cases, you can identify forward-looking statements by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms and similar expressions intended to identify forward-looking statements.

Forward-looking statements are based on assumptions and estimates and are subject to risks and uncertainties.  We have identified in this prospectus some of the factors that may cause actual results to differ materially from those expressed or assumed in any of our forward-looking statements.  There may be other factors not so identified.  You should not place undue reliance on our forward-looking statements.  As you read this prospectus, you should understand that these statements are not guarantees of performance or results.  Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated events or circumstances.  New factors emerge from time to time that may cause our business not to develop as we expect and it is not possible for us to predict all of them.  Factors that may cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, those described under the heading “Risk Factors” beginning on page 11.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by Kodiak pursuant to this prospectus. However, we will receive proceeds from the sale of our common stock to Kodiak pursuant to the IA. The proceeds from our rights to sell shares pursuant to the IA will be used for working capital and general corporate expenses.

We propose to expend these proceeds as follows:

	Proceeds if 100%, or 36,000,000 shares, are sold At an assumed price of $0.0064	Proceeds if 50% of 36,000,000 shares sold at an assumed price of $0.0064
Gross proceeds	$219,600	$109,800
Offering expenses:
Legal fees	40,000	40,000
Accounting and auditing fees	10,000	10,000
State securities fees	2,000	2,000
Transfer agent fees	1,000	1,000
Broker’s fees	21,960	10,980

Miscellaneous expenses	5,000	5,000
Total offering expenses	79,960	68,980
Net proceeds	$139,640	$40,820

We expect to use the net proceeds, if any, from sales of our common stock to Kodiak under the IA for working capital purposes.  The amounts and timing of the expenditures will depend on numerous factors, such as the competitive environment. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of shares to Kodiak. Accordingly, we will retain broad discretion over the use of proceeds.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock has been traded on the OTCBB since October 10, 2008, under the symbol “FLTT.” Prior to that, from March 4, 2008 to October 2008, our common stock was traded on the OTCBB under the symbol “SMOA.”

The following table sets forth, for the periods indicated, the high and low bid prices for our common stock on the OTC Bulletin Board during the two preceding fiscal years. The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

Common Stock (Prices prior to January 14, 2011 have been adjusted to reflect 1:20 share split effective January 14, 2011)
Quarter Ended:	High	Low
June 30, 2008	$17.00	$9.00
September 30, 2008	$17.00	$8.00
December 31, 2008	$13.00	$3.00
March 30, 2009	$9.00	$2.40
June 30, 2009	$11.00	$2.40
September 30, 2009	$11.00	$2.40
December 31, 2009	$6.00	$1.40
March 31, 2010	$3.30	$0.46
June 30, 2010	$0.80	$0.058
September 30, 2010	$0.27	$0.20
December 31, 2010	$0.176	$0.024
March 31, 2011	$0.036	$0.003

On April 29, 2011, the high and low bid prices of our common stock on the OTCBB were $0.072 and $0.0076 per share, respectively. The market price for our stock is highly volatile and fluctuates in response to a wide variety of factors.

Holders

As of April 29, 2011, we had approximately 100 holders of record of our common stock. This does not reflect beneficial ownership by individuals or entities that hold their stock in nominee or “street” name through various brokerage firms.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Our Series E Preferred Shares have a fourteen percent (14%) dividend payment, payable monthly the first payment of which was due on February 28, 2010.  These dividend payments have not been made to date, and therefore a penalty rate of one half of one percent (0.5%) per month on the total amount outstanding applies for dividend payments that are more than ten (10) business days late, and will continue to apply and accrue until default payments are caught up in full. As of December 31, 2010 we owed approximately $548,216 in unpaid dividends. Additionally, the holders of our Series F Preferred shall be entitled to receive a fourteen percent (14%) per annum dividend payment calculated based on the liquidation value, payable annually the first payment of which will be June 17, 2011.

We currently intend to retain future earnings, if any, to finance our operations, and to expand our business. Any future determination to pay cash dividends on our common stock will be at the discretion of our Board of Directors and will be dependent upon our financial condition, operating results, capital requirements and other factors that our Board of Directors considers appropriate.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2010 and December 31, 2010:

•	on an actual basis; and

•
as adjusted to reflect the sale of 36,000,000 shares of common stock offered by this prospectus, at an assumed initial price of $0.0064 per share, after deducting estimated offering expenses payable by us.

This information should be read in conjunction with our Management’s Discussion and Analysis and Results of Operation and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

We had a net loss of ($28,865,778) for the year ended June 30, 2010 included in the accumulated deficit in the table below:

	June 30, 2010
	Actual	Adjusted
Capitalization:
Preferred Stock, $.001 par value; 5,000,000 shares authorized; 366,788 shares issued and outstanding	$367	$367
Common Stock, $0.01 par value; 900,000,000 shares authorized; 6,491,221 issued and outstanding and (1) issued and outstanding as adjusted.	$64,912	424,912	(1)
Common stock issuable	2,368	2,368
Additional paid-in capital	$34,114,627	$33,974,227	(1)
Accumulated deficit	$(50,088,548)	$(50,088,548)
Total stockholders’ equity (deficit)	$(15,906,274)	$(15,686,674)
Total liabilities and stockholders’ (deficit)	$1,675,122	$1,894,722

  (1) Reflects the sale of the 36,000,000 shares included in this prospectus, at a price of $0.0061 per share.

We had a net loss of ($4,311,246) for the six months ended December 31, 2010 included in the accumulated deficit in the table below:

	December 31, 2010
	Actual	Adjusted
Capitalization
Preferred stock: $0.001 par value; 5,000,000 authorized, 606,780 issued and outstanding at December 31, 2010	607	607
Common stock: $0.01 par value; 900,000,000 authorized, 41,147,225 issued and outstanding at December 31, 2010, and (1) issued and outstanding as adjusted	411,472	771,472 (1)
Common stock issuable	--	--
Additional paid-in capital	42,170,074	42,029,674 (1)
Deferred offering costs paid in common stock	(66,000)	(66,000)
Accumulated deficit	(54,944,759)	(54,944,759)
Total stockholders' (deficit)	(12,428,606)	(12,209,006)
Total liabilities and stockholders’ (deficit)	$10,186,839	$10,406,439

  (1) Reflects the sale of the 36,000,000 shares included in this prospectus, at a price of $0.0061 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion should be read in conjunction with the attached financial statements and notes thereto. Except for the historical information contained herein, the matters discussed below are forward-looking statements that involve certain risks and uncertainties, including, among others, the risks and uncertainties discussed below.

OVERVIEW
Management’s objective for the three and six months ended December 31, 2010 was to improve overall operations to reduce the need for external financing but also to position the Company for growth in existing markets and new areas such as mobile payments and remittances. The company continues to target suitable acquisitions to enhance the profitability from sustainable, higher margin, revenue streams. We continued our focus on growing our prepaid telecom segment that resulted in increased revenues over the period last year but a lower gross margin due to a change in product offerings for the period. We have been actively engaged in seeking additional external financing and other strategic partnerships and relationships to further enhance the scale, depth and profitability of the business.

In the three months ended December 31, 2010, we had a net loss of $2,221,663 ($0.10 per share basic and diluted), as compared to a net loss of $10,053,978 ($2.62 per share basic and diluted) in the three months ended December 31, 2009. We had a net loss of $4,311,246 ($0.26 per share basic and diluted) in the six months ended December 31, 2010, as compared to a net loss of $13,106,197 ($3.37 per share basic and diluted) in the six months ended December 31, 2009.  The decrease in the losses year on year was a direct result of the ceasing of non-profitable businesses, in February 2010, that were acquired as part of the CHVC transaction in 2009 and managements focus on operational cost rationalization during 2010. Operating losses reduced by 48% in the six months ended December 31, 2010 compared to the same period last year.

Our overall cash increased by $66,892 in the six months ended December 31, 2010, compared to a decrease by $1,049,752 in the six months ended December 31, 2009.

RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009

REVENUES

Revenues for the three months ended December 31, 2010 increased 7% to $4,423,909 as compared to $4,134,368 for the three months ended December 31, 2009.  Revenues for the six months ended December 31, 2010 increased 2% to $8,860,669 as compared to $8,675,006 for the six months ended December 31, 2009.  This increase is primarily due to growth in the both the equipment and prepaid segments.

COST OF REVENUES AND GROSS MARGIN

Gross margin decreased to $183,137 (4.1%) and $432,004 (4.9%) respectively in the three and six months ended December 31, 2010 from $423,254 and $768,126 in the three and six months ended December 31, 2009. This decrease was primarily due to a changing product mix during 2010 and the loss of higher margin destinations for the prepaid segment from the previous year.

OPERATING EXPENSES

Operating expenses decreased by 28% to $1,356,329 in the three month period ended December 31, 2010 versus $1,872,192 for the same period in the last fiscal year, and decreased 51% to $2,044,145 in the six month period ended December 31, 2010 versus $4,138,606 for the same period in the last fiscal year.

Operating expenses consist of general and administrative expenses, including payroll, accounting, legal, consulting, rent and other overhead costs. This category also includes stock compensation and option expense, the costs associated with being a publicly traded company, including the costs of SEC filings, a management fee payable to Flint, Ltd., investor relations and public relations.

The reduction in operating costs was due to management’s focus on cost rationalization throughout 2010, after an increase in operating costs of $597,312 resulting from the acquisitions of III and P2P in October 2010.

The non-cash charges for compensation consist mainly of depreciation and amortization charges for fixed and intangible assets and the grants of stock issued as part of settlements for services rendered. The common stock issued was valued at its fair market value at the date of issuance and do not represent any cash payments.

INTEREST EXPENSE

The $1,074,034 and $2,655,783 for the three and six months ended December 31, 2010, respectively, in interest expense is related to accrued interest on the convertible and promissory notes, as well as the amortization of the debt discounts related and beneficial conversion features to those notes.  The other component is exchange gains and losses from currency transactions in the Euro and U.S. dollar. The amount of interest charges related to accounting for debt discounts and beneficial conversion features that did not involve the payment of cash amounted to $1,519,674.

LIQUIDITY AND CAPITAL RESOURCES

Overall cash increased by $66,892 for the six months ended December 31, 2010.

 The sources and uses of cash are summarized as follows (unaudited):

	Six Months Ended December 31,
	2010	2009
Net cash used in operating activities	$(589,215)	$(1,678,061)
Net cash provided by (used in) investing activities	15,063	(133,532)
Net cash provided by financing activities	597,723	751,034
Net cash used in foreign currency activities	43,321	10,807
Net increase (decrease) in cash and cash equivalents	$66,892	$(1,049,752)

During the six months ended December 31, 2010, cash used in operating activities was $589,215 resulting from a gross profit of $432,004 and operating expenses of $2,044,145 . This included non cash charges for depreciation, stock and option compensation, amortization of beneficial conversion feature and accretion of debt discount of $306,879, $631,542, $867,445 and $652,229, respectively.

Other operating activities that increased cash were a reduction in Inventory of $17,972, an increase in the cash overdraft of $29,550, an increase in accounts payable of $703,810, an increase in other accrued liabilities of $199,200 and an increase in accrued interest of $1,152,348. Operating activities that decreased cash included an increase in accounts receivable of $834,575.

Cash provided by investing activities for the six months ended December 31, 2010 consisted of cash assumed on acquisition of $15,063.

Cash provided by financing activities for the six months ended December 31, 2010 consisted of the sale of short term promissory notes, which provided $602,000 in cash.  Cash used in financing activities for the six month ended December 31, 2010 consisted of payments of $4,277 to lines of credit.

$43,321 of cash was provided in foreign currency transactions related to exchange gains on convertible notes payable during the six months ended December 31, 2010 and $10,807 was used in the six months ending December 31 2009.

As of December 31, 2010, we had cash and cash equivalents of $86,311, an increase of $66,892 from the balance at June 30, 2010, which was $19,419.  Our working capital deficit increased as of December 31, 2010 to ($14,741,401) as compared to a working capital deficit of ($10,630,231) at June 30, 2010.  We have not yet generated sufficient revenues to cover the costs of continued product and service development and support, sales and marketing efforts and general and administrative expenses

We are still largely dependent on financing in order to generate cash to maintain its operations.

On November 26, 2010 we signed an Equity Line of Credit Agreement with Kodiak Capital, as amended and restated on January 21, 2011. This agreement allows us to place up to $15 million worth of our common stock to Kodiak over two years, subject certain conditions, which will become available to us when a registration statement on Form S-1 is deemed effective by the SEC. This agreement will require Kodiak to sell shares in the market and in order to be successful requires the stock to be liquid and trading at levels that will generate enough value to allow the company to draw the full amount over the period. The agreement allows us to place shares with Kodiak based on a formula. The maximum amount of each Put is equal to, at Kodiak’s election, five hundred percent (500%) of the average daily volume (U.S. market only) of the Common Stock for the five (5) trading days prior to the applicable Put notice date, multiplied by the average of the five (5) daily closing bid prices immediately preceding the Put Date, or (B) five hundred thousand dollars ($500,000). This determines the maximum amount that we can draw per Put and is directly related to the trading activity of the stock.

If this formula was applied to the trading history of our stock over the previous calendar quarter and we elected to make two puts per month then we would have been able to place shares up the following Put amounts on Kodiak :

Date	5 Day Average Volume	500% of 5 Day Average	Average Closing Bid Price	Maximum Put Amount Available
Oct 15, 2010	11,551,055	57,755,273	$0.0068	$393,891
Oct 29, 2010	36,956,706	184,783,530	$0.0054	$500,000
Nov 12, 2010	27,519,420	137,597,101	$0.0032	$437,559
Nov 26, 2010	33,929,362	169,646,810	$0.0024	$403,759
Dec 15, 2010	15,030,872	75,154,359	$0.0016	$123,253
Dec 30, 2010	43,849,763	219,248,816	$0.0015	$337,643

The above table is based on historical performance and is intended purely to illustrate the amount of funds that we could have drawn from Kodiak had the Equity Finance Agreement been available during that period. Actual amounts sold to Kodiak are based on the lowest closing bid price of the shares in the 5 days following the Put that will determine the actual amount of shares issued to Kodiak with each Put. We are under no contractual obligation to exercise a Put and market conditions at the time will determine when management would take that option. Future performance cannot be guaranteed but on the basis that the share volumes continue in future periods in line with recent history we would have the ability to avail ourselves of the full $15 million available under the agreement. As of December 31, 2010, we do not have sufficient authorized shares available to raise the full $15 million under the Kodiak financing agreement. In order to facilitate the full draw we will most likely have to increase our number of total authorized shares, requiring a shareholder vote, before we would have the ability to raise the full $15 million under the Kodiak financing agreement.

As of the date of the filing of this report, we have a total of approximately $3.2 million of loan principal that is past due from a total principal balance of approximately $6.7 million, representing 11 individual parties. Under the terms of the loan agreements the $6.7 million principal is payable in full in the event of default. In addition, approximately $2.3 million of accumulated interest, preferred share dividends and related penalties is past due on these loans. We are in active discussions with these parties about the outstanding debt and rescheduling payments in the future based on the business progress during 2010 and the ability of the Company to meet the new arrangements from the Kodiak funding. They are waiting to finalize these terms once the Registration Statement is deemed effective and a structured funding environment is in place. Of the 11 parties, four have initiated legal proceedings, the remainder, including our secured lender, have not initiated legal proceedings. Of the four that have taken legal steps, we believe, based on discussions with them, that suitable payment terms will be agreed upon over the duration of the Kodiak funding. In addition to these loans, we have approximately $1.2 million of trade payables that are past due. Two parties have received summary judgments, as reported in our Form 10-K for the year ended June 30, 2010 and in this quarterly report, and we have been served with a pending action from another. Despite receiving these judgments, we have agreed to terms to pay down one of the larger amounts over two years. Management is confident the Company will be successful in satisfying these obligations prior to foreclosure or bankruptcy. However, there is no assurance that any additional capital will be raised.

Results of Operation for the Year Ended June 30, 2010 and 2009

Overview

Management’s objectives for the fiscal year ended June 30, 2010 was to consolidate operations, to increase gross margins from existing revenue streams and ensure that we had sufficient capital to execute the business plan in an extremely difficult economic and financial environment. In our third quarter ending March 31, 2010 we undertook a fundamental review of our operations and decided to cease non-profit making businesses and reduced our corporate overhead costs by approximately 66%. These closures resulted in lower gross revenues but higher gross margins and lower operating costs. We recorded one-time expenses of $12,215,200 and an equity contribution of $5,285,327 in relation to this restructuring. Throughout the financial year, we also restructured our debt resulting in a reduction of $8,854,345 in overall debt levels. We incurred a one-time charge of $5,007,702 as part of this restructuring.

On January 29, 2009, we acquired six U.S. operating subsidiaries of China Voice Holding Corp. (“CHVC”), namely: CVC Int’l Inc., Cable and Voice Corporation, StarCom Alliance Inc, Dial-Tone Communication Inc, Phone House of Florida, Inc., and Phone House, Inc. (of California) (the “Acquisition Companies”), in exchange for 21,000,000 shares of our restricted common stock and $500,000 in cash at Closing and $1,000,000 in deferred payments. Additionally, we issued a Promissory Note to CHVC dated January 29, 2009, in an amount of $7,000,000.  As part of the closing of the transaction and in addition to the issuance of the common stock and cash paid as noted above, we also acquired 15,000,000 shares of restricted common stock of CHVC in exchange for deferred payments totaling $1,500,000. Subsequently, in March and April of 2009, a number of terms and conditions within the Merger Agreement, Stock Purchase Agreement and Promissory Note were amended.

The business purpose for acquiring these companies was to expand the distribution channels and addressable market for us. At the time of the transaction, we had telecoms network and infrastructure delivering VoIP telephony services that were growing organically and looking for additional revenue channels. These acquisitions brought established channels for prepaid calling products that opened up both new product areas for the existing network in our targeted migrant customer base that we could introduce new products to. Cable and Voice Corporation offered a strategic channel to rural and large cable companies, a key market for our VoIP services.

During 2009, we successfully developed our own brand prepaid calling products via Flint Prepaid Inc (formally Wize Communications) and had limited success in penetrating the existing markets that the acquisitions brought. The funding markets continued to be extremely challenging throughout 2009 and the planned investment levels were not achieved. In the first quarter of 2010 we did a full review of all business operations in light of continued funding challenges to minimize cash used in operations.  As a result of that review we decided to close those businesses that did not deliver positive cash flow either directly or when the associated corporate activities relating to those businesses were considered. We also reduced our corporate staffing and functions commensurate with these actions. Therefore, during the third quarter ended March 31, 2010 we shut down four of these subsidiary companies: CVC Int’l, Phone House Inc. of Florida, Dial-Tone Communications and Starcom Alliance.  Consequently, we recognized a loss in the form of a one-time impairment charge of goodwill and other intangibles and other one-time costs in the amount of $12,215,200.

During the fourth quarter ended June 30 2010, as part of our corporate and Balance Sheet restructuring efforts we agreed to return our 15,000,000 common shares held of CHVC and we sold these four companies to CHVC or its designated assignee pursuant to a settlement agreement, as amended, with CHVC effective June 30, 2010 in which CHVC agreed to reduce amounts due under the original agreement and also return 15,800,000 of FLTT shares held by them. (See Note 9 Related Party Transactions). Consequently, we recognized an equity contribution in the amount of $5,285,327 and a one-time charge of $2,250,000 relating to the return of the CHVC shares held by the Company at the time of the sale.

During the year ended June 30, 2009, we acquired Semotus Solutions, Inc. (“Semotus”) through a reverse merger and disposed of the Semotus software business on January 28, 2009.  Semotus issued 28,460,094 shares of restricted common stock to Flint Telecom, Inc. pursuant to a definitive Contribution Agreement dated April 23, 2008 (the “Contribution Agreement”).  Through the acquisition of Semotus, we acquired $492,796 in fair value of assets, $584,680 in liabilities. We acquired Semotus to give us access to a new market by combing their HipLink technology with our VoIP network that would allow Semotus to offer a hosted version of their market leading solution to existing government and enterprise customers.

Separate from the Contribution Agreement, as a hiring and retention incentive and in lieu of issuing stock options under the Company’s stock option plan, we issued 8,410,000 shares of restricted common stock, vesting over a period of four years, to executive officers and key employees, and 3,508,000 shares of restricted common stock to Mr. LaPine. These shares of restricted common stock were valued at $2,631,000.   We recorded $2,631,000 in expense in the year ended June 30, 2009, related to the shares of restricted common stock granted to these executive officers, directors and key employees.

On January 29, 2009, we sold all of the assets and liabilities of the ‘Semotus Business’ or ‘Solutions Division’ to Mr. Anthony LaPine for 3,508,000 shares of our restricted common stock valued at $1,333,040 owned by Mr. LaPine following Mr. LaPine exercising his right to purchase the Semotus Business/Solutions Division from Flint, in accordance with Section 8.2(f) of the Contribution Agreement by and among Semotus Solutions, Inc. (now named Flint Telecom Group, Inc., and referred to as “Flint”) and Flint Telecom, Inc. dated April 23, 2008, which states that Mr. LaPine shall have the right to purchase (at any time within the three-year period commencing on the date of Closing) or, in the event the Board shall determine to dispose of the Semotus Business unit prior to the end of such three-year period, a right of first refusal with respect thereto, in exchange for (1) the shares issued in accordance with this Section 8.2(f) or (2) the fair market value of the Semotus Business at the time Mr. LaPine exercises his right to purchase payable by delivery of the shares issued in accordance with this Section 8.2(f) or cash, whichever is less. When considering the transaction the Board considered that this was the best value achievable for the Company following Mr.

Lapine’s request.

This transaction was further clarified and consummated by the Agreement and Plan of Corporate Separation and Reorganization by and among Flint and Semotus, Inc. executed as of January 29, 2009, pursuant to which we transferred all of the assets and properties, subject to all the liabilities, debts, obligations and contracts, of the Solutions Division to Semotus, Inc. in exchange for Mr. LaPine’s 3,508,000 shares of our restricted common stock. The “Semotus Business”, as set forth in Section 7.18 of the Contribution Agreement, is defined as the operations of Semotus as conducted immediately prior to the acquisition transaction of Flint Telecom, Inc. that closed on October 1, 2008, and does not reflect the business operations of Flint Telecom, Inc. acquired in connection with that transaction.

As a result of this discontinuation, we recorded a net loss of $1,311,835 in discontinued operations, for the year ended June 30, 2009.  This net loss consists of the following: a gain on return of stock of $1,439,767, an impairment of Semotus goodwill of ($2,538,148), and a net write-off of Semotus’ profits and losses of ($213,454).

In June of 2010, we entered into a $10 million reserve equity financing agreement with AGS Capital Group, LLC (AGS) that allows us to sell registered common shares in return for cash over a two year period. Our ability to require AGS to purchase our common stock is subject to various conditions and limitations, including but not limited to, the filing and declaration of effectiveness by the SEC of a registration statement covering the possible resale of the shares issued to AGS. (See Note 23 for more details).  In the meantime, given the continued financial market difficulties, we have had very limited access to capital and have been drawing funds on an as needed basis from various institutions and individuals in order to operate. These financings are predominantly in the form of convertible loans that convert into our common stock at varying discounts to the market price at the time of conversion. Given the low per share trading price of our stock during 2010, these conversions have introduced additional shares into the market place and resulted in an increase in our total issued and outstanding shares in recent times.

It is management’s aim to continue to build a sustainable, profitable business over the long term which we believe will ultimately reflect in our share price and reduce the dilution levels from ongoing funding needs. Throughout the fiscal year we have been actively engaged in seeking other potential acquisition targets to further enhance the scale, depth and profitability of the business, and we continue to work towards improving our overall operations to reduce our need for external financing.

In the fiscal year ended June 30, 2010, we had a net loss of $28,865,778 ($0.35 per share basic and diluted), as compared to a net loss of $14,562,263 ($0.31 per share basic and diluted) in the fiscal year ended June 30, 2009. The increase in our net loss was a result of the corporate and debt restructuring totaling $19,900,660. Our overall cash decreased by $1,317,583 in the twelve months ended June 30, 2010, compared to a decrease in cash of $150,019 in the fiscal year ended June 30, 2009.

Sources of Revenue

Our subsidiaries produce the following telecom revenues:

Digital Phone Solutions, Inc. provides a suite of Enhanced Services solutions for IP Telephony Service Providers facilitated by the Flint network. Cable and Voice Corporation delivers quality broadband, VoIP/ digital phone and wireless products to the cable industry and service provider customers throughout the world. Phonehouse USA Inc. provides prepaid calling cards that enable users in the United States to call internationally at significant savings. Flint Prepaid sells prepaid calling products to retail end-users through master distributors and retailers.

Operating Expenses

Sales and marketing expenses consist of costs incurred to develop and implement marketing and sales programs for our product lines. These include costs required to staff the marketing department and develop a sales and marketing strategy, participation in trade shows, media development and advertising, and web site development and maintenance.  These costs also include the expenses of hiring sales personnel and maintaining a customer support activities.

General and administrative expenses include senior management, accounting, legal, business development consulting, rent, administrative personnel, and other overhead related costs. This category also includes stock compensation and option expense, the costs associated with being a publicly traded company, including the costs of SEC filings, a management fee payable to Flint Telecom, Ltd., investor relations and public relations.  These costs have increased during the year ended June 30, 2009 versus 2008 due to the costs associated with becoming a publicly traded company and the stock compensation and option expense from the stock and options issued to directors, officers and employees.  These costs also increased due to the acquisition of the six subsidiaries of China Voice Holding, Corp. (CHVC) that closed in January 2009.

Revenues

Revenues for the year ended June 30, 2010 decreased 0.8% to $34,060,505 as compared $34,337,063 for the year ended June 30, 2009.  This decrease is primarily due to the closure and disposal of unprofitable operations during the year. Without these disposals, revenues would have increased year on year.

Cost of Revenues and Gross Margin

The overall gross margin improved in the year ended June 30, 2010 versus 2009, from a gross loss of $658,629 in 2009 to a gross profit of $1,563,486 at June 30, 2010 on the same revenue base, an improvement of 237%. This change is primarily due to managements focus on improving margins generated from existing revenues and substituting higher margin products.

Operating Expenses

Operating expenses decreased 18% to $8,270,047 in the year ended June 30, 2010 versus $10,126,607 for the last fiscal year.  This decrease is mainly due to managements focus on cost control throughout the year and also includes some one-time restructuring costs resulting from the organizational restructuring in the quarter ending March 31, 2010. Operating expenses consists entirely of general and administrative.

Interest Expense and Foreign Exchange

The $3,457,600 for the year ended June 30, 2010 in interest expense is related to accrued interest on the convertible and promissory notes, as well as the amortization of the debt discounts related to those notes.  The Company recorded a gain of $158,469 from currency transactions in the Euro and UK Pound and U.S. dollar.

Impairment of Goodwill and Intangible Assets

During the year ended June 30, 2010, we ceased operations and disposed of four operating companies. As a result of this discontinuation, we recorded one-time impairment of goodwill and intangible assets of $12,215,200, impairment of fixed assets of $1,305,735, a loss on disposal of certain fixed assets of $332,023 and accelerated stock vesting costs of $1,040,000 net of tax for the year ended June 30, 2010.Debt Settlement Costs

As a result of the debt restructuring activities throughout the year ending June 30, 2010, debt settlement costs of $2,757,702 relating to the conversion of certain loans to Preferred Stock.

Liquidity and Capital Resources

Overall cash decreased by $1,317,583 for the year ended June 30, 2010 due to ongoing challenges in raising new capital in very difficult financial markets. We were able to cover some of the cash loss through proceeds from convertible and promissory note issuances. The sources and uses of cash are summarized as follows:

	Year Ended June 30,
	2010	2009
Net cash used in operating activities	$(2,204,283)	$(4,689,451)
Net cash used in investing activities	(126,994)	(1,724,477)
Net cash provided by financing activities	1,172,163	6,335,128
Net cash used in foreign currency activities	(158,469)	(71,109)
	--------------	--------------
Net increase (decrease) in cash and cash equivalents	$(1,317,583)	$(150,019)

During the year ended June 30, 2010, cash used in operating activities was $2,204,283 resulting from a gross profit of $1,563,486, operating expenses of $8,270,048 and non-operating expenses of $22,159,216.  The loss included non-cash charges for stock and option compensation of $3,100,916.  Other non-cash expenses were depreciation and amortization of $1,315,924 and bad debt expense of $510,572 and impairment of Goodwill and Intangible Assets of $12,215,200.

Other operating activities that increased cash were a decrease in receivables of $1,170,445, decrease in inventories of $524,728, increase of accrued liabilities of $457,306, and accrued interest of $750,372, and a decrease in prepaid expense of $8,724, which was offset by the decrease in accounts payable of $2,136,931 and cash overdraft  $174,834.

During the year ended June 30, 2009, cash used in operating activities was $4,689,451 resulting from a gross loss of $658,629 and operating expenses of $10,126,607. The loss included non-cash charges for stock and option compensation and impairment of goodwill of $4,363,951 and $2,538,148, respectively.  Other non-cash expenses were depreciation and amortization of $1,583,406 and bad debt expense of $188,707. Other operating activities that increased cash were an increase in accounts payable of $1,857,473, of accrued liabilities of $144,497, and accrued interest of $1,144,499, and a decrease in prepaid expense of $97,473, which was offset by the increase in accounts receivable of $271,184 and inventories of $597,262.

During the year ended June 30, 2010, cash used in investing activities consisted of $125,000 for an investment in a note receivable.  During the year ended June 30, 2009, cash used in investing activities consisted of $353,703 of purchases of telephony equipment, $125,000 for an increase of notes receivable, $1,200,000 cash consideration payment for the acquisition of the six CHVC subsidiaries, and $45,774 cash disposed of as part of the Semotus business disposition.

Cash provided by financing activities for the year ended June 30, 2010 consisted primarily of the sale of short term promissory notes, which provided $1,105,000 in cash, debt from related parties $370,550 which was offset by the repayment of related party debt in the amount of $50,279, the repayment of other debt in the amount of $175,000, and payments of $6,088 on certain lease obligations.

Cash provided by financing activities for the year ended June 30, 2009 consisted primarily of the sale of short term promissory notes, which provided $5,195,743 in cash, cash proceeds from a private offering of $440,000, and proceeds from a line of credit of $2,020,121, which was offset by the repayment of related party debt in the amount of $249,000, the repayment of other debt in the amount of $423,583, redemption of preferred stock in the amount of $550,000, and payments of $98,263 on certain lease obligations.

$158,469 of cash was used in foreign currency transactions related to exchange losses on convertible notes payable during the year ended June 30, 2010.  $71,109 of cash was used in foreign currency transactions related to exchange losses on convertible notes payable during the year ended June 30, 2010.

As of June 30, 2010, we had cash and cash equivalents of $19,419, a decrease of $1,317,583 from the balance at June 30, 2009, which was $ 1,337,002.  Our working capital deficit increased as of June 30, 2010 to ($10,630,231) as compared to a working capital deficit of ($10,221,599) at June 30, 2009.  We have not yet generated sufficient revenues to cover the costs of continued product and service development and support, sales and marketing efforts and general and administrative expenses.

As of June 30, 2010, the following table sets forth our long term known contractual obligations, aggregated by type of contractual obligation:

Contractual Obligations		Payments due by period
	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Debt Obligations	$7,249,182	$6,650,185	$598,997	--	--
Capital Leases	781,309	375,371	405,938	--	--
Operating Leases	--	--	--	--	--
Purchase Obligations	--	--	--	--	--
Other Long Term Liabilities Reflected on our Balance Sheet under GAAP	--	--	--	--	--
Total	$8,030,491	$7,025,556	$1,004,935	--	--

Recent Accounting Pronouncements

On December 21, 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-29, which impacts any public entity that enters into business combinations that are material on an individual or aggregate basis. The guidance specifies that if a public entity presents comparative financial statements, the entity should disclose revenues and earnings of the combined entity as though the business combination(s) that occurred during the year had occurred at the beginning of the prior annual period when preparing the pro forma financial information for both the current and prior reporting periods. The guidance also requires that pro forma disclosures be accompanied by a narrative description regarding the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in reported pro forma revenues and earnings. This guidance is effective for business combinations consummated in periods beginning after December 15, 2010.  We are currently evaluating the impact of this ASU.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements.  Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated.  This ASU is effective upon the issuance of this ASU.  The adoption of this ASU did not have a material impact on our consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”).  Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively.  Early adoption is permitted.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In September 2009, in accordance with accounting pronouncements that applies to arrangements with multiple deliverables and provides another alternative for determining the selling price of deliverables. In addition, the residual method of allocating arrangement consideration is no longer permitted under this guidance.  The guidance is effective for fiscal years beginning on or after July 15, 2010.  We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

In September 2009, in accordance with accounting pronouncements which removes non-software components of tangible products and certain software components of tangible products from the scope of existing software revenue guidance, resulting in the recognition of revenue similar to that for other tangible products. It also requires expanded qualitative and quantitative disclosures. The guidance is effective for fiscal years beginning on or after June 15, 2010. We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

In June 2009, in accordance with accounting pronouncements for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under this guidance, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The guidance also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. The guidance is effective for fiscal years beginning after November 15, 2009. We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

Management does not believe that there are any recently-issued, but not yet effective, accounting standards that could have a material effect on the accompanying financial statements.

Off Balance Sheet Arrangements

Under SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

Any obligation under certain guarantee contracts;

Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;

Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in stockholder’s equity in our statement of financial position; and

Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

As of June 30, 2010, the Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

BUSINESS

Company Background

Flint Telecom Group, Inc. is a Nevada Corporation.  We were originally incorporated in 2005 as Flint Telecom, Inc., a Delaware Corporation, and started operations in April 2006 as a wholly owned subsidiary of Flint Telecom Limited, headquartered in Dublin, Ireland. Flint Telecom Limited is a holding company whose sole operating business in the United States was Flint Telecom, Inc. Flint Telecom Limited was a vehicle for the initial funding of Flint and for the development of proprietary intellectual property.

On October 1, 2008, Semotus Solutions acquired substantially all of the assets and liabilities of Flint Telecom, Inc. in exchange for 28,460,094 (1,423,005 after 1:20 split effective January 14, 2011) shares of restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008. Although Semotus is the legal acquirer, for accounting purposes Flint is the accounting acquirer. The name was changed to Flint Telecom Group, Inc. The existing Semotus operations became a division of Flint, and were subsequently sold in January 2009.

Summary of Operations

We are headquartered in Overland Park, Kansas and have recently expanded our operations internationally. We operate our business through six wholly-owned subsidiaries, Cable and Voice Corporation, Phone House, Inc., Flint Prepaid, Inc. (previously named Wize Communications, Inc.), Digital Phone Solutions, Inc., Ingedigit International, Inc. and Gotham Ingedigit Financial Processing Corp., as further described below.  We provide next generation turnkey voice, data and wireless services through partner channels primarily in the United States.  We distribute telecommunications services and products through our distribution channels.

The subsidiaries provide the following telecom services and / or distribute the following telecom products:

(1)
Cable and Voice Corporation – Cable and Voice Corporation was established on June 1, 2008, and is located in Tampa, Florida. Through Cable and Voice, the Company is a leading value-added master distributor of advanced broadband products and services to cable, telecommunications, enterprise and service provider customers throughout the United States. Through Cable and Voice, the Company offers a wide range of products and services which include cable modems, cables, UPS units, AV Powerline and Homeplug adapters, Wi-Fi and cellular wireless hardware and software applications, Intelligent Telephone Adapters (ITA) and IP Telephones for VoIP services and other customer premise equipment.

(2)
Phone House, Inc. – Phone House, Inc. was established on June 12, 2001, and is located in Artesia, California. Phone House is a master distributor for discount calling products that enable users who purchase cards in the United States to call China, India, Mexico, Africa, South America, Brazil, Bangladesh, and other countries throughout the world at significant savings. The international calling cards may be used to call from the United States to other countries, to call from other countries to the United States, or to call between countries outside the United States. These products are currently sold through a network of over 90 private distributors. Through this network, the Company estimates that its calling products are sold through over 10,000 retail outlets in the United States, of which more than 5,000 retail outlets are located in Southern California.

(3)
Digital Phone Solutions, Inc. – Digital Phone Solutions, Inc. was established on January 29, 2009, and is located in Overland Park, Kansas. Through Digital Phone Solutions, the Company provides a suite of enhanced IP telephonic solutions aimed primarily at small and medium sized enterprises in the United States. Digital Phone Solutions delivers all the value added services that manage the entire value-chain including billing, customer care, call routing, service provisioning. Advanced features such as voicemail-delivered-to-email, free inter-office calling, and virtual phone numbers provide additional revenue opportunities. Digital Phone Solutions enables its customers to establish reliable, feature rich and cost effective digital phone services very quickly with zero capital investment.

(4)
Flint Prepaid, Inc. – Flint Prepaid, Inc. (previously Wize Communications, Inc.) was incorporated on March 30, 2009, and is located in Overland Park, Kansas. Flint Prepaid is a retail focused company selling directly to end-users through master distributors and retailers. Flint Prepaid provides pre-paid calling services primarily to immigrant customers wanting to make inexpensive quality calls to their home countries. These value-based calling cards are regionalized and selectively marketed depending on the geographical area and user community.

(5)
Ingedigit International Inc. (“III”) – a U.S. based international pre-paid debit card company, partnered with both U.S. banks and international banks to offer debit cards to their customers. Included with the debit card services are additional services, allowing the partnering banks to add new customers, share funds between existing card holders and perform international fund remittance. All transactions are fully compliant with U.S. and international money laundering laws, as well as counter-terrorism regulations. Transactions are practically instantaneous, available to the card-holder on a 24/7, 365-day basis. The Company’s current markets include the United States, Canada, Mexico, India, Central and South America, Gulf Coast Countries, and the Philippines. The Company intends to expand into the U.K., Africa, Sri Lanka, Bangladesh and the Pacific Rim markets in the near future. As of December 31, 2010, this company has not yet generated any revenue.

(6)
Gotham Ingedigit Financial Processing Corp. (“P2P”) – a U.S. based advanced financial transaction processing and technology company, working with banking clients and other program sponsors globally. Using P2P solutions, clients can deliver ‘own brand’ financial transaction processing services, such as pre-paid products, virtual accounts, money remittances and other stored value services. Both MasterCard and fully PCI Certified, as well as being SAS-70 compliant, P2P is in the unique position of having complete control of all its services from applications development and processing to marketing and support for a full array of back office processing, including ATM and POS network integration and management. As of December 31, 2010, this company has not yet generated any revenue.

BUSINESS SEGMENTS

Through our existing operating companies, we operate in 4 key business segments:

Telecom Software, Services & Equipment: Wireless IP and telecom expense management applications to large multinational enterprises and telecom operators worldwide. Modem, cable and other telecom equipment supplies to leading cable and rural telecom operators in the United States. This area of the business focuses on the development, acquisition or licensing of Voice over Internet Protocol (VoIP) technologies in both land-line and wireless environments to address the growing global market. This technology is aimed at end customers, other operators and program operators and focuses on specific applications that address convergent wireless IP and cellular products and services. Technology developed, acquired or licensed by this segment of the organization also supplies the rest of the business with innovative retail products, for distribution through our large network of distributors, and cost-saving expense management services provided directly to operators.

Prepaid Telecom Services: Provision and distribution of prepaid calling cards and cellular products in the United States. These calling products enable users who purchase cards in the United States to call China, India, Mexico, Africa, South America, Brazil, Bangladesh, and other countries throughout the world at significant savings. The International calling cards may be used to call from the United States to other countries, to call from other countries to the United States, or to call between countries outside the United States. Flint operates a wireless phone service as an MVNO (Mobile Virtual Network Operator) in the United States that provides prepaid voice, texting and data services nationwide under the ‘Flint Mobile’ brand. In addition, Flint provides prepaid debit cards and mobile remittance and payment services to end uses and partner organizations globally.

Subscriber Based Telecom Services: The provision of VoIP and cellular services aimed primarily at the Small and Medium Enterprises in the United States and internationally. Flint delivers the value added services that manage the entire value-chain including billing, customer care, call routing, service provisioning. Advanced features such as voicemail-delivered-to-email, free inter-office calling, and virtual phone numbers provide additional revenue opportunities. Flint enables its customers to establish reliable, feature rich and cost effective digital phone services very quickly with zero capital investment.

Financial Processing Services:
The provision of stored value card and remittance services to a growing number of U.S. domestic and international partners globally. Using Flint solutions, clients can deliver ‘own brand’ financial transaction processing services, such as pre-paid products, virtual accounts, money remittances and other stored value services. Both MasterCard and fully PCI Certified, as well as being SAS-70 compliant, Flint is in the unique position of having complete control of all aspects of the financial services from applications development and processing to marketing and support for a full array of back office processing, including ATM and POS network integration and web management. Included with the debit card services are additional services, allowing the partners to add new customers, share funds between existing card holders and perform international fund remittance. All transactions are fully compliant with U.S. and international money laundering laws, as well as counter-terrorism regulations. Transactions are practically instantaneous, available to the cardholder 24/7/365.

Company Overview

Flint Telecom provides digital VoIP, wireless phone services (“MVNO”), prepaid calling products and financial processing services to both retail and wholesale customers in the United States and Internationally.

Managed by telecom and technology entrepreneurs with a proven track record in building international technology companies, the Company is growing both organically and through focused M&A activity.

Flint has established a strong foundation in the United States from which to continue its rapid growth internationally via the large distribution channels operated by the newly acquired companies.

With these enhanced distribution channels, experienced management team, and clear corporate strategy, Flint is positioned to exploit the new disruptive cycle in the telecommunications marketplace - the emergence of VoIP telephony and the growth of MVNO wireless services and the inevitable convergence of both.

Flint is at various levels and stages of discussions with a number of additional M&A opportunities and expects to complete further revenue and margin enhancing acquisitions in the near term.

Current Market Opportunity

Flint’s focus is on exploiting the next disruptive market cycle in the Global Telecoms Market.

The traditional voice market is mature, leading the way for a new technology-driven era of convergent telecom services. VoIP allows voice calls to travel as data packets unleashing a new market dynamic in delivering calls and allowing new entrants with value propositions to provide same services at lower prices. The market is now clearly in mass adoption mode with demonstrable consumer preference for trusted brands as is seen with the rapid adoption via cable companies – now over 25 million subscribers and adding over two million additional subscribers per month. 13.8% or 16.3 million consumers used VoIP lines as of March 2008. Hosted voice is expected to capture approximately 10% of the $3.2 billion North American business voice service market forecasted for 2011.  Gartner, Inc. and other market research firms expect more than 20% share by 2011. The global VoIP market is expected to grow from $4.5 billion in 2008 to $10 billion in 2011.

Flint operates in the global marketplace for both fixed and mobile voice telephony accounting for over $1 trillion dollars annually and is not limited to any single geography or business segment in its operations. The traditional voice market is mature, leading the way for a new technology-driven era of VoIP telecom services.

The opportunity for Flint has arisen and is driven by the fact that telecom costs are now at the floor of existing technology levels and VoIP allows voice to travel as data. This has unleashed a new market dynamic where companies that previously faced high barriers to entry can gain significant additional revenue and margin streams.

Cable companies, broadband providers, ISP’s, and rural telephone companies, along with other niche groups, are best positioned to take advantage of the new multi-media delivery possibilities and can offer voice services directly to existing customers in addition to their core services on a “single bill” and thus bypass the incumbent telecom providers.

VoIP providers such as VONAGE, SKYPE and cable companies in the U.S. have led the charge in giving VoIP mass market appeal. At the same time, U.S. regulators have legislated to support wider usage of VoIP to drive down consumer costs. This has driven the incumbent operators to respond in order to protect their markets.

This changing market dynamic is both a threat and an opportunity for the small operators who must offer their own solutions or face possible extinction as their customers migrate to bundled services. However, they do not have the necessary resources or experience to build a VoIP offering of their own. This is the opportunity for Flint, who will act as an aggregator for the smaller operators and provide the required infrastructure, telecom skills and economies of scale to enable these small operators to compete.

Competition

The communications industry is highly competitive and significantly affected by regulatory changes, technology evolution, marketing strategies, and pricing decisions of the larger industry participants. In addition, many companies offering Internet, voice, and data communications services are consolidating. Service providers generally compete on the basis of price, customer service, product quality, brand recognition, and breadth of services offered. Additionally, carriers may compete on the basis of technology. Recently, the ability to provide VoIP services has been a key differentiator. As technology evolves and legacy systems become an encumbrance, we expect carriers to compete on the basis of technological agility, and their ability to rapidly deliver new services.

We are subject to significant competition that could impact our ability to gain market share, win business and increase the price pressure on our products.  We face strong competition from a wide variety of firms, including large, national and international telecommunications companies.  Many of our competitors have considerably greater financial, marketing and technological resources, which may make it difficult to win new contracts and compete successfully.  Certain competitors operate larger facilities and have longer operating histories and presence in key markets, greater name recognition, larger customer bases and significantly greater financial, sales and marketing,   manufacturing, distribution, technical and other resources. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements.  They may also be able to devote greater resources to the promotion and sale of their products.  Moreover, we may not have sufficient resources to undertake the continuing research and development necessary to remain competitive.

We have different competition in each of our subsidiary companies.  The primary competitors for Cable and Voice Corporation are Motorola, Arris, Telewire, Westel, Comtrends, VoIP Supply, Scott Cable, Adams Global, and SMC.  In addition, some of Cable and Voice Corporation’s suppliers have the ability to make direct sales to our customers.  DPS’s primary competitors are 8x8, Net2phone, Vox Communications, Singlepipe and Momentum. Flint Prepaid competes with all telecommunications carriers and suppliers that are in the prepaid calling card and wireless business.

Power2Process’ main competitors in the prepaid card processing business are Colombus Data Services (CDS), i2c, Galileo, eCommlink, FSV, NetSpend, Tsys and Metavante/Nomad. III competes with all money remittance companies, such as Xoom, MiCash, FlexCard, SurTV, CardMarte and MasterCard.

Sales and Revenue Model

We generally focus our marketing efforts on support of our direct and partner sales efforts. In particular, we focus on sales collateral, trade shows, and events for prospective customers. Our use of advertising is minimal.

Technology is either developed, acquired or licensed and marketed directly (i) to operators where Flint does not offer retail telecom services, (ii) to retail customers via dedicated prepaid and strategic partner channels, or (iii) as a foundation for innovative service offerings to small and medium enterprise customers in the United States.

The provision and distribution of international prepaid calling, cellular and financial products to migrant communities groups in the United States. The United States prepaid market is worth $1.9 billion per year, of which 70% is international calling (Source TIA, 2010).

Growth Strategy

Our strategy is to accelerate our current growth both organically, through the development of new products to be driven through our existing distribution channels, and through a focused acquisition strategy of acquiring new products and technology from companies who have been unable to build sufficient distribution for their own technology.  Subscribers are then consolidated onto a single network platform and duplicate operating costs are thereby eliminated.

Regulation

The telecommunications industry is subject to significant regulation at the national, state, local and international levels.  These regulations affect our business. Generally, in the United States, some of our products and services are subject to varying degrees of federal, state, and local regulation, including regulation by the Federal Communications Commission (FCC) and various state public utility commissions. We may also be subject to similar regulation by foreign governments and their telecommunications/regulatory agencies. While these regulatory agencies grant us the authority to operate our business, they typically exercise minimal control over our services and pricing. However, they do require the filing a various reports, compliance with public safety and consumer protection standards, and the payment of certain regulatory fees and assessments.

We cannot assure that the applicable U.S. and foreign regulatory agencies will grant us the required authority to operate, will allow us to maintain existing authority so we can continue to operate, or will refrain from taking action against us if we are found to have provided services without obtaining the necessary authority. Similarly, if our pricing, and/or terms or conditions of service, are not properly filed or updated with the applicable agencies, or if we are otherwise not fully compliant with the rules of the various regulatory agencies, regulators or other third parties could challenge our actions and we could be subject to forfeiture of our authority to provide service, or to penalties, fines, fees, or other costs. We have been delinquent in certain filing and reporting obligations in the past including, but not limited to, filings with the FCC and Universal Service Fund (USF) reports and payments.  As of March 22, 2011, we believe we are current with our filing and reporting obligations.

To date, the FCC has declined to classify VoIP providers as telecommunications carriers for regulatory purposes. However, the FCC has ruled that certain traffic carried in part utilizing the Internet protocol format was nonetheless regulated telecommunications for which certain regulatory obligations applied. The FCC has considered whether to impose surcharges or other common carrier regulations upon certain providers of Internet telephony, primarily those which, unlike us, provide Internet telephony services directly to end users. The FCC ruled that interconnected VoIP service providers must make contributions to the Universal Service Fund. Additionally, the FCC has a pending proceeding to further examine the question of whether certain forms of VoIP services are information services or telecommunications services. The two are treated differently in several respects, with certain information services being regulated to a lesser degree. The FCC has noted that certain forms of phone-to-phone VoIP services bear many of the same characteristics as more traditional voice telecommunications services and lack the characteristics that would render them information services. The FCC has indicated that the issues as to applicability of access charges and other matters will be considered in that context. Adverse rulings or rulemakings could subject us to licensing requirements and additional fees and subsidies.

While we believe VoIP services may be subject to additional federal, state, local, or international regulation in the future, it is uncertain when or how the effects of such regulation could affect us. If additional regulation does occur, it is possible that such regulatory agencies may impose surcharges, taxes or regulatory fees on VoIP service providers. The imposition of any such surcharges, taxes, or regulatory fees could increase our costs and thus reduce or eliminate any competitive advantage that we might enjoy today.

If the FCC were to determine that certain Internet-related services including Internet telephony services are subject to FCC regulations as telecommunications services, the FCC could subject providers of such services to traditional common carrier regulation, including payment of access charges to local telephone companies. A decision to impose such charges could also have retroactive effect. It is also possible that the FCC may adopt a regulatory framework other than traditional common carrier regulation that would apply to Internet telephony providers. Any such determinations could materially adversely affect our business, financial condition, operating results and future prospects to the extent that any such determinations negatively affect the cost of doing business over the Internet or otherwise slow the growth of the Internet.

We are monitoring the actions of the federal and various state regulatory agencies, and doing our best to see that we are in compliance with the applicable regulations, including any new regulations that may be passed. However, there can be no assurance that we are fully aware of all applicable requirements or that we will always be fully compliant. Should we fail at any time to be compliant with applicable federal or state regulations, or to file required reports to federal or state regulatory agencies, we could be subject to fines or other penalties.

Intellectual Property

 Our success and ability to compete effectively are dependent in part upon our proprietary technology.  We rely on a combination of copyright, trademark and trade secret laws, as well as nondisclosure agreements and other contractual restrictions, to establish and protect our proprietary rights.   Employees are required to execute confidentiality and non-use agreements that transfer any rights they may have in copyrightable works or patentable technologies to us. In addition, prior to entering into discussions with potential business partners or customers regarding our business and technologies, we generally require that such parties enter into nondisclosure agreements with us. If these discussions result in a license or other business relationship, we also generally require that the agreement setting forth the parties’ respective rights and obligations include provisions for the protection of our intellectual property rights. The steps taken by us may not, however, be adequate to prevent the misappropriation of our proprietary rights or technology.

To date, we do not have any federally registered trademarks. However, we are currently in the process of applying for federal registration of some of our marks.

We do not currently have any patents or patent applications in process.  Any future patent applications with respect to our technology may not be granted, and, if granted, patents may be challenged or invalidated.  In addition, issued patents may not provide us with any competitive advantages and may be challenged by third parties.  Our practice is to affix copyright notices on our product literature in order to assert copyright protection for these works.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to duplicate aspects of our products or to obtain and use information that we regard as proprietary.  Our steps to protect our proprietary technology may not be adequate to prevent misappropriation of such technology, and may not preclude competitors from independently developing products with functionality or features similar to our products.  If we fail to protect our proprietary technology, our business, financial condition and results of operations could be harmed significantly.

The telecommunications markets have been characterized by substantial litigation regarding patent and other intellectual property rights. Litigation, which could result in substantial cost to and diversion of our efforts, may be necessary to enforce trademarks issued to us or to determine the enforceability, scope and validity of the proprietary rights of others. Adverse determinations in any litigation or interference proceeding could subject us to costs related to changing names and a loss of established brand recognition.

Legal Proceedings

A stipulation for judgment was filed by Carmel Solutions, Inc. (“Carmel”) in the Superior Court of California, Orange County, in accordance with, and upon our default of, a settlement agreement we entered into with Carmel on May 5, 2009, and a judgment was entered against us on October 26, 2009, in the amount of $72,852, plus accruing interest from that date at the rate of $20 per day and post judgment costs incurred in enforcing the judgment. As of December 31, 2010, the financial statements contain a payable amount of $60,000 in relation to this action. Management is confident that the lower amount will be more reflective of the end settlements amount. There are currently no discussions taking place between the parties on settling this amount and no approach has been received from Carmel since the judgment was entered.

We are a defendant in a pending legal proceeding filed by AT&T on December 11, 2009, in the U.S District Court of the District of Connecticut.  This suit alleges one cause of action for breach of contract.  The complaint alleges that we owe money for services rendered, that we subsequently entered into a settlement agreement with AT&T to settle the amount owed to AT&T, and that we failed to make any payments due under such settlement agreement. AT&T was granted an automatic entry of judgment against us in the amount of $440,672 plus interest, attorney’s fees and costs.  In December of 2010, AT&T obtained an Order of Garnishment against one of our bank accounts in the amount of $510,525, $76,653 of which was actually garnished. We are currently negotiating a payment schedule with AT&T that management is confident will result in a structured plan to pay the remaining balance. As of December 31, 2010, the financial statements contain a payable amount of $440,672 in relation to this action. Management is in active discussions with AT&T to agree a phased payment of this amount over two years and is confident that this outcome will result from those discussions.

We are also one of a number of defendants in a pending legal proceeding filed by First Citizens Bank & Trust, Inc. on June 17, 2010, in the Superior Court of Fulton County, Georgia.  This suit alleges five causes of action, three of which relate to the breach of Flint’s loan agreement entered into with the Georgian Bank in the principal amount of $500,000 plus interest, attorney’s fees and costs.  We did not respond within the time period allowed. A motion for default judgment was filed on October 11, 2010, against Flint for the amount of $200,000 plus interest, attorney’s fees and costs. As of December 31, 2010, we have accrued $200,000 in the accounts in relation to this action. Management has opened discussions with representatives of the plaintiff to discuss a phased payment of the amount due. It is too early for management to say if this will be achieved.

Bill Burbank, our previous President and COO, filed a lawsuit against us in the 15th Judicial Circuit in Palm Beach County, Florida on September 22, 2010. This suit alleges one cause of action for breach of agreement.  The complaint alleges that we entered into a settlement agreement with Bill Burbank to settle the amount owed to him, and that we failed to make the first payment due under such settlement agreement. Mr. Burbank sought and received a judgment for damages in the amount of $190,000 plus interest, attorney’s fees and costs. As of December 31, 2010, we have accrued $195,623 in the accounts in relation to this action to include interest and penalties. Management intends to enter into renewed discussions with Mr. Burbank to discharge this amount.

On October 25, 2010, China Voice Holding Corp. (“CHVC”) filed a lawsuit against us in the 15th Judicial Circuit in Palm Beach County, Florida.  This suit alleges one cause of action for breach of contract.  The complaint alleges that we entered into a settlement agreement with CHVC to settle the amount owed to it, and that we failed to make the first monthly payment due under such settlement agreement.  CHVC sought and received a judgment for damages in the amount of $82,742 plus pre-judgment interest of 18% per annum starting September 1, 2010, plus $500,000 as an additional liquidated damage, post judgment interest, costs and attorney’s fees. As of December 31, 2010, we have accrued $2,182,676 in the financial statements in relation to this action to include interest and penalties. In the interim, a large proportion of this amount as been assigned to a third party by CHVC and management is in active discussions with that party to agree new payment terms.

On November 10, 2010, Abovenet Communications filed a complaint against us in US District Court for the Southern District of New York, alleging breach of contract and seeking $87,761 in damages, plus interest, attorney’s fees and costs. As of December 31, 2010, we have accrued $16,000 in the financial statements in relation to this action, which is the amount of services used from Abovenet prior to its action. It is too early in the process for management to accurately estimate the full contingency amount attached to this legal action. To date, no discussions have taken place with Abovenet in relation to settling this action.

On November 24, 2010, Tom Davis filed a Demand for Arbitration alleging a breach of the settlement agreement by and among Mr. Davis and Flint, and seeking damages in the amount of $2,230,000. As of December 31, 2010, the financial statements include $1,126,875 in loans and accrued interest and $1,530,000 in preferred shares in relation to Mr. Davis. Management remains confident that suitable terms can be reached with Mr. Davis to reschedule agreed payment arrangements to settle this action.

Because Thermocredit has a first priority secured interest against all of Flint’s assets, Flint expects that Thermocredit will prevent any future collections on any of these judgments, and management hopes to be able to negotiate further with these plaintiffs and come to a reasonable settlement.

We are also a party to other legal proceedings in the normal course of business.  Based on evaluation of these matters and discussions with counsel, we believe that liabilities arising from these matters will not have a material adverse effect on the consolidated results of our operations or financial position.

Due to the regulatory nature of the industry, the Company periodically receives and responds to various correspondence and inquiries from state and federal regulatory agencies. Management does not expect the outcome on these inquiries to have a material impact on our operations or financial condition.

Property

We are headquartered in Overland Park, Kansas and lease offices and space in a number of locations. Below is a list of our leased offices and space as of December 31, 2010.

Location	Lease Expiration	Monthly Rent		Purpose	Approx. Sq. Ft.
17918 Pioneer Blvd. #209 Artesia, CA 90701	Month to Month	$3,950		Phone House, Inc. office space	1,750

3507 East Frontage Rd., Ste 190 Tampa, FL 33607	December 31, 2012	$1,730	(1)	Cable & Voice Corp. office space	1,750

9050 Pines Blvd. Pembroke Pines, FL 33024	February 1, 2015	$7,550	(2)	Ingedigit International Inc. and Power2Process office space	3,624

(1)	This lease has a total annual rent of $20,758 in year 2010, and is subject to increase to $21,484 in year 2011 and $22,232 in year 2012.
(2)	This lease has a total annual rent of $90,600 in year 2010, $93,318 in year 2011, $96,118 in year 2012, $99,001 in year 2013, and $101,971 in year 2014.

We believe that our leased facilities are adequate to meet our current needs and that additional facilities are available to meet our development and expansion needs in existing and projected target markets.

Employees

As of April 29, 2011, we had 16 full time employees, none of whom are represented by a labor union.

Confidentiality Agreements

All our employees have signed confidentiality agreements, and it is our standard practice to require newly hired employees and, when appropriate, independent consultants, to execute confidentiality agreements. These agreements provide that the employee or consultant may not use or disclose confidential information except in the performance of his or her duties for the company, or in other limited circumstances. The steps taken by us may not, however, be adequate to prevent the misappropriation of our proprietary rights or technology.

MANAGEMENT

The following table sets forth the names and positions of our directors and executive officers and other key personnel as of April 29, 2011:

Name	Age	Position
Vincent Browne	43	Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board
Bernard A. Fried	64	President, Chief Operations Officer and Director

There is no family relationship between any director or executive officer. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director. Each Director holds office until the next annual meeting of the shareholders or until his successor is elected and duly qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors. The following sets forth biographical information concerning our directors, and executive officers for the past three years:

Vincent Browne, age 43.  Mr. Browne founded Flint Telecom, Ltd, Flint Telecom, Inc.’s parent company, in December of 2004. Flint Telecom, Inc. was incorporated in July of 2005. Mr. Browne has been CEO of Flint Telecom, Ltd., Flint Telecom, Inc. and Flint Telecom Group, Inc. since each of their respective inceptions.  Mr. Browne became Chairman, CFO and Corporate Secretary in February of 2010.  Mr. Browne has over 15 years experience in the ICT sector. Prior to joining Flint, Mr. Browne founded Prime Carrier Limited (PCL) in 2000 and was its CEO. PCL provides advanced Least Cost Routing software and systems to Tier 1 operators across the globe. During his time as founding CEO at PCL, he raised over €12m in various funding rounds and successfully negotiated several multi-million dollar contracts with international customers. Prior to that, Mr. Browne worked with Siemens and Esat BT. Mr. Browne holds a BComm degree from University College Dublin. Mr. Browne also speaks on Entrepreneurial development at Trinity College, Dublin. Mr. Browne’s varied and proven entrepreneurial experience in the telecom industry over the past 20 years and as Founder of Flint Telecom Group, led us to the conclusion that he should serve as one of Flint’s officers and directors.

Bernard A. Fried, age 64. Mr. Fried became our President, Chief Operating Officer and a member of the board of directors in February of 2010.  He currently also serves as managing member of FCI Companies, LLC, a successor company to Fried Consulting, Inc.  Previously, he served as Vice President and Managing Director of Condado Group, Inc., a customer relationship management and call center consulting firm.  Prior to joining Condado Group, Mr. Fried was President of Fried Consulting, Inc, a call center and telecommunications consulting firm.  During his career, he has held numerous executive positions in the call center, telecommunications, and biometric industries.   Mr. Fried currently also serves on the Board of Directors of the United States Internet Industry Association, and is a former board member of Ascent (which merged into Comptel), one of the primary associations for the wholesale telecommunications industry.  Mr. Fried also currently teaches management and leadership courses in the School of Professional and Graduate Studies at Baker University in Kansas.  Mr. Fried filed a Chapter 7 petition under the federal bankruptcy laws on April 30, 2008, which was discharged on July 22, 2008. Mr. Fried received his MBA, with distinction, from Pace University in New York. Mr. Fried’s experience at various companies in the telecom industry and as a board member of another company in the telecom space led us to the conclusion that he should serve as one of Flint’s officers and directors.

Board of Directors

Currently, we only have two board members, Vincent Browne and Bernard A. Fried, who are also our CEO and President, respectively.  We hope to add independent members to expand our board of directors in 2011, depending upon our ability to reach and maintain financial stability.

Committees of the Board of Directors

We do not currently have an audit committee, compensation committee, nominating committee, or any other committee of the board of directors. The responsibilities of these committees are fulfilled by our current board of directors and all of our directors participate in such responsibilities. In addition, we do not currently have an “audit committee financial expert” as such term is defined in the Securities Act, as our financial constraints have made it extremely difficult to attract and retain qualified outside board members. We hope to add qualified independent members of our board of directors in 2011, depending upon our ability to reach and maintain financial stability.  Our full board has taken on the responsibilities of these committees.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee or any other committee of the board of directors performing similar functions during the year ended June 30, 2010. Vincent Browne, our Chief Executive Officer, and Bernard A. Fried, our President, make all decisions relating to compensation.

Code of Ethics

We have adopted a code of ethics that applies to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer. We have also adopted a code of ethics that applies specifically to our principal executive officer and senior financial officers.  Copies of our two codes of ethics are available on our website at www.flinttel.com, the content of which website is not incorporated by reference into, or considered a part of, this document.

Stockholders can access our corporate governance information, including our Code of Ethics for Principal Executive Officers and Senior Financial Officers at our website, www.flinttelecomgroup.com, the content of which website is not incorporated by, referenced into, or considered a part of, this document.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following table summarizes the total compensation paid to, earned or received by our CEO, CFO and the three other executive officers who received annual remuneration in excess of $100,000 during the last two fiscal years ending June 30, 2010 and 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Vincent Browne, Chief Exec. Officer	2010	60,000	(1)	--	--		--	--	--	--		60,000
	2009	146,588	(1)	--	1,875,000	(2)	--	--	--	--		2,021,588
Bill Burbank, President	2010	62,715	(3)	--	--					320,000	(5)	382,715
	2009	77,262	(3)	--	760,000	(4)	--	--	--	--		837,262
Stephen Keaveney, Chief Financial Officer	2010	60,000	(6)	--	--							60,000
	2009	60,000	(6)	--	875,000	(7)	--	--	--	--		935,000

Bernard A. Fried, President	2010	25,000	(8)	--	360,000	(9)	--	--	--	--		385,000

(1)
Actual annual salary as of October 6, 2008, per Mr. Browne’s employment agreement, is $180,000. To date Mr. Browne has not been paid all of his salary, and such unpaid amounts are accounted for as accrued but unpaid to date.

(2)	Represents the aggregate fair value of the stock award relating to 2,500,000* shares of restricted common stock granted on October 6, 2008 and vesting over a period of four years.

(3)
Actual annual salary, per Mr. Burbank’s employment agreement, was $186,000.  Mr. Burbank’s start date with the Company was January 29, 2009.  On February 4, 2010, Mr. Burbank resigned from his respective executive officer positions and from the board of directors of the Company. See Item 13, “Separation Agreement with Bill Burbank” for more details.

(4)	Represents the aggregate fair value of the stock award relating to 2,000,000* shares of restricted common stock granted on January 29, 2009, vesting over a period of four years.

(5)
Represents the aggregate fair value of the stock award with respect to the fiscal year 2010 relating to 4,000,000* shares of restricted common stock granted on February 4, 2010 as part of Mr. Burbank’s separation.

(6)
Actual annual salary, per Mr. Keaveney’s employment agreement that went effective as of March 1, 2009, is $180,000 per year. On February 4, 2010, Mr. Keaveney resigned from his respective executive officer positions and from the board of directors of the Company.

(7)	Represents the aggregate fair value of the stock award relating to 3,500,000* shares of restricted common stock granted on March 1, 2009 and vesting over a period of four years.

(8)
Represents the actual amount paid to Mr. Fried during the fiscal year ended June 30, 2010. under Mr. Fried’s employment agreement that went effective February 23, 2010, his annual salary is $186,000. To date Mr. Fried has not been paid all of his salary, and such unpaid amounts are accounted for as accrued but unpaid..

(9)	Represents the aggregate fair value of the stock award relating to 6,000,000* shares of restricted common stock granted on February 23, 2010 and vesting over a period of four years.

* Share amounts quoted at time of issue and prior to the 1:20 stock split that went effective January 14, 2011.

Deferred Compensation Benefits: We do not have a deferred compensation program at this time.

Retirement Benefits: We do not have a 401(k) plan or other retirement program at this time.

Executive Perquisites and Generally Available Benefits: We have no executive perquisite program at this time.

Outstanding Equity Awards at 2010 Fiscal Year-End:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(*)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Number of Shares or Units of Stock That Have Vested (#)(*)	Market Value of Shares or Units of Stock That Have Vested ($)

Vincent Browne	--	--	--	--	--	1,562,500	(1)	6,250	(4)	937,500	3,750(4)

Bill Burbank	--	--	--	--	--	--		--		6,000,000(2)	24,000(4)

Bernard A. Fried	--	--	--	--	--	6,000,000	(3)	24,000	(4)	--	--

(*) Shares numbers quoted prior to the 1:20 share split that went effective January 14, 2011.

(1)
These shares vest annually over a period of four years starting October 6, 2008, provided the executive is employed with the Company at the time of vesting, such that ј vest at the first annual anniversary and quarterly each year thereafter so that all shares are vested as of October 6, 2012.

(2)
On February 4, 2010, Mr. Burbank resigned from his respective executive officer positions and from the board of directors of the Company.  As part of Mr. Burbank’s separation, we accelerated 1,500,000  shares of his unvested restricted stock and granted and issued 4,000,000 additional shares of immediately vested restricted common stock, for a total of  5,500,000 shares of restricted common stock.  Additionally, 500,000 vested on January 29, 2010.

(3)
These shares vest annually over a period of four years starting February 23, 2010, provided the executive is employed with the Company at the time of vesting, such that they vest at the first annual anniversary and quarterly each year thereafter so that all shares are vested as of February 23, 2014.

(4)	The Market Value is based on $0.004 per share, which was the closing price of the common stock on June 30, 2010.

Employment Agreements; Termination of Employment and Change of Control Arrangements

Vincent Browne

Mr. Browne has a four year employment agreement that went effective on October 6, 2008. Mr. Browne receives salary in the amount of $180,000 per year, which shall immediately increase to $240,000 when the Company achieves sustainable profitability for one quarter, and Mr. Browne was issued 2,500,000 shares of restricted common stock vesting over a period of four years, such that ј of the shares shall vest at his first annual anniversary date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with the Company. If Mr. Browne’s employment is terminated by the Company without cause or by Mr. Browne for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. Browne cannot be reached (a “Severance Event”), all stock of the Company then owned by Mr. Browne which are unvested shall become immediately fully vested, and the Company shall pay to Mr. Browne severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a four year agreement term. If a Severance Event occurs, Mr. Browne would receive between $720,000 (using a Severance Event date of October 6, 2009 and the maximum potential base salary of $240,000) and $0 (using a Severance Event date of October 6, 2012), depending on the actual date the Severance Event actually occurs.

Bernard A. Fried

Effective February 23, 2010, Bernard A. Fried was elected as President and Chief Operating Officer of the Company, and was appointed as a member of the Board of Directors. Flint entered into an employment agreement with Mr. Fried, effectuating the following:  (i) Mr. Fried’s title is President and COO of Flint; (ii) Mr. Fried was appointed as a member of Flint’s Board of Directors, (iii) Mr. Fried will receive a salary in the amount of $186,000 per year, and (iv) Mr. Fried was issued 6,000,000 shares of restricted common stock vesting over a period of four years, such that ¼ of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with Flint.

Stock Plans

We currently have one authorized stock option plan, the 2005 Stock Option Plan, which will terminate in July of 2015, and one restricted stock plan, the 2009 Restricted  Stock Plan.  Descriptions of the Stock Plans can be found in Footnote 17 of our SEC Form 10K for the fiscal year ended 2010 filed on October 21, 2010.

Summary Information Concerning Stock Plans

The following table sets forth certain information relating to our stock plans as of June 30, 2010:

Equity Compensation Plan Information

The following table sets forth certain information relating to our 2009 Restricted Stock Plan:
Plan Category	Plan Name	Number of securities granted but unvested	Number of securities granted and vested	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (b))
Equity Compensation plans approved by security holders	The 2009 Restricted Stock Plan	10,062,500	18,635,000	6,302,500

DIRECTOR COMPENSATION

Except for discretionary grants of stock or stock options, our directors are usually not compensated for their services as directors. Directors who are employees are eligible to participate in our equity incentive plan. The following table summarizes data concerning the compensation of our directors for the fiscal year ended June 30, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Lanz	--	16,000	--	(1)	--	--	--	16,000

Michael Butler (2)	--	140,625	--	(2)	--	--	--	140,625

(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to 200,000 shares of restricted common stock granted to Mr. Lanz on February 4, 2010.  On February 4, 2010, Mr. Lanz resigned from his position on the board of directors of the Company.

(2)
Represents the dollar amount recognized for financial statement reporting purposes, relating to 375,000 shares of restricted common stock which vested during the fiscal year ended June 30, 2010.  On May 14, 2010, Mr. Butler resigned from his position on the board of directors of the Company.

Indebtedness of Directors, Officers and Others

Our directors, senior officers, and their associates were not indebted to us or to any of our subsidiaries at any time since the beginning of our last completed fiscal year.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

All related party transactions are reviewed and approved by our board of directors.  All of the related party transactions described below were reviewed and approved through unanimous written consent in lieu of holding a board meeting.

Mr. Butler resigned as a director May 14, 2010.

Flint, Ltd.
Flint Telecom Ltd, which is controlled by Mr. Browne, Flint’s CEO, has an amount due to it of $163,160 and $156,042 at December 31, 2010 and June 30, 2010, respectively.   This includes charges for management fees earned by Flint Telecom, Ltd., which during the six months ended December 31, 2010 and 2009 were $100,000 and $250,000, respectively.  The management fees are for operating and financial services provided by Flint Telecom, Ltd. to us. Flint Telecom, Ltd. also has a direct equity investment in us.

Executive Officer Loans
On November 8, 2010 and November 19, 2010, Vincent Browne, our Chief Executive Officer, invested $48,000 and $24,000, respectively and was issued promissory notes for those principal amounts, accruing no interest and having a maturity date of one year from the date of issuance.

Michael Butler Debt Restructure
We had a number of loans outstanding from Mr. Butler, one of our board members as of December 31, 2009, for which we issued various promissory notes, convertible promissory notes, warrants and shares of restricted common stock to him as consideration.  As of December 31, 2009, the total outstanding balance on all of Mr. Butler’s loans were approximately $4,100,000.  Subject to an agreement that was executed December 31, 2009 that became effective February 5, 2010 we executed a settlement agreement with Mr. Butler in which all of Mr. Butler’s loans to Flint were cancelled in exchange for 302,000 shares of Series E preferred stock of Flint, valued at €10.00 per share, having the following material terms:

1.	Yielding a 14% annual dividend payment, payable monthly in Euros, from February 28, 2010;

2.	Convertible at any time into that number of shares of Common Stock as is determined by the quotient of (i) €10.00 over (ii) the Conversion Price in effect at the time of conversion.

a.	The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $0.275 per Common Share.

b.	Market Price means the average closing price of Flint’s common stock over the twenty trading days preceding the conversion request date.

c.	The common stock issued at the time of conversion will be restricted stock and subject to SEC Rule 144.

d.
Based on the minimum conversion price, Mr. Butler would receive 10,981,818 ( 549,091 post 1:20 stock split effected January 14,2011) shares of common stock if all preferred shares were converted into common stock.

3.	The Preference Shares will be transferable at Mr. Butler’s discretion, after giving Flint a right of first refusal;

4.	A penalty rate of 0.5% per month on the total amount outstanding will apply for dividend payments that are more than 10 days late, and will continue to apply until default payments are caught up.

Mr. Butler has the right to rescind this agreement in the event that we should enter into a voluntary or involuntary bankruptcy.  We have therefore classified these shares of Series E Convertible Preferred as part of Preferred Shares in our Balance Sheet.

Equity Reclassification: The Series E preferred shares issued to Mr. Butler pursuant to a settlement agreement dated December 31, 2009 have been moved from equity to the mezzanine area of the balance sheet. The equity statement has been updated to account for this reclassification.

SEL Nominees
On March 8, 2010 SEL Nominees Ltd. (“SEL”) loaned us $58,000 and we issued a $58,000 convertible promissory note accruing interest at a rate of eighteen percent (18%) per annum, with interest only payments due each month and a maturity date of March 2011, and having a variable conversion price of 50% of the Market Price. On March 12, 2010 SEL loaned us $40,000 and we issued a $40,000 convertible promissory note accruing interest at a rate of eighteen percent (18%) per annum with interest only payments due each month and a maturity date of March 2011, and having a variable conversion price of 50% of the Market Price. “Market Price” means the average of the lowest three (3) Trading Prices for the common stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent. These SEL notes also contain a most favored nations clause as it relates to the conversion price.  As of June 30, 2010, the conversion price is $0.00055 per share, resulting in the maximum potential total of 178,181,818 (8,909,091 post 1:20 stock split effected January 14,2011) shares to be issued upon full conversion of both SEL notes.  However, in accordance with the terms of the agreements related to these notes, each note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time without shareholder approval.  SEL is a related party due to the fact that SEL is controlled by Mr. Butler, who was one of our board members in March of 2010. For the year ended June 30, 2010 we recognized $98,000 in interest expense for beneficial conversion features on these notes.

Employment Agreements
Effective October 6, 2008, we entered into a four year employment agreement with our CEO, Mr. Browne. Mr. Browne receives a salary in the amount of $180,000 per year, which shall immediately increase to $240,000 when the Company achieves sustainable profitability for one quarter, and 2,500,000 shares of restricted common stock, vesting over a period of four years, such that ј of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary. If Mr. Browne’s employment is terminated by the Company without cause or by Mr. Browne for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. Browne cannot be reached (a “Severance Event”), all stock and stock options of the Company then owned by Mr. Browne which are unvested shall become immediately fully vested, and the Company shall pay to Mr. Browne severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a four year agreement term. If a Severance Event occurs, Mr. Browne would receive between $480,000 (using a Severance Event date of October 6, 2010 and assuming the Company has achieved sustained profitability) and $0 (using a Severance Event date of October 6, 2012), depending on the actual date the Severance Event occurs.

Effective February 23, 2010, we entered into a two year employment agreement with Bernard A. Fried, effectuating the following:  (i) Mr. Fried’s title is President and Chief Operating Officer; (ii) Mr. Fried was appointed as a member of Flint’s Board of Directors, (iii) Mr. Fried will receive a salary in the amount of $186,000 per year, and (iv) Mr. Fried was issued 6,000,000 shares of restricted common stock vesting over a period of four years, such that ј of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with Flint. The Company may terminate this agreement without cause at any time by giving Mr. Fried 60 days prior written notice, and the Company shall have no further liability other than for the payment of any unpaid salary through the termination date and reimbursement of reasonable business expenses incurred prior to the termination date.

Separation Agreement with Bill Burbank
Bill Burbank resigned as the President and Chief Operating Officer of the Company, effective February 4, 2010.  In connection with Mr. Burbank’s resignation, we entered into a Separation Agreement with Mr. Burbank (the “Separation Agreement”), effective February 5, 2010.  The Separation Agreement provides that Mr. Burbank will be paid an aggregate of approximately $150,000 in cash and $842,500 worth of shares of restricted common stock, consisting of:

•	payment for past wages owed, of approximately $45,785;
•	repayment for various loans made to the Company, in the amount of $100,000;
•	reimbursement for approved expenses in an amount that has yet to be determined;
•	all such cash payments as listed above shall be paid in the future as funds become available;
•
acceleration of 1,500,000 shares of his unvested restricted stock and the grant and issuance of 4,000,000 additional shares of immediately vested restricted common stock, for a total of 5,500,000 shares of restricted common stock.  Additionally, 500,000 vested on January 29, 2010. The 2,000,000 previously issued shares that vested were valued at $0.38 per share (date of original grant).  The closing price of our common stock on February 5, 2010 was $0.08 per share, and therefore the additional 4,000,000 shares were valued at $320,000, for a total fair market value of these shares was $842,500.

Subsequently, effective May 28, 2010, we entered into an Addendum to the Separation Agreement with Mr. Burbank, agreeing to pay a total of $150,000 cash to Mr. Burbank over a period of 8 months; monthly payments in the amount of $18,750 shall commence as of July 31, 2010. As of the date of the filing of this annual report we have not made these payments and are therefore currently in default.  As a result, a default interest rate of 18% shall be applied to any outstanding payments owed as of the date of default and an additional cash payment of $40,000 is also immediately due and payable.  Mr. Burbank has filed a lawsuit against us for breach of contract, seeking to collect this total amount due.

Settlement Agreement with China Voice Holding Corp.
China Voice Holding Corp. (CHVC) was a related party due to the fact that it was a greater than 10% shareholder at the time of our acquisition of six of its U.S. subsidiaries in January of 2009. Additionally, Bill Burbank became our President and COO and at the same time was CEO of CHVC. Effective as of May 28, 2010, we executed a settlement agreement with CHVC whereby CHVC has agreed to, among other things, cancel and terminate any and all rights it has under its $7,000,000 promissory note issued by us (the “Note”) and the Series C Preferred Shares of Flint (the “Preferred Shares”), including the repayment of any and all principal amounts underneath the Note and the Preferred Shares, and to return 15,800,000 (790,000 after the 1:20 share split effective January 14, 2011) shares of our common stock to Flint (thereby allowing CHVC to keep 5,200,000 (260,000 after the 1:20 share split effective January 14, 2011) shares of our common stock), and in exchange we agreed to pay a total of $1,520,242 to CHVC through installment payments over a period commencing August 31, 2010 and ending May 31, 2011 and abandon its claim to 15,000,000 shares of CHVC’s common stock.

As of the date of the filing of this registration statement, we have not made these payments and are therefore in default.

Misc. Loans from other ex-Officers
On September 24, 2009, Mr. Keaveney, our CFO at the time, loaned $75,000 to us and we issued to him a promissory note in the amount of $75,000, due and payable with a cash fee of $10,000 on or before October 24, 2009.  In June of 2010, we agreed to allow Mr. Keaveney to convert a portion of this note, $20,000, into 100,000 shares at $0.20 per share. During the three months ended December 31, 2010, Mr. Keaveney sold the remaining principal balance and accrued interest due on the note to a third party, who converted the assigned note into a total of 1,729,336 shares of common stock.  As of December 31, 2010, there is no outstanding principal balance or remaining accrued interest due on the note.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 29, 2011, by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all directors and officers as a group.

For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following March 22, 2011, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Title of Class	Name And Address of Beneficial Owners* (1)	Number of Shares(**)	Percent of Class(5)

Common	Vincent Browne (2)	1,734,694	1.45%

Common	Bernard A. Fried (3)	257,576	0.22%

	All Officers and Directors as a Group (2 Persons) (4)	1,992,270	1.67%

* Unless otherwise indicated, all addresses are c/o Flint Telecom Group, Inc., 7500 College Blvd., Suite 500, Overland Park, KS 66210

 (**) Shares numbers and prices quoted after 1:20 stock split that went effective January 14, 2011.

(1)
This table is based upon information supplied by the named executive officers, directors and 5% stockholders, including filings with the Securities and Exchange Commission (the “SEC”) and information supplied from Computershare, our transfer agent.  Unless otherwise indicated in these notes and subject to the community property laws where applicable, each of the listed stockholders has sole and investment power with respect to the shares shown as beneficially owned by such stockholder.  The number of shares and percentage of beneficial ownership includes shares of common stock issuable pursuant to convertible promissory notes, convertible preferred stock and warrants held by the person or group in question, which may be exercised or converted on November 23, 2010 or within 60 days thereafter.

(2)
Includes 629,850 shares held directly,54,688 shares that have vested out of the 125,000 shares that vest quarterly at each annual anniversary over a period of four years from October 1, 2008, and 1,050,157 shares held indirectly through Mr. Browne’s ownership in Flint Telecom, Ltd. The 129,850 shares held directly have been pledged as security.

(3)	Includes 25,000 shares held directly and 7,576 shares held indirectly through Mr. Fried’s ownership in FCI Companies, LLC. Does not include 300,000 unvested shares granted on February 23, 2010.

(4)	Based on 119,581,848 shares of common stock outstanding as of April 29, 2011.

SELLING SHAREHOLDER

This prospectus relates to the possible resale by the selling stockholder, Kodiak Capital Group, LLC, of shares of common stock that we may issue pursuant to the Investment Agreement, or IA, that we entered into with Kodiak on November 26, 2010, and as amended and restated on January 19, 2011. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the registration rights agreement we entered into with Kodiak on November 26, 2010.

The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares that it acquires under the IA.

The following table presents information regarding Kodiak and the shares that it may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder. As used in this prospectus, the term “selling stockholder” includes Kodiak and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable. The percentage of shares beneficially owned prior to the offering is based both on ~~82,685,478~~  119,581,848 shares of our common stock actually outstanding as of ~~March 31~~  April 29, 2011 and on the assumption that all shares of common stock issuable under the IA we entered into with Kodiak are outstanding as of that date.

Name of Beneficial Owner	Shares Beneficially Owned Prior to the Offering			Number of Shares Offered	Shares Beneficially Owned After the Offering
	Number		Percent		Number	Percent
Kodiak Capital Group (1)	1,520,000	(2)	1.27%	36,000,000	37,520,000	31.36%

(1) The address of Kodiak is:  One Columbus Place, 25th Floor, New York, NY 10019.

(2) Consists of 1,520,000 shares of common stock already issued, and 36,000,000 shares of common stock issuable under the IA we entered into with Kodiak on November 26, 2010. For the purposes hereof, we assumed the issuance of the 36,000,000 shares of common stock issuable pursuant to the IA, but no additional shares of common stock potentially issuable pursuant to the IA. We will file subsequent registration statements covering the resale of any additional shares of common stock beginning approximately 60 days after we have substantially completed the sale to Kodiak under the IA of the shares subject to this registration statement. Ryan Hodson has voting and investment control of the securities held by Kodiak.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 900,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.001 par value. As of April 29, 2011, there were 119,581,848 shares of our common stock outstanding that were held of record by approximately 100 stockholders, and warrants to purchase shares of common stock were outstanding, and we have reserved approximately 120,000,000 shares of common stock for issuance under existing convertible promissory notes and warrants, and reserved 425,000 shares of unvested common stock where vesting is contingent upon continued employment with or services to the Company.  We have also reserved 36,000,000 shares of common stock for issuance pursuant to the IA.

The following description is only a summary. You should also refer to our amended and restated certificate of incorporation and bylaws, both of which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part.

Common Stock

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of common stock do not have preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered by us in this offering, when issued and paid for, will be fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of the Company.

As of April 29, 2011, we had a total of 1,208,779.66 shares of preferred stock issued and outstanding, which includes:

Effective February of 2010 we designated 302,000 shares of Series E preferred stock, with no par value (the “Series E”), convertible into a maximum potential total of 549,091 shares of common stock, using the following calculation: Convertible into that number of shares of Common Stock as is determined by the quotient of (i) $10.00 over (ii) the Conversion Price in effect at the time of conversion; The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $5.50 per Common Share; Market Price means the average closing price of our common stock over the twenty trading days preceding the conversion request date.   This Series E has one vote per share of preferred stock and yields a 14% annual dividend payment, payable monthly, the first payment of which will be February 28, 2010.  A penalty rate of one half of one percent (0.5%) per month on the total amount outstanding will apply for dividend payments that are more than ten (10) business days late, and will continue to apply and accrue until default payments are caught up in full. As of June 30, 2010 we owed $238,792 in unpaid dividends, as of December 31, 2010 we owed $548,216 in unpaid dividends on our Series E.  During the three and six months ended December 31, 2010 we accounted for the Series E dividend payments by recording a $361,403 increase to the accumulated deficit and a corresponding increase in redeemable preferred shares.

Effective June 17, 2010, we designated 153,000 shares of Series F preferred stock, valued at $10.00 per share, and yielding a 14% annual dividend payment, based on the total value of the Shares, payable annually beginning on June 17, 2011; A penalty rate of 0.5% per month on the total amount outstanding will apply for dividend payments that are more than 10 days late, and will continue to apply until default payments are paid in full.  These shares of Series F preferred stock are convertible at any time after January 1, 2011 into a maximum potential total of 1,530,000 shares, using the following calculation: Convertible into that number of shares of Common Stock as is determined by the quotient of (i) $10.00 over (ii) the Conversion Price in effect at the time of conversion.  The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $1.00 per Common Share; Market Price means the average closing price of Flint’s common stock over the twenty trading days preceding the conversion request date. The Shares will be transferable at Mr. Davis’ discretion, after giving Flint a right of first refusal; and at no time shall Mr. Davis’ beneficial ownership exceed 4.99% of our total issued and outstanding shares.

Effective June 17, 2010 we also designated 153,779.66 shares of Series G preferred stock, par value $0.001 per share and convertible into 768,898 shares of common stock.  The Series G preferred carries no dividend and a one vote per preferred share voting right. At no time shall the Series G Holder’s beneficial ownership exceed 4.99% of our total issued and outstanding shares.

Effective October 25, 2010 we designated 600,000 shares of Series H preferred stock, par value $0.001 per share. The Series H Convertible Preferred Stock has a $10.00 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the closing date into common stock at a 25% discount to the Market Price.  Market Price is defined as the average closing price per share over the twenty trading days prior to the date of conversion. Provided, however, that the conversion price shall never be lower than ten percent of the Market Price on the closing date. However, the Power2Process and Ingedigit shareholders as a group cannot hold more than 4.99% of our total issued and outstanding common stock at any one time.  We valued the 300,000 issued Series H preferred shares at $3,000,000. Additionally, we valued the beneficial conversion feature related to the discount at $2,000,000, of which we accreted $183,562 during the six months ended December 31, 2010 representing the time between acquisition to December 31,2010.

As of December 31, 2010, there are no shares of Series A, B, C or D preferred stock outstanding.

Effective May 2010, we designated 60,000 shares of Series D preferred stock, par value $0.001, convertible into 300,000 shares of common stock, accruing no dividends and having one vote per share of preferred stock.  100% of these shares of Series D preferred stock were converted in August 2010.

The rest of our preferred stock is undesignated. The board of directors, without stockholder approval, may issue the remaining 3,791,220.34 shares of preferred stock with voting and conversion rights that could materially and adversely affect the voting power of the holders of common stock, and could also decrease the amount of earnings and assets available for distribution to the holders of common stock.

Registration Rights

The shares covered by this registration statement and prospectus, which will be sold in connection with the Investment Agreement, or IA, with Kodiak Capital Group, LLC, have registration rights. In connection with establishing the IA with Kodiak, we entered into a registration rights agreement with Kodiak. Pursuant to the registration rights agreement, we filed a registration statement, of which this prospectus forms a part, with the SEC. We have agreed to use our commercially reasonable efforts to cause this registration statement to be declared effective by the SEC. The effectiveness of this registration statement is a condition precedent to our ability to sell the shares of common stock subject to this registration statement to Kodiak under the IA. This registration statement covers only a portion of the shares of our common stock issuable pursuant to the IA. We will file subsequent registration statements covering the resale of additional shares of our common stock issuable pursuant to the IA beginning approximately 60 days after we have substantially completed the sale to Kodiak under the IA of the shares subject to this registration statement. These subsequent registration statements are subject to our ability to prepare and file them, and may be subject to review and comment by the Staff of the SEC, as well as consent by our independent registered accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Kodiak under the IA.

Transfer Agent and Registrar

We have engaged the services of Computershare as our transfer agent and registrar.

PLAN OF DISTRIBUTION

We are registering 36,000,000 shares of common stock under this prospectus on behalf of Kodiak. Except as described below, to our knowledge, Kodiak has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of common stock offered hereby, nor, except as described below, do we know the identity of any brokers or market makers that may participate in the sale of the shares.

Kodiak may decide not to sell any shares. Kodiak may from time to time offer some or all of the shares of common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from Kodiak and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by Kodiak may arrange for other broker-dealers to participate. Kodiak is an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Kodiak has advised us that it may effect resales of our common stock through any one or more registered broker-dealers. Because Kodiak is deemed to be an underwriter, Kodiak will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Kodiak will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made, on the over-the-counter market, otherwise or in a combination of such methods of sale, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares of common stock may be sold according to one or more of the following methods:

•
a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an over-the-counter distribution in accordance with the FINRA rules;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of such methods of sale; and

•	any other method permitted pursuant to applicable law.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, Kodiak may transfer the shares by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from Kodiak (and, if they act as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with Kodiak to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for AGS, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to Kodiak. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the Nasdaq Capital Market, on the over-the-counter market, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus, or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Kodiak and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by Kodiak or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

We have agreed to pay the expenses of registering the shares of common stock under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. Kodiak will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents, as well as transfer taxes and certain other expenses associated with the sale of securities.

Under the terms of the Kodiak common stock purchase agreement and the registration rights agreement, we have agreed to indemnify Kodiak and certain other persons against certain liabilities in connection with the offering of the shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC, to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by Kodiak pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Lucosky Brookman LLP.

EXPERTS

The financial statements for the two most recent fiscal years ended June 30, 2010 and June 30, 2009, have been audited by LL Bradford & Company, LLC, independent registered public accounting firm, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our common stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Our web site is http://www.flinttelecomgroup.com. The information on our website is neither a part of nor incorporated by reference into this report. We make available on our web site our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act through a link to our reports filed on the commission’s web site from our web site. Information contained on our web site is not a part of this report.

You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.  We are not making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal.  Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

FLINT TELECOM GROUP, INC.
INDEX to FINANCIAL STATEMENTS
Page(s)
Financial Statements of Flint Telecom Group, Inc.
For the three and six months ended December 31, 2010:
Condensed Consolidated Balance Sheets as of December 31, 2010 (unaudited)	F-1
Condensed Consolidated Statements of Operations for the three and six months ended December 31, 2010 (unaudited)	F-3
Condensed Consolidated Statements of Cash Flows for the six months ended December 31, 2010 (unaudited)	F-5
Condensed Consolidated Statement of Stockholders’ (Deficit) for the six months ended December 31, 2010 (unaudited)	F-9
Notes to the Condensed Consolidated Financial Statements	F-11

For the years ended June 30, 2010 and 2009:
Report of Independent Registered Public Accounting Firm	F-35
Consolidated Financial Statements:
Consolidated Balance Sheets, June 30, 2010 and 2009	F-36
Consolidated Statements of Operations for the Years Ended June 30, 2010 and 2009	F-38
Consolidated Statements of Stockholders’ Equity (Deficit) and other Comprehensive Loss for the Years Ended June 30, 2010 and 2009	F-39
Consolidated Statements of Cash Flow for the Years Ended June 30, 2010 and 2009	F-41
Notes to Consolidated Financial Statements	F-45

Financial Statements of Gotham Ingedigit Financial Processing Corp dba Power2Process
Audited Financial Statements for the Years ended December 31, 2009 and 2008
Report of Independent Certified Public Accounting Firm	F-78
Balance Sheets as of December 31, 2009 and 2008	F-79
Statements of Operations for the Years ended December 31, 2009 and 2008	F-80
Statements of Stockholders’ Equity for the Years ended December 31, 2009 and 2008	F-81
Statements of Cash Flows for the Years ended December 31, 2009 and 2008	F-82
Notes to Financial Statements for the Years ended December 31, 2009 and 2008	F-83
Financial Statements for the nine months ended September 30, 2010 and 2009 (Unaudited)
Balance Sheets as of September 30, 2010	F-74
Statements of Operations for the nine months ended September 30, 2010 and 2009	F-75
Statements of Cash Flows for the nine months ended September 30, 2010 and 2009	F-76
Notes to Financial Statements for the nine months ended September 30, 2010 and 2009	F-77

Financial Statements of Ingedigit International, Inc.
Audited Financial Statements for the years ended December 31, 2009 and 2008
Report of Independent Certified Public Accounting Firm	F-82
Balance Sheets as of December 31, 2009 and 2008	F-83
Statements of Operations for the Years ended December 31, 2009 and 2008	F-84
Statements of Stockholders’ Equity for the Years ended December 31, 2009 and 2008	F-85
Statements of Cash Flows for the Years ended December 31, 2009 and 2008	F-86
Notes to Financial Statements for the Years ended December 31, 2009 and 2008	F-87
Financial Statements for the nine months ended September 30, 2010 and 2009 (Unaudited)
Balance Sheets as of September 30, 2010	F-95
Statements of Operations for the nine months ended September 30, 2010 and 2009	F-96
Statements of Cash Flows for the nine months ended September 30, 2010 and 2009	F-97
Notes to Financial Statements for the nine months ended September 30, 2010 and 2009	F-98

Pro Forma Financial Information
Introduction	F-110
Condensed Pro Forma Balance Sheet as of September 30, 2010 (Unaudited)	F-111
Condensed Pro Forma Statement of Operations for the year ended June 30, 2010 (Unaudited)	F-113
Condensed Pro Forma Statement of Operations for the nine months ended September 30, 2010 (Unaudited)	F-115
Notes to the Condensed Pro Forma Financial Statements (Unaudited)	F-116

FLINT TELECOM GROUP, INC.

36,000,000 Shares

PROSPECTUS

      _______________, 2011

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

The Company’s Amended and Restated Bylaws provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally for any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

The Company’s Amended and Restated Articles of Incorporation further provides the following indemnifications:

(a) a director of the Corporation shall not be personally liable to the Corporation or to its shareholders for damages for breach of fiduciary duty as a director of the Corporation or to its shareholders for damages otherwise existing for (i) any breach of the director’s duty of loyalty to the Corporation or to its shareholders; (ii) acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts revolving around any unlawful distribution or contribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If Nevada Law is hereafter amended to eliminate or limit further liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director shall be eliminated or limited to the fullest extent permitted under the provisions of Nevada Law as so amended. Any repeal or modification of the indemnification provided in the Articles shall not adversely affect any right or protection of a director of the Corporation under the Articles, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this limitation of liability, prior to such repeal or modification.

(b) the Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including, but not limited to attorney’s fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, fiduciary, or agent and that person’s estate and personal representative to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the registration of the shares is as follows:

SEC Registration	$26.73
Accounting Fees and Expenses	$10,000*
Legal Fees and Expenses	$40,000*
Broker Fees	$21,960
Printing Costs	$-0-
Miscellaneous Expenses	$7,000*
Transfer agent fees	$1,000*
Total	$79,986.73*

* Estimate

Recent Sales of Unregistered Securities

The following share numbers and per share prices are quoted pre 1:20 stock split that went effective January 14, 2011.

On July 22, 2008, the Company issued 741,818 shares of common stock to Flint Telecom, Ltd. upon conversion of a $200,000 promissory note.  We issued these shares upon the exemption of the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities.

On October 1, 2008, the Company issued 250,000 warrants to purchase shares of our common stock at $0.40 per share to one holder as part of the consideration for a $250,000 investment. These shares underlying the warrants were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 1, 2008, the Company issued 1,752,500 warrants to purchase shares of the Company’s common stock at $0.50 per share to three holders as part of the consideration for a $1,752,500 investment.  These shares underlying the warrants were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 2, 2008, the Company issued 8,410,000 shares of the Company’s common stock were to a total of eight directors, officers and employees as part of their continued and/or new employment.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 2, 2008, the Company issued 3,508,000 shares of the Company’s common stock to Anthony LaPine as part of his continued employment. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 10, 2008, the Company issued 250,000 warrants to purchase shares of the Company’s common stock at $0.40 per share to one holder as part of the consideration for a $250,000 cash investment. These shares underlying the warrants were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 2, 2008, the Company issued 629,064 shares of the Company’s common stock to five note holders upon conversion of $172,993 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 11, 2008, the Company issued 1,257,201 shares of the Company’s common stock were to 11 note holders upon conversion of $345,730 worth of promissory notes.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 24, 2008, the Company issued 999,091 shares of common stock to eight note holders upon conversion of $274,750 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 8, 2009, the Company issued 797,786 shares of the Company’s common stock were to three note holders upon conversion of $214,062 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 21, 2009, the Company issued 200,000 shares of the Company’s common stock to four former employees as part of their employment separation packages. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 2, 2009, the Company issued 21,000,000 shares of the Company’s common stock to China Voice Holding Corp. as consideration for the purchase of certain of its U.S. subsidiary companies, valued at $7,980,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 2, 2009, the Company issued 2,000,000 shares of the Company’s common stock to Bill Burbank as part of his employment compensation. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 9, 2009, the Company issued 1,454,545 shares of the Company’s common stock to one accredited investor in exchange for $400,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 9, 2009, the Company issued 100,000 shares of the Company’s common stock to one consultant for services rendered worth $37,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 9, 2009, the Company issued 1,000,000 shares of the Company’s common stock to two executive officers as part of their employment compensation.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 11, 2009, the Company issued 3,756,538 shares of the Company’s common stock to nine note holders upon conversion of $1,025,636 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 1, 2009, the Company issued 100,000 shares of the Company’s common stock to one accredited investor in exchange for $20,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 1, 2009, the Company issued 100,000 shares of the Company’s common stock to two former employees as part of their employment separation packages. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 18, 2009, the Company issued 4,430,000 shares of the Company’s common stock to 14 employees as part of their employment compensation. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 18, 2009, the Company issued 806,701 shares of the Company’s common stock to one note holder upon conversion of $221,843 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 24, 2009, the Company issued 125,000 shares of common stock to a new employee as part of their employment compensation. These shares underlying the warrants were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 6, 2009, the Company issued 300,000 shares of the Company’s common stock and a $300,000 promissory note was issued to one accredited investor in exchange for $300,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 6, 2009, the Company issued 150,000 shares of the Company’s common stock to two consultants for $22,000 worth of services rendered. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 6, 2009, the Company issued 380,000 shares of the Company’s common stock were issued to three employees as part of their employment compensation.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 7, 2009, the Company issued 72,727 shares of the Company’s common stock to a note holder upon conversion of a $20,000 promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 20, 2009, 179,697 shares of common stock were issued to a note holder upon conversion of a $49,417 promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 24, 2009, the Company issued 1,800,000 shares of Series C Convertible Preferred Stock to China Voice Holding Corp. (CHVC), valued at $1,800,000, as part of an amendment to the structure of the consideration paid for the acquisition of six of CHVC’s U.S. subsidiary companies. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 8, 2009, the Company issued 429,468 shares of the Company’s common stock to three note holders upon conversion of $117,250 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 9, 2009, the Company issued 360,000 shares of the Company’s common stock to two investors as part of their compensation for $445,920 invested. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 9, 2009, 50,000 shares of common stock were issued to a consultant for services rendered worth $17,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 9, 2009, the Company issued 3,260,000 shares of the Company’s common stock to an investor as part of an amendment to the structure of his existing investment worth $1,386,066. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 19, 2009, the Company issued 382,738 shares of the Company’s common stock to a note holder upon conversion of a $105,253 promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 23, 2009, the Company issued 1,500,000 shares of the Company’s common stock to HotItem, LLC in exchange for an asset acquisition worth €823,407. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 24, 2009, the Company issued 29,296 shares of the Company’s common stock to a note holder upon conversion of a $8,057 promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 29, 2009, the Company issued 243,856 shares of the Company’s common stock to two note holders  upon conversion of $66,070 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 30, 2009, the Company issued 2,181,818 warrants to purchase shares of the Company’s common stock at $0.35 per share to three holders as part of the consideration for a $510,000 investment. These shares underlying the warrants were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 30, 2009, the Company issued 2,181,818 warrants to purchase shares of the Company’s common stock at $0.35 per share to three holders as part of the consideration for a debt restructure worth $600,000. These shares underlying the warrants were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 30, 2009, the Company issued 152,727 warrants to purchase shares of the Company’s common stock at $0.275 per share to one holder as part of an investment broker fee worth $50,000. These shares underlying the warrants were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On July 1, 2009, the Company issued 2,392,467 shares of the Company’s common stock to three note holders upon conversion of $540,156 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On July 2, 2009, the Company issued 1,670,716 shares of the Company’s common stock to three note holders upon conversion of $426,941 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

 On August 13, 2009, the Company issued 501,515 shares of the Company’s common stock to two consultants for services rendered worth a total of $185,561. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 18, 2009, the Company issued 200,000 warrants to purchase shares of the Company’s common stock at $0.50 per share to one holder as part of the consideration for an investment of $100,000. These shares underlying the warrants were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 25, 2009, the Company issued 92,411 shares of the Company’s common stock to one note holder upon conversion of a $25,413 promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 25, 2009, the Company issued 334,000 shares of the Company’s common stock to 2 note holders upon conversion of $91,850 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 6, 2009, the Company issued 1,250,000 shares of the Company’s common stock to a total of five officers, directors and employees as part of their employment compensation. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 15, 2009, the Company issued 250,000 warrants to purchase shares of the Company’s common stock at $0.30 per share to one holder as part of the consideration for a $250,000 investment. These shares underlying the warrants were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 22, 2009, the Company issued 350,000 shares of the Company’s common stock to a consultant for services rendered worth $42,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 13, 2009, the Company issued 150,000 shares of the Company’s common stock worth $15,000 to DataSales as part of a settlement for fees owed under an equipment lease. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 10, 2009, the Company issued (i) 1,036,363 warrants to purchase shares of the Company’s common stock at $0.01 per share to three holders and (ii) 4,145,454 warrants were repriced from $0.35 per share to $0.01 per share due to an event of default being triggered. One holder cashlessly exercised 2,454,545 of these warrants into 1,963,636 shares of the Company’s common stock on March 19, 2010. These shares and shares underlying the warrants were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 14, 2010, the Company issued 2,000,000 shares of the Company’s common stock to two consultants for services rendered worth $190,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 5, 2010, the Company issued 302,000 shares of the Company’s Series E Convertible Preferred Shares to one holder, valued at $3,020,000 and convertible into a maximum potential total of 10,981,818 shares of common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 23, 2010, the Company issued 1,000,000 shares of the Company’s common stock to a note holder upon conversion of $6,183 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 23, 2010, the Company issued 6,000,000 shares of the Company’s common stock to a former executive officer as part of his employment separation package. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 16, 2010, the Company issued 250,000 shares of the Company’s common stock to two executive officers as part of their employment compensation. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 19, 2010, the Company issued 1,963,636 shares of the Company’s common stock to a warrant holder upon the cashless exercise of 2,454,545 warrants. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 29, 2010, the Company issued 571,429 shares of the Company’s common stock to a note holder upon conversion of $10,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 12, 2010, the Company issued 1,000,000 shares of the Company’s common stock to a consultant as part of a settlement agreement worth $40,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 4, 2010, the Company issued 1,680,672 shares of the Company’s common stock to a note holder upon conversion of $10,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 6, 2010, the Company issued 10,200,000 shares of the Company’s common stock were issued to four consultants for services rendered worth $200,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 6, 2010, the Company issued 1,666,667 shares of the Company’s common stock to a note holder upon conversion of $10,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 13, 2010, the Company issued 500,000 shares of the Company’s common stock to a consultant for services rendered worth $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 21, 2010, the Company issued 2,575,758 shares of the Company’s common stock were issued to a note holder upon conversion of $8,500 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 27, 2010, the Company issued (i) 10,000,000 shares of the Company’s common stock and (ii) 60,000 shares of the Company’s Series D Convertible Preferred Stock to a consultant for services rendered worth $99,200. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 8, 2010, the Company issued 2,000,000 shares of the Company’s common stock to a note holder upon conversion of $20,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 8, 2010, the Company issued 2,000,000 shares of the Company’s common stock to a note holder upon conversion of $80,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 8, 2010, the Company issued 600,000 shares of the Company’s common stock to a note holder upon conversion of $6,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 17, 2010, the Company issued 153,000 shares of the Company’s Series F Convertible Preferred Stock to one holder having a value of $1,530,000 and which are convertible into 30,600,000 shares of common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 17, 2010, the Company issued 153,779.66 shares of the Company’s Series G Convertible Preferred Stock to one holder having a value of $130,718 and convertible into a total of 15,377,966 shares of common stock. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 18, 2010, the Company issued 11,288,700 shares of the Company’s common stock to a note holder upon conversion of $84,665 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 18, 2010, the Company issued 3,125,000 shares of the Company’s common stock to a note holder upon conversion of $10,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 22, 2010, the Company issued 1,666,667 shares of the Company’s common stock to a note holder upon conversion of $25,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 22, 2010, the Company issued 5,000,000 shares of the Company’s common stock to a note holder upon conversion of $25,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 22, 2010, the Company issued 2,000,000 shares of the Company’s common stock to a note holder upon conversion of $6,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 22, 2010, the Company issued 500,000 shares of the Company’s common stock to a consultant for services rendered worth $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On July 2, 2010, the Company issued 4,736,842 shares of the Company’s common stock to a note holder upon conversion of $9,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On July 9, 2010, the Company issued 3,529,411 shares of the Company’s common stock to a note holder upon conversion of $6,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 11, 2010, the Company issued 5,090,909 shares of the Company’s common stock to a note holder upon conversion of $2,800 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 19, 2010, the Company issued 6,000,000 shares of the Company’s common stock upon the conversion of 60,000 shares of Series D Preferred Stock, worth $22,200. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 20, 2010, the Company issued 2,666,667 shares of the Company’s common stock to a note holder upon conversion of $2,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 20, 2010, the Company issued 77,000,000 shares of the Company’s common stock to eight note holders upon conversion of $45,600 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 25, 2010, the Company issued 15,000,000 shares of the Company’s common stock to two executive officers as part of their employment compensation. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 25, 2010, the Company issued 6,250,000 shares of the Company’s common stock to a consultant for services rendered worth $19,375. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 27, 2010, the Company issued 34,135,000 shares of the Company’s common stock to three note holders upon conversion of $22,500 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 31, 2010, the Company issued 15,000,000 shares of the Company’s common stock to four note holders upon conversion of $8,250 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 2, 2010, the Company issued 3,636,364 shares of the Company’s common stock were issued to a note holder upon conversion of $2,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 3, 2010, the Company issued 2,000,000 shares of the Company’s common stock to a note holder upon conversion of $10,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 7, 2010, the Company issued 3,846,154 shares of the Company’s common stock to a note holder upon conversion of $5,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 7, 2010, the Company issued 5,384,615 shares of the Company’s common stock were issued to a note holder upon conversion of $3,500 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 30, 2010, the Company issued 2,800,000 shares of the Company’s common stock to a note holder upon conversion of $3,500 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 4, 2010, the Company issued 1,666,667 shares of the Company’s common stock to a note holder upon conversion of $3,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 8, 2010, the Company issued 12,953,368 shares of the Company’s common stock to a note holder upon conversion of $40,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 9, 2010, the Company issued 2,571,429 shares of the Company’s common stock to a note holder upon conversion of $4,500 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 10, 2010, the Company issued 3,714,286 shares of the Company’s common stock to a note holder upon conversion of $6,500 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 11, 2010, the Company issued 4,285,714 shares of the Company’s common stock to a note holder upon conversion of $7,500 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 12, 2010, the Company issued 7,428,571 shares of the Company’s common stock to a note holder upon conversion of $13,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 12, 2010, the Company issued 8,934,857 shares of the Company’s common stock to a note holder upon conversion of $15,500 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 19, 2010, the Company issued 10,000,000 shares of the Company’s common stock were issued to a note holder upon conversion of $6,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 20, 2010, the Company issued 18,000,000 shares of the Company’s common stock to a note holder upon conversion of $13,950 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 21, 2010, the Company issued 4,166,667 shares of the Company’s common stock to a note holder upon conversion of $10,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 21, 2010, the Company issued 15,000,000 shares of the Company’s common stock were issued to a note holder upon conversion of $11,250 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 25, 2010, the Company issued 2,000,000 shares of the Company’s common stock to a note holder upon conversion of $16,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 25, 2010, the Company issued 10,000,000 shares of the Company’s common stock were issued to a key employee as part of his compensation for continued employment. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 25, 2010, the Company issued 300,000 shares of the Company’s Series H Convertible Preferred Stock were issued to ten holders in exchange for all of the stock of Power2Process and Ingedigit International Inc. valued at $3,000,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 26, 2010, the Company issued 4,250,000 shares of the Company’s common stock to a note holder upon conversion of $8,200 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 29, 2010, the Company issued 50,000,000 shares of the Company’s common stock to five note holders upon conversion of a total of $30,000 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 11, 2010, the Company issued 18,382,352 shares of common stock to 2 note holders upon conversion of a total of $45,000 worth of promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 16, 2010, the Company issued 10,666,667 shares of common stock to a note holder upon conversion of $14,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 18, 2010, the Company issued 9,838,710 shares of common stock to 2 note holders upon conversion of a total of $11,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 19, 2010, the Company issued 2,618,182 shares of common stock to a note holder upon conversion of $3,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 23, 2010, the Company issued 8,333,333 shares of common stock to a note holder upon conversion of $10,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 24, 2010, the Company issued 3,225,108 shares of common stock to a note holder upon conversion of $3,500 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 29, 2010, the Company issued 9,090,909 shares of common stock to a note holder upon conversion of $10,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 29, 2010, the Company issued 15,000,000 shares of common stock to a note holder upon conversion of $9,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 29, 2010, the Company issued 10,000,000 shares of common stock to a note holder upon conversion of $9,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 1, 2010, the Company issued 10,000,000 shares of common stock to a note holder upon conversion of $10,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 2, 2010, the Company issued 30,000,000 shares to one consultant as partial consideration for services rendered, worth $66,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 2, 2010, the Company issued 30,000,000 shares of common stock to two note holders upon conversion of $26,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 3, 2010, the Company issued 25,000,000 shares of common stock to a note holder upon conversion of $30,000 worth of a promissory note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 6, 2010, the Company issued 30,000,000 shares of common stock to two note holders upon conversion of $26,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 7, 2010, the Company issued 12,888,889 shares of common stock to a note holder upon conversion of $11,600 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 8, 2010, the Company issued 21,666,666 shares of common stock to a note holder upon conversion of $16,250 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 10, 2010, the Company issued 10,000,000 shares of common stock to a note holder upon conversion of $10,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 14, 2010, the Company issued 11,111,111 shares of common stock to a note holder upon conversion of $10,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 16, 2010, the Company issued 12,444,444 shares of common stock to a note holder upon conversion of $11,200 worth of a promissory note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 29, 2010, the Company issued 30,000,000 shares of common stock to a note holder upon conversion of $30,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

The following share numbers and per share prices are quoted post 1:20 stock split that went effective January 14, 2011.

On January 24, 2011, the Company issued 1,666,666 shares of common stock to a note holder upon conversion of $10,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 1, 2011, the Company issued 1,000,000 shares of common stock to a note holder upon conversion of $6,200 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 3, 2011, the Company issued 2,000,000 shares of common stock to a note holder upon conversion of $15,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 3, 2011, the Company issued 1,000,000 shares of common stock to a note holder upon conversion of $3,752 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 4, 2011, the Company issued 430,987 shares of common stock to a note holder upon conversion of $5,603 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 4, 2011, the Company issued 1,500,000 shares of common stock to a consultant for services rendered worth $24,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 10, 2011, the Company issued 3,571,428 shares of common stock to two note holders upon conversion of $50,000 worth of two promissory notes. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 17, 2011, the Company issued 1,000,000 shares of common stock to a note holder upon conversion of $15,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 18, 2011, the Company issued 1,562,500 shares of common stock to a note holder upon conversion of $5,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 24, 2011, the Company issued 2,500,000 shares of common stock to a note holder upon conversion of $9,500 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 2, 2011, the Company issued 1,562,500 shares of common stock to a note holder upon conversion of $5,000 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 3, 2011, the Company issued 1,600,000 shares of common stock to a note holder upon conversion of $6,065 worth of a promissory note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 10, 2011, the Company issued 3,000,000 shares of common stock to a note holder upon conversion of $11,100 worth of a promissory note.These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 11, 2011, the Company issued 4,000,000 shares of common stock to two note holders upon conversion of $20,000 worth of promissory notes.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 12, 2011, the Company issued 2,400,000 shares of common stock to a  note holder upon conversion of $9,000 worth of a promissory note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 30, 2011, the Company issued 2,055,556 shares of common stock to a  note holder upon conversion of $7,400 worth of a promissory note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 31, 2011, the Company issued 4,000,000 shares of common stock to a  note holder upon conversion of $14,000 worth of a promissory note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 13, 2011, the Company issued 5,357,142 shares of common stock to two note holders upon conversion of $30,000 worth of promissory notes.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 14, 2011, the Company issued 2,000,000 shares of common stock to a note holder upon conversion of $5,000 worth of a promissory note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 15, 2011, the Company issued 4,000,000 shares of common stock to a note holder upon conversion of $14,000 worth of a promissory note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 18, 2011, the Company issued 4,000,000 shares of common stock to a note holder upon conversion of $10,000 worth of a promissory note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 18, 2011, the Company issued 3,703,703 shares of common stock to a note holder upon conversion of $10,000 worth of a promissory note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 26, 2011, the Company issued 3,000,000 shares of common stock to a note holder upon conversion of $7,500 worth of a promissory note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 27, 2011, the Company issued 3,076,923 shares of common stock to a note holder upon conversion of $8,000 worth of a promissory note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

Exhibits.

Exhibit Number	Description
2.1
Contribution Agreement by and among Semotus Solutions, Inc., Flint Telecom, Inc. and Flint Telecom Limited dated April 23, 2008 (As filed as Exhibit 2.1 to the Registrant’s Form 8-K filed April 29, 2008).

2.2	Investment Agreement by and among Semotus Solutions, Inc. and Flint Telecom Limited dated April 23, 2008 (Incorporated by reference to Exhibit 2.2 to the Registrant’s Form 8-K filed April 29, 2008).
2.3
Agreement and Plan of Merger dated January 29, 2009 by and among Flint, Flint Acquisition Corps. (A-E), each a wholly owned subsidiary of Flint, CHVC, CVC Int’l Inc., Cable and Voice Corporation, StarCom Alliance Inc, Dial-Tone Communication Inc, Phone House Inc. (of Florida) and Phone House, Inc. (of California) dated January 29, 2009 (as filed as Exhibit 2.1 to the Registrant’s Form 8-K filed February 4, 2009.

2.4
Agreement and Plan of Corporate Separation and Reorganization by and among Flint Telecom Group, Inc. and Semotus, Inc. dated January 29, 2009 (as filed as Exhibit 2.3 to the Registrant’s Form 8-K filed February 4, 2009).

2.5
First Amendment to the Agreement and Plan of Merger by and among Flint, Flint Acquisition Corps. (A-E), each a wholly owned subsidiary of Flint, CHVC, CVC Int’l Inc., Cable and Voice Corporation, StarCom Alliance Inc, Dial-Tone Communication Inc, Phone House Inc. (of Florida) and Phone House, Inc. (of California) dated April 24, 2009 (as filed as Exhibit 2.2 to the Registrant’s Form 8-K filed April 30, 2009).

2.6
Agreement and Plan of Merger by and among Flint Telecom Group, Inc., two of Flint’s wholly-owned subsidiaries, and Ingedigit International, Inc., a Florida Corporation (“III”), Gotham Ingedigit Financial Processing Corp (“P2P”) and all of the shareholders of III and P2P dated October 5, 2010 (as filed as Exhibit 2.1 to the Registrant’s Form 8-K filed on October 6, 2010).

3.1	Articles of Incorporation (as filed as Exhibit 2 to the Registrant’s Form 8-A filed on July 22, 1996 (No. 0-21069)).
3.2	Bylaws (as filed as Exhibit 3 to the Registrant’s Form 8-A filed on July 22, 1996 (No. 0-21069)).
3.3	Amended and Restated Bylaws of the Company dated January 24, 2000 (as filed as Exhibit 3.1 to the Registrant’s Form 8-K Filed on February 17, 2000).
3.4	Amended and Restated Bylaws of the Company dated December 11, 2008 (as filed as Exhibit 3.1 to the Registrant’s Form 8-K Filed on December 23, 2008).
3.5	Certificate of Amendment to the Articles of Incorporation dated February 17, 1998 (as filed as Exhibit 3.2 to the Registrant’s Form 10-KSB for the year ended March 31, 1998).
3.6	Certificate of Amendment to Articles of Incorporation dated July 6, 1999 (as filed as Exhibit 3.4 to the Registrant’s Form 8-A12B filed on December 21, 1999).
3.7	Certificate of Amendment to Articles of Incorporation dated January 12, 2001 (as filed as Exhibit 3.5 to the Registrant’s Form 10-KSB for the year ended March 31, 2001).
3.8	Certificate of Amendment to Articles of Incorporation dated May 17, 2007 (as filed as Exhibit 3.7 to the Registrant’s Form 10-KSB for the year ended March 31, 2007).
3.9	Certificate of Amendment to Articles of Incorporation dated July 20, 2007 (as filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on July 24, 2007).
3.10	Certificate of Amendment to Articles of Incorporation dated April 7, 2008 (as filed as Exhibit 3.9 to the Registrant’s Form 10KSB filed on June 27, 2008).
3.11	Certificate of Amendment to Articles of Incorporation dated September 30, 2008 (as filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on October 7, 2008).
3.12	Certificate of Amendment to Articles of Incorporation dated October 3, 2008 (as filed as Exhibit 3.2 to the Registrant’s Form 8-K filed on October 7, 2008).
3.13	Certificate of Amendment to Articles of Incorporation dated January 22, 2010(as filed as Exhibit 3.1 to the Registrant’s Form 10Q filed on March 25, 2010).
3.14	Certificate of Designation of Series D Convertible Preferred Stock (as filed as Exhibit 3.14 to the Registrant’s Form 10-K filed on October 20, 2010).

3.15	Certificate of Designation of Series E Convertible Preferred Stock (as filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on February 11, 2010).
3.16	Certificate of Designation of Series F Convertible Preferred Stock (as filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on June 23, 2010).
3.17	Certificate of Designation of Series G Convertible Preferred Stock (as filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on June 23, 2010).
3.18	Certificate of Designation of Series H Convertible Preferred Stock (as filed as Exhibit 2.2 to the Registrant’s Form 8-K filed on October 6, 2010).
3.19	Certificate of Amendment to Articles of Incorporation dated August 10, 2010 (as filed as Exhibit 3.19 to the Registrant’s Form 10-K filed on October 20, 2010).
4.1	Convertible Promissory Note for $200,000 issued to Flint Telecom Limited dated April 23, 2008 (as filed as Exhibit 4.1 to the Registrant’s Form 8-K filed on April 29, 2008).
4.2	Form of Warrant to purchase shares of the Company’s common stock at $0.50 per share (as filed as Exhibit 4.1 to the Registrant’s Form 8-K filed on October 7, 2008).
4.3	Form of convertible promissory note to purchase shares of common stock (as filed as Exhibit 4.2 to the Registrant’s Form 8-K filed on October 7, 2008).
4.4	Stock Purchase Agreement by and among China Voice Holding Corp. and Flint Telecom Group, Inc. dated January 29, 2009 (as filed as Exhibit 4.1 to the Registrant’s Form 8-K filed on February 4, 2009).
4.5	Promissory note issued from Flint Telecom Group, Inc. to China Voice Holding Corp. dated January 29, 2009 (as filed as Exhibit 4.2 to the Registrant’s Form 8-K filed on February 4, 2009).
4.6	Common Stock Subscription Agreement by and among Flint Telecom Group, Inc. and David Tracey dated January 29, 2009 (as filed as Exhibit 4.6 to the Registrant’s Form 8-K filed on February 4, 2009).
4.7
First Amendment to the Stock Purchase Agreement by and among China Voice Holding Corp. and Flint Telecom Group, Inc. dated April 24, 2009 (as filed as Exhibit 4.2 to the Registrant’s Form 8-K filed on April 30, 2009).

4.8
First Amendment to the Promissory note issued from Flint Telecom Group, Inc. to China Voice Holding Corp. dated March 16, 2009 (as filed as Exhibit 4.3 to the Registrant’s Form 8-K filed on April 30, 2009).

4.9	$200,000 Promissory Note, as assigned, amended and restated on April 30, 2009 (as filed as Exhibit 4.9 to the Registrant’s Form 10-K filed on October 20, 2010).
4.10
Loan and Security Agreement by and among Thermo Credit LLC and Flint Telecom Group, Inc. and its wholly owned subsidiaries dated June 4, 2009 (as filed as Exhibit 4.1 to the Registrant’s Form 8-K filed on June 9, 2009).

4.11	$2,000,000 Promissory Note issued to Thermo Credit LLC dated June 4, 2009 (as filed as Exhibit 4.2 to the Registrant’s Form 8-K filed on June 9, 2009).
4.12	Form of Subscription Agreement by and among Flint Telecom Group, Inc. and the Subscribers dated June 30, 2009 (as filed as Exhibit 4.1 to the Registrant’s Form 8-K filed on July 7, 2009).
4.13	Form of Secured Convertible Promissory Note issued from Flint Telecom Group, Inc. dated June 30, 2009 (as filed as Exhibit 4.2 to the Registrant’s Form 8-K filed on July 7, 2009).
4.14	Form of Security Agreement by and among Flint Telecom Group, Inc. and the Subscribers dated June 30, 2009 (as filed as Exhibit 4.3 to the Registrant’s Form 8-K filed on July 7, 2009).
4.15	Form of Warrant Certificate issued to Subscribers dated June 30, 2009 (as filed as Exhibit 4.4 to the Registrant’s Form 8-K filed on July 7, 2009).
4.16	Amendment Agreement to Promissory Note issued by Flint Telecom Group, Inc. to Michael Butler dated June 30, 2009 (as filed as Exhibit 4.5 to the Registrant’s Form 8-K filed on July 7, 2009).
4.17	Promissory Note issued to John Lavery on March 13, 2009 for $300,000 (as filed as Exhibit 4.1 to the Registrant’s Form 10Q filed on May 20, 2009)
4.18	Promissory Note issued to Donal Lawless on March 25, 2009 for €100,000 (as filed as Exhibit 4.2 to the Registrant’s Form 10Q filed on May 20, 2009).
4.19	Promissory Note issued to John Lavery on May 2, 2009 for $250,000 (as filed as Exhibit 4.3 to the Registrant’s Form 10Q filed on May 20, 2009).

4.20	Promissory Note issued to Donal Lawless on May 5, 2009 for €100,000 (as filed as Exhibit 4.4 to the Registrant’s Form 10Q filed on May 20, 2009).
4.21	Promissory Note issued to Michael Butler on May 13, 2009 for $500,000 (as filed as Exhibit 4.5 to the Registrant’s Form 10Q filed on May 20, 2009).
4.22
Second Amendment to Stock Purchase Agreement by and among Flint Telecom Group, Inc. and China Voice Holding Corp. dated May 1, 2009 (as filed as Exhibit 4.6 to the Registrant’s Form 10Q filed on May 20, 2009).

4.23	Restructure Agreement by and among Flint Telecom Group, Inc. and Michael Butler dated May 13, 2009 (as filed as Exhibit 4.7 to the Registrant’s Form 10Q filed on May 20, 2009).
4.24	Convertible Promissory Note issued to Michael Butler on May 13, 2009 for $1,516,000(as filed as Exhibit 4.8 to the Registrant’s Form 10Q filed on May 20, 2009).
4.25	Amendment to the Promissory Notes issued to J. Lavery effective September 1, 2009(as filed as Exhibit 4.28 to the Registrant’s Form 10K filed on October 13, 2009).
4.26	First Amendment to the $1,202,500 Promissory Note issued to Flint Telecom, Ltd. (as filed as Exhibit 4.28 to the Registrant’s Form 10K filed on October 13, 2009).
4.27	Second Amendment to the $1,202,500 Promissory Note issued to Flint Telecom, Ltd (as filed as Exhibit 4.28 to the Registrant’s Form 10K filed on October 13, 2009).
4.28
$202,500 Promissory Note issued to Flint Telecom Ltd. on September 30, 2008, as amended and restated effective October 1, 2008 (as filed as Exhibit 4.28 to the Registrant’s Form 10-K filed on October 20, 2010).

4.29	$100,000 Promissory Note issued on August 18, 2009 (as filed as Exhibit 4.1 to the Registrant’s Form 10Q filed on November 23, 2009).
4.30	200,000 Warrants issued on August 18, 2009 (as filed as Exhibit 4.2 to the Registrant’s Form 10Q filed on November 23, 2009).
4.31	$75,000 Promissory Note issued on September 24, 2009 (as filed as Exhibit 4.3 to the Registrant’s Form 10Q filed on November 23, 2009).
4.32	$150,000 Promissory Note issued on September 29, 2009 (as filed as Exhibit 4.4 to the Registrant’s Form 10Q filed on November 23, 2009).
4.33	$51,000 Promissory Note issued on October 6, 2009 (as filed as Exhibit 4.5 to the Registrant’s Form 10Q filed on November 23, 2009).
4.34	$250,000 Promissory Note issued on October 20, 2009 (as filed as Exhibit 4.6 to the Registrant’s Form 10Q filed on November 23, 2009).
4.35	250,000 Warrants issued on October 20, 2009 (as filed as Exhibit 4.7 to the Registrant’s Form 10Q filed on November 23, 2009).
4.36	$260,000 Promissory Note issued on October 28, 2009(as filed as Exhibit 4.8 to the Registrant’s Form 10Q filed on November 23, 2009).
4.37	$50,000 Convertible Promissory Note issued on December 18, 2009 (as filed as Exhibit 4.1 to the Registrant’s Form 10Q filed on March 25, 2010).
4.38	$50,000 Convertible Promissory Note issued on January 29, 2010 (as filed as Exhibit 4.2 to the Registrant’s Form 10Q filed on March 25, 2010).
4.39	$50,000 Convertible Promissory Note issued on January 29, 2010 (as filed as Exhibit 4.39 to the Registrant’s Form 10-K filed on October 20, 2010).
4.40	$58,000 Convertible Promissory Note issued on March 8, 2010(as filed as Exhibit 4.3 to the Registrant’s Form 10Q filed on March 25, 2010).
4.41	$40,000 Convertible Promissory Note issued on March 12, 2010 (as filed as Exhibit 4.4 to the Registrant’s Form 10Q filed on March 25, 2010).
4.42	$40,000 Convertible Promissory Note issued on April 22, 2010 (as filed as Exhibit 4.5 to the Registrant’s Form 10Q filed on May 24, 2010).
4.43	$30,000 Convertible Promissory Note issued May 18, 2010 (as filed as Exhibit 4.6 to the Registrant’s Form 10Q filed on May 24, 2010).
4.44	$40,000 Convertible Promissory Note issued May 31, 2010 (as filed as Exhibit 4.44 to the Registrant’s Form 10K filed on October 20, 2010).

4.45	$25,750 Amended and Restated Convertible Promissory Notes issued May 27, 2010 (as filed as Exhibit 4.45 to the Registrant’s Form 10K filed on October 20, 2010).
4.46	$25,750 Amended and Restated Convertible Promissory Notes issued May 27, 2010 (as filed as Exhibit 4.46 to the Registrant’s Form 10K filed on October 20, 2010).
4.47	$98,500 Convertible Promissory Note, as amended and restated on May 29, 2010 (as filed as Exhibit 4.47 to the Registrant’s Form 10K filed on October 20, 2010).
4.48	$50,000 Convertible Promissory Note issued June 24, 2010 (as filed as Exhibit 4.48 to the Registrant’s Form 10K filed on October 20, 2010).
4.49	$35,000 Convertible Promissory Note issued August 19, 2010 (as filed as Exhibit 4.49 to the Registrant’s Form 10K filed on October 20, 2010).
4.50	$27,500 Convertible Promissory Note issued August 19, 2010, as amended and restated (as filed as Exhibit 4.50 to the Registrant’s Form 10K filed on October 20, 2010).
4.51	$40,000 Convertible Promissory Note issued September 9, 2010 (as filed as Exhibit 4.51 to the Registrant’s Form 10K filed on October 20, 2010).
4.52	$50,000 Convertible Promissory Note issued September 22, 2010 (as filed as Exhibit 4.52 to the Registrant’s Form 10K filed on October 20, 2010).
4.53	$25,000 Convertible Promissory Note issued September 13, 2010 (as filed as Exhibit 4.53 to the Registrant’s Form 10K filed on October 20, 2010).
4.54	$50,000 Convertible Promissory Note issued September 13, 2010, as amended and restated (as filed as Exhibit 4.54 to the Registrant’s Form 10K filed on October 20, 2010).
5.1	Opinion of Lucosky Brookman LLP**
10.1	2009 Restricted Stock Plan (as filed as Appendix A to the Registrant’s Proxy Statement filed on October 26, 2009).
10.2	2005 Stock Option Plan, as Amended and Restated (as filed as Appendix A to the Registrant’s Proxy Statement filed on July 30, 2008).*
10.3	Employment Agreement by and among Flint Telecom Group, Inc. and Mr. Bernard A. Fried dated February 23, 2010 (as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on February 23, 2010).*
10.4	Settlement Agreement by and among TelSpace and Flint Telecom Group, Inc (as filed as Exhibit 10.4 to the Registrant’s Form 10Q filed on May 24, 2010).*
10.5	Employment Agreement by and among Flint Telecom Group, Inc. and Mr. Vincent Browne dated October 6, 2008(as filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on October 7, 2008).*
10.6
Settlement Agreement and Release dated October 23, 2009 by and among Flint Telecom Group, Inc. and AT&T Diversified Group (as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on December 15, 2009).

10.7	Settlement Agreement by and among Flint Telecom Group, Inc. and Michael Butler (as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on February 11, 2010).
10.8	Settlement Agreement by and among Flint Telecom Group, Inc. and China Voice Holding Corp. dated May 28, 2010(as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on June 4, 2010).
10.9	Settlement Agreement by and among Flint Telecom Group, Inc. and John Lavery dated June 4, 2010 (as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on June 10, 2010).
10.10	First Amendment to $2,000,000 Note issued to Thermo Credit, LLC (as filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on June 10, 2010).
10.11	Settlement Agreement by and among Flint Telecom Group, Inc., Redquartz and Thomas J Davis dated June 17, 2010 (as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on June 23, 2010).
10.12	Form of Debt Wrap Agreement by and among Flint Telecom Group, Inc. and the investors named therein. Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on June 23, 2010.
10.13	Reserve Equity Agreement by and among Flint Telecom Group, Inc. and AGS Capital Group, LLC dated June 17, 2010 (as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on June 23, 2010).
10.14	Registration Rights Agreement by and among Flint Telecom Group, Inc. and AGS Capital Group, LLC dated June 17, 2010 (as filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on June 23, 2010).

10.15	Employment Agreement by and among Flint Telecom Group, Inc. and Mr. Bill Burbank dated January 29, 2009 (as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on February 4, 2009).*
10.16
Form of Warrant to purchase up to a maximum total of 420,000 shares of Semotus’ common stock issued to Bathgate Capital Partners dated November 14, 2005 (as filed as Exhibit 4.3 to the Registrant’s Form 8-K filed November 17, 2005).

10.17	Form of Lock-Up Agreement by and among our Officers dated June 30, 2009 (as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed July 7, 2009).
10.18	Investment Agreement by and among Flint Telecom Group, Inc. and Kodiak Capital Group, LLC dated November 26, 2010 (as filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on November 30, 2010).
10.19
Registration Rights Agreement by and among Flint Telecom Group, Inc. and Kodiak Capital Group, LLC dated November 26, 2010 (as filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on November 30, 2010).

10.20
Amended and Restated Investment Agreement by and among Flint Telecom Group, Inc. and Kodiak Capital Group, LLC dated January 19, 2011 (as filed as Exhibit 10.20 to the Registrant’s Form S-1 filed on January 21, 2011).

21	Subsidiaries of the Registrant (as filed as Exhibit 21 to the Registrant’s Form 10-K filed on October 20, 2010).
23.1	Consent of L.L. Bradford & Company, LLC**
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1 filed herewith)**
99.1	Separation Agreement by and among Flint Telecom Group, Inc. and Christopher Knight dated November 6, 2008 (as filed as Exhibit 99.1 to the Registrant’s Form 8-K filed on November 10, 2008).*
99.2	Separation Agreement by and among Bill Burbank and Flint Telecom Group, Inc. dated February 4, 2010 (as filed as Exhibit 99.1 to the Registrant’s Form 8-K filed on February 10, 2010).*
99.3	Addendum to Separation Agreement by and among Bill Burbank and Flint Telecom Group, Inc. dated June 17, 2010 (as filed as Exhibit 99.3 to the Registrant’s Form 10-K filed on October 20, 2010).*
99.4
First Amendment to Settlement Agreement by and among Flint Telecom Group, Inc. and China Voice Holding Corp. dated October 12, 2010 (as filed as Exhibit 99.4 to the Registrant’s Form 10-K filed on October 20, 2010).

 * Management contract or compensatory plan or arrangement.
** Filed Herewith

Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, Flint Telecom Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, Kansas, on May 3, 2011.

FLINT TELECOM GROUP, INC.

By:	/s/ Vincent Browne
Vincent Browne
Principal Accounting Officer,
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Amendment Number 4 to this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

May 3, 2011
/s/ Vincent Browne	Principal Accounting Officer, Chief Executive Officer,
Vincent Browne	and Chairman

/s/ Bernard A. Fried	President, Chief Operating Officer	May 3, 2011
Bernard A. Fried	and Director

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2010
PART I - FINANCIAL INFORMATION

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	December 31, 2010	June 30, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$86,311	$19,419
Accounts receivable, net of allowance for doubtful accounts of $218,015
for December 31, 2010 and $431,381 for June 30, 2010	1,884,223	1,049,648
Inventories	343,812	361,784
Prepaid expenses and other current assets	--	--
Current assets	2,314,346	1,430,851

Fixed assets:
Equipment	6,453,737	1,885,604
Capitalized leases – equipment	194,839	194,839
Total fixed assets	6,648,576	2,080,443
Less: accumulated depreciation	(2,024,394)	(1,839,372)
Net fixed assets	4,624,182	241,071

Deferred offering costs	28,333	--
Deposit	3,200	3,200
Other intangible assets, net	3,197,382	--
Debt issuance costs, net	9,100	--
Other assets	10,296	--
Total assets	$10,186,839	$1,675,122

LIABILITIES & STOCKHOLDERS' (DEFICIT)
Current liabilities:
Accounts payable	$4,706,430	$3,641,554
Cash overdraft	29,550	--
Other accrued liabilities	786,233	587,033
Accrued interest payable	1,817,392	650,897
Lease obligations – current	781,309	375,371
Lines of credit	2,773,805	2,038,102
Due to Flint Telecom Limited	163,160	156,042
Notes payable	1,856,637	1,935,163
Notes payable – related parties	2,123,351	2,061,861
Convertible notes payable, net of discount	1,883,919	517,059
Convertible notes payable – related parties	98,000	98,000
Other payable	35,961	--
Total current liabilities	17,055,747	12,061,082

Convertible notes payable – long term, net of discount	--	598,997
Lease obligations - long-term	--	405,938
Line of credit – long term	682,916	--
Total liabilities	17,738,663	13,066,017

Commitments and contingencies

Redeemable equity securities	4,876,782	4,515,379
Stockholders' (deficit)
Preferred stock: $0.001 par value; 5,000,000 authorized, 606,780 issued and outstanding at December 31, 2010, 366,788 issued and outstanding at June 30, 2010	607	367
Common stock: $0.01 par value; 900,000,000 authorized, 41,147,225 issued and outstanding at December 31, 2010, 6,491,221 issued and outstanding at June 30, 2010	411,472	64,912
Common stock issuable	--	2,368
Additional paid-in capital	42,170,074	34,114,627
Deferred offering costs paid in common stock	(66,000)	--
Accumulated deficit	(54,944,759)	(50,088,548)
Total stockholders' (deficit)	(12,428,606)	(15,906,274)
Total liabilities and stockholders’ (deficit)	$10,186,839	$1,675,122

See accompanying notes to condensed consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Revenues	$4,423,909	$4,134,368	$8,860,669	$8,675,006

Cost of revenues	4,240,772	3,711,114	8,428,665	7,906,879

Gross profit	183,137	423,254	432,004	768,126

Operating expenses:
General and administrative:
Consultants	--	15,500	--	35,152
Bad debt expense	74,636	--	79,470	130,506
Research & Development Expenses	206,214	-	206,214	-
Salaries and payroll related expense	260,884	663,957	467,269	962,836
Management fee to Flint Telecom, Ltd.	50,000	118,650	100,000	250,000
Stock compensation and option expense:
Directors and officers	138,937	116,535	325,125	699,392
Consultants	72,084	185,561	230,417	185,561
Employees	76,000	89,624	76,000	89,624
Depreciation and amortization expense	297,950	576,704	306,879	1,221,405
Other	179,624	105,661	252,771	564,130
Total general and administrative	1,356,329	1,872,192	2,044,145	4,138,606

Operating loss	(1,173,193)	(1,448,938)	(1,612,142)	(3,370,480)

Other income (expense)				42,090
Interest expense	(1,074,034)	(771,529)	(2,655,783)	(1,948,735)
Loss on disposal of fixed asset
Foreign Exchange	25,564	(4,962)	(43,321)	(10,807)
Impairment of goodwill
Debt issuance costs
Discontinued operations, net of tax	--	(7,828,549)	--	(7,818,265)
Net loss	$(2,221,663)	$(10,053,978)	$(4,311,246)	$(13,106,197)

Preferred stock beneficial conversion feature	(183,562)	--	(183,562)	--
Accrued dividends and penalties	(249,315)	--	(361,403)	--
Net loss attributable to common stockholders	$(2,654,539)	$(10,053,978)	$(4,856,211)	$(13,106,197)
Net loss per share (basic & diluted)	$(0.10)	$(2.62)	$(0.26)	$(3.37)

Weighted average shares outstanding:
Basic	27,701,151	3,833,479	18,763,119	3,892,729
Diluted	27,701,151	3,833,479	18,763,119	3,892,729

See accompanying notes to condensed consolidated financial statements.

FLINT TELCOM GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Six Months Ended December 31,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(4,311,246)	$(13,106,197)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	306,879	1,279,246
Bad debts	79,470	130,506
Other non-cash transactions:
Impairment of goodwill and other intangible assets	--	7,760,028
Stock and option compensation expense	631,542	974,577
Loss on fixed assets	--	332,023
Accretion of debt discount	652,229	1,152,889
Amortization of beneficial conversion feature	867,445	--

Changes in assets and liabilities, net of acquisition and disposals:
Accounts receivable	(914,045)	(164,350)
Prepaid expense	--	8,234
Inventories	17,972	401,146
Deferred offering costs & debt issuance costs	(37,433)	--
Deposit	--	(109)
Accounts payable	703,810	(1,113,818)
Cash overdraft	29,550	(175,096)
Accrued liabilities	160,638	117,206
Net due to (from) Flint Telecom, Ltd.	71,626	359,690
Due from related parties	--	124,174
Accrued interest	1,152,348	241,770
Net cash used in operating activities	(589,215)	(1,678,061)

Cash Flows from Investing Activities:
Purchases of fixed assets	--	(8,532)
Investment in notes receivable	--	(125,000)
Cash from acquisition	15,063	--
Net cash provided by (used in) investing activities	15,063	(133,532)

Cash Flows From Financing Activities:
Proceeds from lines of credit	--	16,176
Proceeds from related parties debt	78,000	165,150
Proceeds from new debt	524,000	805,000
Payments on debt	--	(175,000)
Payments on line of credit	(4,277)	(3,925)
Payments on related party debt	--	(50,279)
Payments on lease obligations	--	(6,088)
Redemption of preferred stock	--	--
Net cash provided (used) by financing activities	597,723	751,034

Cash Flows From Foreign Currency Activities:
Exchange (gain) loss on convertible notes	43,321	10,807
Net cash provided by (used in) foreign currency activities	43,321	10,807
Net increase (decrease) in cash and cash equivalents	66,892	(1,049,752)
Cash and cash equivalents, beginning of the period	19,419	1,337,002
Cash and cash equivalents, end of the period	$86,311	$287,250

See accompanying notes to condensed consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(unaudited)

	Six Months Ended December 31,
	2010	2009
SUPPLEMENTAL CASH FLOW DISCLOSURE:

Cash paid for interest	$--	$26,000
Cash paid for income taxes	$--	$--

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:

Conversion of notes payable and accrued interest	$600,581	$117,263

Discounts – warrants	$50,000	$779,091

Discounts – beneficial conversion	$652,229	$141,572

Capitalization of accrued interest to a note payable	$--	$190,000

Payment on lease obligations	$--	$36,000

Due from related party satisfied with redeemable preferred stock	$--	$384,548

Common stock issued upon conversion of notes payable and accrued interest	$--	$266,415

Common stock issued for deferred offering costs	$66,000	$--
Preferred shares issued for acquisitions:
Cash	$15,063	$--
Other assets	10,297	--
Fixed assets	4,568,133	--
Other intangible assets	3,319,239	--
Accounts payable	(361,068)	--
Accrued interest	(92,807)	--
Other payable	(35,961)	--
Line of credit	(1,422,896)	--
	$6,000,000	$--

Preferred stock beneficial conversion feature	$183,582	$--
Accrued dividends and penalties	$361,403	$--

See accompanying notes to condensed consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) AND OTHER COMPREHENSIVE LOSS
(Unaudited)
	Preferred Shares (Series D, F, G & H)		Common Stock		Common Stock Issuable		Additional Paid in Capital	Deferred Offering Costs	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Amount	Amount	Amount
Balances at June 30, 2010	366,780	$367	6,491,221	$64,912	236,842	$2,368	$34,114,627	$ -	$(50,088,548)	$(15,906,274)
Conversion of notes payable	-	-	7,754,456	77,545	-	-	31,586	-	-	109,131
Beneficial conversion feature on convertible notes payable	-	-	-	-	-	-	350,957	-	-	350,957
Shares issued to consultants for services	-	-	312,500	3,125	118,750	1,188	146,438	-	-	150,750
Shares issued to officer, directors, employees for vested stock compensation	-	-	750,000	7,500			39,000	-	-	46,500
Stock payable issued	-	-	236,842	2,368	(236,842)	(2,368)	-	-	-	-
Stock compensation expense	-	-	-	-	-	-	148,021	-	-	148,021
Conversion of preferred stock shares into common shares	(60,000)	(60)	300,000	3,000	-	-	(2,940)	-	-	-
Accrual of redeemable equity securities, dividends and penalties	-	-	-	-	-	-	-	-	(112,088)	(112,088)
Net loss for the quarter	-	-	-	-	-	-	-	-	(2,089,583)	(2,089,583)
Balances at September 30, 2010	306,780	$307	15,845,019	$158,450	118,750	$1,188	$34,827,689	$ -	$(52,290,219)	$(17,302,586)

Conversion of notes payable	-	-	20,933,456	209,335	-	-	282,115	-	-	491,450
Beneficial conversion feature on convertible notes payable	-	-	-	-	-	-	516,488	-	-	516,488
Shares issued to consultants for services	-	-	2,250,000	22,500	-	-	48,833	-	-	71,333
Shares issued for deferred offering costs	-	-	1,500,000	15,000	-	-	51,000	-	-	66,000
Shares issued to officer, directors, employees for vested stock compensation	-	-	500,000	5,000	-	-	71,000	-	-	76,000
Stock payable issued	-	-	118,750	1,188	(118,750)	(1,188)	--	-	-	-
Stock compensation expense	-	-	-	-	-	-	139,688	-	-	139,688
Issuance of preferred stock	300,000	300	-	-	-	-	5,999,700	-	-	6,000,000
Beneficial conversion feature on preferred shares	-	-	-	-	-	-	183,562	-	(183,562)	-
Accrual of redeemable equity securities, dividends and penalties	-	-	-	-	-	-	-	-	(249,315)	(249,315)
Issue of warrents to holder of note payable	-	-	-	-	-	-	50,000	-	-	50,000
Deferred Offering Costs paid in Stock	-	-	-	-	-	-	-	(66,000)	-	(66,000)
Net loss for the quarter	-	-	-	-		-	-	-	(2,221,663)	(2,221,663)
Balances at December 31, 2010	606,780	$607	41,147,225	$411,472	-	$-	$42,170,074	$(66,000)	$(54,944,759)	$(12,428,606)

See accompanying notes to condensed consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.           Organization and Formation

Flint Telecom Group, Inc. (“Flint”, “We” or the “Company”), is a Nevada Corporation.  We were originally formed in 2005 as Flint Telecom, Inc., a Delaware Corporation, and started operations in April 2006 as a wholly owned subsidiary of Flint Telecom Limited, headquartered in Dublin, Ireland. Flint Telecom Limited is a holding company whose sole operating business in the United States was Flint Telecom, Inc.  Flint Telecom Limited was a vehicle for the initial funding of Flint and for the development of proprietary intellectual property.

On October 1, 2008, Semotus Solutions, Inc. (“Semotus”) acquired substantially all of the assets and liabilities of Flint Telecom, Inc. in exchange for 28,460,094 shares of restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008. Although Semotus is the legal acquirer, for accounting purposes Flint is the accounting acquirer. The name was changed to Flint Telecom Group, Inc. The existing Semotus operations became a division of Flint, and were subsequently sold in January 2009.

We are headquartered at 7500 College Blvd., Suite 500, Overland Park, Kansas 66210, and our telephone number is 913-815-1570.  The address of our website is www.flinttelecomgroup.com.

We operate our business through six wholly-owned subsidiaries, Cable and Voice Corporation, Phone House, Inc., Flint Prepaid, Inc. (previously named Wize Communications, Inc.), Digital Phone Solutions, Inc., Ingedigit International, Inc. and Gotham Ingedigit Financial Processing Corp. dba Power2Process, as further described below.  We provide next generation turnkey voice, data and wireless services through partner channels primarily in the United States.  We distribute telecommunications services and products through our distribution channels.

The subsidiaries provide the following telecom services and / or distribute the following telecom products:

(1)
Cable and Voice Corporation – Cable and Voice Corporation was established on June 1, 2008, and is located in Tampa, Florida. Through Cable and Voice, the Company is a leading value-added master distributor of advanced broadband products and services to cable, telecommunications, enterprise and service provider customers throughout the United States. Through Cable and Voice, the Company offers a wide range of products and services which include cable modems, cables, UPS units, AV Powerline and Homeplug adapters, Wi-Fi and cellular wireless hardware and software applications, Intelligent Telephone Adapters (ITA) and IP Telephones for VoIP services and other customer premise equipment.

(2)
Phone House, Inc. – Phone House, Inc. was established on June 12, 2001, and is located in Artesia, California. Phone House is a master distributor for discount calling products that enable users who purchase cards in the United States to call China, India, Mexico, Africa, South America, Brazil, Bangladesh, and other countries throughout the world at significant savings. The international calling cards may be used to call from the United States to other countries, to call from other countries to the United States, or to call between countries outside the United States. These products are currently sold through a network of over 90 private distributors. Through this network, the Company estimates that its calling products are sold through over 10,000 retail outlets in the United States, of which more than 5,000 retail outlets are located in Southern California.

(3)
Digital Phone Solutions, Inc. – Digital Phone Solutions, Inc. was established on January 29, 2009, and is located in Overland Park, Kansas. Through Digital Phone Solutions, the Company provides a suite of enhanced IP telephonic solutions aimed primarily at small and medium sized enterprises in the United States. Digital Phone Solutions, Inc. delivers all the value added services that manage the entire value-chain including billing, customer care, call routing, service provisioning. Advanced features such as voicemail-delivered-to-email, free inter-office calling, and virtual phone numbers provide additional revenue opportunities. Digital Phone Solutions enables its customers to establish reliable, feature rich and cost effective digital phone services very quickly with zero capital investment.

(4)
Flint Prepaid, Inc. – Flint Prepaid, Inc. (previously Wize Communications, Inc.) was incorporated on March 30, 2009, and is located in Overland Park, Kansas. Flint Prepaid is a retail focused company selling directly to end-users through master distributors and retailers. Flint Prepaid provides pre-paid calling services primarily to immigrant customers wanting to make inexpensive quality calls to their home countries. These value-based calling cards are regionalized and selectively marketed depending on the geographical area and user community.

(5)
Ingedigit International Inc. (“III”) is a U.S. based international pre-paid debit card company, partnered with both U.S. banks and international banks to offer debit cards to their customers. Included with the debit card services are additional services, allowing the partnering banks to add new customers, share funds between existing card holders and perform international fund remittance. All transactions are fully compliant with U.S. and international money laundering laws, as well as counter-terrorism regulations. Transactions are practically instantaneous, available to the card-holder on a 24/7, 365-day basis. The Company’s current markets include the United States, Canada, Mexico, India, Central and South America, Gulf Coast Countries, and the Philippines. The Company intends to expand into the U.K., Africa, Sri Lanka, Bangladesh and the Pacific Rim markets in the near future.  As of December 31, 2010, this company has not yet generated any revenue.

(6)
Gotham Ingedigit Financial Processing Corp. dba Power2Process (“P2P”) is a U.S. based advanced financial transaction processing and technology company, working with banking clients and other program sponsors globally. Using Power2Process solutions, clients can deliver ‘own brand’ financial transaction processing services, such as pre-paid products, virtual accounts, money remittances and other stored value services. Both MasterCard and fully PCI Certified, as well as being SAS-70 compliant, P2P is in the unique position of having complete control of all its services from applications development and processing to marketing and support for a full array of back office processing, including ATM and POS network integration and management. As of December 31, 2010, this company has not yet generated any revenue.

As part of our emphasis on streamlining our operations and reaching sustainable profitability, during the fiscal year ended June 30, 2010 we shut down and disposed of four of our other wholly owned subsidiaries, which were originally acquired in January of 2009: CVC Int’l, Phone House Inc. of Florida, Dial-Tone Communications and Starcom Alliance.  Consequently, we recognized a loss in the form of a one-time impairment charge of goodwill and other intangibles in the amount of $12,215,200.

Following the corporate restructuring during the fiscal year ended June 30, 2010, the Company’s management decided to structure the business into three separate operating segments. These segments are (1) the sale of third-party telecoms and networking equipment and software services (collectively referred to as equipment as “telecom software, services & equipment”), (2) the sale of Company produced and third-party prepaid calling products (collectively referred to as “prepaid telecom services”) (3) the delivery of wholesale and VoIP telecom services to other operators and direct to end users (collectively referred to as “telecom services”).  Following the acquisition of III and P2P in October 2010, the Company’s management elected to report these units under a new segment for the sale of financial processing services, debit card programs and mobile payment & remittance services (collectively referred to as “financial processing services”). These have been included for the current reporting period and for each period thereafter. Selling, general and administrative expenses, primarily consisting of compensation of corporate employees, professional fees and overhead costs not directly related to a specific operating segment are reflected in the table below as “corporate activities.”  See Note 18, Segment Information, for more details

2.           Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared by us, without audit and in accordance with the instructions to Form 10-Q and Regulation S-K.  On January 14, 2011 a 1:20 reverse stock split went effective and we have retroactively adjusted all our common share amounts and per share stock prices accordingly.  In the opinion of our management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the six months ended December 31, 2010 are not necessarily indicative of the results that may be expected for the year ending June 30, 2011.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.  We believe that the disclosures provided are adequate to make the information presented not misleading.  These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in our SEC Form 10K filed on October 20, 2010.

Certain reclassifications have been made to the prior year in order to conform to the current year.

3.           Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of our business.  As reflected in the accompanying financial statements, Flint had a net loss of $4,311,246 and $28,865,778 for the six months ended December 31, 2010 and for the year ended June 30, 2010, respectively, negative cash flow from operating activities of $589,215 for the six months ended December 31, 2010, an accumulated stockholder’s deficit of $12,428,606 and a working capital deficit of $14,741,401 as of December 31, 2010.  Also, as of December 31, 2010, we had limited liquid and capital resources.  We are currently largely dependent upon obtaining sufficient short and long term financing in order to continue running our operations.

As of the date of the filing of this report, we have a total of approximately $2.8 million of loan principal that is past due from a total principal balance of approximately $6.7 million, representing 11 individual parties. Under the terms of the loan agreements the $6.7 million principal is payable. In addition, approximately $2.1 million of accumulated interest, preferred share dividends and related penalties is past due on these loans. We are in active discussions with these parties about the outstanding debt and rescheduling payments in the future based on the business progress during 2010 and the ability of the Company to meet the new arrangements from the Kodiak funding. They are waiting to finalize these terms once the Registration Statement is deemed effective and a structured funding environment is in place. Of the 11 parties, four have initiated legal proceedings, the remainder, including our secured lender, have not initiated legal proceedings. Of the four that have taken legal steps, we believe, based on discussions with them, that suitable payment terms will be agreed upon over the duration of the Kodiak funding. In addition to these loans, we have approximately $1.2 million of trade payables that are past due. Two parties have received summary judgments, as reported in our Form 10-K for the year ended June 30, 2010 and in this quarterly report, and we have been served with a pending action from another. Despite receiving these judgments, we have agreed to terms to pay down one of the larger amounts over two years. Management is confident the Company will be successful in satisfying these obligations prior to foreclosure or bankruptcy. However, there is no assurance that any additional capital will be raised.

The foregoing factors raise substantial doubt about our ability to continue as a going concern.  Ultimately, our ability to continue as a going concern is dependent upon our ability to attract new sources of capital, exploit the growing telecom and prepaid financial services market in order to attain a reasonable threshold of operating efficiency and achieve profitable operations.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

In June of 2010 we announced significant reductions in our operating costs and are in ongoing discussions with our creditors to restructure our balance sheet and future debt payments.

In November of 2010 we secured an Equity Line of Credit Agreement with Kodiak Capital. This agreement allows us to place up to $15 million worth of our common stock to Kodiak over two years, subject to certain conditions, which will become available to us when a registration statement on Form S-1 is deemed effective by the SEC. (See Note 19 for more details).

4.           Recent Accounting Pronouncements
On December 21, 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-29, which impacts any public entity that enters into business combinations that are material on an individual or aggregate basis. The guidance specifies that if a public entity presents comparative financial statements, the entity should disclose revenues and earnings of the combined entity as though the business combination(s) that occurred during the year had occurred at the beginning of the prior annual period when preparing the pro forma financial information for both the current and prior reporting periods. The guidance also requires that pro forma disclosures be accompanied by a narrative description regarding the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in reported pro forma revenues and earnings. This guidance is effective for business combinations consummated in periods beginning after December 15, 2010.  We are currently evaluating the impact of this ASU.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements.  Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated.  This ASU is effective upon the issuance of this ASU.  The adoption of this ASU did not have a material impact on our consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”).  Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively.  Early adoption is permitted.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In September 2009, in accordance with accounting pronouncements that applies to arrangements with multiple deliverables and provides another alternative for determining the selling price of deliverables. In addition, the residual method of allocating arrangement consideration is no longer permitted under this guidance.  The guidance is effective for fiscal years beginning on or after July 15, 2010.  We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

In September 2009, in accordance with accounting pronouncements which removes non-software components of tangible products and certain software components of tangible products from the scope of existing software revenue guidance, resulting in the recognition of revenue similar to that for other tangible products. It also requires expanded qualitative and quantitative disclosures. The guidance is effective for fiscal years beginning on or after June 15, 2010. We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

In June 2009, in accordance with accounting pronouncements for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under this guidance, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The guidance also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. The guidance is effective for fiscal years beginning after November 15, 2009. We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

Management does not believe that there are any recently-issued, but not yet effective, accounting standards that could have a material effect on the accompanying financial statements.

5.          Acquisition of Ingedigit International, Inc. and Gotham Ingedigit Financial Processing Corp.

On October 25, 2010, Flint Telecom Group, Inc. (“Flint”) acquired all of the stock of Ingedigit International, Inc. (“III”) and Gotham Ingedigit Financial Processing Corp dba Power2Process (“P2P”), both Florida corporations, through a merger of each of those companies into two wholly-owned subsidiaries of Flint, in exchange for a maximum potential total of 600,000 shares of Flint’s Series H Convertible Preferred Stock (the “Merger Stock”), pursuant to an Agreement and Plan of Merger dated October 5, 2010 (the “Merger Agreement”).  300,000 shares of the Merger Stock were issued on the Closing Date. The remaining 300,000 shares of the Merger Stock may be issued, in two tranches of 150,000 each, during the 12 and 24 months following the Closing Date if either or both of the Targets meet or exceed the revenue and/or other operating targets as mutually agreed upon by Flint and the Targets as of the closing date.

The Series H Convertible Preferred Stock has a $10.00 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the closing date into common stock at a 25% discount to the Market Price.  Market Price is defined as the average closing price per share over the twenty trading days prior to the date of conversion. Provided, however, that the conversion price shall never be lower than ten percent of the Market Price on the closing date. However, the Power2Process and Ingedigit shareholders as a group cannot hold more than 4.99% of Flint’s total issued and outstanding common stock at any one time. We valued the 300,000 issued preferred shares at $3,000,000. Additionally, we valued the beneficial conversion feature related to the discount at $1,000,000, of which we accreted $183,562 during the six months ended December 31, 2010.

Our preliminary allocation of the consideration to the assets and liabilities are as follows:
Cash	$15,063
Other assets	10,297
Fixed assets	4,568,133
Other intangible assets	3,319,239
Accounts payable	(361,068)
Accrued interest	(92,807)
Other payable	(35,961)
Line of credit	(1,422,896)
$6,000,000

The allocation of the consideration to the assets and liabilities as listed above is preliminary, as we have not completed an audit of III and P2P. The amount of contingent consideration that was recognized at the acquisition date, October 25, 2010, was $3,000,000 for the contingent future payments through the issuance of additional Series H Convertible Preferred Stock. The amounts of revenues and earnings included in the statement of operations from October 25, 2010 through December 31, 2010 was $0.00 and $(597,312), respectively.

Separate from the Merger Agreement, as a hiring and retention incentive and in lieu of issuing stock options under the Company’s stock option plan, during the three months ended December 31, 2010 we issued a total of 390,000 shares of restricted common stock, vesting over a period of three years with one third vesting at the first annual anniversary of employment with the company and quarterly thereafter, to the officers and employees at III and P2P.  These shares of restricted common stock were valued at $0.118 per share.  We recorded approximately $3,835 in expense in the three and six months ended December 31, 2010, related to the shares of restricted common stock granted to these officers and employees.

The following are condensed pro forma financial information as though the acquisition of III and P2P had occurred as of July 1, 2009. In association with the acquisition of III and P2P, we recorded the purchase price in excess of the net assets acquired as of the acquisition date as intangible assets.

Flint Telecom Group, Inc.
Condensed Pro Forma Statement of Operations
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31, 2010
	2010	2009	2010	2009
Revenues	$4,423,909	$5,251,852	$8,860,669	$9,136,454
Net income (loss)	(2,606,172)	(10,643,834)	(4,537,422)	(13,868,295)
Net income (loss) per common share	$(0.09)	$(2.78)	$(0.24)	$(3.56)
Weighted average shares outstanding	27,701,151	3,833,479	18,763,119	3,892,729

6.         Accounts Receivable and Concentration of Credit Risk

Four customer(s) accounted for 64% of our revenue for the three months ended December 31, 2010.  Four customer(s) accounted for 63% of our revenue for the six months ended December 31, 2010.  Four customer(s) accounted for 72% of the accounts receivable at December 31, 2010, the largest of which accounted for 27% of the receivables.

The allowance for doubtful accounts at June 30, 2010 was $431,381. During the period ended December 31, 2010, the Company elected to write off $289,484 in accounts receivable that were deemed no longer collectable. These amounts had been fully provided for in the allowance for doubtful accounts at June 30, 2010. As the accounts receivable balance over 90 days was reduced by the amounts written off, the allowance for doubtful accounts required at as at December 31, 2010 was $218,015.

Two customers accounted for 39% and 27% of the Company’s revenue for the three months ended December 31, 2009.  Two customer(s) accounted for 52% of our revenue for the six months ended December 31, 2009.  Three customers accounted for 44% of the accounts receivable at December 31, 2009, the largest of which accounted for 15% of the receivables.

7.           Fixed Assets

On October 25, 2010 we acquired all of the stock of two companies, III and P2P. See Note 5 above for more details. As a result, we recorded an additional $4,568,133 amount in fixed assets as of December 31, 2010, being depreciated over 5 years.

In May of 2010 we entered into a settlement agreement with Telmage Consulting LLC (“TelSpace”) in which TelSpace has furnished to us a perpetual software license as consideration for the repayment of the $250,000 promissory note due to us from TelSpace.  As a result, we recorded an additional $250,000 amount in fixed assets as of June 30, 2010, being depreciated over five years.

8.           Intangible Assets and Impairment

Intangible assets that are determined to have definite lives are amortized over their useful lives and are measured for impairment only when events or circumstances indicate the carrying value may be impaired. Intangible assets with indefinite lives are not amortized but instead are measured for impairment at least annually in our fourth fiscal quarter, or when events indicate that impairment exists.  We have a capitalized intangible asset with a definite life, which are customer contracts. In recognition of the right to receive future cash flows related to transactions of the asset, we will amortize this value over five years, as it is anticipated that the customer contracts would continue to evolve with our needs and have at least 5 year minimum terms. We periodically review intangibles for impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the carrying amounts of the assets exceed their respective fair values, additional impairment tests are performed to measure the amount of the impairment loss, if any. If an asset is deemed impaired, the impairment loss is recognized in current earnings.

Intangible Asset	Useful Life	Cost	Accum. Amortization	Net Value
Customer Contracts	5	$3,319,239	$121,857	$3,197,382

9.           Capital Leases

We have acquired $819,025 in equipment through capital lease obligations primarily for computer and telephony equipment.  During the year ended June 30, 2010 we wrote down the value of this equipment to zero.  During the year ended June 30, 2010, as part of our debt restructuring plan, we renegotiated the terms of our capital lease with our equipment vendor, which resulted in the disposal of certain assets under this agreement and the restructure of the payment terms for the remaining equipment.

On September 15, 2010 we executed a Second Amendment to our equipment lease agreement with Data Sales, such that monthly payments in the amount of $20,000 shall commence as of November 1, 2010 and continue until April 1, 2011, at which time the monthly payments shall increase to $57,991 until January 1, 2012.  Additionally, Data Sales has waived all late fees and accrued interest, and we gave Data Sales the option to purchase up to a maximum of $61,000 worth of our restricted common stock at a 20% discount to the Market Price. Market Price being the average closing price per share over the 20 trading days prior to notice of exercise, and having a minimum per share price of $0.0031 (50% of the Market Price as of September 15, 2010).  For the years ended June 30, 2011 and 2012, total cash payments will be $375,371 and $405,938, respectively. As of the date of the filing of this quarterly report, we have not made the first monthly payment due November 1, 2010 and are therefore currently in default.  As a result, all outstanding payments owed as of the date of default are immediately due and payable.

 10.           Related Party Transactions

Loans:
We have limited access to capital from either banking institutions or the capital markets. Consequently, we have loans from a number of third parties, including related parties, as follows.

Flint, Ltd.:
Flint Telecom Ltd, which is controlled by Mr. Browne, Flint’s CEO, has an amount due to it of $163,160 and $156,042 at December 31, 2010 and June 30, 2010, respectively.   This includes charges for management fees earned by Flint Telecom, Ltd., which during the six months ended December 31, 2010 and 2009 were $100,000 and $250,000, respectively.  The management fees are for operating and financial services provided by Flint Telecom, Ltd. to us. Flint Telecom, Ltd. also has a direct equity investment in us.

Executive Officer Loans
On November 8, 2010 and November 19, 2010, Vincent Browne, our Chief Executive Officer, invested $48,000 and $24,000, respectively and was issued promissory notes for those principal amounts, accruing no interest and having a maturity date of one year from the date of issuance.

Michael Butler Debt Restructure
We had a number of loans outstanding from Mr. Butler, one of our board members as of December 31, 2009, for which we issued various promissory notes, convertible promissory notes, warrants and shares of restricted common stock to him as consideration.  As of December 31, 2009, the total outstanding balance on all of Mr. Butler’s loans were approximately $4,100,000.  Subject to an agreement that was executed December 31, 2009 that became effective February 5, 2010 we executed a settlement agreement with Mr. Butler in which all of Mr. Butler’s loans to Flint were cancelled in exchange for 302,000 shares of Series E preferred stock of Flint, valued at €10.00 per share, having the following material terms:

1.	Yielding a 14% annual dividend payment, payable monthly in Euros, from February 28, 2010;

2.	Convertible at any time into that number of shares of Common Stock as is determined by the quotient of (i) €10.00 over (ii) the Conversion Price in effect at the time of conversion.

a.	The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $5.50 per Common Share.

b.	Market Price means the average closing price of Flint’s common stock over the twenty trading days preceding the conversion request date.

c.	The common stock issued at the time of conversion will be restricted stock and subject to SEC 144 Rule.
d.	Based on the minimum conversion price, Mr. Butler would receive 10,981,818 shares of common stock if all preferred shares were converted into common stock.

3.	The Preference Shares will be transferable at Mr. Butler’s discretion, after giving Flint a right of first refusal;

4.	A penalty rate of 0.5% per month on the total amount outstanding will apply for dividend payments that are more than 10 days late, and will continue to apply until default payments are caught up.

Mr. Butler has the right to rescind this agreement in the event that we should enter into a voluntary or involuntary bankruptcy.  We have therefore classified these shares of Series E Convertible Preferred as part of Preferred Shares in our Balance Sheet.

Equity Reclassification: The Series E preferred shares issued to Mr. Butler pursuant to a settlement agreement dated December 31, 2009 have been moved from equity to the mezzanine area of the balance sheet. The equity statement has been updated to account for this reclassification.

SEL Nominees:
On March 8, 2010 SEL Nominees Ltd. (“SEL”) loaned us $58,000 and we issued a $58,000 convertible promissory note accruing interest at a rate of eighteen percent (18%) per annum, with interest only payments due each month and a maturity date of March 2011, and having a variable conversion price of 50% of the Market Price. On March 12, 2010 SEL loaned us $40,000 and we issued a $40,000 convertible promissory note accruing interest at a rate of eighteen percent (18%) per annum with interest only payments due each month and a maturity date of March 2011, and having a variable conversion price of 50% of the Market Price. “Market Price” means the average of the lowest three (3) Trading Prices for the common stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent. These SEL notes also contain a most favored nations clause as it relates to the conversion price.  As of December 31, 2010, the conversion price is $0.011 per share, resulting in the maximum potential total of 8,909,090 shares to be issued upon full conversion of both SEL notes.  However, in accordance with the terms of the agreements related to these notes, each note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time without shareholder approval.  SEL is recorded in the accounts as a related party due to the fact that SEL is controlled by Mr. Butler, who was one of our board members in March of 2010.

Employment Agreements:
Effective October 6, 2008, we entered into a four year employment agreement with our CEO, Mr. Browne. Mr. Browne receives a salary in the amount of $180,000 per year, which shall immediately increase to $240,000 when the Company achieves sustainable profitability for one quarter, and 125,000 shares of restricted common stock, vesting over a period of four years, such that one-fourth of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary. If Mr. Browne’s employment is terminated by the Company without cause or by Mr. Browne for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. Browne cannot be reached (a “Severance Event”), all stock and stock options of the Company then owned by Mr. Browne which are unvested shall become immediately fully vested, and the Company shall pay to Mr. Browne severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a four year agreement term. If a Severance Event occurs, Mr. Browne would receive between $480,000 (using a Severance Event date of October 6, 2010 and assuming the Company has achieved sustained profitability) and $0 (using a Severance Event date of October 6, 2012), depending on the actual date the Severance Event occurs.

Effective February 23, 2010, we entered into a two year employment agreement with Bernard A. Fried, effectuating the following:  (i) Mr. Fried’s title is President and Chief Operating Officer; (ii) Mr. Fried was appointed as a member of Flint’s Board of Directors, (iii) Mr. Fried will receive a salary in the amount of $186,000 per year, and (iv) Mr. Fried was issued 300,000 shares of restricted common stock vesting over a period of four years, such that one-fourth of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with Flint. The Company may terminate this agreement without cause at any time by giving Mr. Fried 60 days prior written notice, and the Company shall have no further liability other than for the payment of any unpaid salary through the termination date and reimbursement of reasonable business expenses incurred prior to the termination date.

Separation Agreement with Bill Burbank:
Bill Burbank resigned as the President and Chief Operating Officer of the Company, effective February 4, 2010.  In connection with Mr. Burbank’s resignation, we entered into a Separation Agreement with Mr. Burbank (the “Separation Agreement”), effective February 5, 2010.  The Separation Agreement provides that Mr. Burbank will be paid an aggregate of approximately $150,000 in cash and $842,500 worth of shares of restricted common stock, consisting of:
•	payment for past wages owed, of approximately $45,785;
•	repayment for various loans made to the Company, in the amount of $100,000;
•	reimbursement for approved expenses in an amount that has yet to be determined;
•	all such cash payments as listed above shall be paid in the future as funds become available;

acceleration of 75,000 shares of his unvested restricted stock and the grant and issuance of 200,000 additional shares of immediately vested restricted common stock, for a total of 5,500,000 shares of restricted common stock.  Additionally, 500,000 vested on January 29, 2010. The 275,000 previously issued shares that vested were valued at $7.60 per share (date of original grant).  The closing price of our common stock on February 5, 2010 was $1.60 per share, and therefore the additional 200,000 shares were valued at $320,000, for a total fair market value of these shares was $842,500.

Subsequently, effective May 28, 2010, we entered into an Addendum to the Separation Agreement with Mr. Burbank, agreeing to pay a total of $150,000 cash to Mr. Burbank over a period of 8 months; monthly payments in the amount of $18,750 shall commence as of July 31, 2010. As of the date of the filing of this report we have not made these payments and are therefore currently in default.  As a result, a default interest rate of 18% shall be applied to any outstanding payments owed as of the date of default and an additional cash payment of $40,000 is also immediately due and payable.  Mr. Burbank has filed a lawsuit against us for breach of contract, seeking to collect this total amount due (See Note 12, Commitments & Contingencies).

Settlement Agreement with China Voice Holding Corp.
China Voice Holding Corp. (CHVC) was a related party due to the fact that it was a greater than 10% shareholder at the time of our acquisition of six of its U.S. subsidiaries in January of 2009. Additionally, Bill Burbank became our President and COO and at the same time was CEO of CHVC. Effective as of May 28, 2010, we executed a settlement agreement with CHVC whereby CHVC has agreed to, among other things, cancel and terminate any and all rights it has under its $7,000,000 promissory note issued by us (the “Note”) and the Series C Preferred Shares of Flint (the “Preferred Shares”), including the repayment of any and all principal amounts underneath the Note and the Preferred Shares, and to return 790,000 shares of our common stock to Flint (thereby allowing CHVC to keep 260,000 shares of our common stock), and in exchange we agreed to pay a total of $1,520,242 to CHVC through installment payments over a period commencing August 31, 2010 and ending May 31, 2011 and abandon its claim to 15,000,000 shares of CHVC’s common stock.

As of the date of the filing of this quarterly report, we have not made any payments to China Voice Holding Corp. (CHVC) pursuant to this settlement agreement, and we are therefore in default. A default interest rate of 18% shall be applied to any outstanding payments owed as of the date of default. An additional cash payment of $500,000 will also be immediately due and payable.  Effective June 30, 2010 the settlement agreement was amended to delete CHVC’s option to be repaid through the issuance of shares of Flint’s common stock.   CHVC will also be entitled to apply to the court and obtain judgment against Flint for the outstanding payments outstanding and not made as of the Default Event.

Misc. Loans from other ex-Officers
On September 24, 2009, Mr. Keaveney, our CFO at the time, loaned $75,000 to us and we issued to him a promissory note in the amount of $75,000, due and payable with a cash fee of $10,000 on or before October 24, 2009.  In June of 2010, we agreed to allow Mr. Keaveney to convert a portion of this note, $20,000, into 100,000 shares at $0.20 per share. During the three months ended December 31, 2010, Mr. Keaveney sold the remaining principal balance and accrued interest due on the note to a third party, who converted the assigned note into a total of 1,729,336 shares of common stock.  As of December 31, 2010, there is no outstanding principal balance or remaining accrued interest due on the note.

11.           Accounts Payable

Accounts payable at December 31, 2010 were $4,706,432. Three vendors accounted for 33% of the payables at December 31, 2010, the largest of which accounted for 17% of the payables.

Accounts payable at June 30, 2010 were $3,641,554.  Three vendors accounted for 30% of the payables at June 30, 2010, at 13%, 11% and 6% each.

Although we believe that we have adequate alternative vendors to purchase services and products, there can be no assurance of comparability, which could have a detrimental effect on the business. Further, when the vendor provides services for direct access to and call routing for residential or business customers, a reduction in or elimination of that vendor service will probably have a detrimental effect on that portion of our business.

12.           Lines of Credit

Effective June 4, 2009, we entered into a Loan and Security Agreement with Thermo Credit LLC (“Thermo”), for a line of credit in an amount not to exceed $2,000,000 (the “Agreement”).  Under the terms of the Agreement, we agreed to pay a commitment fee equal to 2% of the amount of the Credit Facility, an unused facility fee of 0.25% per annum and a monitoring fee equal to the greater of $1,500.00 per month, or 0.05% of the Credit Facility per week. The line of credit is evidenced by a Loan and Security Agreement and a Promissory Note in the maximum amount of $2,000,000.   The Note carries an interest rate of the greater of the prime rate plus 8%, or 15%. The indebtedness is secured by a pledge and grant to Thermo of a security interest in all of our property or assets, real or personal, tangible or intangible, now existing or hereafter acquired. As of December 31, 2010, we owed $2,000,000 in principal and $421,000 in outstanding interest and penalties under the Thermo line of credit.

Effective as of June 8, 2010, Flint executed an amendment to the $2,000,000 promissory note issued to Thermo, whereby Thermo has agreed to a forbearance of principal payments, with the first principal payment of $100,000 due on or before August 31, 2010, and an extension of the Maturity Date to March 31, 2012. Principal payments shall then be due in equal installments of $100,000 per month from August 31, 2010 until the note is paid in full. Additionally, two one-time commitment fees of $20,000 each shall be paid on August 31, 2010, and an additional waiver/forbearance fee of $20,000 shall be paid on or before the one year anniversary of the execution of the Amendment, or June 8, 2011.

As of December 31, 2010, the first principal payment, which was due on or before August 31, 2010, had not been made and we are therefore in default and the total balance has therefore been classified as a current liability.  Upon default, the entire unpaid balance of principal, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Thermo at such time, which as of December 31, 2010 was $2,421,000 shall, at the option of Thermo, become immediately due and payable without further notice. In addition, Thermo shall be entitled to foreclose upon its security interests granted under the Agreement and to cause the Collateral to be immediately seized wherever found and sold with or without appraisal. Collateral consists of any and all of our subsidiaries’ property or assets, real or personal, tangible or intangible, now existing or hereafter acquired, and all supporting obligations, products and proceeds of all of the foregoing.  Despite the default status, Thermo remains supportive of the company and have not initiated any legal process to foreclose on the outstanding amount. Management are confident that a new payment schedule will be agreed with Thermo when our Form S1 registration is deemed effective by the SEC, allowing us to commence drawing against the equity funding line with Kodiak capital.

In February of 2011, $50,000 of the principal of the Thermo note was sold and assigned to a third party (See Note 21, Subsequent Events for more details.)

One of our subsidiaries, Phone House, Inc., has a line of credit with Wells Fargo bank in the amount of $ 33,825 and $38,102 as of December 31, 2010 and June 30, 2010, respectively.

Another one of our subsidiaries, Ingedigit International Inc. has a line of credit with the Florida Export Finance Corporation (“FEFC”) in the amount of $1,072,916, with monthly payments to  commence July 15, 2011 in the principal amount of $65,000.00 plus 6% per annum interest on the then outstanding balance.

13.           Promissory Notes and Convertible Promissory Notes

3 & 6 Months Ended December 31, 2010

Summary:
During the three and six months ended December 31, 2010, we issued $122,000 of total principal in the form of promissory notes, and $324,000 and $474,000, respectively, of total principal in the form of convertible promissory notes. Substantially all of the proceeds have been used for the continued operation of our business, including capital expenditures and working capital. During the three and six months ended December 31, 2010 we also restructured $260,000 and $334,850, respectively, principal amount of promissory notes into convertible promissory notes, which were assigned to third parties and subsequently partially converted into shares of common stock.

As of December 31, 2010, we had (taking into consideration the calculation of debt discounts) $4,007,321 of total principal owed under promissory notes and $1,981,918 of total principal owed under convertible promissory notes.

New Convertible Promissory Notes
In August of 2010 a $35,000 note was issued accruing interest at 18% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion, and containing a most favored nations clause relating to this variable conversion price.  In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

In September of 2010 a $40,000 note was issued accruing a rate of 10% per annum and convertible into shares of common stock at 33% of the Market Price at the date of conversion or $0.14 per share, whichever is higher. In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

On September 13, 2010 we issued a $25,000 convertible note, accruing interest at 6% per annum and having a maturity date of September 13, 2011, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion. In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

On September 22, 2010 a $50,000 convertible promissory note was issued accruing interest at a rate of 18% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion, and containing a most favored nations clause relating to this variable conversion price. In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

On October 8, 2010, $25,000 was invested and a $25,000 note was issued to an institution accruing interest at 8% per annum and convertible into shares of common stock at 25% of the Market Price at the date of conversion.  In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

On October 11, 2010, $25,000 was invested and a $25,000 note was issued to an institution accruing interest at 6% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion. In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

On October 13, 2010, $40,000 was invested and a $40,000 note was issued to an institution accruing interest at 18% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion.  In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

On October 21, 2010, $30,000 was invested and a $30,000 note was issued to an institution accruing interest at 8% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion.  In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

On October 25, 2010, $25,000 was invested and a $25,000 note was issued to an institution accruing interest at 18% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion. In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

On November 5, 2010, $15,000 was invested and a $15,000 note was issued to an institution accruing interest at 18% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion. In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

On November 22, 2010, $35,000 was invested and a $35,000 note was issued to an institution accruing interest at 8% per annum and convertible into shares of common stock at 52% of the Market Price at the date of conversion.  In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

On November 25, 2010, $14,000 was invested and a $14,000 note was issued to an institution accruing interest at 18% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion.  In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

On December 3, 2010, $75,000 was invested and a $75,000 note was issued to an institution accruing interest at 6% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion.  In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

On December 7, 2010, $40,000 was invested and a $40,000 note was issued to an institution accruing interest at 8% per annum and convertible into shares of common stock at 52% of the Market Price at the date of conversion. In accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

New Promissory Notes and Related Warrants

On November 8, 2010 and November 19, 2010, Vincent Browne invested $48,000 and $24,000, respectively and was issued promissory notes for those principal amounts, accruing no interest and having a Maturity Date of one year.

On December 15, 2010, a third party invested $50,000 and was issued a $50,000 promissory note, accruing interest at 18% per annum and having a Maturity Date of January 31, 2011.  Warrants to purchase up to 1,666,667 shares of common stock at an exercise price of $0.02 per share and having an expiration date of December 15, 2013 were also issued in connection with this $50,000 promissory note.   The warrant component of this promissory note was valued at $50,000 and was recorded as a discount to the promissory note and was netted against the debt. As of December 31, 2010, the unamortized discount totaled $33,333.

Note Conversions and Restructures
Subsequent to the special meeting of the shareholders held on August 10, 2010, which authorized an increase in our total authorized common shares to 900 million shares, in August of 2010, the Company issued a total of 4,956,750 shares of common stock to ten investors as a result of conversions of all of the principal and accrued interest in a previously issued and outstanding $50,000 convertible promissory note, converting a total of $59,481 of existing debt into shares of the Company’s common stock.

In August and September of 2010, $15,800 from a $50,000 convertible note issued on December 18, 2009 was converted into 756,657 shares of common stock, leaving $18,200 outstanding.  Additionally, in September 2010, $9,000 from a $25,750 convertible note issued in April of 2009 and assigned in May of 2010 was converted into 591,049 shares of common stock, leaving $7,000 outstanding.

In August of 2010, a 100,000 EURO note originally issued in May of 2009 was partially converted ($6,600 into 600,000 shares), and partially sold ($8,250) and subsequently converted into 750,000 shares of common stock. In September of 2010, $50,000 of this 100,000 EURO note was assigned to a third party and 750,000 shares were issued into an escrow account for the subsequent conversion of this note.  The $50,000 note was amended to include the following terms: accruing interest at 6% per annum and having a maturity date of September 13, 2011, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion.

Also in August of 2010, $27,500 from the remaining $98,500 convertible note originally assigned in April of 2009 was assigned to a third party. The $27,500 note accrues no interest and is convertible into shares of common stock at $0.015 per share.  In September of 2010 $10,000 worth of a $100,000 note issued in August of 2009 was made convertible at $0.10 per share and was converted into 100,000 shares of common stock.

On October 8, 2010, $25,000 from a 100,000 EURO note original issued in May of 2009 was sold to a third party and partially converted into 900,000 shares of common stock at $0.015 per share, with $11,050 of the $25,000 remaining outstanding as of December 31, 2010.

On October 11, 2010, $50,000 from the remaining balance on a 100,000 EURO note originally issued in May of 2009 was sold to a third party and 1,500,000 shares were issued into an escrow account for the subsequent conversion of the note.  The $50,000 note was amended to include the following terms: accruing interest at 6% per annum and having a maturity date of October 11, 2011, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion.

During October through December of 2010, $44,000 from the remaining balance of $71,000 from a $98,500 promissory note originally issued on April 30, 2009 was assigned to various third parties and converted into a total of 3,000,000 shares of common stock.  The remaining $27,000 outstanding balance was converted by the note holder into 2,250,000 shares of common stock.

On October 25, 2010, a portion, $16,000 out of a $100,000 promissory note issued on August 17, 2009 was amended to become convertible at $0.16 per share and converted into100,000 shares of common stock, leaving an outstanding principal balance of $67,817.

On November 3, 2010, the remaining outstanding balance of $75,000 on a promissory note originally issued on September 24, 2009 was assigned and converted into 2,709,445 shares of common stock.

On December 3, 2010, $50,000 out of a $540,000 convertible promissory note was purchased by a third party. The $50,000 note was amended to include the following terms: accruing interest at 6% per annum and having a maturity date of December 3, 2011, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion.

Debt Schedule:

The following table sets forth the summary schedule of the cash payments required to be made by us, broken down by the type of loan:

Type of Loan	2011	2012	Total
Notes payable	$1,889,969	$--	$1,889,969
Convertible notes payable	1,883,919	--	1,883,919
Line of credit	2,773,775	682,916	3,456,691
Notes payable – related parties	2,123,391	--	2,123,391
Convertible notes payable – related parties	98,000	--	98,000
Total:	$8,838,895	$715,277	$9,521,812

For the Year Ended June 30, 2010

Summary
During the year ended June 30, 2010, we issued $870,000 of total principal in the form of promissory notes ($350,000 of which had warrants attached to them), and $358,000 of total principal in the form of convertible promissory notes. Substantially all of the proceeds have been used for the continued operation of our business, including capital expenditures and working capital.  During the year ended June 30, 2010 we also restructured $540,000 principal amount of promissory notes into U.S. Dollar Convertible Promissory Notes issued with warrants, and restructured $193,350 principal amount of debt owed to Flint Telecom, Ltd. into convertible notes, which were assigned to third parties and subsequently partially converted into shares of restricted common stock.  As of June 30, 2010, we had (taking into consideration the calculation of debt discounts) $3,997,024 of total principal owed under promissory notes and $1,214,056 of total principal owed under convertible promissory notes.

14.           Commitments and Contingencies

A stipulation for judgment was filed by Carmel Solutions, Inc. ("Carmel") in the Superior Court of California, Orange County, in accordance with, and upon our default of, a settlement agreement we entered into with Carmel on May 5, 2009, and a judgment was entered against us on October 26, 2009 in the amount of $72,852, plus accruing interest from that date at the rate of $20 per day and post judgment costs incurred in enforcing the judgment. As of December 31, 2010, the financial statements contain a payable amount of $60,000 in relation to this action. Our management is confident that the lower amount will be more reflective of the end settlements amount. There are currently no discussions taking place between the parties on settling this amount and no approach has been received from Carmel since the judgment was entered.

We are a defendant in a pending legal proceeding filed by AT&T on December 11, 2009, in the U.S District Court of the District of Connecticut.  This suit alleges one cause of action for breach of contract.  The complaint alleges that we owe money for services rendered, that we subsequently entered into a settlement agreement with AT&T to settle the amount owed to AT&T, and that we failed to make any payments due under such settlement agreement. AT&T was granted an automatic entry of judgment against us in the amount of $440,672 plus interest, attorney’s fees and costs.  In December of 2010, AT&T obtained an Order of Garnishment against one of our bank accounts in the amount of $510,525, $76,653 of which was actually garnished. We are currently negotiating a payment schedule with AT&T that management is confident will result in a structured plan to allow us pay the remaining balance. As of December 31, 2010, the financial statements contain a payable amount of $440,672 in relation to this action. Our management is in active discussions with AT&T to agree a phased payment of this amount over two years and is confident that this outcome will result from those discussions.

We are also one of a number of defendants in a pending legal proceeding filed by First Citizens Bank & Trust, Inc. on June 17, 2010 in the Superior Court of Fulton County, Georgia.  This suit alleges five causes of action, three of which relate to the breach of Flint’s loan agreement entered into with the Georgian Bank in the principal amount of $500,000 plus interest, attorney’s fees and costs.  We did not respond within the time period allowed. A motion for default judgment was filed on October 11, 2010 against us for the amount of $200,000 plus interest, attorney’s fees and costs.  As of December 31, 2010, we have accrued $200,000 in the accounts in relation to this action. Management has opened discussions with representatives of the plaintiff to discuss a phased payment of the amount due. It is too early for management to say if this will be achieved.

Bill Burbank, our previous President and COO, filed a lawsuit against us in the 15th Judicial Circuit in Palm Beach County, Florida on September 22, 2010. This complaint alleges one cause of action for breach of agreement.  The Complaint claims that we entered into a settlement agreement with Bill Burbank to settle the amount owed to him, and that we failed to make the first payment due under such settlement agreement. Mr. Burbank sought and received a judgment for damages in the amount of $190,000 plus interest, attorney’s fees and costs. As of December 31, 2010, we have accrued $195,623 in the accounts in relation to this action to include interest and penalties. Management intends to enter into renewed discussions with Mr. Burbank to discharge this amount.

On October 25, 2010, China Voice Holding Corp. ("CHVC") filed a lawsuit against us in the 15th Judicial Circuit in Palm Beach County, Florida.  This suit alleges one cause of action for breach of contract.  The complaint alleges that we entered into a settlement agreement with CHVC to settle the amount owed to it, and that we failed to make the first monthly payment due under such settlement agreement.  CHVC sought and received a judgment for damages in the amount of $82,742 plus pre-judgment interest of 18% per annum starting September 1, 2010, plus $500,000 as an additional liquidated damage, post judgment interest, costs and attorney’s fees. As of December 31, 2010, we have accrued $2,182,676 in the financial statements in relation to this action to include interest and penalties. In the interim, a large proportion of this amount as been assigned to a third party by CHVC and management is in active discussions with that party to agree new payment terms.

On November 10, 2010, Abovenet Communications filed a complaint against us in US District Court for the Southern District of New York, alleging breach of contract and seeking $87,761 in damages, plus interest, attorney’s fees and costs. As of December 31, 2010, we have accrued $16,000 in the financial statements in relation to this action, which is the amount of services used from Abovenet prior to its action. It is too early in the process for management to accurately estimate the full contingency amount attached to this legal action. To date, no discussions have taken place with Abovenet in relation to settling this action.

On November 24, 2010, Tom Davis filed a Demand for Arbitration alleging a breach of the settlement agreement by and among Mr. Davis and Flint, and seeking damages in the amount of $2,230,000. As of December 31, 2010 the financial statements include $1,126,875 in loans and accrued interest and $1,530,000 in preferred shares in relation to Mr. Davis. Management remains confident that suitable terms can be reached with Mr. Davis to reschedule agreed payment arrangements to settle this action.

Because Thermocredit has a first priority secured interest against all of Flint’s assets, Flint expects that Thermocredit will prevent any future collections on any of these judgments, and management hopes to be able to negotiate further with these plaintiffs and come to a reasonable settlement.

We are also a party to other legal proceedings in the normal course of business.  Based on evaluation of these matters and discussions with counsel, we believe that liabilities arising from these matters will not have a material adverse effect on the consolidated results of our operations or financial position.

Due to the regulatory nature of the industry, the Company periodically receives and responds to various correspondence and inquiries from state and federal regulatory agencies. Management does not expect the outcome on these inquiries to have a material impact on our operations or financial condition.

Below is a list of our leased offices and space as of December 31, 2010:
Location	Lease Expiration	Monthly Rent		Purpose	Approx. Sq. Ft.
17918 Pioneer Blvd. #209 Artesia, CA 90701	Month to Month	$3,950		Phone House, Inc. office space	1,750

3507 East Frontage Rd., Ste 190 Tampa, FL 33607	December 31, 2012	$1,730	(1)	Cable & Voice Corp. office space	1,750

9050 Pines Blvd. Pembroke Pines, FL 33024	February 1, 2015	$7,550	(2)	Ingedigit International Inc. and Power2Process office space	3,624

(1)	This lease has a total annual rent of $20,758 in year 2010, and is subject to increase to $21,484 in year 2011 and $22,232 in year 2012.
(2)	This lease has a total annual rent of $90,600 in year 2010, $93,318 in year 2011, $96,118 in year 2012, $99,001 in year 2013, and $101,971 in year 2014.

We believe that our leased facilities are adequate to meet our current needs and that additional facilities are available to meet our development and expansion needs in existing and projected target markets.

15.           Stockholders' Equity

Common Stock:
On January 13, 2011, we received approval from the Financial Industry Regulatory Authority clearing our 1 for 20 reverse stock split of our issued and outstanding common shares.  Our issued and outstanding common shares were decreased from 818,277,527 to 40,913,876 effective January 14, 2011.

Effective August 10, 2010 we filed an amendment to our articles of incorporation increasing our total authorized shares of common stock to 900,000,000, par value $0.01. As of December 31, 2010 we had 900,000,000 total shares of common stock authorized and 41,147,225 were issued and outstanding. There is no special voting or economic rights or privileges.

As of June 30, 2010, we had 200,000,000, par value $0.01, total shares of common stock authorized and 6,491,221 shares were issued and outstanding. There were no special voting or economic rights or privileges.

Preferred Stock:
As of December 31, 2010, 5,000,000 total shares of preferred stock, par value $0.001, were authorized and 608,780 shares were issued and outstanding, which is comprised of:

Effective February of 2010 we designated 302,000 shares of Series E preferred stock, with no par value (the “Series E”), convertible into a maximum potential total of 549,091 shares of common stock, using the following calculation: Convertible into that number of shares of Common Stock as is determined by the quotient of (i) $10.00 over (ii) the Conversion Price in effect at the time of conversion; The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $5.50 per Common Share; Market Price means the average closing price of our common stock over the twenty trading days preceding the conversion request date.   This Series E has one vote per share of preferred stock and yields a 14% annual dividend payment, payable monthly, the first payment of which will be February 28, 2010.  A penalty rate of one half of one percent (0.5%) per month on the total amount outstanding will apply for dividend payments that are more than ten (10) business days late, and will continue to apply and accrue until default payments are caught up in full. As of June 30, 2010 we owed $238,792 in unpaid dividends, as of December 31, 2010 we owed $548,216 in unpaid dividends on our Series E.  During the three and six months ended December 31, 2010 we accounted for the Series E dividend payments by recording a $361,403 increase to the accumulated deficit and a corresponding increase in redeemable preferred shares.

Effective June 17, 2010, we designated 153,000 shares of Series F preferred stock, valued at $10.00 per share, and yielding a 14% annual dividend payment, based on the total value of the Shares, payable annually beginning on June 17, 2011; A penalty rate of 0.5% per month on the total amount outstanding will apply for dividend payments that are more than 10 days late, and will continue to apply until default payments are paid in full.  These shares of Series F preferred stock are convertible at any time after January 1, 2011 into a maximum potential total of 1,530,000 shares, using the following calculation: Convertible into that number of shares of Common Stock as is determined by the quotient of (i) $10.00 over (ii) the Conversion Price in effect at the time of conversion.  The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $1.00 per Common Share; Market Price means the average closing price of Flint’s common stock over the twenty trading days preceding the conversion request date. The Shares will be transferable at Mr. Davis’ discretion, after giving Flint a right of first refusal; and at no time shall Mr. Davis’ beneficial ownership exceed 4.99% of our total issued and outstanding shares.

Effective June 17, 2010 we also designated 153,779.66 shares of Series G preferred stock, par value $0.001 per share and convertible into 768,898 shares of common stock.  The Series G preferred carries no dividend and a one vote per preferred share voting right. At no time shall the Series G Holder’s beneficial ownership exceed 4.99% of our total issued and outstanding shares.

Effective October 25, 2010 we designated 600,000 shares of Series H preferred stock, par value $0.001 per share. The Series H Convertible Preferred Stock has a $10.00 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the closing date into common stock at a 25% discount to the Market Price.  Market Price is defined as the average closing price per share over the twenty trading days prior to the date of conversion. Provided, however, that the conversion price shall never be lower than ten percent of the Market Price on the closing date. However, the Power2Process and Ingedigit shareholders as a group cannot hold more than 4.99% of our total issued and outstanding common stock at any one time.  We valued the 300,000 issued Series H preferred shares at $3,000,000. Additionally, we valued the beneficial conversion feature related to the discount at $1,000,000, of which we accreted $183,562 during the six months ended December 31, 2010.

As of December 31, 2010, there are no shares of Series A, B, C or D preferred stock outstanding.

Effective May 2010, we designated 60,000 shares of Series D preferred stock, par value $0.001, convertible into 300,000 shares of common stock, accruing no dividends and having one vote per share of preferred stock.  100% of these shares of Series D preferred stock were converted in August 2010.

Warrants:
We have, as part of various debt and other agreements, issued warrants to purchase our common stock. The following summarizes the information relating to all warrants issued and outstanding as of December 31, 2010:

Date Issued	Number of Warrants	Per Share Warrant Exercise Price		Expiration Date
5/16/06	7,025	$6.00		5/16/11
10/1/08	12,500	$8.00		10/01/11
10/1/08	87,625	$10.00		9/18/11
11/10/08	12,500	$10.00		11/10/11
6/30/09	218,182	$7.00		6/30/14
6/30/09	7,636	$5.50		6/30/14
8/18/09	10,000	$10.00		12/31/12
10/15/09	12,500	$6.00		10/15/14
12/10/09	27,273	$0.20	(1)	12/10/14
12/15/10	1,666,667	0.02		12/15/13

 All warrants are fully exercisable.
(1)
Because Flint has not been able to repay a number of its other promissory notes issued to various third parties on time and under their existing terms and conditions, an event of default has occurred and therefore the exercise price of the warrants issued to purchase up to 207,273 shares of Flint’s common stock has been reduced from $7.00 per share to $0.20 per share, and additional warrants to purchase up to 51,818 shares of Flint’s common stock were issued, also exercisable at $0.20 per share. Of which, 122,727 have been cashlessly exercised into 98,182 shares.

 2009 Restricted Stock Plan:
The 2009 Restricted Stock Plan (the “2009 Plan”) was adopted by us and our board of directors in October 2009 and on December 2, 2009 the 2009 Plan was approved by our stockholders.  The purpose of the 2009 Restricted Stock Plan is to provide the Company’s employees, directors, officers and consultants, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s common stock, to encourage the Company’s employees, directors, officers and consultants to accept or continue in service with the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals. A total of 1,750,000 shares of our common stock has been initially reserved for issuance under the 2009 Plan, subject to adjustment only in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company.   As of December 31, 2010, 1,675,000 shares are issued and outstanding under the 2009 Plan, of which, all but 362,500 shares have vested.  We intend to propose an increase in the total authorized shares reserved for issuance under the 2009 Plan in our upcoming annual shareholders’ meeting.

The 2009 Restricted Stock Plan provides for the grant of restricted stock, subject to terms, conditions and restrictions as determined by the Board.  The Board shall have the power, from time to time, in its discretion, to select those employees, officers, directors or consultants to whom Awards shall be granted under the Plan, to determine the number of Shares to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award (which need not be identical) including any additional restrictions applicable to such Shares, including the time or times at which the Shares shall be sellable, and to interpret the Plan's provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.  All awards shall be granted within ten years from the date of adoption of the Plan by the Board.

16.           Earnings (Loss) Per Share

We report Basic and Diluted Earnings per Share (EPS) as follows: Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Since we incurred a net loss for the three and six months ended December 31, 2010, 25,589,496 potential shares were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive.  Since we incurred a net loss for the three and six months ended December 31, 2009, 646,541 potential shares were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive.

We reported a net loss attributable to common stockholders of $2,654,539 and $4,856,211 for the three and six months ended December 31, 2010, respectively.  We reported a net loss of $10,093,978 and $13,106,197, respectively, for the three and six months ended December 31, 2009.

17.           Stock Based Compensation

Stock Options:
As part of the reverse merger with Semotus that closed on October 1, 2008, we assumed Semotus’ 1996 and 2005 Stock Option Plans, as described in Note 14.

We recognize expense related to the fair value of employee stock option awards on a straight line vesting basis over the vesting period of the award. Total stock expense recognized by us during the three months ended September 30, 2009 was $15,609.

We have estimated the fair value of our option awards granted on or after October 1, 2008 using the Black-Scholes option valuation model that uses the assumptions noted in the following table.  Expected volatilities are based on the historical volatility of our stock. We use actual data to estimate option exercises, forfeitures and cancellations within the valuation model.  The expected term of options granted represents the period of time that options granted are expected to be outstanding.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Three Months Ended
Black-Scholes -Based Option Valuation Assumptions	December 31, 2009 4.0 – 7.0 yrs 193.0% - 222.6% 198.13% -- 2.57%
Expected term (in years)
Expected volatility
Weighted average volatility
Expected dividend yield
Risk-free rate

No stock option transactions occurred during the three months ended December 31, 2010 or 2009, and no stock options remain issued or outstanding.

Restricted Common Stock:
During the three months ended December 31, 2010 we issued a total of 500,000 shares of restricted stock to management, as a hiring and retention incentive, and 3,750,000 shares of restricted stock to consultants for services rendered.  We recorded $35,000 in expense for the three months ended December 31, 2010 related to the management issuances.  We recorded $117,000 in expense for the three months ended December 31, 2010 related to the consultant issuances.

During the three months ended December 31, 2009, 1,250,000 shares of unvested restricted common stock issued to employees under our 2009 Restricted Stock Plan vested, and we recorded approximately $381,688 and $763,374 in expense for the three and six months ended December 31, 2009, respectively, related to the vesting of these shares.  We also issued a total of 501,515 shares of restricted stock to consultants as settlements for services rendered during the six months ended December 31, 2009.  We recorded $0 and $185,561 in expense for the three and six months ended December 31, 2009, respectively, related to these shares of restricted common stock granted to these consultants.

18.           Exchange Gains and Losses

As of December 31, 2010 have issued and outstanding €48,936 in one non-convertible note payable, which has been partially converted and partially assigned and converted (See Note 11, Convertible Notes Payable for more details), and one million dollars (USD$1,000,000) due May 2011, at CHVC's option, have to be paid through a payment of GBP 721,000, regardless of whether the U.S. dollar strengthens or weakens in relation to the GBP pound sterling during the term of the Note and whether there is therefore a foreign currency translation gain or loss. The reporting currency of Flint is the U.S. Dollar so that transactions and balances are translated into dollars. We recorded a $25,564 gain and a $4,962 loss on translation for the three months ended December 31, 2010 and 2009, respectively.

19.           $15 Million Reserve Equity Financing Agreement

On November 26, 2010, Flint Telecom Group, Inc. (“Flint” or the “Company”) entered into an Investment Agreement, as amended and restated on January 21, 2011 (the “IA Agreement”) with Kodiak Capital Group, LLC (“Kodiak”), pursuant to which Kodiak committed to purchase, from time to time over a period of two years, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) for cash consideration up to $15 million, subject to certain conditions and limitations.  In connection with the IA Agreement, the Company also entered into a registration rights agreement with Kodiak, dated November 26, 2010 (the “RRA Agreement”).  The Company is also required to pay Kodiak a total of $20,000 in cash, and issue to Kodiak 1,500,000 shares of restricted common stock, which were issued in December of 2010, and which resulted in a deferred offering cost paid in common stock of $66,000.

The IA Agreement will require Kodiak to sell shares in the market and in order to be successful requires the stock to be liquid and trading at levels that will generate enough value to allow the company to draw the full amount over the period. The agreement allows us to place shares with Kodiak based on a formula. The maximum amount of each Put is equal to, at Kodiak’s election, five hundred percent (500%) of the average daily volume (U.S. market only) of the Common Stock for the five (5) trading days prior to the applicable Put notice date, multiplied by the average of the five (5) daily closing bid prices immediately preceding the Put Date, or (B) five hundred thousand dollars ($500,000). This determines the maximum amount that we can draw per Put and is directly related to the trading activity of the stock.

If this formula was applied to the trading history of our stock over the previous calendar quarter and we elected to make two puts per month then we would have been able to place shares up the following Put amounts on Kodiak :
Date	5 Day Average Volume	500% of 5 Day Average	Average Closing Bid Price	Maximum Put Amount Available
Oct 15, 2010	11,551,055	57,755,273	$0.0068	$393,891
Oct 29, 2010	36,956,706	184,783,530	$0.0054	$500,000
Nov 12, 2010	27,519,420	137,597,101	$0.0032	$437,559
Nov 26, 2010	33,929,362	169,646,810	$0.0024	$403,759
Dec 15, 2010	15,030,872	75,154,359	$0.0016	$123,253
Dec 30, 2010	43,849,763	219,248,816	$0.0015	$337,643

The above table is based on historical performance and is intended purely to illustrate the amount of funds that we could have drawn from Kodiak had the Equity Finance Agreement been available during that period. Actual amounts sold to Kodiak are based on the lowest closing bid price of the shares in the 5 days following the Put that will determine the actual amount of shares issued to Kodiak with each Put. We are under no contractual obligation to exercise a Put and market conditions at the time will determine when management would take that option. Future performance cannot be guaranteed but on the basis that the share volumes continue in future periods in line with recent history we would have the ability to avail ourselves of the full $15 million available under the agreement. As of September 30, 2010, we do not have sufficient authorized shares available to raise the full $15 million under the Kodiak financing agreement. In order to facilitate the full draw we will have to either (i) increase our number of authorized shares or (ii) effectuate a reverse stock split that does not correspondingly decrease the total number of authorized shares. A special meeting of shareholders was held on August 10, 2010, and one of the items voted on and approved by the shareholders was a reverse split that did not correspondingly decrease the authorized shares.

The following summary of the IA Agreement and the RRA Agreement with Kodiak is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to our Form 8-K filed on November 30, 2010. Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing.

Investment Agreement
For a period of 24 months from the effectiveness of a registration statement filed pursuant to the RRA Agreement, the Company may, from time to time, at its discretion, and subject to certain conditions that it must satisfy, draw down funds under the IA Agreement by selling shares of its Common Stock to Kodiak up to an aggregate of $15 million, subject to various limitations that may reduce the total amount available to the Company. The purchase price of these shares will be at a 5% discount to the “LCBBP” of the Common Stock during the pricing period (the “Pricing Period,”) which is the five consecutive trading days after the Company gives Kodiak a put notice (a “Put”), under the IA Agreement.  The “LCBBP” means, as of any date, the lowest closing best bid price over a period of five trading days after the Put.

The Company’s ability to require Kodiak to purchase its Common Stock is subject to various conditions and limitations. The maximum amount of each Put is equal to, at Kodiak’s election, five hundred percent (500%) of the average daily volume (U.S. market only) of the Common Stock for the five (5) trading days prior to the applicable Put notice date, multiplied by the average of the five (5) daily closing bid prices immediately preceding the Put Date, or (B) five hundred thousand dollars ($500,000). The Company shall not be entitled to submit a Put until after the previous Put closing has been completed.

The IA Agreement contains representations and warranties by the Company and Kodiak which are typical for transactions of this type.  Kodiak agreed that during the term of the IA Agreement, Kodiak will not enter into or execute any short sale of any shares of the Common Stock as defined in Regulation SHO promulgated under the Exchange Act.  The IA Agreement also contains a variety of covenants by us which are typical for transactions of this type.

The IA Agreement obligates the Company to indemnify Kodiak for certain losses resulting from a misrepresentation or breach of any representation or warranty made by us or breach of any obligation of ours. Kodiak also indemnifies the Company for similar matters.

Registration Rights Agreement
The shares of Common Stock that may be issued to Kodiak under the IA Agreement will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, (the “Securities Act”).  Pursuant to the registration rights agreement, the Company will file a registration statement, covering the possible resale by Kodiak of the shares that the Company may issue to Kodiak under the IA. The registration statement may cover only a portion of the total shares of the Common Stock issuable pursuant to the IA with Kodiak.  The Company may file subsequent registration statements covering the resale of additional shares of Common Stock issuable pursuant to the IA Agreement.  As described above, the effectiveness of the registration statement is a condition precedent to the Company’s ability to sell Common Stock to Kodiak under the IA Agreement. The Company intends to file the registration statement as soon as practicable after the date hereof.

20.           Segment Information

Following the corporate restructuring during the financial year ended June 30, 2010, the Company’s management decided to structure the business into three separate operating segments. These segments are (1) the sale of third-party telecoms and networking equipment and software services (collectively referred to as equipment as “telecom software, services & equipment”), (2) the sale of Company produced and third-party prepaid calling products (collectively referred to as “prepaid telecom services”) (3) the delivery of wholesale and VoIP telecom services to other operators and direct to end users (collectively referred to as “telecom services”).  Following the acquisition of III and P2P in October 2010, the Company’s management elected to report these units under a new segment for the sale of financial processing services, debit card programs and mobile payment & remittance services (collectively referred to as “financial processing services”). These have been included for the current reporting period and for each period thereafter.

Selling, general and administrative expenses, primarily consisting of compensation of corporate employees, professional fees and overhead costs not directly related to a specific operating segment are reflected in the table below as “corporate activities”.

During the course of normal business our segments enter into transactions with one another. Examples of these intersegment transactions include, but are not limited to, the telecom services segment carrying calls generated by the prepaid telecom services segment. These intersegment activities are recorded by each segment at prices approximating market and treated as if they are third-party transactions. Consequently, these transactions impact segment performance. However, revenues and corresponding costs are eliminated in consolidation and do not impact consolidated results.

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Revenues:
Software & equipment	$592,893	$185,923	$901,384	$352,851
Prepaid services	3,831,016	3,948,445	7,959,285	8,322,103
Telecom services	--	--	--	--
Financial processing services	--	--	--	--
	$4,423,909	$4,134,368	$8,860,669	$8,675,155

Gross profit:
Software & equipment	$129,171	$82,986	$290,873	$77,861
Prepaid services	65,966	340,268	162,151	690,265
Telecom services	(12,000)	--	(21,020)	--
Financial processing services	--	--	--	--
	$183,137	$423,254	$432,004	$768,126

Operating income (loss):
Software & equipment	$45,457	$18,463	$146,815	$(33,948)
Prepaid services	$(84,616)	$274,075	$(90,168)	$356,152
Telecom services	$(12,000)	$--	$(21,020)	$--
Financial processing services	$(597,312)	$--	$(597,312)	$--
Discontinued operations	$--	$(298,429)	$--	$(499,954)
Corporate activities	$(524,722)	$(1,443,047)	$(1,050,457)	$(3,192,730)
	$(1,173,193)	$(1,448,938)	$(1,612,142)	$(3,370,480)

Income (loss) before income taxes:
Software & equipment	$45,457	$43,130	$146,815	$(9,282)
Prepaid services	$(84,616)	$273,922	$(90,168)	$356,001
Telecom services	$(12,000)	$--	$(21,020)	$--
Financial processing services	$(597,312)	$--	$(597,312)	$--
Discontinued operations	$--	$(7,613,439)	$--	$(7,814,898)
Corporate activities	$(1,573,192)	$(2,757,591)	$(3,749,561)	$(5,638,018)
	$(2,221,663)	$(10,053,978)	$(4,311,246)	$(13,106,197)

Depreciation and amortization:
Software & equipment	$--	$566	$--	$566
Prepaid services	$(8,929)	$107	$--	$780
Telecom services	$17,857	$--	$17,857	$--
Financial processing services	$289,022	$--	$289,022	$--
Discontinued operations	$--	$576,031	$--	$1,220,059
	$297,950	$576,704	$306,879	$1,221,405

Interest expense:
Software & equipment	$--	$--	$--	$--
Prepaid services	$--	$--	$--	$--
Telecom services	$--	$--	$--	$--
Financial processing services	$--	$--	$--	$--
Corporate activities	$1,074,034	$771,529	$2,655,783	$1,948,735
	$1,074,034	$771,529	$2,655,783	$1,948,735

	Three Months Ended December 31, 2010	Year Ended June 30, 2010
Fixed assets (net):
Prepaid services	$223,214	$241,071
Financial processing services	$4,400,968	$--
	$4,624,182	$241,071

21.           Subsequent Events

We have evaluated subsequent events through February 18, 2011, which is the date the financial statements were issued.

1:20 Stock Split:
On January 13, 2011, we received approval from the Financial Industry Regulatory Authority clearing its 1 for 20 reverse stock split of its issued and outstanding common shares.  Our issued and outstanding common shares were decreased from 818,277,527 to 40,913,876 effective January 14, 2011.

Debt Defaults:
As of the date of the filing of this quarterly report, the first principal payment due to Thermocredit (Thermo), which was due on or before August 31, 2010 pursuant to an Amendment executed with Thermo in June 2010, has not been made and we are therefore in default and the total balance has therefore been classified as a current liability.  Upon default, the entire unpaid balance of principal, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Thermo at such time, which as of February 20, 2010 was $2,501,285, shall, at the option of Thermo, become immediately due and payable without further notice. In addition, Thermo shall be entitled to foreclose upon its security interests granted under the Agreement and to cause the Collateral to be immediately seized wherever found and sold with or without appraisal. Collateral consists of any and all of our subsidiaries’ property or assets, real or personal, tangible or intangible, now existing or hereafter acquired, and all supporting obligations, products and proceeds of all of the foregoing.

As of the date of the filing of this annual report, we have not made any payments to China Voice Holding Corp. (CHVC) pursuant to a settlement agreement we executed in June 2010, and we are therefore in default. A default interest rate of 18% shall be applied to any outstanding payments owed as of the date of default. An additional cash payment of $500,000 will also be immediately due and payable.  Effective June 30, 2010 the settlement agreement was amended to delete CHVC’s option to be repaid through the issuance of shares of Flint’s common stock.   CHVC has obtained judgment against Flint for $82,742 plus pre-judgment interest of 18% per annum starting September 1, 2010, plus $500,000 as an additional liquidated damage, post judgment interest, costs and attorney’s fees.

New Convertible Notes Issued and/or Restructured
On January 13, 2011, $30,000 out of the remaining balance of $490,000 from a $540,000 convertible promissory note was purchased by a third party. The $30,000 note was amended to include the following terms: accruing interest at 6% per annum and having a maturity date of January 13, 2012, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion.

Additionally on January 13, 2011, $50,000 was invested and a $50,000 convertible promissory note was issued, accruing interest at 6% per annum and having a maturity date of January 13, 2012, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion.

On January 27, 2011, $50,000 out of Thermocredit’s $2,000,000 note was purchased by a third party.  The $50,000 note was amended to include the following terms: accruing interest at 8% per annum and having a maturity date of June 28, 2011, and convertible at a 50% discount to the Market Price at the time of conversion.

On January 31, 2011, $35,000 was invested and a $35,000 convertible promissory note was issued, accruing interest at 8% per annum with a maturity date of November 3, 2011 and convertible at a 48% discount to the Market Price at the time of conversion.

Unregistered Share Issuances:
In January of 2011, 1,500,000 shares of common stock were issued to a consultant for services rendered.

Convertible Note Conversions
In January 2011, 7 convertible note holders converted a total of $115,000 of existing debt into 11,898,248 shares of our common stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Flint Telecom Group, Inc. and Subsidiaries
Overland Park, Kansas

We have audited the accompanying consolidated balance sheets of Flint Telecom Group, Inc. and subsidiaries as of June 30, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two year period ended June 30, 2010. Flint Telecom Group, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Flint Telecom Group, Inc. and subsidiaries as of June 30, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two year period ended June 30, 2010 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered losses from operations, negative cash flows from operations and current liabilities exceed current assets, all of which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ L.L. Bradford & Company, LLC
L.L. Bradford. & Company, LLC
October 20, 2010
Las Vegas, Nevada

FOR THE YEARS ENDED JUNE 30, 2009 AND 2010
FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	June 30,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$19,419	$1,337,002
Accounts receivable, net of allowance for doubtful accounts
of $431,381 and $205,397 as of June 30, 2010 and 2009, respectively	1,049,648	2,585,875
Notes receivable	--	125,000
Inventories	361,784	886,512
Investment in marketable securities	--	2,700,000
Due from Flint Telecom, Ltd.	--	258,731
Due from related parties	--	124,174
Prepaid expenses and other current assets	--	8,724
Current assets	1,430,851	8,026,018

Fixed Assets:
Equipment	1,885,604	1,851,830
Capitalized leases – equipment	194,839	819,025
Total fixed assets	2,080,443	2,670,855
Less: accumulated depreciation	(1,839,372)	(687,776)
Net fixed assets	241,071	1,983,079

Deposit	3,200	3,149
Goodwill	--	2,687,080
Other intangible assets, net	--	10,587,115
Total assets	$1,675,122	$23,286,441

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,641,554	$5,140,268
Cash overdraft	--	175,096
Other accrued liabilities	587,033	215,898
Accrued interest payable	650,897	545,938
Lease obligations – current	375,371	601,275
Lines of credit	2,038,102	3,143,962
Notes payable	1,935,163	1,525,886
Notes payable – related parties, net of discount	2,061,861	5,440,232
Convertible notes payable, net of discount	517,059	115,000
Convertible notes payable – related parties, net of discount	98,000	94,062
Due to Flint Telecom Ltd.	156,042	--
Redeemable preferred stock	--	1,250,000
Total current liabilities	12,061,082	18,247,617

Convertible notes payable – long-term, net of discount	598,997	--
Convertible notes payable due to related parties – long-term, net of discount	--	542,004
Notes payable due to related parties – long term, net of discount	--	3,021,865
Lease obligations - long-term	405,938	117,707
Total liabilities	13,066,017	21,929,193

Commitments & contingencies
Redeemable equity securities	4,515,379	--
Stockholders' equity (deficit):
Preferred stock: $0.001 par value; 5,000,000 authorized, 668,780 issued and outstanding at June 30, 2010, 1,250,000 issued and outstanding at June 30, 2009	1,692,735	--
Common stock: $0.01 par value; 900,000,000 authorized, 129,824,422 issued and outstanding at June 30, 2010, 71,294,702 issued and outstanding at June 30, 2009	1,298,244	712,947
Common stock issuable	47,368	44,786
Additional paid-in capital	30,957,114	22,085,472
Accumulated other comprehensive loss	--	(450,000)
Accumulated deficit	(49,901,735)	(21,035,957)
Total stockholders' equity (deficit)	(15,906,274)	1,357,248
Total liabilities and stockholders’ equity (deficit)	$1,675,122	$23,286,441

See accompanying notes to the consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended June 30,
	2010	2009
Revenues	$34,060,505	$34,337,063
Cost of revenues	32,497,019	34,995,692
Gross margin (loss)	1,563,486	(658,629)

Operating expenses:
General and administrative:
Consultants	120,152	804,816
Bad debt expense	510,572	188,707
Salaries and payroll related expense	1,468,248	1,310,378
Management fee payable to Flint Telecom, Ltd.	570,000	286,205
Stock compensation and option expense:
Directors and officers	1,901,372	3,515,688
Consultants	986,961	133,501
Employees	212,583	714,762
Depreciation and amortization expense	1,315,924	1,583,406
Other	1,184,235	1,589,144
Total general and administrative	8,270,047	10,126,607

Total operating expenses	8,270,047	10,126,607
Operating loss	(6,706,561)	(10,785,236)
Other income (expense)	159,043	(453,552)
Interest expense	(3,457,600)	(2,011,640)
(Loss) on investment	(2,250,000)	--
Loss on debt settlements	(2,757,702)	--
Provision for income taxes	--	--
Loss on disposal of fixed assets	(332,023)	--
Impairment of fixed assets	(1,305,735)	--
Impairment of goodwill and intangible assets	(12,215,200)	--
Net loss from continuing operations	(28,865,778)	(13,250,428)
Loss from discontinued operations, net of tax	--	(1,311,835)
Net loss	$(28,865,778)	$(14,562,263)
Net loss per common share:
Basic	$(0.35)	$(0.31)
Diluted	$(0.35)	$(0.31)

Weighted average shares outstanding:
Basic	83,547,968	46,917,683
Diluted	83,547,968	46,917,683

See accompanying notes to the consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) AND OTHER COMPREHENSIVE LOSS
	Common Stock		Common Stock Issuable		Additional	Preferred Shares	Accumulated
	Shares	Amount	Shares	Amt.	Paid-In Capital	(Series D, E, F & G)	Compre-hensive Loss	Accum. Deficit	Total
Balances at June 30, 2008	28,460,094	$284,601	--	$--	$778,282	$--	$--	$(6,473,694)	$(5,410,811)
Acquisition of Semotus Solutions, Inc.	2,990,900	29,909	--	--	2,416,364	--	--	--	2,446,273
Acquisition of the six CHVC subsidiaries	21,000,000	210,000	--	--	7,770,000	--	--	--	7,980,000
Issuance of new shares as compensation to officers and employees	5,643,000	56,430	--	--	3,306,320	--	--	--	3,362,750
Stock compensation expense	--	--	--	--	812,000	--	--	--	812,000
Shares issued with the restructure of notes payable	3,260,000	32,600	--	--	1,173,600	--	--	--	1,206,200
Shares issued with new notes payable	660,000	6,600	--	--	229,500	--	--	--	236,100
Shares issued to consultants for service	150,000	1,500	415,454	4,154	127,847	--	--	--	133,501
Shares issued to acquire software	1,500,000	15,000	--	--	540,000	--	--	--	555,000
Disposition of Semotus business	(3,508,000)	(35,080)	--	--	(1,297,960)	--	--	--	(1,333,040)
Conversion of notes payable into equity	9,511,436	95,115	4,063,183	40,632	3,597,273	--	--	--	3,733,020
Private offering	1,627,272	16,272	--	--	423,728	--	--	--	440,000
Issuance of warrants to holders of notes payable	--	--	--	--	1,690,363	--	--	--	1,690,363
Beneficial conversion feature on convertible notes payable	--	--	--	--	462,454	--	--	--	462,454
Stock options expense for twelve months ended June 30, 2009	--	--	--	--	55,701	--	--	--	55,701
Comprehensive Loss:
Comprehensive loss	--	--	--	--	--	--	(450,000)	--	(450,000)
Net loss for the year ended June 30, 2009	--	--	--	--	--	--	--	(14,562,263)	(14,562,263)
Balances at June 30, 2009	71,294,702	$712,947	4,478,637	$44,786	$22,085,472	--	$(450,000)	$(21,035,957)	$1,357,248
See accompanying notes to the consolidated financial statements.

	Common Stock		Common Stock Issuable		Additional	Preferred Shares	Accumulated
	Shares	Amount	Shares	Amt.	Paid-In Capital	(Series D, E, F & G)	Compre-hensive Loss	Accum. Deficit	Total
Balances at June 30, 2009	71,294,702	712,947	4,478,637	44,786	22,085,472	--	(450,000)	(21,035,957)	1,357,248

Conversion of notes payable into equity	24,312,685	243,127	4,736,842	47,368	52,451	--	--	--	342,946
Beneficial conversion feature on convertible notes payable	--	--	--	--	422,786	--	--	--	422,786
Shares issued to consultants for services	35,790,215	357,902	(55,636)	(556)	472,281	162,735	--	--	992,362
Issuance of warrants to holders of notes payable	--	--	--	--	779,091	--	--	--	779,091
Shares issued for cashless exercise of warrants	1,963,636	19,636	--	--	(19,636)	--	--	--	--
Stock payable issued, net of cancellations	4,413,184	44,132	(4,423,001)	(44,230)	(5,302)	--	--	--	(5,400)
Stock compensation expense	--	--	--	--	1,194,085	--	--	--	1,194,085
Stock options expense for twelve months ended June 30, 2010	--	--	--	--	46,247	--	--	--	46,247
Shares issued for payments on debt	150,000	1,500	--	--	34,500	--	--	--	36,000
Shares issued to officers, directors and employees for vested stock compensation	7,700,000	77,000	--	--	796,625	--	--	--	873,625
Preferred shares issued for satisfaction of debt	--	--	--	--	--	1,530,000	--	--	5,858,566
Comprehensive Loss:
Comprehensive loss	--	--	--	--	--	--	(1,800,000)	--	(1,800,000)
Disposal of 4 CHVC subsidiaries	(15,800,000)	(158,000)	--	--	5,285,327	--	2,250,000	--	7,377,327
Accrual of redeemable equity securities, dividends and penalties	--	--	--	--	(186,813)	--	--	--	(186,813)
Net loss for the year ended June 30, 2010	--	--	--	--	--	--	--	(28,865,778)	(28,865,778)
Balances at June 30, 2010	129,824,422	$1,298,244	4,736,842	$47,368	$30,957,114	$1,692,735	$--	$(49,901,735)	$(15,906,274)
	==========	========	=======	======	=========	==========	=========	=========	=========

See accompanying notes to consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW

	Years ended June 30,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(28,865,779)	$(14,562,263)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,315,924	1,583,406
Impairment of good will and intangible assets	12,215,200	--
Impairment of fixed assets	1,305,735	--
Interest charges capitalized to lease obligations	128,000	--
Loss on debt settlements	2,757,702	--
Loss on investment	2,250,000	--
Loss on disposal	332,023	--
Stock and option compensation expense	3,100,916	4,363,951
Amortization / accretion of debt discount	1,576,379	810,192
Amortization of beneficial conversion feature	422,786	--
Amortization of debt issuance cost	--	128,369
Gain on disposal of Semotus	--	1,311,835

Changes in assets and liabilities, net of acquisitions & disposals:
Accounts receivable	1,170,445	(271,184)
Prepaid expense	8,724	97,473
Inventories	524,728	(597,262)
Deposit	(51)	(3,149)
Accounts payable	(2,136,931)	1,857,473
Cash overdraft	(174,834)	175,096
Accrued liabilities	457,306	(144,497)
Net due from Flint Telecom, Ltd.	657,072	(486,328)
Accrued interest payable	750,372	--
Due from related parties	--	(124,174)
Deferred revenue	--	27,112
Accrued interest	--	1,144,499
Net cash used in operating activities	(2,204,283)	(4,689,451)

Cash Flows from Investing Activities:
Purchases of fixed assets	(8,532)	(353,703)
Proceeds from sale of fixed assets	6,538	--
Investment in notes receivable	(125,000)	(125,000)
Cash paid for the acquisition of CHVC Subs	--	(1,200,000)
Cash assumed (disposed) in acquisitions (disposals)	--	(45,774)
Net cash used in investing activities	(126,994)	(1,724,477)

Cash Flows From Financing Activities:
Proceeds from lines of credit	21,905	2,020,121
Proceeds from related parties debt	370,550	3,057,000
Proceeds from debt	1,015,000	2,138,743
Payments on lines of credit	(3,925)	--

Payments on related parties debt	(50,279)	(249,000)
Payments on debt	(175,000)	(423,583)
Proceeds from private offerings	--	440,000
Redemption of preferred stock	--	(550,000)
Payments on lease obligations	(6,088)	(98,263)
Net cash provided by financing activities	1,172,163	6,335,018

Cash Flows From Foreign Currency Activities:
Exchange gain (loss) on debt	(158,469)	(71,109)
Net cash provided by (used in) foreign currency activities	(158,469)	(71,109)

Net increase (decrease) in cash and cash equivalents	(1,317,583)	(150,019)
Cash and cash equivalents, beginning of the period	1,337,002	1,487,021
Cash and cash equivalents, end of the period	$19,419	$1,337,002

See accompanying notes to consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
	Years Ended June 30,
	2010	2009
SUPPLEMENTAL CASH FLOW DISCLOSURE:
Cash paid for interest	$26,000	$394,811
Cash paid for income taxes	$--	$--
SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:
Assets purchased under capital lease obligations	$--	$40,262
Discounts – warrants	$779,901	$1,690,363
Discounts – beneficial conversion	$422,786	$462,454
Satisfaction of notes payable to related party and accrued interest by issuance of common stock	$--	$1,206,200
Conversion of notes payable and accrued interest	$342,946	$3,733,020
Payment on lease obligations through stock issuance	$36,000	$--
Capitalization of accrued interest to principal	$266,415	$--
Due from related party satisfied with redeemable preferred stock	$1,250,000	$--
Transfer from Flint Telecom Limited to Notes payable	$280,000	$--
Cancellation of discount on related party notes payable	$--	$141,730
Fixed assets received in satisfaction of note receivable	$250,000	$--
Debt Settlements:
Preferred shares issued	$5,858,566	$--
Debt and accrued interest instruments cancelled	$3,100,864	$--

Disposition of 4 CHVC subsidiaries:
Assets	$2,192,968	$--
Liabilities and equity	$(7,478,296)	$--
Contribution	$(5,285,328)	$--
Acquisition of Semotus Solutions, Inc.:
Cash	$--	$83,171
Accounts receivable	$--	$390,712
Prepaid expense	$--	$18,922
Goodwill	$--	$2,538,148
Accounts payable	$--	$(123,036)
Accrued liabilities	$--	$(269,367)
Deferred revenue	$--	$(192,277)
	$--	$2,446,273
Disposition of Semotus Solutions, Inc.:
Cash	$--	$325,851
Accounts receivable	$--	143,874
Prepaid expense	$--	12,876

Accounts payable	$--	(46,300)
Accrued liabilities	$--	(110,185)
Deferred revenue	$--	(219,389)
	$--	$106,727
	==========	===========
Acquisition of CHVC Subsidiaries:
Accounts receivable	$--	$1,979,684
Prepaid expense	$--	$34,151
Inventory	$--	$289,250
Fixed assets	$--	$252,124
Investment in marketable securities	$--	$3,150,000
Goodwill	$--	$2,687,080
Other intangible asset	$--	$11,525,000
Cash assumed	$--	$196,906
Accounts payable	$--	$(2,133,304)
Accrued liabilities	$--	$(891)
	$--	$17,980,000
Redeemable preferred stock	$--	$(1,800,000)
Cash paid	$--	$(1,200,000)
Note payable	$--	$(7,000,000)
	$--	$7,980,000

Non-cash acquisition of software	$--	$555,000

See accompanying notes to the consolidated financial statements.

Flint Telecom Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

1.           Organization and Formation

Flint Telecom Group, Inc. (“Flint”, “We” or the “Company”), is a Nevada Corporation.  We were originally formed in 2005 as Flint Telecom, Inc., a Delaware Corporation, and started operations in April 2006 as a wholly owned subsidiary of Flint Telecom Limited, headquartered in Dublin, Ireland. Flint Telecom Limited is a holding company whose sole operating business in the United States was Flint Telecom, Inc. Flint Telecom Limited was a vehicle for the initial funding of Flint and for the development of proprietary intellectual property.

On October 1, 2008, Semotus Solutions, Inc. (“Semotus”) acquired substantially all of the assets and liabilities of Flint Telecom, Inc. in exchange for 28,460,094 shares of restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008. Although Semotus is the legal acquirer, for accounting purposes Flint is the accounting acquirer. The name was changed to Flint Telecom Group, Inc. The existing Semotus operations became a division of Flint, and were subsequently sold in January 2009.

We are headquartered at 7500 College Blvd., Suite 500, Overland Park, Kansas 66210, and our telephone number is 913-815-1570.  The address of our website is www.flinttelecomgroup.com.  Information on our website is not part of this prospectus.

We operate our business through four wholly-owned subsidiaries, Cable and Voice Corporation, Phone House, Inc., Flint Prepaid, Inc. (previously named Wize Communications, Inc.), and Digital Phone Solutions, Inc., as further described below.  We provide next generation turnkey voice, data and wireless services through partner channels primarily in the United States.  We distribute telecommunications services and products through our distribution channels.

The subsidiaries provide the following telecom services and / or distribute the following telecom products:

- Cable and Voice Corporation was established on June 1, 2008 and is located in Tampa, Florida. The Company is a leading value-added master distributor of advanced broadband products and services to Cable, Telecommunications, Enterprise and Service Provider customers throughout the United States. The Company offers a wide range of products and services which include cable modems, cables, UPS units, AV Powerline and Homeplug adapters, Wi-Fi and cellular wireless hardware and software applications, Intelligent Telephone Adapters (ITA) and IP Telephones for VoIP services and other customer premise equipment.

- Phone House, Inc. was established on June 12, 2001 and is located in Artesia, California. Phone House is a Master Distribution for discount calling products that enable users who purchase cards in the United States to call China, India, Mexico, Africa, South America, Brazil, Bangladesh, and other countries throughout the world at significant savings. The International calling cards may be used to call from the United States to other countries, to call from other countries to the United States, or to call between countries outside the United States.
These products are currently sold through a network of over 90 private distributors. Through this network, the Company estimates that its calling products are sold through over 10,000 retail outlets in the United States, of which more than 5,000 retail outlets are located in Southern California.

- Digital Phone Solutions, Inc. was established on January 29, 2009, and is located in Overland Park, Kansas. The Company provides a suite of Enhanced IP Telephony solutions aimed primarily at Small and Medium sized enterprises in the United States. DPS delivers all the value added services that manage the entire value-chain including billing, customer care, call routing, service provisioning. Advanced features such as voicemail-delivered-to-email, free inter-office calling, and virtual phone numbers provide additional revenue opportunities. DPS enables its customers to establish reliable, feature rich and cost effective digital phone services very quickly with zero capital investment.

- Flint Prepaid, Inc. (previously named Wize Communications, Inc.) was established on March 30, 2009, and is located in Overland Park, Kansas. Flint Prepaid is a retail focused company selling directly to end-users through  Master Distributers and Retailers. It provides Flint Telecom's own branded pre-paid calling services primarily to immigrant customers wanting to make inexpensive quality calls to their home countries.. These Flint Telecom value-based calling cards are regionalized and selectively marketed depending on the geographical area and user community.

As part of our ongoing emphasis on streamlining our operations and reaching profitability, during the fiscal year ended June 30, 2010 we shut down and disposed of four of our other wholly owned subsidiaries which were originally acquired in January of 2009: CVC Int’l, Phone House Inc. of Florida, Dial-Tone Communications and Starcom Alliance.  Consequently, we recognized a one-time loss of $12,215,200.

Following the corporate restructuring during the financial year ended June 30, 2010, the Company’s management decided to structure the business into three separate operating segments. These segments are (1) the sale of third-party telecoms and networking equipment and software services (collectively referred to as equipment as “telecom software, services & equipment”), (2) the sale of Company produced and third-party prepaid calling products (collectively refered to as “prepaid telecom services”) (3) the delivery of wholesale and VoIP telecom services to other operators and direct to end users (collectively referred to as “telecom services”).  Selling, general and administrative expenses, primarily consisting of compensation of corporate employees, professional fees and overhead costs not directly related to a specific operating segment are reflected in the table below as “corporate activities”. See Note 24, Segment Information, for more details.

2.           Significant Accounting Policies

Revenue Recognition – Net revenue is derived from the sale of products and services to third parties and any intercompany sales in the period are eliminated on consolidation. Flint generally recognizes revenue when persuasive evidence of a sales arrangement exists, delivery has occurred or services are rendered and the sales price or fee is fixed or determinable. Flint operates a number of subsidiaries in three business segments that may have specific revenue recognition policies relating to their business. Revenue recognition policies for each segment and business type are outlined below.

Technology Segment:
In the case of equipment sales, revenues are recognized in line with Flint’s general revenue recognition policies. Software or technology license revenues are recognized when the service(s) are delivered in line with contract terms. Sales related to services where the Company may have to provide future support or warranty services associated with the transaction are deferred at sale and recognized as revenue evenly over the life of the contractual term that such support or warranty applies. Fees for financial processing services are recognized as revenue when received from the clearing financial partner.

Prepaid Services Segment:
Telecom: The Company operates two businesses that provide prepaid telecom products and services.  Phone House Inc. is a master distributor of prepaid calling cards and mobile products purchased from third party card and wireless service providers.  Phone House recognizes revenues on sales of these products to channel partners, including retailers, resellers or other distributors when activated cards are delivered to the partners. Any subsequent returns are credited to the partners and disclosed revenues are reported net of such returns. Returns are placed back in inventory for resale to other partners or ultimate return to suppliers if appropriate. Phone House is responsible for inventory purchased from suppliers and the credit risk for products sold to the channel but does not have an ongoing service responsibility once the cards are purchased by customers. For the Financial Year ending June30, 2010, 91% of revenues generated from this segment was generated from Phone House, Inc.

Flint Prepaid Inc is a provider of prepaid calling cards and wireless services. Revenue from the sale of calling cards is recognized when the cards are used and the funds are received from the respective distribution channel.  Once the cards are used, the cards are not returnable.  Up to that point, the cards may be returned by the distribution channel at any time, which will have no revenue impact on the Company.  Wireless services are recognized as revenue when services are provided, primarily based on usage and/or the assessment of applicable monthly service fees. Handset equipment sales are recognized at time of sale to the end customer and counted in inventory while at the channel partner premises. Flint Prepaid is obligated to deliver service to end customers for activated cards and active wireless accounts until the advertised usage is expired and accrues unused minute costs for activated cards and active accounts at the end of each period. Wireless services were not active during the fiscal year ended June 30, 2010 or the quarter ended September 30, 2010, but are anticipated to be active for the quarter ending March 31, 2011.

Financial Programs: The Company generates sales from fees charged on initial card sales and subsequent customer transactions from prepaid debit cards and mobile remittance services. Card sales fees are recognized as revenue when sold to end customers and transaction fees are recognized as revenue when actually received from the clearing financial institution. In certain cases, the company levies a minimum monthly fee that is charged to clients and this is recognized when billed to the client as services rendered.

Subscriber Based Services:
Revenue derived from monthly recurring charges for local voice and data services and other recurring services is billed in advance and deferred until earned. Revenues derived from services that are not included in monthly recurring charges, including long distance, excess charges over monthly rate plans and terminating access fees from other carriers, are recognized monthly as services are provided and billed in arrears.

Basis of Consolidation – The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses and cash flows of Flint Telecom Group, Inc. The Company additionally consolidated the financial statements of its wholly owned operating subsidiaries: Cable and Voice Corporation, Phone House, Inc. (of California), Digital Phone Solutions, Inc. and Flint Prepaid, Inc. The financial statements include consolidated income information for CVC Int’l, Starcom Alliance, Phone House, Inc. of Florida and Dial Tone Communications only through the date of discontinuation, and for Semotus Solutions, Inc. only through the date of disposition. All intercompany accounts and transactions have been eliminated in consolidation. The results of subsidiaries acquired or disposed of during the respective periods are included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate.

Cost of Revenue – Costs directly related to the supply of the equipment and cards to customers and distribution partners are categorized as a cost of revenue. These costs are the direct cost of the equipment invoiced by vendor partners and the costs levied by third-party telecom providers for the prepaid calling cards and wireless services. Costs become payable on terms provided by vendors when the goods are received and held in inventory for onward shipment.

Earnings (loss) per share - Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution, using the treasury stock method or the if converted method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. Any dilutive security issued, that would create an anti-dilutive effect, is not included in the weighted average share calculation for that period.

Income taxes - Income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

The Company provides for the minimum recognition threshold a tax position must meet before being recognized in the Company’s financial statements. Generally, recognition is limited to situations where, based solely on the technical merits of the tax position, the Company has determined that the tax position is more likely than not to be sustained on audit.

Cash and Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less or money market funds from substantial financial institutions to be cash equivalents. The Company places substantially all of its cash and cash equivalents in interest bearing demand deposit accounts with one financial institution and in amounts that are insured either by the Irish government for Euro deposits or by the Federal Deposit Insurance Corporation for U.S deposits.

Allowance for Doubtful Accounts - The Company provides an allowance for doubtful accounts based on management’s periodic review of recoverability of accounts receivable. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make payments, which results in bad debt expense. Management determines the adequacy of this allowance by continually evaluating individual customer receivables, considering the customer’s financial condition, credit history and current economic conditions. The Company recognizes bad debts on unpaid trade accounts receivable as each account is deemed to be uncollectible and estimates an allowance for accounts that have a risk of not being collected.

Inventory - Inventory consists of finished goods and is valued at the lower of cost or market basis using the first-in, first-out method.

Goodwill - Goodwill resulting from a business combination is not subject to amortization.  The company tests such goodwill at the reporting unit level for impairment on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount.  Other Intangible Assets are amortized over a 3-15 year period.

Stock Options and Other Share-Based Compensation - The Company issues stock options and other share-based compensation to its employees. For equity awards, such as stock options, total compensation cost is based on the grant date fair value and for liability awards, such as stock appreciation rights, total compensation cost is based on the settlement value. The Company recognizes stock-based compensation expense for all awards over the service period required to earn the award. The Company amortizes these newly issued graded awards on a straight-line basis.

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of risk consist principally of trade and other receivables. The Company extends credit to its customers in the ordinary course of business and periodically reviews the credit levels extended to customers, estimates the collectability and creates an allowance for doubtful accounts, as needed. The Company does not require cash collateral or other security to support customer receivables. Provision is made for estimated losses on uncollectible accounts.

The Company estimates its allowance for doubtful accounts by applying estimated loss percentages against its aging of accounts receivable balances. The estimated loss percentages are updated periodically and are based on the Company’s historical write-off experience, net of recoveries. Changes to allowances may be required if the financial condition of the Company’s customers improves or deteriorates or if the Company adjusts its credit standards for new customers, thereby resulting in write-off patterns that differ from historical experience.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain significant estimates were made in connection with preparing the Company’s financial statements. Actual results could differ from those estimates.

Fair value of financial instruments - The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and short term notes approximate fair value because of their short maturity as of June 30, 2010.

The Convertible Notes were recorded at face value as of the issuance date. Those Convertible Notes issued in the Euro currency were translated at the Euro – U.S. Dollar exchange rate as of the transaction date and are adjusted for exchange rate changes on a quarterly basis. The Convertible Notes approximate fair value since they are a long term liability with a fixed interest rate, adjusted for exchange rates if required and will be held until maturity or until converted into common stock.

Foreign Currency Transactions - Exchange adjustments resulting from foreign currency transactions are generally recognized in operations. Flint has a loan that is in the Euro currency, and a note payable in British Pounds. Net foreign currency transaction gains were $158,469 for the year ended June 30, 2010 against a loss of $71,109 for the year ended June 30, 2009.

Fixed Assets – These assets are stated at cost, net of accumulated depreciation and amortization. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets, generally three to seven years. Amortization on capital leases is over the lesser of the estimated useful life or term of the lease if shorter, and is included in depreciation and amortization expense in the statement of operations. Ordinary course repairs and maintenance on fixed assets are expensed as incurred.

The carrying value of fixed assets are assessed annually or when factors indicating an impairment are present. We review our fixed assets for impairment whenever events or circumstances indicate that their carrying amount may not be recoverable. Impairment reviews require a comparison of the estimated future undiscounted cash flows to the carrying value of the asset. If the total of the undiscounted cash flows is less than the carrying value, an impairment charge is recorded for the difference between the estimated fair value and the carrying value of the asset.

Fiscal Year End – The Company’s fiscal year end is June 30.

Equity Reclassification - The Series E preferred shares issued to Mr. Butler pursuant to a settlement agreement dated December 31, 2009 have been moved from equity to the mezzanine area of the balance sheet. The equity statement has been updated to account for this reclassification.

3.           Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of our business.  As reflected in the accompanying financial statements, Flint had a net loss of $28,865,778 and $14,562,263 for the years ended June 30, 2010 and 2009, respectively, negative cash flow from operating activities of $2,204,283 for the year ended June 30, 2010, an accumulated stockholder’s deficit of $11,390,895 and a working capital deficit of $10,630,231 as of June 30, 2010.  Also, as of June 30, 2010, we had limited liquid and capital resources.  We are currently largely dependent upon obtaining sufficient short and long term financing in order to continue running our operations.

As of the date of this filing we are currently in default on a number of notes payable and other debt repayment plans, as a result, all outstanding principal and accrued interest, if any, outstanding and owed as of the date of default shall be immediately due and payable, which include, but are not limited to, the following (these amounts reflect principal amounts only):  Thermocredit ($2,000,000), CHVC ($1,520,242), Tom Davis ($800,000), and Bill Burbank ($150,000) (See Related Parties Note 9, Notes Payable Note 15, and Subsequent Events Note 25 for more details).  We have also not made any dividend payments on our Series E or Series F preferred stock as these payments have become due (See Stockholders Equity Note ).

The foregoing factors raise substantial doubt about our ability to continue as a going concern.  Ultimately, our ability to continue as a going concern is dependent upon our ability to attract new sources of capital, exploit the growing telecom services market in order to attain a reasonable threshold of operating efficiency and achieve profitable operations.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

We recently announced significant reductions in our operating costs and are in ongoing discussions with our creditors to restructure our balance sheet and future debt payments. Management expects that the successful outcome of these discussions will allow us to become EBITDA positive as soon as possible. We have secured a $10 million Reserve Equity Financing agreement with AGS Capital Group, LLC that we can draw against when a planned S1 Registration Statement becomes effective with the SEC (See Note 23 for more details) and other indicative funding commitments from investors for additional capital following the planned restructure that management believes is sufficient to fund our operating cash flow needs, before debt repayments, for the next twelve months.

4.           Acquisition and Subsequent Partial Discontinuation and Partial Disposition of the CHVC Acquisition Companies

On January 29, 2009, we acquired six U.S. operating subsidiaries of China Voice Holding Corp. (“CHVC”), namely: CVC Int’l Inc., Cable and Voice Corporation, StarCom Alliance Inc, Dial-Tone Communication Inc, Phone House of Florida, Inc., and Phone House, Inc. (of California) (the “Acquisition Companies”), in exchange for 21,000,000 shares of our restricted common stock and $500,000 in cash at Closing and $1,000,000 in deferred payments. Additionally, we issued a Promissory Note to CHVC dated January 29, 2009, in an amount of $7,000,000.  As part of the closing of the transaction and in addition to the issuance of the common stock and cash paid as noted above, we also acquired 15,000,000 shares of restricted common stock of CHVC in exchange for deferred payments totaling $1,500,000. Subsequently, in March and April of 2009, a number of terms and conditions within the Merger Agreement, Stock Purchase Agreement and Promissory Note were amended.

The business purpose for acquiring these companies was to expand the distribution channels and addressable market for us. At the time of the transaction, we had telecoms network and infrastructure delivering VoIP telephony services that were growing organically and looking for additional revenue channels. These acquisitions brought established channels for prepaid calling products that opened up both new product areas for the existing network in our targeted migrant customer base that we could introduce new products to. Cable and Voice Corporation offered a strategic channel to rural and large cable companies, a key market for our VoIP services.

During 2009, we successfully developed our own brand prepaid calling products via Flint Prepaid Inc (formally Wize Communications) and had limited success in penetrating the existing markets that the acquisitions brought. The funding markets continued to be extremely challenging throughout 2009 and the planned investment levels were not achieved. In the first quarter of 2010 we did a full review of all business operations in light of continued funding challenges to minimize cash used in operations.  As a result of that review we decided to close those businesses that did not deliver positive cash flow either directly or when the associated corporate activities relating to those businesses were considered. We also reduced our corporate staffing and functions commensurate with these actions. Therefore, during the third quarter ended March 31, 2010 we shut down four of these subsidiary companies: CVC Int’l, Phone House Inc. of Florida, Dial-Tone Communications and Starcom Alliance.  Consequently, we recognized a loss in the form of a one-time impairment charge of goodwill and other intangibles and other one-time costs in the amount of $12,215,200.

During the fourth quarter ended June 30 2010, as part of our corporate and Balance Sheet restructuring efforts we agreed to return our 15,000,000 common shares held of CHVC and we sold these four companies to CHVC or its designated assignee pursuant to a settlement agreement, as amended, with CHVC effective June 30, 2010 in which CHVC agreed to reduce amounts due under the original agreement and also return 15,800,000 of FLTT shares held by them. (See Note 9 Related Party Transactions).

Consequently, we recognized an equity contribution in the amount of $5,285,327 and a one-time charge of $2,250,000 relating to the return of the CHVC shares held by the Company at the time of the sale.

5.           Acquisition and Subsequent Disposition of Semotus Solutions, Inc.

During the year ended June 30, 2009, we acquired Semotus Solutions, Inc. (“Semotus”) through a reverse merger and disposed of the Semotus software business on January 28, 2009.  Semotus issued 28,460,094 shares of restricted common stock to Flint Telecom, Inc. pursuant to a definitive Contribution Agreement dated April 23, 2008 (the “Contribution Agreement”).  Through the acquisition of Semotus, we acquired $492,796 in fair value of assets, $584,680 in liabilities.  We acquired Semotus to give us access to a new market by combing their HipLink technology with our VoIP network that would allow Semotus to offer a hosted version of their market leading solution to existing government and enterprise customers

Separate from the Contribution Agreement, as a hiring and retention incentive and in lieu of issuing stock options under the Company’s stock option plan, we issued 8,410,000 shares of restricted common stock, vesting over a period of four years, to executive officers and key employees, and 3,508,000 shares of restricted common stock to Mr. LaPine. These shares of restricted common stock were valued at $2,631,000.   We recorded $2,631,000 in expense in the year ended June 30, 2009, related to the shares of restricted common stock granted to these executive officers, directors and key employees.

Semotus Business Disposition:
On January 29, 2009, we sold all of the assets and liabilities of the ‘Semotus Business’ or ‘Solutions Division’ to Mr. Anthony LaPine for 3,508,000 shares of our restricted common stock valued at $1,333,040 owned by Mr. LaPine following Mr. LaPine exercising his right to purchase the Semotus Business/Solutions Division from Flint, in accordance with Section 8.2(f) of the Contribution Agreement by and among Semotus Solutions, Inc. (now named Flint Telecom Group, Inc., and referred to as “Flint”) and Flint Telecom, Inc. dated April 23, 2008, which states that Mr. LaPine shall have the right to purchase (at any time within the three-year period commencing on the date of Closing) or, in the event the Board shall determine to dispose of the Semotus Business unit prior to the end of such three-year period, a right of first refusal with respect thereto, in exchange for (1) the shares issued in accordance with this Section 8.2(f) or (2) the fair market value of the Semotus Business at the time Mr. LaPine exercises his right to purchase payable by delivery of the shares issued in accordance with this Section 8.2(f) or cash, whichever is less. When considering the transaction the Board considered that this was the best value achievable for the Company following Mr. Lapine’s request.

This transaction was further clarified and consummated by the Agreement and Plan of Corporate Separation and Reorganization by and among Flint and Semotus, Inc. executed as of January 29, 2009, pursuant to which we transferred all of the assets and properties, subject to all the liabilities, debts, obligations and contracts, of the Solutions Division to Semotus, Inc. in exchange for Mr. LaPine’s 3,508,000 shares of our restricted common stock. The “Semotus Business”, as set forth in Section

7.18 of the Contribution Agreement, is defined as the operations of Semotus as conducted immediately prior to the acquisition transaction of Flint Telecom, Inc. that closed on October 1, 2008, and does not reflect the business operations of Flint Telecom, Inc. acquired in connection with that transaction.

As a result of this discontinuation, we recorded a net loss of $1,311,835 in discontinued operations, for the year ended June 30, 2009. This net loss consists of the following: a gain on return of stock of $1,439,767, an impairment of Semotus goodwill of ($2,538,148), and a net write-off of Semotus’ profits and losses of ($213,454).

6.           Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements.  Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated.  This ASU is effective upon the issuance of this ASU.  The adoption of this ASU did not have a material impact on our consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”).  Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively.  Early adoption is permitted.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In September 2009, in accordance with accounting pronouncements that applies to arrangements with multiple deliverables and provides another alternative for determining the selling price of deliverables. In addition, the residual method of allocating arrangement consideration is no longer permitted under this guidance.  The guidance is effective for fiscal years beginning on or after July 15, 2010.  We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

In September 2009, in accordance with accounting pronouncements which removes non-software components of tangible products and certain software components of tangible products from the scope of existing software revenue guidance, resulting in the recognition of revenue similar to that for other tangible products. It also requires expanded qualitative and quantitative disclosures. The guidance is effective for fiscal years beginning on or after June 15, 2010. We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

In June 2009, in accordance with accounting pronouncements for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under this guidance, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The guidance also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. The guidance is effective for fiscal years beginning after November 15, 2009. We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

Management does not believe that there are any recently-issued, but not yet effective, accounting standards that could have a material effect on the accompanying financial statements.

7.           Accounts Receivable and Concentration of Credit Risk

Two customers accounted for 28% and 13% of our revenue, respectively, for the year ended June 30, 2010.  No one customer accounted for more than 10% of the accounts receivable at June 30, 2010.  Two customers accounted for 30% and 14% of our revenue, respectively, for the year ended June 30, 2009.  Five customers accounted for 60% of the accounts receivable at June 30, 2009, the largest of which accounted for 16% of the receivables.

8.           Private Placements

In January 2009, in order to finance the CHVC acquisition, we entered into a Common Stock and Warrant Purchase Agreement with Redquartz Atlanta, LLC (“Redquartz”), in which we sold 5,454,545 shares restricted common stock at $0.275 per share and issued 3,750,000 warrants to purchase shares common stock at $0.40 per share, having a three year term and a cashless exercise provision, in exchange for $1,500,000.  As of June 30, 2009, this investment was only partially closed, with Redquartz having invested $500,000 of the $1,500,000 total that was agreed upon. As of June 30, 2009 there was no longer a reasonable expectation that we would receive the remaining $1,000,000 investment from RedQuartz, and therefore the 3,750,000 warrants were cancelled and the 5,454,545 shares of common stock were returned to Flint. An agreement was reached in June of 2010 and a settlement agreement was executed on June 17, 2010 (See Note 15: Promissory Notes: Restructures).

On January 29, 2009, we entered into a Stock Purchase Agreement with an individual investor, in which we sold 1,454,545 shares of restricted common stock at $0.275 per share in exchange for $400,000. On March 1, 2009, we entered into a Stock Purchase Agreement with an individual investor, in which we sold 100,000 shares of restricted common stock at $0.20 per share in exchange for $20,000. On April 7, 2009, we entered into a Stock Purchase Agreement with an individual investor, in which we sold 72,727 shares of restricted common stock at $0.275 per share in exchange for $20,000.

9.             Related Party Transactions

Flint, Ltd.:
Flint Telecom Ltd, which is controlled by Mr. Browne, Flint’s CEO, has an amount due to it of $156,042 at June 30, 2010.   This includes charges for management fees earned by Flint Telecom, Ltd., which during the year ended June 30, 2010 and 2009 were $570,000 and $286,205, respectively.  $280,000 of these management fees were reclassified as note payables and assigned to a number of third parties.  The management fees are for the executive, operating and financial services provided by Flint Telecom, Ltd. to us. Flint Telecom, Ltd. also has a direct equity investment in us.
During the year ended June 30, 2009, we amended the $1,202,500 Promissory Note due to Flint Telecom, Ltd., by extending the Note’s maturity date to September 20, 2011 and decreasing the principal amount owed under the Note to $202,500.  The decrease was done to accurately reflect the actual amount of money loaned to Flint at the time the Note was issued.  During the year ended June 30, 2010, Flint Telecom Ltd. assigned $200,000 of its $202,500 promissory note to a third party.   This note has a 15% interest rate and originally matured on March 30, 2009 but was extended to September 30, 2011.

See Note 15 for more details on these transactions.

Michael Butler Debt Restructure
We had a number of loans outstanding from Mr. Butler, one of our board members as of December 31, 2009, for which we issued various promissory notes, convertible promissory notes, warrants and shares of restricted common stock to him as consideration.  As of December 31, 2009, the total outstanding balance on all of Mr. Butler’s loans were approximately $4,100,000.  Subject to an agreement that was executed December 31, 2009 that became effective February 5, 2010 we executed a settlement agreement with Mr. Butler in which all of Mr. Butler’s loans to Flint were cancelled in exchange for 302,000 shares of Series E preferred stock of Flint, valued at €10.00 per share, having the following material terms:

1.	Yielding a 14% annual dividend payment, payable monthly in Euros, from February 28, 2010;

2.	Convertible at any time into that number of shares of Common Stock as is determined by the quotient of (i) €10.00 over (ii) the Conversion Price in effect at the time of conversion.

a.	The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $0.275 per Common Share

b.	Market Price means the average closing price of Flint’s common stock over the twenty trading days preceding the conversion request date

c.	The common stock issued at the time of conversion will be restricted stock and subject to SEC 144 Rule

d.	Based on the minimum conversion price, Mr. Butler would receive 10,981,818 shares of common stock if all preferred shares were converted into common stock.

3.	The Preference Shares will be transferable at Mr. Butler’s discretion, after giving Flint a right of first refusal;

4.	A penalty rate of 0.5% per month on the total amount outstanding will apply for dividend payments that are more than 10 days late, and will continue to apply until default payments are caught up.

Mr. Butler has the right to rescind this agreement in the event that we should enter into a voluntary or involuntary bankruptcy.  We have therefore classified these shares of Series E Convertible Preferred as part of Preferred Shares in our Balance Sheet.

SEL Nominees:
On March 8, 2010 SEL Nominees Ltd. (“SEL”) loaned us $58,000 and we issued a $58,000 convertible promissory note accruing interest at a rate of eighteen percent (18%) per annum, with interest only payments due each month and a maturity date of March 2011, and having a variable conversion price of 50% of the Market Price. On March 12, 2010 SEL loaned us $40,000 and we issued a $40,000 convertible promissory note accruing interest at a rate of eighteen percent (18%) per annum with interest only payments due each month and a maturity date of March 2011, and having a variable conversion price of 50% of the Market Price. “Market Price” means the average of the lowest three (3) Trading Prices for the common stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent. These SEL notes also contain a most favored nations clause as it relates to the conversion price.  As of June 30, 2010, the conversion price is $0.00055 per share, resulting in the maximum potential total of 178,181,818 shares to be issued upon full conversion of both SEL notes.  However, in accordance with the terms of the agreements related to these notes, each note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time without shareholder approval.  SEL is a related party due to the fact that SEL is controlled by Mr. Butler, who was one of our board members in March of 2010. For the year ended June 30, 2010 we recognized $98,000 in interest expense for beneficial conversion features on these notes.

Employment Agreements:
Effective October 6, 2008, we entered into a four year employment agreement with our CEO, Mr. Browne. Mr. Browne receives a salary in the amount of $180,000 per year, which shall immediately increase to $240,000 when the Company achieves sustainable profitability for one quarter, and 2,500,000 shares of restricted common stock, vesting over a period of four years, such that ¼ of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary. If Mr. Browne’s employment is terminated by the Company without cause or by Mr. Browne for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. Browne cannot be reached (a “Severance Event”), all stock and stock options of the Company then owned by Mr. Browne which are unvested shall become immediately fully vested, and the Company shall pay to Mr. Browne severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a four year agreement term. If a Severance Event occurs, Mr. Browne would receive between $480,000 (using a Severance Event date of October 6, 2010 and assuming the Company has achieved sustained profitability) and $0 (using a Severance Event date of October 6, 2012), depending on the actual date the Severance Event occurs.

Effective February 23, 2010, we entered into a two year employment agreement with Bernard A. Fried, effectuating the following:  (i) Mr. Fried’s title is President and Chief Operating Officer; (ii) Mr. Fried was appointed as a member of Flint’s Board of Directors, (iii) Mr. Fried will receive a salary in the amount of $186,000 per year, and (iv) Mr. Fried was issued 6,000,000 shares of restricted common stock vesting over a period of four years, such that ¼ of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with Flint. The Company may terminate this agreement without cause at any time by giving Mr. Fried 60 days prior written notice, and the Company shall have no further liability other than for the payment of any unpaid salary through the termination date and reimbursement of reasonable business expenses incurred prior to the termination date.

Separation Agreement with Bill Burbank:
Bill Burbank resigned as the President and Chief Operating Officer of the Company, effective February 4, 2010.  In connection with Mr. Burbank’s resignation, we entered into a Separation Agreement with Mr. Burbank (the “Separation Agreement”), effective February 5, 2010.  The Separation Agreement provides that Mr. Burbank will be paid an aggregate of approximately $150,000 in cash and $842,500 worth of shares of restricted common stock, consisting of:
•	payment for past wages owed, of approximately $45,785;
•	repayment for various loans made to the Company, in the amount of $100,000;
•	reimbursement for approved expenses in an amount that has yet to be determined;
•	all such cash payments as listed above shall be paid in the future as funds become available;
•
acceleration of 1,500,000 shares of his unvested restricted stock and the grant and issuance of 4,000,000 additional shares of immediately vested restricted common stock, for a total of 5,500,000 shares of restricted common stock.  Additionally, 500,000 vested on January 29, 2010. The 2,000,000 previously issued shares that vested were valued at $0.38 per share (date of original grant).  The closing price of our common stock on February 5, 2010 was $0.08 per share, and therefore the additional 4,000,000 shares were valued at $320,000, for a total fair market value of these shares was $842,500.

Subsequently, effective May 28, 2010, we entered into an Addendum to the Separation Agreement with Mr. Burbank, agreeing to pay a total of $150,000 cash to Mr. Burbank over a period of 8 months; monthly payments in the amount of $18,750 shall commence as of July 31, 2010. As of the date of the filing of this annual report we have not made these payments and are therefore currently in default.  As a result, a default interest rate of 18% shall be applied to any outstanding payments owed as of the date of default and an additional cash payment of $40,000 is also immediately due and payable.  Mr. Burbank has filed a lawsuit against us for breach of contract, seeking to collect this total amount due (See Subsequent Events Note 24).

Settlement Agreement with China Voice Holding Corp.
China Voice Holding Corp. (CHVC) was a related party due to the fact that it was a greater than 10% shareholder at the time of our acquisition of six of its U.S. subsidiaries in January of 2009. Additionally, Bill Burbank became our President and COO and at the same time was CEO of CHVC. Effective as of May 28, 2010, we executed a settlement agreement with CHVC whereby CHVC has agreed to, among other things, cancel and terminate any and all rights it has under its $7,000,000 promissory note issued by us (the “Note”) and the Series C Preferred Shares of Flint (the “Preferred Shares”), including the repayment of any and all principal amounts underneath the Note and the Preferred Shares, and to return 15,800,000 shares of our common stock to Flint (thereby allowing CHVC to keep 5,200,000 shares of our common stock), and in exchange we agreed to pay a total of $1,520,242 to CHVC through installment payments over a period commencing August 31, 2010 and ending May 31, 2011 and abandon its claim to 15,000,000 shares of CHVC’s common stock.

As of the date of the filing of this annual report, we have not made these payments and are therefore in default. (See the Subsequent Events Note 25 for more details.)

Misc. Loans from other ex-Officers
During the year ended June 30, 2010, Mr. Keaveney, our CFO at the time, loaned $75,000 to us and we issued to him a promissory note in the amount of $75,000, due and payable with a cash fee of $10,000 on or before October 24, 2009.  In June of 2010, we agreed to allow Mr. Keaveney to convert a portion of this note, $20,000, into 2,000,000 shares at $0.01/share. As of June 30, 2010, there is a total outstanding balance due on the note of $65,000.  Additionally, during the year ended June 30, 2010, Mr. Burbank, our President at the time, loaned $100,000 to us.  Payments under this loan were to commence as of July 31, 2010; as of the date of the filing of this annual report, no payments have been made and the note is therefore currently in default (See “Separation Agreement with Bill Burbank” above, which is part of this FN).

10.           Fixed Assets

In May of 2010 we entered into a settlement agreement with Telmage Consulting LLC (“TelSpace”) in which TelSpace has furnished to us a perpetual software license as consideration for the repayment of the $250,000 promissory note due to us from TelSpace.  As a result, we recorded an additional $250,000 amount in fixed assets as of June 30, 2010, being amortized over five years.

11.           Capital Leases

We have acquired $819,025 in equipment through capital lease obligations primarily for computer and telephony equipment.  During the year ended June 30, 2010 we wrote down the value of this equipment to zero.  During the year ended June 30, 2010, as part of our debt restructuring plan, we renegotiated the terms of our capital lease with our equipment vendor, which resulted in the disposal of certain assets under this agreement and the restructure of the payment terms for the remaining equipment. As of June 30, 2010 we were in default because we failed to make the minimum monthly cash payments of principal and interest when due; however, we subsequently renegotiated the terms of this capital lease and are therefore not currently in default as of the date of filing of this annual report (See Subsequent Events FN25).  For the years ended June 30, 2011 and 2012, total cash payments will be $375,371 and $405,938, respectively.

12.           Goodwill and Goodwill Impairment

In association with the acquisition of CHVC subsidiaries, in accordance with accounting principles regarding goodwill and other intangible assets, we recorded the purchase price in excess of the net assets acquired as of the acquisition date as goodwill.  The goodwill was recorded on January 29, 2009, the closing date of the CHVC subsidiaries acquisition (See Note 4, Acquisition and Subsequent Partial Discontinuation and Partial Disposition of the CHVC Acquisition Companies.) in the amount of $2,687,080.  We also acquired identifiable intangible assets which are the customer relationships from the CHVC Acquisition Companies.  Under accounting principles, we engaged an independent third party appraiser to value the customer relationships and the value of these identifiable assets were deemed to be $11,400,000 as of June 30, 2009.  In accordance with accounting principles, we perform an evaluation of the fair values annually, and more frequently if an event occurs or circumstances change that may indicate that the fair value of a reporting unit is less than the carrying amount.

During the third quarter ended March 31, 2010, we shut down four of the CHVC subsidiaries, CVC Int’l, Phone House Inc. of Florida, Dial-Tone Communications and Starcom Alliance.  Consequently, we performed an evaluation of the fair values of all of the CHVC subsidiaries during the nine months ended March 31, 2010 and determined that the goodwill and intangible assets were impaired in the amount of $12,215,200, which is primarily associated with the disposition of CVC Int’l, Phone House Inc. of Florida, Dial-Tone Communications and Starcom Alliance.  During the fourth quarter ended June 30, 2010, we sold these four subsidiaries pursuant to a settlement agreement with CHVC. Consequently, we recorded an Equity Contribution of $5,285,327.

During the year ended June 30, 2009, in accordance with accounting principles regarding goodwill and other intangible assets we determined that the goodwill from the Semotus acquisition was impaired due to the disposition of the Semotus Business Division on January 29, 2009. The goodwill was recorded on October 1, 2008, the closing date of the Semotus acquisition in the amount of $2,538,148, and was mainly associated with the Hiplink family of products.

We perform an evaluation of the fair values annually, and more frequently if an event occurs or circumstances change that may indicate that the fair value of a reporting unit is less than the carrying amount.

13.           Accounts Payable
Accounts payable at June 30, 2010 were $3,641,554.  3 vendors accounted for 30% of the payables at June 30, 2010, at 13%, 11% and 6% each.

Accounts payable at June 30, 2009 were $5,140,180. Four vendors accounted for 53% of the payables at June 30, 2009, at 31%, 11%, 6% and 5% each.

Although we believe that we have adequate alternative vendors to purchase services and products, there can be no assurance of comparability, which could have a detrimental effect on the business. Further, when the vendor provides services for direct access to and call routing for residential or business customers, a reduction in or elimination of that vendor service will probably have a detrimental effect on that portion of our business.

14.           Lines of Credit

Effective June 4, 2009, we entered into a Loan and Security Agreement with Thermo Credit LLC (“Thermo”), for a line of credit in an amount not to exceed $2,000,000 (the “Agreement”).  Under the terms of the Agreement, we agreed to pay a commitment fee equal to 2%of the amount of the Credit Facility, an unused facility fee of 0.25% per annum and a monitoring fee equal to the greater of $1,500.00 per month, or 0.05% of the Credit Facility per week. The line of credit is evidenced by a Loan and Security Agreement and a Promissory Note in the maximum amount of $2,000,000.   The Note carries an interest rate of the greater of the prime rate plus 8%, or 15%. The indebtedness is secured by a pledge and grant to Thermo of a security interest in all of our property or assets, real or personal, tangible or intangible, now existing or hereafter acquired. As of June 30, 2010 and 2009, we owed $2,000,000 under the Thermo line of credit.

Effective as of June 8, 2010, Flint executed an amendment to the $2,000,000 promissory note issued to Thermo, whereby Thermo has agreed to a forbearance of principal payments, with the first principal payment of $100,000 due on or before August 31, 2010, and an extension of the Maturity Date to March 31, 2012. Principal payments shall then be due in equal installments of $100,000 per month from August 31, 2010 until the note is paid in full. Additionally, two one-time commitment fees of $20,000 each shall be paid on August 31, 2010, and an additional waiver/forbearance fee of $20,000 shall be paid on or before the one year anniversary of the execution of the Amendment, or June 8, 2011.

As of the date of the filing of this annual report, the first principal payment, which was due on or before August 31, 2010, has not been made and we are therefore in default and the total balance has therefore been classified as a current liability. (See Subsequent Events Note 25 for more details).

One of our subsidiaries, Phone House, Inc., has a line of credit with Wells Fargo bank in the amount of $38,102 and $20,121 as of June 30, 2010 and 2009, respectively.

15.           Promissory Notes and Convertible Promissory Notes

FY2010:

Summary
During the year ended June 30, 2010, we issued $870,000 of total principal in the form of promissory notes ($350,000 of which had warrants attached to them), and $358,000 of total principal in the form of convertible promissory notes. Substantially all of the proceeds have been used for the continued operation of our business, including capital expenditures and working capital.

During the year ended June 30, 2010 we also restructured $540,000 principal amount of promissory notes into U.S. Dollar Convertible Promissory Notes issued with warrants, and restructured $193,350 principal amount of debt owed to Flint Telecom, Ltd. into convertible notes, which were assigned to third parties and subsequently partially converted into shares of restricted common stock.

As of June 30, 2010, we had (taking into consideration the calculation of debt discounts) $3,997,024 of total principal owed under promissory notes and $1,214,056 of total principal owed under convertible promissory notes.  As of June 30, 2009, $5,512,962 principal amount of Promissory Notes, some with warrants and some with shares of restricted common stock, $115,000 principal amount of U.S. Dollar Convertible Promissory Notes and $1,123,840 principal amount of Euro Convertible Promissory Notes were outstanding.

Promissory Notes
In September, 2009 we issued a $100,000 promissory note due September 18, 2009, with warrants to purchase up to 200,000 shares of common stock at $0.50 per share and having a 3 year term.  As of June 30, 2010 this note had not been repaid and is currently in default. Management is negotiating an extension with this note holder and we believe we will come to a mutual agreement to extend this note. We also issued a $125,000 promissory note with a $25,000 cash fee due on or before October 28, 2009, and a $75,000 promissory note with a $10,000 cash fee to Mr. Steve Keaveney (See Note 9, Related Party Transactions).

On October 22, 2009 we were loaned $250,000 and we issued a promissory note in the amount of $250,000, due and payable with a cash fee of $25,000 by no later than the earlier of (i) November 20, 2009, (ii) the day after we receive additional funding from a third party investor, (iii) the issuance of any debt or equity, (iv) in the event of a warrant exercise, or (v) in the event of any other capital invested (the “Note”), and we issued a warrant to purchase up to 250,000 shares of our common stock at $0.50 per share and having a three year term.  The Note is currently in default and we received a notice of default on November 23, 2009.  The Note is secured by two million (2,000,000) shares of our restricted common stock held directly by Flint Telecom, Ltd.  Upon default, the note holder shall have the option of either taking the security of the two million (2,000,000) shares or leaving the Note and fee in place plus interest at the highest legally valid interest rate until the Note is paid in full.

On October 28, 2009 we were loaned $230,000 and we issued a promissory note in the amount of $260,000 including accrued interest of $30,000, due and payable on or before December 28, 2009; Flint has been unable to make this payment. See Note 19, “Subsequent Events”; we received a notice of default on March 2, 2010.

Additionally, Bill Burbank, our President at the time, loaned us a total of $100,000 during the year ended June 30, 2010 (See Note 9 Related Party Transactions).

As of June 30, 2010, we had a total of $3,997,024 worth of principal amounts outstanding under various promissory notes issued to approximately 10 individuals and entities, with interest rates ranging from 0% to 15%, to be repaid between September 2009 and September 2011.  None of the principal under these notes has been repaid as of June 30, 2010 and all of these notes are currently in default. Upon default, the Note holders may declare their notes immediately due and payable and demand payment of all principal and the note holders may proceed to collect such amounts.

Convertible Promissory Notes
On December 18, 2009 we were loaned $50,000 by an institution and we issued a $50,000 convertible promissory note accruing interest at a rate of eight percent (8%) per annum with a maturity date of September 2010 and having a variable conversion price of 50% of the Market Price. “Market Price” means the average of the lowest three (3) Trading Prices for the common stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent.  As of June 30, 2010, $16,000 worth of this note has been converted into 5,125,000 shares of common stock.  Subsequently, additional conversions have taken place (See Subsequent Events Note 25).

During the three months ended March 31, 2010, SEL Nominees Ltd. (“SEL”) loaned us a total of $98,000 and we issued SEL two convertible promissory notes accruing interest at a rate of eighteen percent (18%) per annum, with interest only payments due each month and a maturity date of March 2011, and having a variable conversion price. (See Note 9 “Related Party Transactions: SEL Nominees” for more details).  As of June 30, 2010, these notes have not been repaid or converted.

In January 2010 we were loaned $50,000 from an oversees individual and we issued a $50,000 convertible promissory note accruing interest at a rate of 18% per annum, with a maturity date of January 29, 2011 and having a variable conversion price of 50% of the Market Price. This note also contains a most favored nations clause as it relates to the conversion price.  As of June 30, 2010 this note had not been repaid or converted.  However, subsequently, this entire note has been assigned to various other third parties and converted (See Subsequent Events Note 25).

In April of 2010 we were loaned $40,000 by an institution and we issued a $40,000 convertible promissory note accruing interest at a rate of eight percent (8%) per annum with a maturity date of January 2011 and having a variable conversion price of 50% of the Market Price. And, in May of 2010 we were loaned $30,000 by the same institution and we issued a $30,000 convertible promissory note accruing interest at a rate of eight percent (8%) per annum with a maturity date of February 2011 and having a variable conversion price of 58% of the Market Price.  As of June 30, 2010, these notes have not been repaid or converted.

Also in May of 2010 we were loaned $40,000 from an oversees individual and we issued a $40,000 convertible promissory note, accruing interest at a rate of 18% per annum and convertible at a 50% discount to the Market Price, and having a maturity date of January 2011. This note also contains a most favored nations clause as it relates to the conversion price.  As of June 30, 2010, the conversion price is $0.00055 per share, resulting in the maximum potential total of up to 72,727,272 shares to be issued upon full conversion of this note.  However, in accordance with the terms of the agreements related to these notes, each note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time without shareholder approval. As of June 30, 2010 this note has not been repaid or converted.

In June of 2010 we were loaned $50,000 from an individual and we issued a $50,000 convertible promissory note, accruing interest at a rate of 15% per annum and convertible at a 50% discount to the Market Price, with a $0.01 per share minimum floor conversion price, resulting in the maximum potential issuance of up to 5,000,000 shares of common stock. This note has a maturity date of June 24, 2012.  As of June 30, 2010 this note has not been repaid or converted.

As a result of the issuance of the above listed convertible promissory notes in the year ending June 30, 2010, the conversion prices of the three outstanding convertible promissory notes issued in June of 2009 in the total principal amount of $1,140,000, with a 10% per annum interest rate, have been adjusted pursuant to these notes’ most favored nations provisions to match the lowest variable conversion price in the new notes issued, which, as of June 30, 2010, equals $0.00055 per share.  If all three note holders were to convert 100% of their notes, it would convert into an aggregate of 20,727,272,000 shares of common stock.  However, in accordance with the terms of the agreements related to these notes, each note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time, or up to 9.99% upon 61 days prior written notice.  Additionally, because we were not been able to repay a number of our other promissory notes in accordance with their existing terms and conditions, an event of default occurred on the existing convertible promissory notes and therefore the exercise price of the related warrants issued to purchase up to 4,145,454 shares of our common stock has been reduced from $0.35 per share to $0.01 per share.  Finally, additional warrants to purchase up to 1,036,363 shares of our common stock at an exercise price of $0.01 per share, having a five year term, were also issued.  These holders were also granted a subordinated security interest in all of our assets.

Restructures:
In August and September of 2009, Flint authorized a number of third-party assignments and related restructure of $91,850 worth of one of its promissory notes into $91,850 worth of convertible promissory notes, convertible at $0.275 per share, which were subsequently all converted into 334,000 shares of restricted common stock.

In January of 2010 Flint authorized the third-party sale and restructure of $50,000 worth of one of its promissory notes into a $50,000 convertible promissory note, accruing interest at a rate of 15% per annum with a maturity date of July 27, 2010 and having with a variable conversion price of 50% of the lowest closing price for Flint’s common stock during the previous 20 trading days.  As of June 30, 2010, $38,500 worth of this note was converted into 6,494,526 shares of our common stock.   Subsequently, additional conversions have taken place (See Subsequent Events Note 25).

In May of 2010 Flint authorized the third-party sale and restructure of $51,500 worth of its promissory notes into two convertible promissory notes in the amount of $25,750 each, accruing interest at a rate of 15% per annum with a maturity date of May 27, 2012 and with the variable conversion price of 50% of the lowest closing price for Flint’s common stock during the previous 20 trading days.  As of June 30, 2010, $9,000 worth of one of the $25,750 notes has been converted into 4,736,842 shares of common stock.  Subsequently, additional conversions have occurred (See Subsequent Events Note 25).

Also in May of 2010 Flint authorized the restructure of the remaining balance ($98,500) of a note into a convertible promissory note, accruing interest at a rate of 18% per annum with a maturity date of May 29, 2012 and having a variable conversion price of 50% of the lowest closing price of our common stock during the previous 20 trading days.  As of June 30, 2010 this note had not been repaid or converted. Subsequently, a portion of this note was assigned (See Subsequent Events Note 25).

In June of 2010 Flint entered into a Debt Wrap Agreement with one of its note holders, and two institutional investors, whereby the investors purchased a $250,000 outstanding promissory notes issued from Flint on November 10, 2008 for $100,000. Flint authorized the restructure of the $250,000 promissory note into two convertible promissory notes of $125,000 each, accruing no interest and having a maturity date of June 17, 2012, and convertible at any time after September 21, 2010 at a 20% discount of the average closing price over the five trading days prior to the day of conversion the market price.  As of June 30, 2010, these notes had not been repaid or converted.  Partial conversions of these notes occurred after June 30, 2010 (See Subsequent Events Note 25).

Effective as of June 4, 2010, Flint executed a settlement agreement with John Lavery (JL) whereby JL has agreed to, among other things, refinance his debt such that $194,000 is due and payable in monthly installment payments of $48,500 each over a period of 4 months commencing September 30, 2010, and JL agreed to amend the interest and payment terms on his $540,000 convertible promissory note, as follows: (a) the Maturity Date shall be extended to July 31, 2012;  (b) Accrued interest from the date of this Agreement to December 31, 2010, equal to a total of $73,375, will be paid in five equal monthly instalment payments of $14,675 over a period of five (5) months commencing on or before August 31, 2010 and ending on December 31, 2010.  Thereafter, Flint shall pay JL all accrued but unpaid interest on the last day of each calendar month commencing the month of January 2011; and (c) Flint shall pay to JL beginning on January 31, 2011 and on the last day of each month thereafter, one eighteenth (1/18th) of the face value of the Note with a final payment on the unpaid or unconverted remaining Principal Amount on July 31, 2012. (See Subsequent Events Note 25 for more details.)

Effective as of June 17, 2010 Flint executed a settlement agreement with RedQuartz Atlanta, LLC (RedQuartz) and Thomas J. Davis, whereby RedQuartz assigned all of its debt owed by Flint, in the amount of $575,000, to Davis, and Davis has agreed to, among other things, (i) refinance a portion of his debt such that $800,000 is due and payable over a period of 20 months through equal monthly installment payments in the amount of $40,000 each commencing on or before August 31, 2010, (ii) sell two of his outstanding promissory notes in the amounts of $250,000 each to a third party, and, (iii) cancel the rest of his debt, in the amount of $1,530,000, owed by Flint in exchange for 153,000 shares of Series F preferred stock of Flint (the “Shares”), valued at $10.00 per share, having the following material terms:

1.	Yielding a 14% annual dividend payment, based on the total value of the Shares, payable annually beginning on June 17, 2011;
2.
Convertible at any time after the later of January 1, 2011 and the date on which the Company’s Articles of Incorporation shall have been amended to increase the number of total authorized shares of common stock to 500,000,000 or greater, into that number of shares of Common Stock as is determined by the quotient of (i) $10.00 over (ii) the Conversion Price in effect at the time of conversion

a.	The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $0.05 per Common Share
b.	Market Price means the average closing price of Flint’s common stock over the twenty trading days preceding the conversion request date
c.	The common stock issued at the time of conversion will be restricted stock and subject to SEC 144 Rule
3.	The Shares will be transferable at Mr. Davis’ discretion, after giving Flint a right of first refusal;
4.
A penalty rate of 0.5% per month on the total amount outstanding will apply for dividend payments that are more than 10 days late, and will continue to apply until default payments are paid in full; and

5.	At no time shall Mr. Davis’ beneficial ownership exceed 4.99% of the total issued and outstanding shares of Flint.

As of June 30, 2010, Flint had not made any payments to Mr. Davis and Flint is therefore in default of the settlement agreement. Any controversy or claim of any kind arising out of or relating to the settlement agreement or its breach must be submitted to binding arbitration in the State of Florida, in accordance with the Arbitration Rules of the American Arbitration Association.

Warrant Component:

As of June 30, 2010, the warrant component of the promissory notes was valued at $779,091 and was recorded as a discount to the promissory note and was netted against the debt during the twelve months ending June 30, 2010. This amount is being amortized over the life of the existing debt. The following are the assumptions used for the Black Scholes calculation:

Fiscal Year Ended June 30, 2010
Expected term (in years)	1 ½ – 3 Yrs.
Weighted average volatility	242.96% – 295.54%
Expected dividend yield	--
Risk-free rate	1.44% – 2.26%

Debt Schedule:

The following table sets forth the summary schedule of the cash payments required to be made by us, broken down by the type of loan:

Type of Loan	2011	2012	Total
Notes payable	$1,935,163	$--	$1,935,163
Convertible notes payable	1,026,500	801,000	1,827,500
Line of credit	2,038,102	--	2,038,102
Notes payable – related parties	2,061,861	--	2,061,861
Convertible notes payable – related parties	98,000	--	98,000
Total:	$7,960,626	$801,000	$7,960,626

FY2009:

Promissory Notes
During the year ended June 30, 2009, we issued a $300,000 Promissory Note, due March 31, 2009, with 300,000 shares of restricted common stock issued on March 31, 2009.  As of June 30, 2009, this Note had not been repaid and under the terms of the Note we issued an additional 300,000 shares of restricted common stock to the Note holder.  On May 2, 2009 we accepted another short-term loan in an amount of two hundred fifty thousand dollars ($250,000), all principal and a cash fee of one hundred twenty five thousand dollars ($125,000) to be repaid by July 31, 2009.  This Promissory Note was secured by 5,000,000 shares of restricted common stock of CHVC held directly by Flint. These Notes were restructured effective September 1, 2009 (See Note 24: Subsequent Events).

During the year ended June 30, 2009, we issued a €100,000 Promissory Note, due April 30, 2009, with 30,000 shares of restricted common stock. On May 5, 2009 this loan was rolled forward and we issued a new Promissory Note in an amount of one hundred thousand euro (€100,000), all principal and a cash fee of eight thousand euro (€8,000) to be repaid by no later than May 31, 2009. As of June 30, 2009, this Note had not been repaid and is currently in default.  Management is negotiating an extension with this Note holder and we believe we will come to a mutual agreement to extend this Note. This Note is secured by 300,000 shares of Flint restricted common stock held directly by Mr. Vincent Browne, our CEO. Upon default, the Note holder may declare this Note immediately due and payable and demand payment of all principal and the Note holder may proceed to collect such amount.

On May 13, 2009 we accepted a short-term loan from Michael Butler, one of our directors and a greater than 10% shareholder, in an amount of five hundred thousand dollars ($500,000), all principal and a cash fee of two hundred fifty thousand dollars ($250,000) to be repaid by no later than August 11, 2009.  This Promissory Note is secured by 10,000,000 shares of restricted common stock of CHVC held directly by us. On June 30, 2009 Mr. Butler agreed to amend this Note so that $600,000 worth of the Note is now under the same terms and conditions as the terms of the Debt Offering that closed on June 30, 2009 and described in this Note below. The remaining $150,000 continues to be due and payable to Mr. Butler by no later than August 11, 2009.  This Note has not yet been repaid and is currently in default, but management is negotiating an extension and believes it will come to an agreement to extend this Note. Upon default, the Note holder may declare this Note immediately due and payable and demand payment of all principal and the Note holder may proceed to collect such amount.

U.S. Dollar Convertible Promissory Notes
The U.S. Dollar Convertible Promissory Notes were issued from December 2007 to June 30, 2008 to approximately 50 different individuals and entities with an interest rate of 12% and maturities ranging from six months to one year. The Notes have a conversion price of $0.275 per share.

During the year ended June 30, 2009 and as of June 30, 2009, a total of $3,637,557 in principal and accrued interest of the U.S. Dollar Convertible Promissory Notes was converted into12,588,221 shares.  One Note holder, RedQuartz, having a principal amount as of June 30, 2009 of $75,000, executed an extension to September 30, 2011. The remaining $40,000 in principal is held by two note holders and was due as of December 31, 2008 and has not been repaid.  Management is negotiating extensions with these Note holders and we believe that these remaining two Note holders will agree extensions or convert the Notes. Upon default, we are required to pay interest in cash to the Note holder, payable on demand, on the outstanding principal balance of the Note from the date of the default until the default is cured at the rate of the lesser of thirty percent (30%) per annum and the maximum applicable legal rate per annum.  Upon default, the Note holders may at any time at their option declare the entire unpaid principal balance of the Note, together with all interest accrued hereon, due and payable.

On May 13, 2009 we entered into an agreement with Mr. Butler to cancel his 5 existing Promissory Notes without repayment, including the repayment of any and all principal amounts underneath these Promissory Notes (€1,175,000, €300,000, $141,000, $173,000 and $300,000 each) (the “Notes”) as well as to waive and cancel all past, present and future accrued interest amounts that may have been due under the Notes, and in exchange we issued a new Convertible Promissory Note in an amount of $1,516,000, accruing no interest, convertible in whole or in part at $0.40 per share, and due and payable through installment payments of $100,000 each, beginning as of October 31, 2009, and we issued 3,260,000 shares of restricted common stock in the Company, vesting quarterly over a period of three years beginning as of January 1, 2011 such that 100% of the shares are vested as of January 1, 2014.

Euro Convertible Promissory Notes
A portion of the Euro Convertible Promissory Notes, €1,475,000, that were issued, all to one individual, Mr. Michael Butler, have been cancelled and restructured into a U.S. Dollar Convertible Note, as set forth above. As of June 30, 2009, there remains €800,000 outstanding which was transferred to a line of credit. (See Note 14: Lines of Credit).

Promissory Notes with Warrants
During the year ended June 30, 2009, we issued $1,952,500 of Promissory Notes with warrants.  $202,500 of the Promissory Notes were issued to Flint Telecom, Ltd. This Note has a 15% interest rate and matures on September 30, 2011.  The warrants are exercisable into 1,202,500 common shares at $0.50 per share. The warrants expire on September 30, 2011. We also issued $300,000 of Promissory Notes with Warrants to an individual, Mr. Butler, on September 30, 2008. The Note had a 15% interest rate and matured on December 31, 2010, but was cancelled as part of a restructure done on May 13, 2009, as set forth above. The warrants are exercisable into 300,000 common shares at $0.50 per share. The warrants expire on September 30, 2011.

During the year ended June 30, 2009, we also issued a $250,000 Promissory Note due March 30, 2009 to an individual with 250,000 warrants exercisable at $0.50 per share.  We have agreed with the Note holder to extend the maturity date of this Note so that it expires on November 10, 2011.

On June 30, 2009, we entered into a number of Subscription Agreements with certain accredited investors (the “Subscribers”) for an investment of $600,000 (the “Debt Offering”), which was the first closing on a potential total offering of up to $2,000,000, in which we issued subordinated secured convertible promissory notes at a 15% discount and having an interest at a rate of 10% per annum, convertible at $0.275 per share into an aggregate of up to 2,181,818 shares of restricted common stock, with a maturity date 18 months after the Closing (the “Notes”) and warrants to purchase an aggregate of up to 2,181,818 shares of our restricted common stock at $0.35 per share, having a five year term and a cashless exercise provision (the “Warrants”).  The Warrants are not exercisable until our Articles of Incorporation are amended to increase the number of total authorized shares of common stock to

 200,000,000. The Subscribers have also been granted a subordinated security interest in all of our assets.  In addition, all of our officers and 5% or greater shareholders have agreed not to sell their shares for twelve months.     We incurred placement agent fees in an amount of $42,000 in cash and the issuance of warrants to purchase up to 152,727 shares of restricted common stock exercisable at $0.275 per share and having a five year term.  After the 15% discount, and payment of additional legal and other expenses in the amount of approximately $30,000, we received net proceeds of approximately $438,000. These funds will be used to increase our sales and marketing efforts and for other general working capital purposes.

Also on June 30, 2009, Mr. Butler agreed to amend a $500,000 note issued on May 13, 2009 so that $600,000 worth of that note is now under the same terms and conditions as the terms of the Debt Offering described above.

For the year ended June 30, 2009, the warrant component of the promissory notes was valued at $1,132,869. The value was recorded as a discount to the promissory note and $1,132,869 was expensed through June 30, 2009. The following are the assumptions used for the Black Scholes calculation:
Expected term (in years)	Fiscal Year Ended 2009 1 – 1 ½ Yrs.
Weighted average volatility	185.09% – 214.36%
Expected dividend yield	--
Risk-free rate	1.27% – 2.28%

16.           Commitments and Contingencies

A judgment was entered against us on October 26, 2009 in the amount of $72,852, plus accruing interest from that date at the rate of $20 per day and post judgment costs incurred in enforcing the judgment.  A stipulation for judgment was filed by Carmel Solutions, Inc. (Carmel) in the Superior Court of California, Orange County, in accordance with, and upon our default of, a settlement agreement we entered into with Carmel on May 5, 2009.

We are a defendant in a pending legal proceeding filed by AT&T on December 11, 2009 in the U.S District Court of the District of Connecticut.  This suit alleges one cause of action for breach of contract.  The Complaint claims that we owe money for services rendered, that we subsequently entered into a settlement agreement with AT&T to settle the amount owed to AT&T, and that we failed to make any payments due under such settlement agreement. AT&T seeks an automatic entry of judgment against us in the amount of $440,672 plus interest, attorney’s fees and costs.

We are also one of a number of defendants in a pending legal proceeding filed by First Citizens Bank & Trust, Inc. on June 17, 2010 in the Superior Court of Fulton County, Georgia.  This suit alleges five causes of action, three of which relate to the breach of Flint’s loan agreement entered into with the Georgian Bank in the principal amount of $199,000 plus interest, attorney’s fees and costs.  We did not respond within the time period allowed.

We are a party to other legal proceedings filed after June 30, 2010 (See Note 24 Subsequent Events: Legal Proceedings).

Because Thermocredit has a first priority secured interest against all of Flint’s assets, Flint expects that Thermocredit will stop the actual collection on any of these judgments, and management hopes to be able to negotiate further with these plaintiffs and come to a reasonable settlement.

We are also a party to other legal proceedings in the normal course of business.  Based on evaluation of these matters and discussions with counsel, we believe that liabilities arising from these matters will not have a material adverse effect on the consolidated results of our operations or financial position.

Due to the regulatory nature of the industry, the Company periodically receives and responds to various correspondence and inquiries from state and federal regulatory agencies. Management does not expect the outcome on these inquiries to have a material impact on our operations or financial condition.

Below is a list of our leased offices and space as of June 30, 2010:

Location	Lease Expiration	Annual Rent		Purpose	Approx. Sq. Ft

17918 Pioneer Blvd. #209 Artesia, CA 90701	September 1, 2010	$47,400	(1)	Phone House, Inc. office space	1,750
3507 East Frontage Rd., Ste 190 Tampa, Fl 33607	December 31, 2012	$20,055	(2)	Cable & Voice Corp. office space	1,750

(1)     This lease is subject to increase by a maximum of 3% on September 1, 2010.
(2)     This lease is subject to increase to $20,758 in year 2010, $21,484 in year 2011, and $22,232 in year 2012.

17.           Stockholder’s Equity

Common Stock:
Effective January 21, 2010, we filed an amendment to our articles of incorporation increasing our total authorized shares of common stock to 200,000,000, par value $0.01.  As of June 30, 2010, 129,824,422 shares were issued and outstanding. There are no special voting or economic rights or privileges.  Effective August 10, 2010 we filed an amendment to our articles of incorporation increasing our total authorized shares of common stock to 900,000,000, par value $0.01. (See Subsequent Events Note 24).

As of June 30, 2009, 83,794,784 shares were issued and outstanding, however, 12,500,082 of these shares have not yet vested and vesting is contingent upon continued employment with the Company; these shares will not be considered issued and outstanding until the shares vest, and therefore as of June 30, 2009, 71,294,702 shares were issued and outstanding.

Preferred Stock:
As of June 30, 2010 we have 5,000,000 total shares of preferred stock authorized.

Effective February of 2010 we designated 302,000 shares of Series E preferred stock, with no par value, convertible into a maximum potential total of 10,981,818 shares of common stock, using the following calculation: Convertible into that number of shares of Common Stock as is determined by the quotient of (i) $10.00 over (ii) the Conversion Price in effect at the time of conversion; The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $0.275 per Common Share; Market Price means the average closing price of our common stock over the twenty trading days preceding the conversion request date.  This Series E preferred stock has one vote per share of preferred stock and yields a 14% annual dividend payment, payable monthly, the first payment of which will be February 28, 2010.  A penalty rate of one half of one percent (0.5%) per month on the total amount outstanding will apply for dividend payments that are more than ten (10) business days late, and will continue to apply and accrue until default payments are caught up in full. As of June 30, 2010 we owed $238,792 in unpaid dividends and as of the date of filing of this annual report we owed a total of $394,148 in unpaid dividends on our Series E preferred stock.

Effective May 2010, we designated 60,000 shares of Series D preferred stock, par value $0.001, convertible into 6,000,000 shares of common stock, accruing no dividends and having one vote per share of preferred stock.  These shares of Series D preferred stock were 100% converted in August 2010. (See Subsequent Events Note 24).

Effective June 17, 2010, we designated 153,000 shares of Series F preferred stock, valued at $10.00 per share, and yielding a 14% annual dividend payment, based on the total value of the Shares, payable annually beginning on June 17, 2011; A penalty rate of 0.5% per month on the total amount outstanding will apply for dividend payments that are more than 10 days late, and will continue to apply until default payments are paid in full.  These shares of Series F preferred stock are convertible at any time after January 1, 2011 into a maximum potential total of 30,600,000 shares, using the following calculation: Convertible into that number of shares of Common Stock as is determined by the quotient of (i) $10.00 over (ii) the Conversion Price in effect at the time of conversion.  The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $0.05 per Common Share; Market Price means the average closing price of Flint’s common stock over the twenty trading days preceding the conversion request date. The Shares will be transferable at Mr. Davis’ discretion, after giving Flint a right of first refusal; and at no time shall Mr. Davis’ beneficial ownership exceed 4.99% of our total issued and outstanding shares.

Effective June 17, 2010 we also designated 153,779.66 shares of Series G preferred stock, par value $0.001 per share and convertible into 15,377,966 shares of common stock.  The Series G preferred carries no dividend and a one vote per preferred share voting right. At no time shall the Series G Holder’s beneficial ownership exceed 4.99% of our total issued and outstanding shares.

As of June 30, 2010, there are no shares of Series A, B or C preferred stock outstanding.

Warrants:
We have, as part of various debt and other agreements, issued warrants to purchase our common stock. The following summarizes the information relating to all warrants issued and outstanding as of June 30, 2010:

Date Issued	Number of Warrants	Per Share Warrant Exercise Price		Expiration Date
11/14/05	21,000	$6.00		11/14/10
12/08/05	2,250	$5.60		12/08/10
5/16/06	140,500	$6.00		5/16/11
10/1/08	250,000	$0.40		10/01/11
10/1/08	1,752,500	$0.50		9/18/11
11/10/08	250,000	$0.50		11/10/11
6/30/09	4,363,636	$0.35		6/30/14
6/30/09	152,727	$0.275		6/30/14
8/18/09	200,000	$0.50		12/31/12
10/15/09	250,000	$0.30		10/15/14
12/10/09	545,454	$0.01	(1)	12/10/14

All warrants are fully exercisable.

(1)
Because Flint has not been able to repay a number of its other promissory notes issued to various third parties on time and under their existing terms and conditions, an event of default has occurred and therefore the exercise price of the warrants issued to purchase up to 4,145,454 shares of Flint’s common stock has been reduced from $0.35 per share to $0.01 per share, and additional warrants to purchase up to 1,036,363 shares of Flint’s common stock were issued, also exercisable at $0.01 per share. Of which, 2,454,545 have been cashlessly exercised into 1,963,636 shares.

 2009 Restricted Stock Plan:
The 2009 Restricted Stock Plan (the “2009 Plan”) was adopted by us and our board of directors in October 2009 and on December 2, 2009 the 2009 Plan was approved by our stockholders.  The purpose of the 2009 Restricted Stock Plan is to provide the Company’s employees, directors, officers and consultants, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s common stock, to encourage the Company’s employees, directors, officers and consultants to accept or continue in service with the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals. A total of 35,000,000 shares of our common stock has been initially reserved for issuance under the 2009 Plan, subject to adjustment only in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company.   As of June 30, 2010, 29,510,000 shares are issued and outstanding, of which, 19,135,000 have vested.

The 2009 Restricted Stock Plan provides for the grant of restricted stock, subject to terms, conditions and restrictions as determined by the Board.  The Board shall have the power, from time to time, in its discretion, to select those employees, officers, directors or consultants to whom Awards shall be granted under the Plan, to determine the number of Shares to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award (which need not be identical) including any additional restrictions applicable to such Shares, including the time or times at which the Shares shall be sellable, and to interpret the Plan's provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.  All awards shall be granted within ten years from the date of adoption of the Plan by the Board.

Stock Option Plans:
As part of the reverse merger with Semotus that closed on October 1, 2008, we assumed Semotus’ 1996 and 2005 Stock Option Plans.

The 2005 Stock Option Plan (the “2005 Plan”) was adopted by Semotus in July 2005 and in September 2005 the 2005 Plan was approved by its shareholders.  In September 2007 the 2005 Plan was amended to provide for the granting of stock options to purchase up to 1,150,000 shares of our common stock, subject to adjustment only in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure.  The 2005 Plan expires in July 2015, ten years after its adoption.  Under the 2005 Plan, the Option Committee may grant incentive stock options to purchase shares of our common stock only to employees, and may grant non-qualified stock options to purchase shares of our common stock to our directors, officers, consultants and advisers. The Option Committee may grant options to purchase shares of our common stock at prices not less than fair market value, as defined under the 2005 Plan, at the date of grant for all stock options. The Option Committee also has the authority to set exercise dates (no longer than ten years from the date of grant), payment terms and other provisions for each grant. In addition, incentive options may be granted to persons owning more than 10% of the voting power of all classes of stock, at a price no lower than 110% of the fair market value at the date of grant, as determined by the Option Committee.  Incentive options granted under the Plan generally vest over three years at a rate of 33% after year one and then equally on a monthly basis over the next two years from the date of grant.  Non-qualified options granted under the Plan generally vest 100% immediately.  As of June 30, 2010, no options were outstanding under the 2005 Plan. See Note 19: Stock Based Compensation, for stock option activity.

The 1996 Stock Option Incentive Plan (the “Plan”) was originally adopted by Semotus in June 1996. The Plan provided for the granting of stock options to acquire common stock and/or the granting of stock appreciation rights to obtain, in cash or shares of common stock, the benefit of the appreciation of the value of shares of common stock after the grant date. The Plan expired in June of 2006, ten years after its adoption.  As of June 30, 2010, no options remain outstanding and exercisable under the 1996 Plan.

18.           Earnings (Loss) Per Share

We report Basic and Diluted Earnings per Share (EPS) as follows: Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Since we incurred a net loss for the year ended June 30, 2010, 362,698,080 potential shares were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive. Since we incurred a net loss for the year ended June 30, 2009, 18,523,530 potential shares were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive.

We reported a net loss of $28,865,778 for the year ended June 30, 2010.  We reported a net loss of $14,562,263 for the year ended June 30, 2009.

19.           Stock Based Compensation

Stock Options:
As part of the reverse merger with Semotus that closed on October 1, 2008, we assumed Semotus’ 1996 and 2005 Stock Option Plans, as described in Note 17.

We recognize the cost of all share-based awards on a straight line vesting basis over the vesting period of the award. Total stock option compensation expense recognized by us during the year ended June 30, 2010 was $46,247. Total stock option compensation expense recognized by us during the year ended June 30, 2009 was $55,701.

We have estimated the fair value of our option awards granted on or after October 1, 2008 using the Black-Scholes option valuation model that uses the assumptions noted in the following table.  Expected volatilities are based on the historical volatility of our stock. We use actual data to estimate option exercises, forfeitures and cancellations within the valuation model.  The expected term of options granted represents the period of time that options granted are expected to be outstanding.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Years Ended
Black-Scholes -Based Option Valuation Assumptions	June 30, 2009 and 2010 4.0 – 7.0 yrs 193.0% - 222.6% 198.13% -- 2.77%
Expected term (in years)
Expected volatility
Weighted average volatility
Expected dividend yield
Risk-free rate

The following table summarizes the stock option transactions for the years ended June 30, 2010 and 2009 based upon a closing stock price of $0.0038 per share as of June 30, 2010:

Stock Options	Shares (#)	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life	Weighted Average Grant Date Fair Value ($)	Aggregate Intrinsic Value ($)
Outstanding at October 1, 2008	1,130,169	0.78	--	0.44	--
Granted	435,000	0.43	--	0.07	--
Exercised	--	--	--	--	--
Forfeited	5,000	0.21	--	0.17	--
Expired	341,444	0.84	--	0.34	--
Outstanding at June 30, 2009	1,218,725	0.64	4.97	0.34	--
Exercisable at June 30, 2009	951,826	0.70	4.10	0.40	--
Granted	--	--	--	--	--

Exercised	--	--	--	--	--
Forfeited	261,566	0.64	--	0.34	--
Expired	957,159	0.69	--	0.40	--
Outstanding at June 30, 2010	--	--	--	--	--

The aggregate intrinsic value of outstanding options as of June 30, 2010 was $0, and is calculated as the difference between the exercise price of the underlying options and the market price of our common stock for the shares that had exercise prices that were lower than the $0.0038 per share market price of our common stock at June 30, 2010, of which there were none.

No options were exercised during the years ended June 30, 2010 or 2009.

Restricted Common Stock:
On October 1, 2008, as a hiring and retention incentive and in lieu of issuing stock options under the Company’s stock option plan, we issued 8,410,000 shares of restricted common stock, vesting over a period of four years, to executive officers and key employees. These shares of restricted common stock have a total value of $6,307,500; this value was calculated based upon the closing market price of our common stock on the date of grant, October 1, 2008, which was $0.75 per share. Out of these 8,410,000 shares, 2,160,000 shares had been cancelled during the year ended June 30, 2009 and 1,875,000 had been cancelled during the year ended June 30, 2010. We recorded approximately $585,938 and $703,125 in expense for the years ended June 30, 2010 and 2009, respectively, related to these shares of restricted common stock granted to these executive officers, consultants and employees.

On October 1, 2008 we also amended Mr. LaPine’s employment agreement and issued to him 3,508,000 shares of restricted common stock, having a total value of $2,631,000; this value was calculated based upon the closing market price of our common stock on the date of grant, October 1, 2008, which was $0.75 per share. However, these shares were returned to us as consideration for the sale of the Semotus Business that closed on January 29, 2009 (See Note 4, Acquisition and Subsequent Disposition of Semotus Solutions, Inc. for more details on the Semotus Business disposition).  We recorded $2,631,000 in expense for the year ended June 30, 2009, related to the 3,508,000 shares of restricted common stock issued to Mr. LaPine.

On January 29, 2009, as a hiring and retention incentive and in lieu of issuing stock options under the Company’s stock option plan, we issued 3,000,000 shares of restricted stock, vesting over a period of four years, to executive officers, and in March 2009 we issued a total of 4,250,000 shares of restricted common stock to other key employees.  These shares of restricted common stock have a total value of $2,202,500, calculated based on the closing market price of our common stock on the date of grant.  Out of the total of 7,250,000 shares, 4,250,000 shares had been cancelled during the year ended June 30, 2010.  We recorded approximately $978,750 and $418,958 in expense for the years ended June 30, 2010 and 2009, respectively, related to these shares of restricted common stock granted to these executive officers and key employees.

In February of 2010 we issued 4,000,000 additional shares of restricted common stock to Bill Burbank as part of his separation from employment and recorded approximately $320,000 in expense for the year ended June 30, 2010 related to the issuance of these shares. Also in February of 2010, as a hiring and retention incentive and under the Company’s 2009 Stock Plan, we issued 6,000,000 shares of restricted common stock to Bernard A. Fried.  These shares have a total value of $360,000, calculated based on the closing price of our common stock on the date of grant, and we recorded approximately $45,000 in expense for the year ended June 30, 2010 related to these shares granted.

During the year ended June 30, 2010 we issued a total of 35,790,215 shares of restricted common stock to consultants.  We recorded approximately $830,183 in expense for the year ended June 30, 2010 related to these shares of restricted common stock granted to consultants.

During the year ended June 30, 2009, we issued a total of 1,500,000 shares of restricted stock to employees as part of their separation from employment and 565,454 shares of restricted stock to consultants.  We recorded $421,667 and $133,500 in expense for the year ended June 30, 2009 related to these shares of restricted common stock granted to these separated employees and consultants, respectively.

20.    Management and Board of Directors Changes

Fiscal Year 2010

Effective July 31, 2009 Garrett Sullivan resigned as a member of our Board of Directors.

Effective February 4, 2010, Steve Keaveney resigned as our Chief Financial Officer and as a Director, and Tali Durant resigned as Chief Legal Officer and Corporate Secretary.  Also effective February 4, 2010, John Iacovelli resigned as our Chief Technology Officer and Jose Ferrer resigned as our Vice President of Business Development.  Vincent Browne, our CEO, was appointed to serve as CFO and Corporate Secretary.

Also effective February 4, 2010, Bill Burbank resigned as our President, Chief Operating Officer and as a Director.  In connection with Mr. Burbank’s resignation, the Company entered into a separation agreement with Mr. Burbank (See Note 9, Related Parties for more details on his separation agreement).

Effective February 17, 2010, Anthony LaPine resigned as our Chairman of the Board, and Robert Lanz resigned as a Director and as Chairman of the Audit Committee.  Vincent Browne, our CEO, was appointed to serve as Chairman of the Board.

Effective February 23, 2010, Bernard A. Fried was elected as President and Chief Operating Officer of the Company, and was appointed as a member of the Board of Directors. Flint entered into an employment agreement with Mr. Fried. (See Note 9, Related Parties for more details on his employment agreement).

Effective May 14, 2010, Michael Butler resigned as a member of our Board of Directors.

The vacancies created by the above resignations will not be filled, as the Company’s Board of Directors has determined that it is in the best interests of the Company to decrease the total number of directors on the Board of Directors from six to two.

Fiscal Year 2009

Effective as of October 1, 2008, we appointed Vincent Browne as our Chief Executive Officer. Anthony LaPine resigned from his former position as Chief Executive Officer but has remained our Chairman of the Board.  Mark Williams and Laurence Murray each resigned from the Board of Directors and the vacancies created by their resignations were filled by Flint’s designees, Vincent Browne and Michael Butler.  Neither Mr. Browne nor Mr. Butler qualify as “independent” directors, as that term is defined by the NASDAQ Stock Market and the SEC, and neither will be serving on any Board Committees.

In addition, and also effective October 1, 2008, Pamela LaPine resigned from her position as President, but remained an executive of the Company as President of Semotus, which became a business division and was eventually sold in January of 2009.  We also appointed Christopher Knight as Chief Technology Officer effective as of October 1, 2008.  Mr. Knight was let go effective November 1, 2008.

Effective January 29, 2009, we appointed Mr. Bill Burbank as our President, Chief Operating Officer and as a new member to our Board of Directors.  Additionally, on January 29, 2009, we appointed Stephen Keaveney and Garrett A. Sullivan as new members of our Board of Directors.  To effectuate these new board appointments, our board of directors took such actions as was necessary to increase the size of the our board of directors to seven directors, with the vacancies created by such board increase filled by Mr. Burbank, Mr. Keaveney and Mr. Sullivan. Neither Mr. Burbank nor Mr. Keaveney qualify as “independent” directors, as that term is defined by the NASDAQ Stock Market and the SEC, and they will not be serving on any Board Committees.  Also effective as of January 29, 2009, we appointed John Iacovelli as our Chief Technology Officer and Jose Ferrer as our Executive Vice President of Business Development.

Effective March 1, 2009, Charles K. Dargan, II resigned as our Chief Financial Officer, as part of a planned transition after the acquisition of Semotus Solutions, Inc, for which he was the Chief Financial Officer, to Flint.   Also on March 1, 2009, Steve Keaveney was appointed our Chief Financial Officer.  Please see Note10: Related Party Transactions: Employment Agreements for the terms of employment of Mr. Keaveney, Mr. Browne and Mr. Burbank.

21.           Exchange Gains and Losses

As of June 30, 2010 have issued and outstanding €100,000 in one non-convertible notes payable, which has subsequently been partially converted and partially assigned and converted (See Note 25 Subsequent Events: Note Conversions and Restructures), and one million dollars (USD$1,000,000) due may, at CHVC's option, have to be paid through a payment of GBP£721,000, regardless of whether the U.S. dollar strengthens or weakens in relation to the GBP pound sterling during the term of the Note and whether there is therefore a foreign currency translation gain or loss. The reporting currency of Flint is the U.S. Dollar so that transactions and balances are translated into dollars. We recorded a $158,469 gain and $119,756 loss on translation for the years ended June 30, 2010 and 2009, respectively.

22.           Income Taxes and Tax Valuation Allowance

Deferred tax benefits arising from net operating loss carryforwards were determined using the applicable statutory rates. The net operating loss carryforward balances vary from the applicable percentages of net loss due to expenses recognized under generally accepted accounting principles, but not deductible for tax purposes.

The following table represents the effective tax rate of the Company:
	June 30, 2010	June 30, 2009

Net loss	$28,865,778	$14,562,263

Tax benefit:
Federal current	-	-
Federal deferred	-	-
U.S. State	-	-
Foreign	-	-

Total tax benefit	$-	$-

Effective tax benefit rate	0.0%	0.0%
The difference between the tax benefit rate and the statutory benefit rate is as follows:

	June 30, 2010	June 30, 2009

Statutory benefit rate	34.0%	34.0%

Non taxable income	(34.0%)	(34.0%)

Effective tax benefit rate	0.0%	0.0%

At June 30, 2010, the Company had carry forward losses for income tax purposes of approximately $47,884,569 that may be offset against future taxable income.  Due to the uncertainty regarding the success of future operations, management has recorded a valuation allowance equal to 100% of the resultant deferred tax asset.

The carry forward losses expire in future years through 2030 as follows:
Expiration Year	Amount

2025	$51,134
2026	2,088,492
2027	3,973,099
2028	5,239,902
2029	7,660,164
2030	$28,865,778

23.          $10 Million Reserve Equity Financing Agreement

 On June 17, 2010, we entered into a Reserve Equity Financing Agreement (the “REF Agreement”) with AGS Capital Group, LLC (“AGS”), pursuant to which AGS committed to purchase, from time to time over a period of two years, shares of our common stock for cash consideration up to $10 million, subject to certain conditions and limitations.  In connection with the REF Agreement, we also entered into a registration rights agreement with AGS, dated June 17, 2010 (the “RRA Agreement”).  The Company is also required to pay AGS a total of $15,000 in cash, and issued to AGS 11,288,700 shares of restricted common stock and 153,779.66 shares of Series G Convertible Preferred Stock, valued at $0.60 per share.  Such convertible shares are convertible at any time into a total of 15,377,966 shares of common stock.

For a period of 24 months from the effectiveness of a registration statement filed pursuant to the RRA Agreement, we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the REF Agreement by selling shares of our common stock to AGS up to an aggregate of $10.0 million, subject to various limitations that may reduce the total amount available to us. The purchase price of these shares will be between 50% and 5% of the lowest “VWAP” of our common stock during the pricing period (the “Pricing Period,”) which is the five consecutive trading days after we give AGS a notice of an advance of funds (an “Advance”), under the REF Agreement.  The “VWAP” means, as of any date, the daily dollar volume weighted average price of the Common Stock as reported by Bloomberg, L.P. or comparable financial news service.

The amount of an Advance will automatically be reduced by a percentage for each day during the Pricing Period that the VWAP for that day does not meet or exceed 98% of the average closing price of our common stock for the ten trading days prior to the notice of Advance, which is referred to as the “Floor Price.”  In addition, the Advance will automatically be reduced if trading in our common stock is halted for any reason during the Pricing Period.  Our ability to require AGS to purchase our common stock is subject to various conditions and limitations. The maximum amount of each Advance is equal to the greater of $250,000 or 500% of the quotient obtained by dividing the average daily trading volume for the ten days immediately preceding the notice of Advance, as reported by Bloomberg or comparable financial news service, by the VWAP.  In addition, a minimum of five calendar days must elapse between each notice of Advance.

The REF Agreement contains representations and warranties by us and AGS which are typical for transactions of this type.  AGS agreed that during the term of the REF Agreement, AGS will not enter into or execute any short sale of any shares of our common stock as defined in Regulation SHO promulgated under the Exchange Act.  The REF Agreement also contains a variety of covenants by us which are typical for transactions of this type.  The REF Agreement obligates us to indemnify AGS for certain losses resulting from a misrepresentation or breach of any representation or warranty made by us or breach of any obligation of ours. AGS also indemnifies us for similar matters.

Registration Rights Agreement. The shares of Common Stock that may be issued to AGS under the REF Agreement will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, (the “Securities Act”).  Pursuant to the registration rights agreement, we will file a registration statement, covering the possible resale by AGS of the shares that we may issue to AGS under the REF. The registration statement may cover only a portion of the total shares of our common stock issuable pursuant to the REF with AGS.  We may file subsequent registration statements covering the resale of additional shares of common stock issuable pursuant to the REF Agreement.  As described above, the effectiveness of the registration statement is a condition precedent to our ability to sell common stock to AGS under the REF Agreement. We intend to file the registration statement as soon as practicable after the date hereof.

24.           Segment Information

Following the corporate restructuring during the financial year ended June 30, 2010, the Company’s management decided to structure the business into three separate operating segments. These segments are (1) the sale of third-party telecoms and networking equipment and software services (collectively referred to as equipment as “telecom software, services & equipment”), (2) the sale of Company produced and third-party prepaid calling products (collectively refered to as “prepaid telecom services”) (3) the delivery of wholesale and VoIP telecom services to other operators and direct to end users (collectively referred to as “telecom services”).  Selling, general and administrative expenses, primarily consisting of compensation of corporate employees, professional fees and overhead costs not directly related to a specific operating segment are reflected in the table below as “corporate activities”.

During the course of normal business our segments enter into transactions with one another. Examples of these intersegment transactions include, but are not limited to, the telecom services segment carrying calls generated by the prepaid telecom services segment. These intersegment activities are recorded by each segment at prices approximating market and treated as if they are third-party transactions. Consequently, these transactions impact segment performance. However, revenues and corresponding costs are eliminated in consolidation and do not impact consolidate results.

	Year Ended June 30, 2010	Year Ended June 30, 2009

Revenues:
Software & Equipment	$1,090,452	$612,186
Prepaid Services	28,121,574	29,821,440
Telecom Services	4,848,479	3,903,443
	$34,060,505	$34,337,069

Gross Profit:
Software & Equipment	$376,621	$210,026
Prepaid Services	709,702	(1,050,634)
Telecom Services	477,163	181,979
	$1,563,486	$(658,629)

Operating Income:
Software & Equipment	$55,906	$191,127
Prepaid Services	(207,273)	(92,319)
Telecom Services	(305,817)	(233,481)
Corporate activities	(6,249,377)	(10,650,563)
	$(6,706,561)	$(10,785,236)

Income (loss) before income taxes:
Software & Equipment	$55,906	$117,740
Prepaid Services	(207,060)	(76,666)
Telecom Services	(1,008,590)	(1,683,359)
Corporate activities	(27,706,034)	(12,919,978)
	$(28,865,778)	$(14,562,263)

Depreciation and amortization:
Software & Equipment	$566	$629
Prepaid Services	951	(29,766)
Telecom Services	1,314,407	(1,554,269)
Corporate activities	-	--
	$1,315,924	$1,583,406

Interest Expense:
Software & Equipment	$-	$-
Prepaid Services	-	-
Telecom Services	-	-
Corporate activities	3,457,600	2,011,640
	$3,457,600	$2,011,640

Capital Expenditiures:
Software & Equipment
Prepaid Services	$--	$--
Telecom Services	--	--
Corporate activities	8,532	353,703
	$8,532	$353,703

Total fixed assets:
Software & Equipment	$--	$6,418
Prepaid Services	--	6,922
Telecom Services	241,071	1,969,740
Corporate activities	--	--
	$241,071	$1,983,079

25.           Subsequent Events

We have evaluated subsequent events through October 12, 2010, which is the date the financial statements were available to be issued.

Special Meeting of Stockholders:  We held our Special Meeting of Stockholders on August 10, 2010, for the purpose of (1) approving an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 900,000,000, and (2) approving a reverse split in a ratio ranging from one-for-ten to one-for-twenty of all our issued and outstanding shares of our common stock. The following summarizes the voting results:

ITEM (1). Stockholders voted to approve an amendment to our Articles of Incorporation to increase the Company’s total authorized shares of common stock from 200,000,000 to 900,000,000.  The vote was as follows:

Votes For	% of Total Shares Outstanding & Voted For	Votes Against	Votes Abstained	Broker Non-Votes
84,558,327	60.80%	56,084	362,474	--

Effective August 10, 2010 we filed an amendment to our articles of incorporation increasing our total authorized shares of common stock to 900,000,000, par value $0.01.

ITEM (2). Stockholders voted to approve a reverse split in a ratio ranging from one-for-ten to one-for-twenty of all our issued and outstanding shares of our common stock.  The vote was as follows:

Votes For	% of Total Shares Outstanding & Voted For	Votes Against	Votes Abstained	Broker Non-Votes
84,420,537	60.70%	243,869	312,479	--

Although a stock split has been approved by the shareholders, it has not yet been made effective as of the date of the filing of this annual report.  The Board of Directors reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to abandon or to delay a reverse stock split, if at any time prior to the filing of the amendment it determines, in its sole discretion, that the reverse stock split would not be in the best interests of our stockholders.
Data Sales Lease Amendment:  On September 15, 2010 we executed a Second Amendment to our equipment lease agreement with Data Sales, such that monthly payments in the amount of $20,000 shall commence as of November 1, 2010 and continue until April 1, 2011, at which time the monthly payments shall increase to $57,991 until January 1, 2012.  Additionally, Data Sales has waived all late fees and accrued interest, and we gave Data Sales the option to purchase up to a maximum of $61,000 worth of our restricted common stock at a 20% discount to the Market Price. Market Price being the average closing price per share over the 20 trading days prior to notice of exercise, and having a minimum per share price of $0.0031 (50% of the Market Price as of September 15, 2010).

Legal Proceeding:  Bill Burbank, our previous President and COO, filed a lawsuit against us in the 15th Judicial Circuit in Palm Beach County, Florida on September 22, 2010. This suit alleges one cause of action for breach of agreement.  The Complaint claims that we entered into a settlement agreement with Bill Burbank to settle the amount owed to him, and that we failed to make the first payment due under such settlement agreement. Mr. Burbank seeks a judgment for damages in the amount of $190,000 plus interest, attorney’s fees and costs. Because Thermocredit has a first priority secured interest against all of our assets, we expect that Thermocredit will stop the actual collection on this judgment, and management hopes to be able to negotiate further with Mr. Burbank and come to a reasonable settlement.

New Note Issuances:
In August of 2010 a $35,000 note was issued accruing interest at 18% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion, and containing a most favored nations clause relating to this variable conversion price.  As of the date of the filing of this annual report, the lowest conversion price is $0.00065 per share, resulting in a potential total issuance of 53,846,153 shares of common stock. However, in accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

In September of 2010 a $40,000 note was issued accruing a rate of 10% per annum and convertible into shares of common stock at 33% of the Market Price at the date of conversion or $0.007 per share, whichever is higher.  Assuming a $0.007 per share conversion price, a total of 5,714,286 shares of common stock are potentially issuable.
On September 13, 2010 we issued another new $25,000 convertible note, accruing interest at 6% per annum and having a maturity date of September 13, 2011, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion.

On September 22, 2010 a $50,000 convertible promissory note was issued accruing interest at a rate of 18% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion, and containing a most favored nations clause relating to this variable conversion price. As of the date of the filing of this annual report, the lowest conversion price is $0.00125 per share, resulting in a potential total issuance of 40,000,000 shares of common stock. However, in accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

Note Conversions and Restructures:
Subsequent to the special meeting of the shareholders held on August 10, 2010, which authorized an increase in our total authorized common shares to 900 million shares, the Company issued a total of 99,135,000 shares of common stock to ten investors as a result of conversions of all of the principal and accrued interest in a previously issued and outstanding $50,000 convertible promissory note, converting a total of $54,981 of existing debt into shares of the Company’s common stock.  Additionally, all of the issued and outstanding shares of Series D convertible preferred stock, of which there were 60,000, were converted into 6,000,000 shares of restricted common stock.

Between July and September 2010 $15,800 from a $50,000 convertible note issued on December 18, 2009 was converted into 15,133,141 shares of common stock, leaving $18,200 outstanding.  Additionally, in September 2010, $9,000 from a $25,750 convertible note issued in April of 2009 and assigned in May of 2010 was converted into 11,820,979 shares of common stock, leaving $7,000 outstanding.  In October 2010, $20,000 from a $250,000 note issued in November and sold in June 2010 was converted into 12,953,368 shares of common stock.

In August 2010, a 100,000EURO note originally issued in May of 2009 was partially converted ($6,600 into 12,000,000 shares), and partially sold ($8,250) and subsequently converted into 15,000,000 shares of common stock. In September, $50,000 of this 100,000EURO note was assigned to a third party and 15,000,000 shares were issued into an escrow account for the subsequent conversion of this note.  The $50,000 note was amended to include the following terms: accruing interest at 6% per annum and having a maturity date of September 13, 2011, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion.

Also in August of 2010, $27,500 from the remaining $98,500 convertible note originally assigned in April of 2009 was assigned to a third party. The $27,500 note accrues no interest and is convertible into shares of common stock at $0.00075 per share.  In September 2010 $10,000 worth of a $100,000 note issued in August of 2009 was made convertible at $0.005 per share and was converted into 2,000,000 shares of common stock.

We believe our offering and sale of the securities in the above transactions, made to accredited investors and certain persons outside of the United States, was exempt from registration under Section 4(2) of the Securities Act and Regulation D and Regulation S, promulgated thereunder.

New Restricted Stock Issuances:
In August of 2010, we issued 10,000,000 shares to Vincent Browne, our CEO, and 5,000,000 shares to Bernard A. Fried, our President and COO. In October of 2010 we issued 10,000,000 shares to another key employee. We also issued 6,250,000 to a consultant for services rendered.

Debt Defaults:
As of the date of the filing of this annual report, the first principal payment due to Thermocredit (Thermo), which was due on or before August 31, 2010 pursuant to an Amendment executed with Thermo in June 2010, has not been made and we are therefore in default and the total balance has therefore been classified as a current liability.  Upon default, the entire unpaid balance of principal, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Thermo at such time, which as of October 20, 2010 was $2,046,286, shall, at the option of Thermo, become immediately due and payable without further notice. In addition, Thermo shall be entitled to foreclose upon its security interests granted under the Agreement and to cause the Collateral to be immediately seized wherever found and sold with or without appraisal. Collateral consists of any and all of our subsidiaries’ property or assets, real or personal, tangible or intangible, now existing or hereafter acquired, and all supporting obligations, products and proceeds of all of the foregoing.

As of the date of the filing of this annual report, we have not made any payments to China Voice Holding Corp. (CHVC) pursuant to a settlement agreement we executed in June 2010, and we are therefore in default. A default interest rate of 18% shall be applied to any outstanding payments owed as of the date of default. An additional cash payment of $500,000 will also be immediately due and payable.  Effective June 30, 2010 the settlement agreement was amended to delete CHVC’s option to be repaid through the issuance of shares of Flint’s common stock.   CHVC will also be entitled to apply to the court and obtain judgment against Flint for the outstanding payments outstanding and not made as of the Default Event.

Although we have not yet received any written default notices, because we failed to file this annual report by no later than the extended due date of October 13, 2010, we are in default on all of our convertible promissory notes issued during this fiscal year, totaling approximately $573,000 of principal owed.  Generally, upon default these notes become immediately due and payable and we are required to pay between 120% - 150% of the then outstanding balance owed plus accrued and unpaid interest, plus default interest at an annual rate of between 18% - 25%.  If we fail to pay the default amount within five (5) business days of written notice that such amount is due and payable, then the note holder shall have the right at any time, so long as we remain in default (and so long and to the extent that there are sufficient authorized shares), to require us, upon written notice, to immediately issue, in lieu of the default amount, the number of shares of our common stock equal to the default amount divided by the conversion price then in effect.

Merger Agreement:
We entered into a definitive Agreement and Plan of Merger on October 5, 2010 with two of our wholly-owned subsidiaries, and Ingedigit International, Inc., a Florida Corporation (“III”), Gotham Ingedigit Financial Processing Corp (“P2P”), each a Florida corporation and together the “Targets”, and all of the shareholders of III and P2P (the “Merger Agreement”), relating to the acquisition of all of the stock of III and P2P by Flint’s two subsidiaries through a merger in exchange for a potential maximum total of 600,000 shares of our Series H Convertible Preferred Stock (the “Merger Stock”).  300,000 shares of the Merger Stock shall be issued on the Closing Date.  The remaining 300,000 shares of the Merger Stock may be issued, in two tranches of 150,000 each,  during the 12 and 24 months following the Closing Date if either or both of the Targets meet or exceed the revenue and/or other operating targets as mutually agreed upon by Flint and the Targets as of the Closing Date.

The Series H Convertible Preferred Stock has a $10.00 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the Closing Date into common stock at a 25% discount to the Market Price.  Market Price is defined as the average closing price per share over the twenty trading days prior to the date of conversion. Provided, however, that the conversion price shall never be lower than ten percent of the Market Price on the Closing Date. Based on the current Market Price of $0.00697 per share and assuming that the Market Price does not improve, the maximum number of common shares potentially convertible from the 300,000 shares of Series H Convertible Preferred Stock to be issued at the Closing is 478,240,070 common shares, with an additional potential 478,240,070 shares potentially to be issued at the end of the 12 and 24 months following the Closing Date, should an additional 300,000 shares of preferred stock be issued pursuant to the Merger Agreement.

The Merger Agreement is subject to certain closing conditions, including, among other things, no material adverse changes to the Targets’ businesses and the cancellation of all related party debt (the “Closing”).  We will incur no placement agent fees or expenses as part of this transaction.

House Park & Dobratz, P.C.
605 W. 47th Street, Suite 301
Kansas City, Missouri 64112

Independent Auditors’ Report

Board of Directors
Gotham Ingedigit Financial Processing Corporation
d/b/a Power2Process
Pembroke Pines, Florida

We have audited the accompanying balance sheets of Gotham Ingedigit Financial Processing Corporation d/b/a Power2Process (a development stage company) (the Company) as of December 31, 2009 and 2008 and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gotham Ingedigit Financial Processing Corporation d/b/a Power2Process as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

House Park & Dobratz, P.C.
February 18, 2011

ITEM 1: FINANCIAL STATEMENTS

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

BALANCE SHEETS – DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS
Cash	$1,383	$1,317
Prepaid expenses	--	1,897
Property and equipment (Note 2)	528,408	775,749

Total assets	$529,791	$778,963

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$338,455	$204,000
Due to stockholders, net (Notes 5 & 6)	1,594,455	831,885
Advance payable (Note 4)	50,000	--
Total current liabilities	1,982,910	1,035,885

Commitments (Note 3)

Stockholders' equity (deficiency)
Common stock: $1 par value; 1,000 authorized, issued and outstanding	1,000	1,000
Additional paid-in capital	1,446,238	1,446,238
Deficit	(2,900,357)	(1,704,160)
	(1,453,119)	(256,922)
	$529,791	$778,963

See notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING COPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Revenues (Note 5)	$185,985	$111,324

Operating expenses (Note 5):
Data processing services	153,370	116,954
Depreciation and amortization	247,341	247,341
Employee benefits	15,890	41,522
Equipment rental and maintenance	106,381	141,599
Insurance	1,734	6,496
Miscellaneous expense	9,347	17,184
Occupancy	79,735	82,368
Payroll taxes	35,625	37,546
Product development		63,798
Professional fees	52,634	56,184
Salaries and contract labor	461,990	465,934
Software maintenance and support	231,748	53,621
Telephone and internet	18,416	23,288
Travel and entertainment	6,280	24,828
	1,420,491	1,378,663

Net loss from operations	(1,234,506)	(1,267,339)

Other income (Note 5)	38,309	27,207

Net loss	$(1,196,197)	$(1,240,132)

See notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2009 AND 2008

	Common Stock	Additional paid in capital	Deficit	Total
Balances, December 31, 2007	$1,000	$1,069,464	$(464,028)	$606,436
Capital contributions	--	376,774	--	376,774
Net loss	--	--	(1,240,132)	(1,240,132)
Balances, December 31 2008	1,000	1,446,238	(1,704,160)	(256,922)
Net loss	--	--	(1,196,197)	(1,196,197)
Balances, December 31, 2009	$1,000	$1,446,238	$(2,900,357)	$(1,453,119)

See notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Cash Flows from Operating Activities:

Net loss	$(1,196,197)	$(1,240,132)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	247,341	247,341
Changes in assets and liabilities:
Prepaid expense	1,897	(1,897)
Accounts payable	134,455	101,127
Net cash used in operating activities	(812,504)	(893,561)

Cash Flows from Investing Activities:
Software development costs capitalized	--	(168,628)
	--	(168,628)
Cash Flows From Financing Activities:
Advances from shareholders, net	762,570	684,346
Proceeds from advance payable	50,000	--
Additional paid-in capital	--	376,774
Net cash provided by financing activities	812,570	1,061,120

Increase (decrease) in cash	66	(1,069)
Cash, beginning of year	1,317	2,386
Cash, end of year	$1,383	$1,317

See notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2009 AND 2008

1.         Organization and summary of significant accounting policies:

Nature of operations:

Gotham Ingedigit Financial Processing Corporation d/b/a Power2Process (the Company or P2P) was incorporated June 29, 2006 (“date of inception”) under the laws of the State of Florida. The Company’s offices and information processing equipment are located in Florida. The Company is an advanced financial transaction processing and technology company, working with banking clients and other program sponsors globally. Using P2P solutions, clients can deliver “own brand” financial transaction processing services, such as pre-paid products, virtual accounts, money remittances and other stored value services. Both MasterCard and fully PCI certified, as well as being SAS-70 compliant, the Company is in the unique position of having complete control of all its services from applications developing and processing to marketing and support for a full array of back office processing including ATM and POS network integration and management.

At December 31, 2009, the Company’s business operations had not been fully developed and its revenues had not reached a sufficient level to sustain ongoing operating costs. The Company remains highly dependent upon funding from non-operational sources. As a result, the Company continued to be classified as a development stage company through 2009.

Cash and cash equivalents:

The Company maintains its cash accounts with banks offering FDIC insurance for depositors. Cash balances seldom exceed depositor insurance limits.

Accounts receivable:

Accounts receivable are recorded at the amount the Company expects to collect on balances outstanding at year-end. Management closely monitors outstanding balances and charges to expense any balances deemed uncollectible.

Property and equipment:

Property and equipment are stated at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the related assets, generally five years.

Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. Upon retirement or sale the cost of disposed assets and the related accumulated depreciation are eliminated from the accounts. Realized gains and losses on dispositions of property and equipment are reflected in income at the time of disposition.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDING DECEMBER 31, 2009 AND 2008

1.         Organization and summary of significant accounting policies (continued):

Organization, start-up and software development costs:

Organization and start-up costs are expensed as incurred. Costs for the internal development of computer software related to the Company’s proprietary stored value card systems and financial services systems are expensed as development stage costs until technological feasibility has been established. Thereafter, all additional software development costs are capitalized and amortized on a straight-line basis over their estimated useful lives, which are estimated to be five years.

For income tax purposes, all organization, start-up and product development costs are capitalized and amortized on a straight-line basis over ten years.

Income taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are also provided for certain tax loss carryforwards. A valuation allowance is established to reduce deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As long as the Company is categorized as a development stage company, the net amount of any potential deferred tax assets will be offset by such valuation allowance.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) (Note 6). Since the ownership of the Company changed by more than 50%, this has the effect of diluting the tax benefit of net operating loss carryovers.

The Company believes it does not have any uncertain tax positions taken in its income tax returns.

In 2009 and 2008 the primary difference between financial statement and income tax reporting resulted from amortization expense, primarily related to the treatment of start-up costs which are expensed for financial statement purposes but capitalized and amortized over 10 years for income tax purposes.

Estimates and assumptions:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDING DECEMBER 31, 2009 AND 2008

1.         Organization and summary of significant accounting policies (continued):

Subsequent events:

Subsequent events have been evaluated through February 18, 2011, which is the date the financial statements were available to be issued.

2.         Property and equipment:
	2009	2008
Computer equipment	$430,551	$430,551
Computer software, purchased	647,940	647,940
Computer software, developed internally	158,214	158,214
	1,236,705	1,236,705
Less accumulated depreciation	708,297	460,956
	$528,408	$775,749

3. Leases:

The Company leases office space from one of its stockholders. Monthly payments under the lease going forward are approximately $6,200 and the lease expires in June, 2011. The Company is also leasing office equipment under leases which expire in 2010 and 2012. Monthly payments under these leases approximate $500. Future minimum payments under non-cancelable leases as of December 31, 2009 are as follows:

Years Ended December 31,	Amount
2010	$80,002
2011	40,009
2012	1,410
$121,421

4.         Advance payable:

In December, 2009 the Company received a $50,000 advance from an unrelated company (DSG). Under a letter of intent (LOI) to purchase a portion of the Company’s stock from one of the shareholders, DSG advanced an additional $199,980 to the Company in January, 2010. DSG did not ultimately acquire any of the stock of the Company. According to the LOI, the advances are to be repaid by means of payment of 50% of the Company’s net revenues, as defined, with any remaining unpaid amounts due and payable by January 31, 2012. No payments on these advances have been made as of January 28, 2011 as the Company has not realized any net revenues as defined.

5.         Related party transactions:

The Company has various agreements with related parties for software development and maintenance services as well as cost sharing and reimbursement arrangements. Following is a tabular of transactions with related parties for 2009 and 2008 and the amounts due for the years then ended:

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDING DECEMBER 31, 2009 AND 2008

5.         Related party transactions (continued):

	2009	2008
Included in revenues:
Fees for services	$30,000	$60,000
Included in other income:
Cost sharing reimbursement	$34,430	$24,441

Amount due to stockholders for
Payroll, rent and office expenses	$371,163	$145,696
Software development and support	561,726	365,780
Stockholder advances	856,537	450,950
	1,789,426	962,426

Amount due from stockholders for:
Fees for services	135,000	105,000
Cost sharing reimbursements	59,971	25,541
	194,971	130,541
	$1,594,455	$831,885

As discussed in Note 6, all amounts payable to shareholders as of December 31, 2009 were converted to paid-in capital subsequent to year-end.

6.         Subsequent events:

In June, 2010, all accounts payable and notes payable to stockholders were converted to additional paid-in capital by unanimous consent of the Company stockholders.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) through a merger with a wholly-owned subsidiary of Flint.

The merger agreement provided for the issuance by Flint of 150,000 shares of Series H Convertible Preferred Stock (Series H Stock) in exchange for Company stock. An additional 150,000 shares may be issued during the 24 months following the acquisition if the Company meets or exceeds certain revenue and/or other operating targets, as defined. The Series H Stock has a $10 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the closing date of the merger into common stock at a 25% discount to the market price, as defined.

The merger agreement also provided for the cancellation of all related party debt.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION, INC.
BALANCE SHEETS
(unaudited)

	September 30,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$--	$--
Prepaid expenses and other current assets	--	1,897
Current assets	--	1,897

Fixed assets:
Equipment	1,236,705	1,236,705
Capitalized leases – equipment	-	-
Total fixed assets	1,236,705	1,236,705
Less: accumulated depreciation	(1,174,437)	(646,462)
Net fixed assets	62,268	590,243

Total assets	$62,268	$592,140

LIABILITIES & STOCKHOLDERS' (DEFICIT)
Current liabilities:
Cash overdraft	$4,028	$4,850
Accounts payable	219,395	283,055
Notes payable	249,980	831,885
Deferred revenue	-	--
Total current liabilities	473,403	1,119,790

Total liabilities	$473,403	$1,119,790

Stockholders' (deficit)
Common stock: $1 par value; 1,000 authorized, issued and outstanding at September 30, 2010	1,000	1,000
Additional paid-in capital	3,783,715	1,446,238
Accumulated deficit	(4,195,850)	(1,974,888)
Total stockholders' (deficit)	(411,135)	(527,650)
Total liabilities and stockholders’ (deficit)	$62,268	$592,140

See accompanying notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended September 30,
	2010	2009

Revenues	$--	$139,489

Cost of revenues	--	--

Gross profit	--	139,489

Operating expenses:
General and administrative:
Consultants	--	--
Salaries and payroll related expense	375,854	398,369
Depreciation and amortization expense	466,140	185,506
Other	456,364	(144,926)
Total general and administrative	1,298,358	438,949

Operating gain/(loss)	(1,298,358)	(299,460)

Other income (expense)	2,865	28,732
Net loss	$(1,295,493)	$(270,729)

 See accompanying notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(unaudited)

	Common Stock	Additional paid in capital	Deficit	Total
Balances, December 31, 2007	$1,000	$1,069,464	$(464,028)	$606,436
Capital contributions	--	376,774	--	376,774
Net loss	--	--	(1,240,132)	(1,240,132)
Balances, December 31 2008	1,000	1,446,238	(1,704,160)	(256,922)
Net loss	--	--	(1,196,197)	(1,196,197)
Balances, December 31, 2009	1,000	1,446,238	(2,900,357)	(1,453,119)
Capital contributions	--	743,002	--	743,002
Capitalization of related party payables	--	1,594,455	--	1,594,455
Net Loss	--	--	(1,295,493)	(1,295,493)
Balances, September 30,2010	$1,000	$3,783,715	$(4,195,850)	$(411,135)

See accompanying notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION, INC.
STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash Flows from Operating Activities:

Net loss	$(1,295,493)	$(270,729)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	466,140	185,506

Changes in assets and liabilities, net of acquisition and disposals:
Accounts receivable	--	--
Accounts payable	(119,060)	79,055
Net cash used in operating activities	(948,413)	(6,167)

Cash Flows from Investing Activities:
Software development costs capitalized	--	--
Net cash provided by (used in) investing activities	--	--

Cash Flows From Financing Activities:
Advances from shareholders, net	--	--
Proceeds from advance payable	199,980	--
Additional paid-in capital	743,022	--
Net cash provided (used) by financing activities	943,002	--

Net increase (decrease) in cash and cash equivalents	(5,411)	(6,167)
Cash and cash equivalents, beginning of the period	1,383	1,317
Cash and cash equivalents, end of the period	$(4,028)	$(4,850)

Supplemental disclosures of cash flow information

Non monetary transaction, conversion of notes payable to equity	$1,594,455	$--

See accompanying notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS FOR NINE MONTHS ENDING SEPTEMBER 30, 2010

1.         Organization and summary of significant accounting policies:

Nature of operations:

Gotham Ingedigit Financial Processing Corporation d/b/a Power2Process (the Company or P2P) was incorporated June 29, 2006 (“date of inception”) under the laws of the State of Florida. The Company’s offices and information processing equipment are located in Florida. The Company is an advanced financial transaction processing and technology company, working with banking clients and other program sponsors globally. Using P2P solutions, clients can deliver “own brand” financial transaction processing services, such as pre-paid products, virtual accounts, money remittances and other stored value services. Both MasterCard and fully PCI certified, as well as being SAS-70 compliant, the Company is in the unique position of having complete control of all its services from applications developing and processing to marketing and support for a full array of back office processing including ATM and POS network integration and management

At September 30, 2010, the Company’s business operations had not been fully developed and its revenues had not reached a sufficient level to sustain ongoing operating costs. The Company remains highly dependent upon funding from non-operational sources. As a result, the Company continued to be classified as a development stage company through 2010.

Cash and cash equivalents:

The Company maintains its cash accounts with banks offering FDIC insurance for depositors. Cash balances seldom exceed depositor insurance limits.

Accounts receivable:

Accounts receivable are recorded at the amount the Company expects to collect on balances outstanding at year-end. Management closely monitors outstanding balances and charges to expense any balances deemed uncollectible.

Property and equipment:

Property and equipment are stated at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the related assets, generally five years.

Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. Upon retirement or sale the cost of disposed assets and the related accumulated depreciation are eliminated from the accounts. Realized gains and losses on dispositions of property and equipment are reflected in income at the time of disposition.

Organization, start-up and software development costs:

Organization and start-up costs are expensed as incurred. Costs for the internal development of computer software related to the Company’s proprietary stored value card systems and financial services systems are expensed as development stage costs until technological feasibility has been established. Thereafter, all additional software development costs are capitalized and amortized on a straight-line basis over their estimated useful lives, which are estimated to be five years.

For income tax purposes, all organization, start-up and product development costs are capitalized and amortized on a straight-line basis over ten years.

Income taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are also provided for certain tax loss carry forwards. A valuation allowance is established to reduce deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As long as the Company is categorized as a development stage company, the net amount of any potential deferred tax assets will be offset by such valuation allowance.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) (Note 6). Since the ownership of the Company changed by more than 50%, this has the effect of diluting the tax benefit of net operating loss carryovers.

The Company believes it does not have any uncertain tax positions taken in its income tax returns.

In 2009 and 2008 the primary difference between financial statement and income tax reporting resulted from amortization expense, primarily related to the treatment of start-up costs which are expensed for financial statement purposes but capitalized and amortized over 10 years for income tax purposes.

Estimates and assumptions:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent events:

Subsequent events have been evaluated through statements were available to be issued.

2.         Property and equipment:
	September 30, 2010 (unaudited)	December 31, 2009
Computer equipment	430,551	430,551
Computer software, purchased	647,970	647,970
Computer software, developed internally	158,214	158,214
	1,236,705	1326,705
Less accumulated depreciation	(1,174,437)	(708,297)
	62,268	528,408

3. Leases:

The Company leases office space from a third party following the acquisition by Flint Telecon Group Inc. Monthly payments under the lease going forward are approximately $6,200 and the lease expires in June, 2011. The Company is also leasing office equipment under leases that expire in 2010 and 2012. Monthly payments under these leases approximate $500. Future minimum payments under non-cancelable leases as of December 31, 2009 are as follows:

Year Ended December 31,	Amount
2010	$80,002
2011	40,009
2012	1,410
$121,421

4.         Advance payable:

In December 2009 the Company received a $50,000 advance from an unrelated company (DSG). Under a letter of intent (LOI) to purchase a portion of the Company’s stock from one of the shareholders, DSG advanced an additional $199,980 to the Company in January, 2010. DSG did not ultimately acquire any of the stock of the Company. According to the LOI, the advances are to be repaid by means of payment of 50% of the Company’s net revenues, as defined, with any remaining unpaid amounts due and payable by January 31, 2012. No payments on these advances have been made as of March 14, 2011 as the Company has not realized any net revenues as defined.

5.         Related party transactions:

The Company has various agreements with related parties for software development and maintenance services as well as cost sharing and reimbursement arrangements. Following is a tabular of transactions with related parties for the nine months ended September 30, 2009 and year ended December 31, 2009 and the amounts due for the periods then ended:

Related party transactions	September 30, 2010	December 31, 2009
Included in revenues:
Fees for services	$--	$30,000
Included in other income:
Cost sharing reimbursement	$--	$34,430

Amount due to stockholders for
Payroll, rent and office expenses	$--	$371,163
Software development and support	--	561,726
Stockholder advances	--	856,537
	--	1,789,426

Amount due from stockholders for:
Fees for services	--	135,000
Cost sharing reimbursements		59,971
	--	194,971

	$--	$1,594,455

As discussed in Note 6, all amounts payable to shareholders as of December 31, converted to paid-in capital subsequent to year-ended December 31, 2009.

6.         Subsequent events:

In June, 2010, all accounts payable and notes payable to stockholders were converted to additional paid-in capital by unanimous consent of the Company stockholders.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) through a merger with a wholly-owned subsidiary of Flint.

The merger agreement provided for the issuance by Flint of 150,000 shares of Series H Convertible Preferred Stock (Series H Stock) in exchange for Company stock. An additional 150,000 shares may be issued during the 24 months following the acquisition if the Company meets or exceeds certain revenue and/or other operating targets, as defined. The Series H Stock has a $10 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the closing date of the merger into common stock at a 25% discount to the market price, as defined.

The merger agreement also provided for the cancellation of all related party debt.

House Park & Dobratz, P.C.
605 W. 47th Street, Suite 301
Kansas City, Missouri 64112

Independent Auditors’ Report

Board of Directors
Ingedigit International, Inc.
Pembroke Pines, Florida

We have audited the accompanying balance sheets of Ingedigit International, Inc. (a development stage company) (the Company) as of December 31, 2009 and 2008 and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ingedigit International, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

House Park & Dobratz, P.C.
February 18, 2011

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

BALANCE SHEETS – DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS
Current assets:
Cash	$364	$2,520
Accounts receivable	--	289,273
Refundable income taxes	12,060	12,060
	12,424	303,853

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$641,987	$413,941
Due to related parties (Note 4)	530,822	186,866
Payable to officer (Note 4)	228,849	111,000
Advance payable (Note 3)	100,000	--
Total current liabilities	1,501,658	711,807

Note payable (Note 2)	1,110,783	1,028,938

Stockholders' equity (deficiency)
Common stock, $.0001 par value, 120,000 shares authorized, 120,000 shares issued and outstanding	12	12
Deficit	(2,600,029)	(1,436,904)
	(2,600,017)	(1,436,892)
	$12,424	$303,853

See notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Sales, net	$736,911	$6,200,088
Cost of sales	1,225,829	6,251,969
Gross profit (loss)	(488,918)	(51,881)

Operating expenses:
Administrative	4,619	27,869
Payroll and related	79,644	220,361
Professional and consulting fees	109,994	203,256
Provision for uncollectible accounts	362,790	354,223
Rent and telephone	1,325	16,495
Travel and entertainment	32,210	164,976
	590,582	987,180
Net loss from operations	(1,079,500)	(1,039,061)

Other income (expense)
Interest income	--	2,688
Interest expense (Note 2)	(83,625)	(49,563)
Loan closing costs	--	(71,382)
Other income	--	33,226
	(83,625)	(85,031)
Net loss	$(1,163,125)	$(1,124,092)

See notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

YEARS ENDED DECEMBER 31, 2009 AND 2008

	Common Stock	Deficit	Total

Balances, December 31, 2007	$12	$(312,812)	$(312,800)
Net loss	--	(1,124,092)	(1,124,092)
Balances, December 31 2008	12	(1,436,904)	(1,436,892)
Net loss	--	(1,163,125)	(1,163,125)
Balances, December 31, 2009	$12	$(2,600,029)	$(2,600,017)

See notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Cash Flows from Operating Activities:
Net loss	$(1,163,125)	$(1,124,092)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Interest expense added to notes payable	81,845	45,000

Changes in assets and liabilities:
Accounts receivable	289,273	1,033,358
Refundable income taxes	--	(6,064)
Accounts payable	228,046	227,762
Net cash provided (used) by operating activities	(563,961)	175,964

Cash Flows From Financing Activities:
Increase/(decrease) in payable to related parties	343,956	(1,268,382)
Proceeds from advance payable	100,000	--
Advances from officer	117,849	111,000
Proceeds from note payable	--	983,938
Net cash provided (used) by financing activities	561,805	(173,444)

Increase (decrease) in cash	(2,156)	2,520
Cash, beginning of year	2,520	--
Cash, end of year	$364	$2,520

Supplemental disclosures of cash flow information

Income taxes paid during the year	$--	$6,064

Non-monetary transaction, accrued interest added to note payable	$81,845	$45,000

See notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2009 AND 2008

1.         Organization and summary of significant accounting policies:

Nature of operations:
Ingedigit International, Inc. (the Company or III) was incorporated in 2001. The Company is an independent sales organization (“ISO”) for domestic and foreign banks. Along with its affiliates and partners, the Company provides prepaid stored value card programs to banks, financial institutions and qualified third parties.

At December 31 2009, the Company’s business operations had not been fully developed and its revenues had not reached a sufficient level to sustain ongoing operating costs. The Company remains highly dependent upon funding from non-operational sources. As a result, the Company continued to be classified as a development stage company through 2009.

Cash and cash equivalents:

The Company maintains its cash accounts with banks offering FDIC insurance for depositors. Cash balances seldom exceed depositor insurance limits.

Accounts receivable:

Accounts receivable are recorded at the amount the Company expects to collect on balances outstanding at year-end. Management closely monitors outstanding balances and charges to expense any balances deemed uncollectible.

Income taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are also provided for certain tax loss carry forwards. A valuation allowance is established to reduce deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As long as the Company is categorized as a development stage company, the net amount of any potential deferred tax assets will be offset by such valuation allowance.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) (Note 6). Since the ownership of the Company changed by more than 50%, this has the effect of diluting the tax benefit of net operating loss carryovers.

The Company believes it does not have any uncertain tax positions taken in its income tax returns.

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDING DECEMBER 31, 2009 AND 2008

1.         Organization and summary of significant accounting policies (continued):

Estimates and assumptions:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates.

Subsequent events:

Subsequent events have been evaluated through February 18, 2011, which is the date the financial statements were available to be issued.

2.         Note payable:

The Company has a bank note payable with a balance of $1,110,783 at December 31, 2009, guaranteed by stockholders and officers of the Company. The note provides for monthly payments of interest only at 6% through June 15, 2011, and monthly payments of $65,000 plus interest at 6% through December 15, 2012. Following is a schedule of minimum payments under the agreement:

Year ended December 31,	Amount

2011	$394,914
2012	715,869
$1,110,783

Interest totaling $126,845 was added to this note ($81,845 in 2009; $45,000 in 2008) and is included in the note payable balance.

3.         Advance payable:

In 2009, the Company received advances totaling $100,000 from an unrelated company The advances are to be repaid by payment of 30% of the Company’s net revenues, as defined, with any remaining unpaid amounts due and payable January 31, 2012. No repayments on these advances have been made as of February 15, 2011, since the Company has not realized any defined net revenues.

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDING DECEMBER 31, 2009 AND 2008

4.         Related party transactions:

The Company has a 49% ownership interest in Gotham Ingedigit Financial Processing Corporation d/b/a Power2Process (P2P). P2P is also a development stage company and, based on its operating losses and equity deficiency as of December 31, 2009 and 2008, the Company’s investment in P2P is valued at $0.

The Company has a contract with P2P for P2P to provide processing services to the Company’s stored value card customers. Additionally, under a separate agreement with P2P, the Company provides various software and systems development services. The Company had accounts receivable from P2P of $717,013 and $354,223 as of December 31, 2009 and 2008, respectively. During 2010, P2P converted the amounts payable to stockholders into paid-in-capital, including the amounts due to the Company. P2P was purchased by Flint Telecom Group, Inc. in 2010, at the same time as Flint acquired the Company (Note 5). Based on these subsequent events and the operating losses of P2P, the Company had provided an allowance for uncollectible receivables for the entire amount receivable from P2P as of December 31, 2009 and 2008.

The Company has various agreements with companies owned by some of the stockholders which provide for software development and maintenance services as well as cost sharing and reimbursement arrangements. Net amounts payable to companies owned by stockholders were $530,822 and $186,866 as of December 31, 2009 and 2008, respectively.

As discussed in Note 5, all amounts payable to stockholders and stockholder-owned companies as of December 31, 2009 were converted to paid-in capital subsequent to year-end.

The Company owed one of the officers $228,849 and $111,000 as of December 31, 2009 and 2008, respectively, for travel and other expenses.

5.         Subsequent events:

In June, 2010, all accounts payable and notes payable to stockholders were converted to additional paid-in capital by unanimous consent of the Company stockholders.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) through a merger with a wholly-owned subsidiary of Flint.

The merger agreement provided for the issuance by Flint of 150,000 shares of Series H Convertible Preferred Stock (Series H Stock) in exchange for Company stock. An additional 150,000 shares may be issued during the 24 months following the acquisition if the Company meets or exceeds certain revenue and/or other operating targets, as defined. The Series H Stock has a $10 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the closing date of the merger into common stock at a 25% discount to the market price, as defined.

The merger agreement also provided for the cancellation of all related party debt.

INGEDIGIT INTERNATIONAL, INC.
BALANCE SHEETS
(unaudited)

	September 30,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$364	$356
Prepaid expenses and other current assets	--	12,060
Current assets	364	12,416

Other assets	10,297	--

Total assets	$10,661	$12,416

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$652,284	$932,204
Other payables	859,671	297,866
Accrued payables	432,187	--
Lines of credit	195,000	--
Total current liabilities	2,139,142	1,230,070

Lines of Credit	980,381	1,091,657

Total liabilities	3,119,523	2,321,727

Stockholders' equity (deficit)
Common stock: $1 par value; 1,000 authorized, issued and outstanding at September 30, 2010 and 2009	12	12
Additional paid in capital	1,768,269	--
Accumulated deficit	(3,096,814)	(2,309,323)
Total stockholders' (deficit)	(1,328,533)	(2,309,311)
Total liabilities and stockholders’ (deficit)	$10,661	$12,416

See accompanying notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Revenues	$--	$552,684

Cost of revenues	--	505,386

Gross profit	--	47,297

Operating expenses:
Sales and marketing	--	15,000
General and administrative:
Consultants	--	750
Salaries and payroll related expense	432,187	50,499
Bad debt expense	--	686,153
Other	--	104,596
Total general and administrative	432,187	841,997

Operating gain/(loss)	(432,187)	(809,700)

Other income (expense)	-	-
Interest expense	(64,598)	(62,719)
Net gain/(loss)	$(496,785)	$(872,419)

 See accompanying notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(unaudited)

	Common Stock	Additional paid in capital	Deficit	Total
Balances, December 31, 2007	$12	$--	$(312,812)	$(312,800)
Net loss	--	--	(1,124,092)	(1,124,092)
Balances, December 31 2008	12	--	(1,436,904)	(1,436,892)
Net loss		--	(1,163,125)	(1,163,125)
Balances, December 31, 2009	12	--	(2,600,029)	(2,600,017)
Capital contributions	--	1,008,598	--	1,008,598
Capitization of shareholder advances	--	759,671	--	759,671
Net loss	--	--	(496,785)	(496,785)
Balances, September 30, 2010	$12	$1,768,269	$(3,096,814)	$(1,328,533)

See accompanying notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(496,785)	$(872,419)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	--	--

Changes in assets and liabilities, net of acquisition and disposals:
Prepaid expense	12,060	--
Accounts receivable		289,273
Accounts payable	(578,174)	518,263
Accrued payables	--	--
Net cash used in operating activities	(998,301)	(64,883)

Cash Flows from Investing Activities:
Investment in subsidiary	(10,297)	--
Net cash provided by (used in) investing activities	(10,297)	--

Cash Flows From Financing Activities:
Capitalized interest on notes payable	--	--
Additional paid-in capital	1,008,598	--
Net cash provided (used) by financing activities	1,008,598	--

Net increase (decrease) in cash and cash equivalents	--	(2,164)
Cash and cash equivalents, beginning of the period	364	2,520
Cash and cash equivalents, end of the period	$364	$356

Supplemental disclosures of cash flow information

Non monetary transaction, accrued interest added to note payable	$64,598	$62,719
Non monetary transaction, conversion of notes payable to equity	$759,671	$--

See accompanying notes to financial statements.

INGEDIGIT INTERNATIONAL, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS FOR NINE MONTHS ENDED SEPTEMBER 30, 2010

1.         Organization and summary of significant accounting policies:

Nature of operations:
Ingedigit International, Inc. (the Company or III) was incorporated in 2001. The Company is an independent sales organization (“ISO”) for domestic and foreign banks. Along with its affiliates and partners, the Company provides prepaid stored value card programs to banks, financial institutions and qualified third parties.

At September 30, 2010, the Company’s business operations had not been fully developed and its revenues had not reached a sufficient level to sustain ongoing operating costs. The Company remains highly dependent upon funding from non-operational sources. As a result, the Company continued to be classified as a development stage company through 2009.

Cash and cash equivalents:

The Company maintains its cash accounts with banks offering FDIC insurance for depositors. Cash balances seldom exceed depositor insurance limits.

Accounts receivable:

Accounts receivable are recorded at the amount the Company expects to collect on balances outstanding at year-end. Management closely monitors outstanding balances and charges to expense any balances deemed uncollectible.

Income taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are also provided for certain tax loss carry forwards. A valuation allowance is established to reduce deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As long as the Company is categorized as a development stage company, the net amount of any potential deferred tax assets will be offset by such valuation allowance.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) (Note 6). Since the ownership of the Company changed by more than 50%, this has the effect of diluting the tax benefit of net operating loss carryovers. The Company believes it does not have any uncertain tax positions taken in its income tax returns.

Estimates and assumptions:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates.

Subsequent events:

Subsequent events have been evaluated through March 16, 2011, which is the date the financial statements were available to be issued.

2.         Note payable:

The Company has a bank note payable with a balance of $1,175,381 at September 30, 2010, guaranteed by stockholders and officers of the Company. The note provides for monthly payments of interest only at 6% through June 15, 2011, and monthly payments of $65,000 plus interest at 6% through December 15, 2012. Following is a schedule of minimum payments under the agreement:

Year Ended December 31,	Amount

2011	$390,000
2012	$785,381
$1,175,381

Interest totaling $175,381 was added to this note ($64,598 for nine months to September 2010, $81,845 in 2009; $45,000 in 2008) and is included in the note payable balance.

3.         Advance payable:

In 2009, the Company received advances totaling $100,000 from an unrelated company The advances are to be repaid by payment of 30% of the Company’s net revenues, as defined, with any remaining unpaid amounts due and payable January 31, 2012. No repayments on these advances have been made as of March 14, 2011, since the Company has not realized any defined net revenues.

4.         Related party transactions:

The Company has a 49% ownership interest in Gotham Ingedigit Financial Processing Corporation d/b/a Power2Process (P2P). P2P is also a development stage company and, based on its operating losses and equity deficiency as of December 31, 2009 and 2008, the Company’s investment in P2P is valued at $0.

The Company has a contract with P2P for P2P to provide processing services to the Company’s stored value card customers. Additionally, under a separate agreement with P2P, the Company provides various software and systems development services. The Company had accounts receivable from P2P of $0 (zero) as of September 30, 2010 and $717,013 as of December 31, 2009 respectively. During 2010, P2P converted the amounts payable to stockholders into paid-in-capital, including the amounts due to the Company. P2P was purchased by Flint Telecom Group, Inc. in 2010, at the same time as Flint acquired the Company (Note 5). Based on these subsequent events and the operating losses of P2P, the Company had provided an allowance for uncollectible receivables for the entire amount receivable from P2P as of December 31, 2009 and 2008.

The Company has various agreements with companies owned by some of the stockholders that provide for software development and maintenance services as well as cost sharing and reimbursement arrangements. There were no amounts payable to companies owned by stockholders as of September 30, 2010 and $530,822 as of December 31, 2009 respectively.

As discussed in Note 5, all amounts payable to stockholders and stockholder-owned companies as of December 31, 2009 were converted to paid-in capital subsequent to year-end.

5.         Subsequent events:

In June, 2010, all accounts payable and notes payable to stockholders were converted to additional paid-in capital by unanimous consent of the Company stockholders.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) through a merger with a wholly-owned subsidiary of Flint.

The merger agreement provided for the issuance by Flint of 150,000 shares of Series H Convertible Preferred Stock (Series H Stock) in exchange for Company stock. An additional 150,000 shares may be issued during the 24 months following the acquisition if the Company meets or exceeds certain revenue and/or other operating targets, as defined. The Series H Stock has a $10 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the closing date of the merger into common stock at a 25% discount to the market price, as defined.

The merger agreement also provided for the cancellation of all related party debt

FLINT TELECOM GROUP, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
JUNE 30, 2010 AND SEPTEMBER 30, 2010

The following unaudited pro forma condensed balance sheet as of September 30, 2010 was prepared as if the merger was effective as of such date. The unaudited pro forma condensed statement of operations for the three months ended September 30, 2010 for Flint and for the three months ended September 30, 2010 for the Acquired Companies and for the twelve months ended June 30, 2010 for Flint and for the fiscal year ended June 30, 2010 for the Acquired Companies were prepared as if the merger was effective as of July 1, 2009.

The unaudited pro forma condensed financial statements, as described above,  should be read in conjunction with the audited historical financial statements and notes thereto included herein for the year ended June 30, 2010, and the unaudited historical financial statements for the three months ended September 30, 2010, included herein for Flint Telecom Group, Inc., and the audited historical financial statements of the Acquired Companies for the year ended December 31, 2009, and the unaudited balance sheet as of September 30, 2010 and the unaudited historical financial statements for the nine months ended September 30, 2010, also included herein.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined enterprise after the merger of Flint with the Acquired Companies, or of the financial position or results of operations of the combined enterprise that would have actually occurred had the merger been effected as of the dates described above. As a result of the transaction, Flint owns 100% equity interest in the Acquired Companies.

FLINT TELECOM GROUP, INC.
Condensed Pro Forma Balance Sheet as of September 30, 2010
(Unaudited)

	Flint	Acquired Companies	Pro Forma Adjustments	Notes	Pro Forma Balance Sheet
ASSETS
Current assets
Cash and cash equivalents	$9,355	$364	$--		$9,719
Accounts receivable	1,543,170	--	--		1,543,170
Inventories	366,572	--	--		366,572
Prepaid & other current assets	3,200	--	--		3,200
Due from related parties	--	--	--
Total current assets	1,922,297	364	--		1,922,661
			--
Property & equipment – net	232,143	62,268	4,420,429	A	4,714,840
			(884,086)	C
Intangible assets - net			3,319,239	A	3,319,239
			(663,848)	C
Deferred offering costs	8,333	--	--		8,333
Other intangibles, net
Other assets	--	10,297	--		10,297

TOTAL ASSETS	$2,162,773	$72,929	$6,191,734		$8,427,436

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable-trade	$3,927,178	$283,208	$--		$4,210,386
Cash overdraft	33,859	4,028	--		37,887
Other accrued liabilities	669,912	--	--		669,912
Accrued interest payable	1,402,496	--	--		1,402,496
Lease obligations - current	781,309	--	--		781,309
Lines of credit	2,035,312	195,000	--		2,230,312
Notes payable	1,931,206	349,980	--		2,281,186
Notes payable – related parties, net of discount	2,124,721	--	--		2,124,721
Convertible notes payable, net of discount	1,687,564	--	--		1,687,564
Convertible notes payable-related parties, net of discount	98,000	--	--		98,000
Due to Flint Telecom Ltd.	146,335	--	--		146,335
Total current liabilities	14,837,892	832,216	--		15,670,108

Lines of credit		980,381	--		980,381
Total liabilities	14,837,892	1,812,597	--		16,650,489

Redeemable equity securities	4,627,476	--	--		4,627,476

Shareholders’ equity (deficit)
Preferred Stock: $0.001 par value; 5,000,000 authorized, 307,000 issued and outstanding at September 30, 2010	307	--	300	A	607
Common Stock: $0.01 par value; 900,000,000 authorized, 316,900,384 issued and outstanding at September 30, 2010	3,169,003	1,012	(1,012)	A	3,169,003
Common stock issuable	23,750	--			23,750
Additional paid in capital	31,495,663	5,551,984	5,999,700	A	38,495,363
			(5,551,984)	A
			1,000,000	B
Accumulated deficit	(51,991,318)	(7,292,664)	7,292,664	A	(54,539,252)
			(1,000,000)	B
			(1,547,934)	C
Total shareholders' equity (deficit)	(17,302,586)	(1,739,668)	7,739,668		(11,302,295)
Total liabilities and stockholders' equity (deficit)	$2,162,773	$72,929	$6,191,734		$8,427,436

FLINT TELECOM GROUP, INC.
Condensed Pro Forma Statement of Operations for the Year Ended June 30, 2010
(Unaudited)

	Flint	Acquired Companies	Pro Forma Adjustments	Notes	Pro Forma Statement of Operations
Revenue	$34,060,505	$7,199	$--		$34,067,704
Costs and expenses
Costs of goods sold	32,497,019	-	--		32,497,019
Selling, general & administrative expenses	8,270,047	1,809,799	1,547,934	C	11,627,780

Operating loss	(6,706,561)	(1,802,600)	(1,547,934)		(10,057,095)

Other income and expenses	(22,159,217)	(43,065)	--		(22,202,282)

Net income/(loss)	$(28,865,778)	$(1,845,666)	$(1,547,934)		$(32,259,378)

FLINT TELECOM GROUP, INC.
Condensed Pro Forma Statement of Operations for the three months ended September 30, 2010
(Unaudited)

	Flint	Acquired Companies	Pro Forma Adjustments	Notes	Pro Forma Statement of Operations
Revenue	$4,436,760	$--	$--		$4,436,760
Costs and expenses
Costs of goods sold	4,187,893	--	--		4,187,893
Selling, general & administrative expenses	687,816	543,065	383,984	C	1,614,865

Operating loss	(438,949)	(543,065)	(383,984)		(1,365,998)

Other income and expenses	(1,650,634)	(21,533)	--		(1,672,167)

Net income/(loss)	$(2,089,583)	$(564,598)	$(383,984)		$(3,038,165)

FLINT TELECOM GROUP, INC.

NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
JUNE 30, 2010 AND SEPTEMBER 30, 2010

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information.  The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.  These pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable.  Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of Flint and the operations of the Acquired Companies.  Further, actual results may be different from these unaudited pro forma combined financial statements.

The acquisition closed on October 25, 2010.  Under the terms of the agreement, Flint acquired 100% of the membership interest of the Acquisition Companies through a merger of each of those companies into two wholly-owned subsidiaries of Flint, in exchange for a maximum potential total of 600,000 shares of Flint’s Series H Convertible Preferred Stock (the “Merger Stock”) pursuant to an Agreement and Plan of Merger dated October 5, 2010 (the “Merger Agreement”).  300,000 shares of the Merger Stock were issued on the Closing Date.  The remaining 300,000 shares of the Merger Stock may be issued, in two tranches of 150,000 each,  during the 12 and 24 months following the Closing Date if either or both of the Targets meet or exceed the revenue and/or other operating targets as mutually agreed upon by Flint and the Targets as of the Closing Date.

The Series H Convertible Preferred Stock has a $10.00 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the Closing Date into common stock at a 25% discount to the Market Price.  Market Price is defined as the average closing price per share over the twenty trading days prior to the date of conversion. Provided, however, that the conversion price shall never be lower than ten percent of the Market Price on the Closing Date. Based on the current Market Price of $0.004 per share and assuming that the Market Price does not improve over the next 12 months, the maximum number of common shares potentially convertible from the 300,000 shares of Series H Convertible Preferred Stock issued at the Closing is 750,000,000 common shares, with an additional 750,000,000 shares potentially to be issued upon conversion at the end of the 24 and 36 months following the Closing Date, should an additional 300,000 shares of preferred stock be issued pursuant to the Merger Agreement. However, the P2P and III shareholders as a group cannot hold more than 4.99% of Flint’s total issued and outstanding common stock at any one time.

Therefore, the Merger Stock was valued at $6,000,000 in the aggregate, based on the liquidation value, ½ of which, or $3,000,000 worth, was issued on the Closing Date. The purchase price was determined based on an arm’s length negotiation and no finder’s fees or commissions were paid in connection with this acquisition.

The unaudited pro forma condensed balance sheet combines the Flint’s and the balance sheets of Acquisition Companies as of September 30, 2010, and gives pro forma effect to the above transaction as if it had occurred on September 30, 2010. The pro forma statement of operations combines the Flint’s and the operations of Acquisition Companies for the nine months ended September 30, 2010. The pro forma statement of operations for the twelve months ended June 30, 2010 assumes that the acquisition took place on July 1, 2009. The unaudited pro forma combined condensed financial statements are based upon the historical financial statements of the Flint and the Acquisition Companies after considering the effect of the adjustments described in the footnotes that follow.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Flint’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amount reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the Company and the operations of Acquisition  Companies. Further, actual results may be different from these unaudited pro forma combined financial statements.

FLINT TELECOM GROUP, INC.

NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
JUNE 30, 2008 AND DECEMBER 31, 2008

The purchase price and the preliminary adjustments to historical book value of the Acquired Companies as a result of the acquisition are as follows:

Purchase Price:

Purchase price	$6,000,000

Net assets acquired (September 30, 2010):
Total assets	7,812,597
Minus: liabilities	(1,812,597)
Net assets	6,000,000
Net assets acquired (September 30, 2010):	6,000,000

Excess of purchase price over net assets acquired	$--

The pro forma adjustments are comprised of the following elements:

A      Reflects the payment of the purchase consideration totaling $6,000,000. Purchase allocation to net assets acquired is a preliminary estimate made by management.  The estimate assumes that historical values of net assets acquired were approximately at their fair market value. The management believes that Acquisition Companies fixed assets were stated at their fair market value. There are no deferred taxed or deal costs.

    B        Beneficial conversion feature and accretion.

        C        Depreciation and amortization.